As filed with the Securities and Exchange Commission on May 9, 2005
Registration No. 333-122750

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective
Amendment No. 1 to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HAIGHTS CROSS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

10 New King Street, Suite 102
White Plains, New York 10604
(914) 289-9400
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Delaware	2741	13-4087398
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
HAIGHTS CROSS OPERATING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	2741	13-4087416
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
SUNDANCE/ NEWBRIDGE EDUCATIONAL PUBLISHING, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	2741	13-4011159
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
TRIUMPH LEARNING, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	2741	13-4087400
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
OAKSTONE PUBLISHING, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	2741	22-3495564
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
RECORDED BOOKS, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	2741	13-4077163
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

CHELSEA HOUSE PUBLISHERS, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	2741	13-4087561
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
W F HOWES LIMITED
(Exact Name of Registrant as Specified in its Charter)

United Kingdom	2741	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
THE CORIOLIS GROUP, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	2741	13-4039719
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
OPTIONS PUBLISHING, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	2741	20-1854872
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Peter J. Quandt, Chairman, Chief Executive Officer and President
Haights Cross Communications, Inc.
10 New King Street, Suite 102
White Plains, New York 10604
(914) 289-9400
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

With copies to:
David F. Dietz, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109-2881
(617) 570-1000
      Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this registration statement.
      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.     ☐
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.     ☐
      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not exchange the outstanding securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED  2005
PROSPECTUS
HAIGHTS CROSS OPERATING COMPANY
Offer to Exchange up to $30,000,000 Aggregate Principal Amount of
11 3/4% Senior Notes due 2011
for
All of the $30,000,000 Aggregate Principal Amount of our outstanding
11 3/4% Senior Notes due 2011

        We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, $30,000,000 principal amount of Haights Cross Operating Company’s 11 3/4% Senior Notes due 2011 that we issued on December 10, 2004 for $30,000,000 aggregate principal amount of Haights Cross Operating Company’s registered 11 3/4% Senior Notes due 2011. In this prospectus, we refer to the outstanding original notes that were issued on December 10, 2004 as the “old notes” and the registered notes as the “exchange notes.” The old notes, the exchange notes and the notes previously issued under the indenture governing the old notes and the exchange notes are collectively referred to in this prospectus as the “notes.”
      The old notes are additional notes issued under an indenture executed on August 20, 2003. On that date, Haights Cross Operating Company issued and sold $140.0 million of 11 3/4% Senior Notes due 2011, which notes were exchanged for registered notes pursuant to an exchange offer that was consummated on February 27, 2004. The old notes are pari passu with, of the same series as and vote on any matter submitted to bondholders with, the previously issued exchange notes. After the exchange of the old notes for publicly registered exchange notes, these exchange notes will be identical to, and will trade as a single class with, the previously issued exchange notes.
The Exchange Notes

•	Maturity Date: August 15, 2011.

•	Interest Rate: 11 3/4% per year, payable semi-annually on February 15 and August 15 of each year, beginning February 15, 2005.

•	Resale: The exchange notes will be freely tradable.
The Exchange Offer

•	Expiration: 12:00 a.m., New York City time on , 2005, unless we extend the expiration date.

•	Conditions: The exchange offer is not conditioned upon any aggregate principal amount of old notes being tendered.

•	Tendered Securities: All old notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of exchange notes that are registered under the Securities Act of 1933, as amended. If you fail to tender your outstanding old notes, you will continue to hold unregistered old notes, and your ability to transfer them could be adversely affected.

•	Withdrawal: Tenders of outstanding old notes may be withdrawn at any time prior to the expiration of the exchange offer.

•	Tax Consequences: If you tender outstanding old notes in the exchange offer, the exchange will not be a taxable event.

•	Proceeds: We will not receive any proceeds from the exchange offer.

•	Trading: The exchange notes will not be listed on any securities exchange.
      Each broker-dealer that receives exchange notes pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. If the broker-dealer acquired the old notes as a result of market making or other trading activities, such broker-dealer may use this prospectus for the exchange offer, as supplemented or amended, in connection with the resale of the exchange notes.
      See the section entitled “Risk Factors” that begins on page 11 for a discussion of the risks that you should consider prior to tendering your outstanding old notes for exchange.
       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2005

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
      This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future sales or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information and, in particular, appear under the headings “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” among other places in this prospectus. When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved.
      There are a number of risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements contained in this prospectus. These risks and uncertainties are set forth in this prospectus, including under the heading “Risk Factors.” As stated elsewhere in this prospectus, such risks, uncertainties and other important factors include, among others:

•	market acceptance of new education and library products, particularly reading, literature, language arts, mathematics, science and social studies programs;

•	the seasonal and cyclical nature of education and library sales;

•	changes in funding in school systems throughout the nation, which may result in cancellation of planned purchases of education and library products and shifts in timing of purchases;

•	changes in the competitive environment, including those which could adversely affect our cost of sales;

•	changes in the relative profitability of products sold;

•	regulatory changes that could affect the purchase of education and library products;

•	changes in the strength of the retail market for audiobooks and market acceptance of newly-published titles;

•	delays and unanticipated expenses in developing new programs and other products or in developing new technology products, and market acceptance and use of online instruction and assessment materials;

•	the potential effect of a continued weak economy on sales of education and library products;

•	the risk that our well-known authors will depart and write for our competitors;

•	the effect of changes in accounting, regulatory and/or tax policies and practices, including the additional professional and internal costs necessary for compliance with recent and proposed future changes in SEC rules (including the Sarbanes-Oxley Act of 2002), listing standards and accounting rules; and

•	the other factors set forth under the heading “Risk Factors.”

ii

PROSPECTUS SUMMARY
      This summary highlights information about our business and this exchange offer. It does not contain all of the information that you may consider important in making your investment decision. Therefore, you should read the entire prospectus carefully, including the more detailed information in our consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in “Risk Factors.” Unless the context indicates otherwise, references to “on a pro forma basis” or “pro forma” mean after giving effect to the offering of the old notes and the related financing transactions described under “— Recent Developments,” and the use of proceeds therefrom, and after giving effect to the other transactions described under “— Recent Developments,” as if each had occurred at the beginning of the applicable period. Unless otherwise indicated, references to “we,” “our,” “ours,” “us” and “our company” refer, collectively, to Haights Cross Communications, Inc. and its consolidated subsidiaries, including Haights Cross Operating Company, references to “Haights Cross Communications” refer to Haights Cross Communications, Inc., and references to “Haights Cross” refer to Haights Cross Operating Company.
Our Company
Overview
      We are a leading developer and publisher of products for the education and library publishing markets. Within these broad markets, our businesses have established leading positions in several high growth segments, including supplemental education and state-specific test preparation for grades kindergarten through 12, or K-12, unabridged audiobooks, library books for young adults and continuing medical education products. We offer approximately 16,600 proprietary titles, which contributed 85.3% of our 2004 revenue. In addition, we market over 14,600 non-proprietary titles. Our products include books for children and young adults, teachers’ materials, study guides and audio recordings. In 2004, we sold our products through multiple channels to more than 150,000 customers, including educators and school systems, public and school libraries and medical professionals.
      All of our businesses have long operating histories and have established recognized brands and long-standing customer relationships in the markets they serve. We continually invest in the development of new titles, which provides us with new releases each year and contributes to the growth of our profitable backlist. Our backlist consists of all proprietary titles that generate revenue in any year following the year of their initial release. During 2004, 89.1% of our non-subscription proprietary revenue was generated by our backlist. We believe that the strength of our backlist reflects our limited reliance on new titles for current period revenue, the longevity of our titles and the success of our product development efforts. Our strong backlist sales, together with our subscription-based businesses, provide us with significant recurring revenue streams that lessen the variability of the performance of our businesses.
      We seek to grow sales and improve cash flows at each of our businesses by developing and marketing new products, implementing professional sales and marketing programs and improving operating efficiencies. For the year ended December 31, 2004, we generated revenue of $182.2 million and EBITDA (as defined in this section under the heading “— Summary Historical Consolidated Financial Information”) of $44.3 million. For the year ended December 31, 2004, we experienced a net loss of $22.6 million.
      We have organized our businesses into two operating groups: the Education Publishing Group and the Library Publishing Group.
      Education Publishing Group. Our Education Publishing Group publishes supplemental reading materials for the kindergarten through 9th grade market, state-specific test preparation materials for K-12 high stakes competency tests and continuing medical education products for doctors. This group also markets non-proprietary, supplemental reading products and literature for the K-12 market. For the year ended December 31, 2004, our Education Publishing Group had revenue of $102.0 million, accounting for 56.0% of our total revenue for this period.

      Our Education Publishing Group is comprised of the following segments:

•	Sundance/ Newbridge Educational Publishing — Sundance publishes educational materials for shared reading, guided reading, independent reading, phonics and comprehension skills for students in kindergarten through 9th grade, and markets non-proprietary, supplemental literature products for students in grades K-12. Newbridge publishes non-fiction, guided reading materials and teachers’ guides in the content areas of standards-based science, social studies and math for students in pre-kindergarten through 5th grade. Our Sundance and Newbridge brands are primarily published in series, encouraging repeat purchases and improving the longevity of our backlist, and are marketed to educators, schools and school systems located throughout the United States. The Sundance/ New-bridge segment includes the business of Options Publishing, which was established in 1992 and acquired by us in December 2004 and which publishes K-8 reading, math and literature supplemental education materials and intervention programs. This business is operated separately from Sundance/ Newbridge.

•	Triumph Learning — Triumph Learning publishes state-specific and nationally normed test preparation books and software for students in grades K-12. Under its Coach brand, Triumph Learning publishes over 650 state-specific and nationally normed test preparation titles and over 40 software titles focused on building reading, math, social studies, science and other basic skills. Overall, Triumph Learning publishes over 775 test preparation and 75 skills development titles, which it sells directly to educators, schools and school systems in 24 states. The Triumph Learning segment includes the business of Buckle Down Publishing, which we acquired in April 2004 and which publishes over 550 test preparation titles for high stakes state tests.

•	Oakstone Publishing — Oakstone Publishing publishes continuing medical education materials for doctors. Oakstone offers monthly, subscription-based programs comprised of summaries and critical reviews of medical journal articles, covering 34 medical, dental and allied health specialties. Oakstone produces over 350 titles in audio, print, electronic and Web formats that enable its customers, which consist predominantly of doctors, to maintain current knowledge and/or obtain continuing medical education credits for licensing and hospital affiliation purposes.

      Library Publishing Group. Our Library Publishing Group publishes audiobooks for adults and children as well as literary, biographical and topical books published in series for public and school libraries. This group also markets non-proprietary audiobooks to public and school libraries. For the year ended December 31, 2004, our Library Publishing Group had revenue of $80.2 million, accounting for 44.0% of our total revenue for this period.
      Our Library Publishing Group is comprised of the following segments:

•	Recorded Books — Recorded Books publishes and markets unabridged, spoken word audiobooks across multiple genres, including mysteries, histories, classics, inspirational, westerns, romance, sports and other topics, in the United States and the United Kingdom. Recorded Books supplements its proprietary title list by distributing non- proprietary titles, including certain titles in abridged form. Recorded Books sells its products to school and public libraries and retail book stores and directly to consumers.

•	Chelsea House Publishers — Chelsea House creates and publishes hard-cover, non-fiction books for children and young adults, which books are sold to public and school libraries located throughout the United States. Chelsea House’s titles are typically published in series of eight to 100 titles, providing a mechanism for recurring sales as new editions are released.
Recent Developments
      On December 3, 2004, through a newly formed subsidiary, Options Publishing, LLC, we acquired the business of Options Publishing, Inc., a leading publisher of kindergarten through 8th grade reading, math and literature supplemental education materials and intervention programs. The net cost of $52.7 million consisted of $51.8 million in cash consideration paid to the seller, of which $2.0 million was deposited in an escrow account to secure the seller’s indemnification obligations for breaches of representations, warranties and covenants, and transaction costs of $1.3 million, and was reduced by $0.4 million of cash acquired in the acquisition. We operate the Options Publishing business within our Sundance/ Newbridge segment. Concurrently with our acquisition of Options Publishing, we acquired the building, land, equipment and fixtures used in the operation of the Options Publishing business from Merrimack M&R Realty LLC, a limited liability company controlled by the sellers of Options Publishing. The consideration for this acquisition consisted of $1.8 million in cash, which is included in the net cost of $52.7 million.
      On December 10, 2004, in connection with the offering of the old notes, we entered into a new $30.0 million senior secured term loan. Amounts borrowed under the new senior secured term loan rank equally with the amounts borrowed under the existing senior secured term loan. As of December 31, 2004, we had $128.8 million of indebtedness outstanding under the senior secured term loans.
Company Information
      Haights Cross Communications was formed by Peter J. Quandt, our Chairman, Chief Executive Officer and President, and Media/ Communications Partners, a Boston-based private equity firm. Christopher S. Gaffney and Stephen F. Gormley, both of whom joined our board of directors at that time as representatives of Media/ Communications Partners, subsequently formed Great Hill Partners, LLC, a Boston-based private equity firm that specializes in providing growth capital to entrepreneurial ventures active in the media, information, education, telecommunications and business services industries. While Messrs. Gaffney and Gormley now principally serve as partners of Great Hill Partners, they are the primary managers of the Haights Cross Communications investment on behalf of Media/ Communications Partners III Limited Partnership, a private equity fund that is our controlling stockholder, and continue to serve on our board of directors.
      We are organized in a holding company structure, in which Haights Cross Communications, Inc., a Delaware corporation, owns 100% of the outstanding capital stock of Haights Cross Operating Company, also a Delaware corporation, which, in turn, owns 100% of our direct subsidiaries, each of which is a Delaware limited liability company: Sundance/ Newbridge Educational Publishing, LLC, Triumph Learning, LLC, Oakstone Publishing, LLC, Recorded Books, LLC, Chelsea House Publishers, LLC, and Options Publishing, LLC which are our operating subsidiaries, and The Coriolis Group, LLC, which no longer conducts any business. Recorded Books owns 100% of the capital stock of W F Howes Limited, a limited company organized under the laws of the United Kingdom. Our corporate headquarters is located at 10 New King Street, Suite 102, White Plains, New York 10604. Our telephone number is (914) 289-9400. Our general website is www.haightscross.com. Information contained in our website is not deemed a part of this prospectus.
Market Data
      Market data disclosed in this prospectus, including information relating to our relative position in the markets in which we compete, are based on the good faith estimates of management, which are based upon their review of internal surveys, independent industry publications and other publicly available information from industry sources, including Simba Information Inc., the United States Department of Education, Education Market Research, the American Library Association and the Audio Publishers Association. Although we believe that these sources are reliable, we have not independently verified information from these sources.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

The Exchange Offer	We are offering to exchange up to $30,000,000 aggregate principal amount of the exchange notes for up to $30,000,000 aggregate principal amount of the old notes.

The terms of the exchange notes are identical in all material respects to the old notes except that the exchange notes will not contain the terms with respect to certain transfer restrictions and registration rights relating to the old notes.

Outstanding old notes may be tendered, and will be exchanged, only in integral principal multiples of $1,000. Exchange notes will be issued only in integral principal multiples of $1,000.

Registration Rights Agreement	We issued $30,000,000 aggregate principal amount of the old notes on December 10, 2004 in a private offering. In connection with the offering, we and Bear, Stearns & Co. Inc., the initial purchaser in the offering, entered into a registration rights agreement that granted the holders of the old notes exchange and registration rights. Specifically, in the registration rights agreement, we agreed to file, on or before March 10, 2005, this exchange offer registration statement with respect to a registered offer to exchange the old notes for the exchange notes. We also agreed to use our commercially reasonable efforts to cause the exchange registration statement to become effective under the Securities Act by June 8, 2005.

Resale	Based on an interpretation by the staff of the SEC, set forth in no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, as amended (the “Securities Act”), provided that:

• you are acquiring the exchange notes in the ordinary course of your business;

• you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in the distribution of exchange notes; and

• you are not an “affiliate” of Haights Cross within the meaning of Rule 405 of the Securities Act.

If a broker-dealer acquired old notes as a result of market-making or other trading activities and such broker-dealer wishes to participate in the exchange offer, the broker-dealer must acknowledge that the exchange notes it will receive in exchange for such old notes will be received for its own account and that such broker-dealer will deliver a prospectus in connection with any resale of such exchange notes.

Any holder of outstanding notes who:

• is an affiliate of Haights Cross,

• does not acquire exchange notes in the ordinary course of its business, or

• is a broker-dealer who acquired old notes directly from Haights Cross or tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes, cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or similar no-action letters, is not eligible to participate in the exchange offer and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the old notes.

Expiration Date	The exchange offer will expire at 12:00 a.m., New York City time, on , 2005, unless we extend the exchange offer.

Conditions to the Exchange Offer	The exchange offer is not subject to any conditions, other than that the exchange offer does not violate any applicable law or applicable interpretation of the staff of the SEC. Please read the section entitled “The Exchange Offer — Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Procedures for Tendering Old Notes	If your old notes are held through The Depository Trust Company, or DTC, and you wish to participate in the exchange offer, you may do so through the automated tender offer program of DTC. By participating in the exchange offer through the DTC program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. A letter of transmittal need not accompany tenders effected in this manner.

By tendering your old notes, you will represent to us that, among other things:

• the exchange notes you receive will be acquired in the ordinary course of your business;

• you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

• you are not our affiliate (within the meaning of Rule 405 under the Securities Act); and

• if you are a broker-dealer that will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of those book-entry interests or you own a beneficial interest in outstanding old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender that book- entry interest or beneficial interest of old notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

Guaranteed Delivery Procedures	If you wish to tender your old notes and cannot comply, prior to the expiration date, with the applicable procedures under the automated tender offer program of DTC, you must tender your old notes according to the guaranteed delivery procedures described in “The Exchange Offer — Procedures for Tendering Old Notes — Guaranteed Delivery.”

Effect of Not Tendering	Old notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to existing restrictions upon transfer of the old notes.

The trading market for old notes not exchanged in the exchange offer may be significantly more limited than it is at present. Therefore, if your old notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged old notes.

Withdrawal Rights	You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw, the exchange agent must receive a notice of withdrawal at its address indicated under “The Exchange Offer — Exchange Agent” before 12:00 a.m., New York City time, on the expiration date. We will return to you, without charge, promptly after the expiration or termination of the exchange offer any old notes that you tendered but that were not accepted for exchange.

Tax Consequences	The exchange of unregistered old notes for registered exchange notes in the exchange offer should not result in any income, gain or loss to the holders of old notes or to us for U.S. federal income tax purposes.

Acceptance of Old Notes and Delivery of Exchange Notes	We will accept for exchange any and all old notes that are properly tendered in the exchange offer prior to the expiration date. See “The Exchange Offer — Procedures for Tendering Old Notes.” The exchange notes issued pursuant to the exchange offer will be delivered promptly following the expiration date.

Exchange Agent	We have appointed Wells Fargo Bank, N.A. as the exchange agent for the exchange offer. The mailing address and telephone number of the exchange agent are: 213 Court Street, Suite 703, Middletown, Connecticut 06457, (860) 704-6219. See “The Exchange Offer — Exchange Agent.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes.
SUMMARY OF TERMS OF EXCHANGE NOTES

Issuer	Haights Cross Operating Company.

Exchange Notes	$30.0 million in aggregate principal amount of 11 3/4% Senior Notes due 2011.

Maturity	August 15, 2011.

Interest Rate and Payment Dates	11 3/4% per annum. Interest will be payable semi-annually, in cash, on February 15 and August 15 beginning February 15, 2005.

Optional Redemption	The exchange notes will be redeemable at Haights Cross’ option, at any time on or after August 15, 2008, at the redemption prices listed under “Description of Notes — Optional Redemption.”

In addition, prior to August 15, 2006, Haights Cross may, at its option, redeem up to 35% of the exchange notes with the proceeds of certain sales of its equity or equity of Haights Cross Communications at the redemption price listed under “Description of Notes — Optional Redemption.” Haights Cross may make the redemption only if, after the redemption, at least 65% of the aggregate principal amount of the exchange notes issued remains outstanding.

Ranking	The exchange notes will rank equally with all of Haights Cross’ and the guarantors’ existing and future senior unsecured indebtedness and will rank senior to all of Haights Cross and the guarantors’ existing and future subordinated indebtedness. However, the exchange notes will be effectively subordinated to all of Haights Cross’ and the guarantors’ existing and future secured indebtedness, including borrowings under the senior secured revolving credit facility and the senior secured term loans, to the extent of the collateral securing such indebtedness, and to all indebtedness and other liabilities of any future subsidiaries that do not guarantee the exchange notes. As of December 31, 2004, Haights Cross had $128.8 million of indebtedness outstanding under the senior secured term loans and up to $30.0 million (subject to certain limitations) available for future borrowings under the senior secured revolving credit facility.

Covenants	Haights Cross will issue the exchange notes under the indenture with Wells Fargo Bank, N.A., as trustee, governing all of its existing senior notes. Under the indenture, Haights Cross has agreed, among other things, to certain restrictions on incurring debt, using its assets as security in other transactions and other restrictions. These restrictions are subject to detailed conditions and qualifications. See the description under the caption “Description of Notes — Certain Covenants” for more information about these restrictions.

Guarantees	The obligations of Haights Cross under the exchange notes will be guaranteed, jointly and severally, by Haights Cross Communications, the existing restricted subsidiaries of Haights Cross and the future domestic restricted subsidiaries of Haights Cross. For the year ended December 31, 2004, the entities that will guarantee the exchange notes generated 100% of our revenue.

Form and Denominations	The exchange notes will be issued in the form of one or more fully registered global notes, without coupons, in denominations of $1,000 in principal amount and integral multiples of $1,000. These global notes will be deposited with the trustee as custodian for, and registered in the name of, a nominee of DTC. Exchange notes in certificated form will be issued in exchange for the global notes only under limited circumstances on the terms set forth in the indenture.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
      The following tables set forth our summary historical consolidated financial information for each of the three years ended December 31, 2004, which has been derived from our consolidated financial statements audited by Ernst & Young LLP, our independent registered public accounting firm. When you read our summary historical consolidated financial information, it is important for you to read it along with our audited consolidated financial statements, the notes to those audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

	Year Ended December 31,

	2002	2003	2004

	(In thousands, except per share data)
Consolidated Statements of Operations Data(1):
Revenue	$163,142	$162,043	$182,238
Cost of goods sold(2)	50,326	49,200	58,020
Selling, general and administrative expense(3)	65,405	68,390	79,873
Amortization of pre-publication costs(4)	7,006	9,137	11,804
Depreciation expense and amortization of intangibles	2,017	2,224	3,083

Income from operations	38,388	33,092	29,458
Interest expense and other(5)(6)	19,296	34,242	50,327

Income (loss) before discontinued operations and cumulative effect of accounting change	$19,092	$(1,150)	$(20,869)

	As of December 31,

	2003	2004

	(In thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$32,389	$78,581
Working capital	42,216	87,627
Total assets	265,522	399,703
Total debt(6)	239,750	492,848
Redeemable preferred stock(6)	143,663	36,882
Total stockholders’ deficit	(156,354)	(181,443)

	Year Ended December 31,

	2002	2003	2004

	(In thousands)
Other Financial Data:
EBITDA(7)	$47,411	$44,453	$44,345
Additions to pre-publication costs(4)	12,418	14,051	14,489
Additions to property and equipment	2,044	2,977	3,398
Interest expense(6)	17,993	19,928	48,194
Net cash provided by (used in):
Operating activities	32,893	32,146	25,174
Investing activities	(14,462)	(9,457)	(95,778)
Financing activities	(23,214)	6,798	116,569

(1)	Our consolidated statements of operations data includes the results of operations of our acquired businesses beginning on the date of acquisition.

(2)	For the year ended December 31, 2004, our cost of goods sold includes a $2.1 million non-cash inventory obsolescence charge at our Chelsea House business.

(3)	Selling, general and administrative expense is a summary of the following captions from our consolidated statements of operations: marketing and sales, fulfillment and distribution, general and administrative, and restructuring. For the years ended December 31, 2001 and December 31, 2002, our selling, general and administrative expense includes restructuring and related charges of $3.1 million and $(0.1) million, respectively, related to severance accruals and warehouse and information technology expenses. For the year ended December 31, 2003, our selling, general and administrative expense includes restructuring and related charges of $3.1 million, relating to the consolidation of the warehousing, customer service and order fulfillment functions of our Sundance/ Newbridge, Triumph Learning and Chelsea House businesses. For the year ended December 31, 2004, our selling, general and administrative expense includes restructuring and related charges of $1.3 million relating to the consolidation of Chelsea House management and finance and accounting into Sundance/ Newbridge, and our systems implementation at our Recorded Books business.

(4)	We capitalize and amortize the costs associated with the development of our new products. These costs primarily include author fees under work-for-hire agreements (excluding royalties), the costs associated with artwork, photography and master tapes, other external creative costs, internal editorial staff costs and pre-press costs that are directly attributable to the product. Also included is the intangible value assigned to the backlist of acquired companies consisting of Buckle Down Publishing and Options Publishing. These capitalized pre-publication and intangible costs are amortized over the anticipated life of the product, for a period not exceeding five years.

(5)	For the year ended December 31, 2003, our interest expense and other expense includes a redemption premium of approximately $9.2 million incurred in connection with our redemption of existing subordinated debt with proceeds from our August 20, 2003 refinancing.

(6)	On May 15, 2003, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS No. 150”). SFAS No. 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. We adopted SFAS No. 150 as of January 1, 2004. The adoption of SFAS No. 150 requires that our Series B senior preferred stock be classified as debt on our consolidated balance sheet because it is mandatorily redeemable at a fixed and determinable date. Dividends and accretion related to the Series B senior preferred stock of $16.1 million, which previously had been recorded below net income (loss) as a charge in determining net income (loss) available to common stockholders, has been charged to interest expense since the January 1, 2004 adoption of this standard. Our Series A preferred stock and Series C preferred stock, which are redeemable beginning in the year 2019 and 2012, respectively, are redeemable at the option of the holders and are not mandatorily redeemable. Accordingly, SFAS No. 150 is not applicable to our Series A preferred stock or Series C preferred stock.

(7)	“EBITDA” is defined as income before interest, taxes, depreciation, amortization, discontinued operations and cumulative effect of a change in accounting for goodwill. EBITDA is not a measurement of operating performance calculated in accordance with generally accepted accounting principles and should not be considered a substitute for operating income, net income (loss), cash flows, consolidated statements of operations or consolidated balance sheets prepared in accordance with GAAP. In addition, because EBITDA is not defined consistently by all companies, this presentation of EBITDA may not be comparable to similarly titled measures of other companies. However, we believe EBITDA is relevant and useful to investors because (a) it provides an alternative measurement to operating income that takes into account certain relevant adjustments that are specific to publishing companies and (b) it is used by our management to evaluate our ability to service our debt and, along with other data, as an internal measure for setting budgets and awarding incentive compensation. The following table reconciles net loss to EBITDA.

	Year Ended December 31,

	2002	2003	2004

	(In thousands)
Net loss	$(27,752)	$(1,866)	$(22,581)
Cumulative effect of accounting change	48,610	—	—
Net loss (income) from discontinued operations	(1,766)	716	1,712
Interest expense and other	19,296	34,242	50,327

Income from operations	$38,388	$33,092	$29,458
Amortization of pre-publication costs	7,006	9,137	11,804
Depreciation expense and amortization of intangibles	2,017	2,224	3,083

EBITDA	$47,411	$44,453	$44,345

RISK FACTORS
      You should carefully consider each of the following risks and all of the other information set forth in this prospectus before deciding whether to exchange your old notes for the exchange notes to be issued in this exchange offer. If any of the following risks or uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected. In such case, we may not be able to make principal and interest payments on the notes, and you may lose all or part of your investment. References under “— Risks Related to the Notes” to “we,” “our,” “ours” and “us” refer to Haights Cross Operating Company and its consolidated subsidiaries and references to the “senior notes” include the exchange notes offered hereby.
Risks Related to Our Business

Our net losses from operations may continue.
      We have experienced net losses since inception. During these periods, we have been highly leveraged. Our losses resulted primarily from interest payments on acquisition financing, amortization of goodwill associated with acquisitions, other related acquisition and financing costs, and depreciation and other amortization. We expect to continue to incur substantial charges in the future in connection with these and future acquisitions and to continue to incur additional net losses in the future. We cannot assure you that we will generate net profits from operations in the future.

A decrease in funding of schools and libraries by federal, state and local governments could reduce our sales and profits.
      During 2004, we derived more than 70.6% of our revenue from schools, school districts and school and public libraries. These institutions depend on funding from federal, state and local governments to purchase our products. Many state and local governments have faced, and continue to face, substantial budget deficits that have severely reduced this funding. These budget crises have reduced our sales and profits and may continue to do so in the future.
      Government budget policies may also adversely affect the availability of this funding. In addition, the government appropriations process is often slow, unpredictable and subject to factors outside of our control. Curtailments, delays or reductions in the funding of schools or libraries could delay or reduce our revenue. This is partly because, in the absence of such funding, schools may not have sufficient capital to purchase our products or services. Accordingly, any substantial reduction in governmental funding earmarked for education or library materials could have a material adverse effect on our sales.
      Although we believe most of our customers are not dependent on a single source of funding, many of our customers depend on government funding. Funding difficulties experienced by schools and libraries could also cause those institutions to be more resistant to price increases in our products, compared to other businesses that might better be able to pass on price increases to their customers.

Our business is seasonal and our operating results may fluctuate.
      Our business is subject to seasonal fluctuations. Our revenue and income from operations have historically been higher during the second and third calendar quarters. In addition, our quarterly results of operations have fluctuated in the past, and can be expected to continue to fluctuate in the future, as a result of many factors, including general economic trends; the traditional cyclical nature of educational material sales; school, library and consumer purchasing decisions; unpredictable funding of schools and libraries by federal, state and local governments; consumer preferences and spending trends; the need to increase inventories in advance of our primary selling season; and the timing of introductions of new products.

Possible infringement of our intellectual property rights could cause us to lose revenue and could damage our trademarks.
      We rely on copyrights and, in certain cases, trademarks to protect our products. Effective trademark and copyright protection may be unavailable or limited, or may not be applied for, in the United States. We cannot be certain that the steps we have taken to protect our intellectual property rights, including registering our trademarks and our domain names, will be adequate or that third parties will not infringe or misappropriate our proprietary rights. For instance, given the global reach of the Internet, our trademarks and other forms of intellectual property could be displayed in countries that offer inadequate intellectual property protection. Any such infringement or misappropriation could materially adversely affect our future financial results and our ability to operate our business.

We may have to defend against intellectual property infringement claims and other claims which may cause us to incur substantial costs and may divert management attention.
      Although we believe that our products do not infringe on the intellectual property rights of others, other parties may assert claims that we have violated or infringed on a copyright, trademark or other proprietary right belonging to them. We license third-party content to create some of our products. In these license agreements, the licensors have generally agreed to defend, indemnify and hold us harmless with respect to any claims by a third party that the licensed content infringes other proprietary rights. We cannot assure you that these provisions will be adequate to protect us from infringement claims. In addition, in some cases we buy products created by third parties from distributors and re-package and redistribute such products without a license or other permission from the third party creators. While we believe that the manner in which we license third party content to create our products, as well as the manner in which we purchase third party products and re-package and redistribute them, complies with applicable trademark and copyright laws, any infringement claims could result in the expenditure of significant financial and managerial resources on our part and, if such claims are finally determined to be meritorious, could materially adversely affect our business, results of operations and financial condition.
      In addition, we may be vulnerable to claims of defamation, negligence, personal injury or other legal theories relating to the information we publish, including content licensed from third parties. Our insurance, which covers commercial general liability, may not adequately protect us against these types of claims. Furthermore, if such claims are successful, we may be required to alter our product, pay financial damages or obtain licenses from others.

Our management has broad discretion over the use of the proceeds from the offering of the old notes and the related financing transactions and other cash and cash equivalents on hand, and holders of notes will not have the opportunity to evaluate information concerning the application of such amounts.
      As of December 31, 2004, we had on hand cash and cash equivalents of approximately $78.6 million. Our management has broad discretion as to the use and allocation of such cash and cash equivalents, and holders of notes will not have the opportunity to evaluate the economic, financial and other relevant information that we may consider in the application of such cash and cash equivalents.

Our business results could be adversely affected if we lose our key personnel.
      Our company is dependent on the continued services of our senior management team, including the senior management of our operating subsidiaries. The loss of our key personnel could have a material adverse effect on our business, operating results or financial condition. We do not maintain key man insurance on our key personnel.

Growth of multimedia products may compete with and reduce our publishing activities.
      The traditional media platform is being increasingly challenged by the growing body of multimedia products. Multimedia products serve as ancillary tools to traditional publishing mediums such as print but can also serve as stand-alone interactive tools replacing traditional publishing mediums. The continued growth of multimedia products may detract from the viability of our traditional publishing activities.

Technological changes may reduce our sale of products and services.
      Both the traditional publishing industry and the online services industry continue to experience technological change. The publishing industry continues to evolve from traditional mechanical format printing to full digital printing. The inability to keep pace with the new technologies and standards in the print industry could negatively impact the competitiveness of our products. Our future success will depend on our ability to address the increasingly sophisticated needs of our customers by producing and marketing enhancements to our products and services that respond to technological changes or customer requirements. We may be required to invest significant capital in additional technology in order to remain competitive. In addition, the provision of online services is characterized by continuing improvements in technology that results in the frequent introduction of new products, short product life cycles and continual improvement in product price/performance characteristics. A failure on our part to effectively manage a product transition will directly affect the demand for our products and the profitability of our operations.

We may be unable to compete successfully in our highly competitive industry.
      Our businesses operate in highly competitive markets. Many of our competitors are larger and have greater financial resources than us. We cannot assure you that we will be able to compete effectively with these other companies in the future, and if we are unable to compete effectively, our financial condition and results of operations will be materially adversely affected.

Our business may be adversely affected by an increase in paper and postage costs.
      The price of paper constitutes a significant portion of our costs relating to our print products and direct mail solicitations. Significant increases in the price of paper may have an adverse effect on our future results although we have in the past been able to implement measures to offset such increases. Postage for product distribution and direct mail solicitations is also one of our significant expenses. While we distribute many of our products under a contract with the United Parcel Service, shipping and postage costs increase periodically and can be expected to increase in the future. While we seek to pass these costs along to our customers, competitive and market pressures may prevent us from doing so.

We may be unable to successfully complete acquisitions and our acquisitions may divert management attention from operating our business.
      We cannot assure you that our historical success with acquisitions will continue or that we will have sufficient capital resources to continue to pursue acquisitions. We intend to continue to seek opportunities for future expansion, but we cannot assure you that we will be able to identify, negotiate and consummate acquisitions on attractive terms, nor can we assure you that we will successfully identify, complete or integrate additional acquisitions, or that the acquired businesses will perform as expected or contribute significant sales or profits to us. We may face increased competition for acquisition opportunities, which may inhibit our ability to consummate suitable acquisitions on terms favorable to us.
      Our acquisitions may place substantial demands upon our senior management, which may divert attention from current operations. A decrease in attention devoted to operations could adversely impact the management of our existing businesses. In addition, we could have difficulty assimilating the personnel and operations of acquired companies and could experience disruption of our ongoing businesses due to a diversion of management time and other resources to the integration of these acquired businesses.

Our controlling equity holder may have interests that conflict with your interests.
      Media/ Communications Partners III Limited Partnership and its affiliates beneficially own 71.7% of Haights Cross Communications’ common stock. This fund can therefore direct our policies and can select a majority of Haights Cross Communications’ directors. The interests of Media/ Communications Partners III

Limited Partnership and its affiliates and the members of our management may conflict with the interests of our note holders.
      Media/ Communications Partners III Limited Partnership and its affiliates make controlling investments in media businesses and businesses that support or enhance media properties, including publishing businesses. Media/ Communications Partners III Limited Partnership and its affiliates may at any time own controlling or non-controlling interests in media and related businesses, including publishing businesses, some of which may compete with us. Media/ Communications Partners III Limited Partnership and its affiliates may identify, pursue and consummate acquisitions of publishing businesses that would be complementary to our business. If this were to occur, these acquisition opportunities would not be available to us.
      Certain changes in Media/ Communications Partners III Limited Partnership’s beneficial ownership interest in us would constitute a change of control under the indentures governing the senior notes (including the exchange notes), the senior secured revolving credit facility, the senior secured term loans and our other agreements and obligations. Any change of control could result in an event of default or otherwise require us to make an immediate payment under such agreements and obligations and we may not have the funds to do so.
Risks Related to the Notes

If you exchange your old notes, you may not be able to resell the exchange notes you receive in the exchange offer without registering them and delivering a prospectus.
      You may not be able to resell exchange notes you receive in the exchange offer without registering those exchange notes or delivering a prospectus. Based on interpretations by the SEC in no-action letters, we believe, with respect to exchange notes issued in the exchange offer, that:

•	holders who are not “affiliates” of our company within the meaning of Rule 405 of the Securities Act;

•	holders who acquire their exchange notes in the ordinary course of business; and

•	holders who do not engage in, intend to engage in, or have arrangements to participate in a distribution (within the meaning of the Securities Act) of the exchange notes;
do not have to comply with the registration and prospectus delivery requirements of the Securities Act.
      Holders described in the preceding sentence must tell us in writing at our request that they meet these criteria. Holders that do not meet these criteria could not rely on interpretations of the SEC in no-action letters, and would have to register the exchange notes they receive in the exchange offer and deliver a prospectus for them. In addition, holders that are broker-dealers may be deemed “underwriters” within the meaning of the Securities Act in connection with any resale of exchange notes acquired in the exchange offer. Holders that are broker-dealers must acknowledge that they acquired their outstanding exchange notes in market-making activities or other trading activities and must deliver a prospectus when they resell the exchange notes they acquire in the exchange offer in order not to be deemed an underwriter. Broker-dealers that acquired old notes from us may not rely on the above interpretations of the staff of the SEC, are not eligible to participate in the exchange offer and must comply with the registration requirements and prospectus delivery requirements of the Securities Act (including being named as a selling securityholder) in order to resell the old notes.
      You should review the more detailed discussion in “The Exchange Offer — Procedures for Tendering Old Notes.”

Our substantial leverage may adversely affect our ability to operate our business, place us at a competitive disadvantage in our industry and prevent us from meeting our obligations with respect to the notes.
      We are highly leveraged and have significant debt service obligations. As of December 31, 2004, we had total indebtedness of $497.5 million. For the year ended December 31, 2004, our earnings were inadequate to cover fixed charges by $20.8 million. Our significant debt and debt service requirements could adversely affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities. For example, our high level of debt presents the following risks to you:

•	we are required to use a substantial portion of our cash flow from operations to pay interest on our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, product development efforts, strategic acquisitions, investments and alliances and other general corporate requirements;

•	our substantial leverage increases our vulnerability to economic downturns and adverse competitive and industry conditions and could place us at a competitive disadvantage compared to those of our competitors that are less leveraged;

•	our debt service obligations could limit our flexibility in planning for, or reacting to, changes in our business and our industry and could limit our ability to pursue other business opportunities, borrow more money for operations or capital in the future and implement our business strategies;

•	our level of debt may restrict us from raising additional financing on satisfactory terms to fund working capital, capital expenditures, product development efforts, strategic acquisitions, investments and alliances and other general corporate requirements; and

•	our substantial leverage may make it more difficult for us to satisfy our obligations with respect to the notes.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.
      We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the senior secured revolving credit facility and the senior secured term loan agreements, and the indenture governing the senior notes, do not fully prohibit us or our subsidiaries from doing so. As of December 31, 2004, we had outstanding senior notes in the aggregate principal amount of $170.0 million and had outstanding $128.8 million under the senior secured term loans. Additionally, the senior secured revolving credit facility permits borrowing, subject to certain limitations, of up to $30.0 million under the agreement governing that facility. The senior notes and related guarantees are effectively subordinated to all of those existing and future secured borrowings. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify. See “Description of Other Indebtedness.”

Servicing our debt requires a significant amount of cash, and our ability to generate cash may be affected by factors beyond our control.
      Our business may not generate cash flow in an amount sufficient to enable us to pay the principal of, or interest on, our indebtedness or to fund our other liquidity needs, including working capital, capital expenditures, product development efforts, strategic acquisitions, investments and alliances, and other general corporate requirements. Our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that:

•	our business will generate sufficient cash flow from operations;

•	we will realize the cost savings, revenue growth and operating improvements that we anticipate will result from the execution of our business strategy; or

•	future borrowings will be available to us under the senior secured revolving credit facility or that other sources of funding will be available to us, in each case, in amounts sufficient to enable us to fund our liquidity needs.
      If we cannot fund our liquidity needs, we will have to take actions such as reducing or delaying capital expenditures, product development efforts, strategic acquisitions, investments and alliances, selling assets, restructuring or refinancing our debt, including the notes, or seeking additional equity capital. We cannot assure you that any of these remedies could, if necessary, be effected on commercially reasonable terms, or at all. If we incur additional debt above the levels now in effect, the risks associated with our substantial leverage, including the risk that we will be unable to service our debt or generate enough cash flow to fund our liquidity needs, could intensify.

The terms of our indebtedness impose operational and financial restrictions on us.
      The senior secured revolving credit facility, the senior secured term loans and the indenture governing the senior notes contain various provisions that limit our management’s discretion by restricting our ability to:

•	incur additional debt;

•	pay dividends and make other distributions;

•	make investments and other restricted payments;

•	enter into sale and leaseback transactions;

•	incur liens;

•	engage in mergers, acquisitions and asset sales;

•	enter into transactions with affiliates;

•	make capital expenditures;

•	amend or otherwise alter debt and other material agreements; and

•	alter the business we conduct.
      The senior secured revolving credit facility also requires us to meet specified financial ratios. If we do not comply with the restrictions in the senior secured revolving credit facility, the senior secured term loans, the indenture governing the senior notes or any of our other financing agreements, a default may occur. This default may allow our creditors to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies. In addition, the lenders may be able to terminate any commitments they had made to provide us with further funds.

Your right to receive payments on the notes is effectively subordinated to the rights of our existing and future secured creditors and to any future non-guarantor subsidiaries’ indebtedness. Further, the guarantees of the notes are effectively subordinated to all of our guarantors’ existing and future secured indebtedness and to all of the indebtedness of any future non-guarantor subsidiaries.
      Holders of our secured indebtedness and the secured indebtedness of the guarantors will have claims that are prior to your claims as holders of senior notes to the extent of the value of the assets securing that other indebtedness. Notably, the senior secured revolving credit facility and the senior secured term loans are secured by liens on substantially all of our assets and the assets of the guarantors. The senior notes are effectively subordinated to that secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those of our assets that constitute their collateral. Holders of the senior notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the senior notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the senior notes. As a result, holders of senior notes may receive less, ratably, than holders of secured indebtedness.
      As of December 31, 2004, the senior notes and the guarantees were subordinated to $128.8 million of secured indebtedness under the senior secured term loans and up to $30.0 million, subject to certain limitations, was available for borrowing under the senior secured revolving credit facility. We are permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture governing the senior notes. See “Description of Other Indebtedness — Senior Secured Revolving Credit Facility” and “Description of Other Indebtedness — Senior Secured Term Loans.”

      In addition, the senior notes and the guarantees of the senior notes are effectively subordinated to the indebtedness of any future subsidiaries that do not guarantee the senior notes. Our future non-domestic subsidiaries generally will not guarantee the senior notes. Creditors of those non-guarantor subsidiaries (including trade creditors) will be generally entitled to payment from their assets before those assets can be distributed to us.

Our ability to purchase your notes upon a change of control may be limited.
      If we undergo a change of control, we may need to refinance large amounts of our debt, including the senior notes, the senior secured term loans and the senior secured revolving credit facility. If a change of control occurs, we must offer to buy back the senior notes for a price equal to 101% of the principal amount, plus interest that has accrued but has not been paid as of the repurchase date and liquidated damages, if any. We cannot assure you that we will have sufficient funds available to make the required repurchases of the senior notes in that event, or that we will have sufficient funds to pay our other debts. In addition, the senior secured revolving credit facility and the senior secured term loans prohibit us from repurchasing the senior notes after a change of control until we have repaid in full our debt under the senior secured revolving credit facility and the senior secured term loans. If we fail to repurchase the senior notes upon a change of control, we will be in default under the senior notes, the senior secured revolving credit facility and the senior secured term loans. Any future debt that we incur may also contain restrictions on repurchases in the event of a change of control or similar event.

The senior notes and guarantees could be voided or subordinated to our other debt if the issuance of the senior notes is considered to be a fraudulent conveyance.
      If a bankruptcy case or lawsuit is initiated by our unpaid creditors, the debt represented by the senior notes and the guarantees may be reviewed under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws. Under these laws, the debt could be voided, or claims in respect of the senior notes and the guarantees could be subordinated to all of our other debts and that of the guarantors if, among other things, the court found that, at the time we incurred the debt represented by the senior notes and the guarantors executed the guarantees, we or any guarantor:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such debt; and

•	were insolvent or rendered insolvent by reason of such incurrence; or

•	were engaged in a business or transaction for which the remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we, or a guarantor, would incur, debts beyond such entity’s ability to pay such debts as they matured; or

•	intended to hinder, delay or defraud creditors.
      The measure of insolvency for purposes of fraudulent transfer laws varies depending on the law applied. Generally, however, a debtor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.
      We believe that we received fair value for the senior notes and that the guarantors received fair value for their guarantees. On the basis of historical financial information, recent operating history and other factors, we believe that neither we nor any guarantor is insolvent, has unreasonably small capital for the businesses in which such entity is engaged or has incurred debts beyond such entity’s ability to pay such debts as they mature. We cannot assure you that a court passing on such questions would agree with our view.

There is currently no public market for the senior notes and one may not develop.
      There may be a limited trading market for the senior notes. There is no public market for the senior notes. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all.
      The old notes are eligible for trading in The PORTALsm Market. However, we have not and do not intend to apply for listing of the senior notes or any exchange notes on any securities exchange or for quotation through the Nasdaq National Market. The liquidity of any market for such notes and the market price quoted for such notes will depend on the number of holders of such notes, our performance, the market for similar securities, the interest of securities dealers in making a market in such notes and other factors. A liquid trading market may not develop for such notes. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for such notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell such notes. In addition, subsequent to their initial issuance, such notes may trade at a discount from their initial offering price, depending upon the market for similar notes, prevailing interest rates, our performance and other factors.

You may have difficulty selling the old notes that you do not exchange, since outstanding old notes will continue to have restrictions on transfer and cannot be sold without registration under securities laws or exemptions from registration.
      If a large number of outstanding old notes are exchanged for exchange notes issued in the exchange offer, it may be difficult for holders of outstanding old notes that are not exchanged in the exchange offer to sell their old notes, since those old notes may not be offered or sold unless they are registered or there are exemptions from registration requirements under the Securities Act or state laws that apply to them. In addition, if there are only a small number of old notes outstanding, there may not be a very liquid market in those old notes. There may be few investors that will purchase unregistered securities in which there is not a liquid market.
      In addition, if you do not tender your outstanding old notes or if we do not accept some outstanding old notes, those old notes will continue to be subject to the transfer and exchange provisions of the indenture and the existing transfer restrictions of the old notes that are described in the legend on the old notes and in the offering memorandum relating to the old notes.
USE OF PROCEEDS
      The exchange offer is intended to satisfy certain agreements we made with the initial purchaser of the old notes. The net proceeds of the sale of the old notes and borrowings under the new senior secured term loan were used to pay transaction fees of approximately $2.0 million, and the remainder of such proceeds remain available to fund future acquisitions and for general corporate purposes. We will not receive any cash proceeds from the issuance of the exchange notes offered by this prospectus. In consideration for issuing the exchange notes contemplated by this prospectus, we will receive the old notes in like principal amount, the form and terms of which are substantially the same as the form and term of the exchange notes (which replace the old notes and which represent the same indebtedness). The old notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any increase or decrease in our indebtedness.

THE EXCHANGE OFFER
Purposes and Effects of the Exchange Offer
      Haights Cross sold $30 million aggregate principal amount of the old notes on December 10, 2004 to the initial purchaser, who resold the old notes to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act). In the registration rights agreement executed by Haights Cross and the initial purchaser, we agreed to file with the SEC a registration statement (the “exchange registration statement”) with respect to an offer to exchange the old notes for exchange notes. In addition, we agreed to use all commercially reasonable efforts to cause the exchange registration statement to become effective under the Securities Act by June 8, 2005, to offer the exchange notes pursuant to the exchange offer and to issue the exchange notes in exchange for the old notes tendered prior to the expiration of the exchange offer. We will be required to pay the holders of old notes liquidated damages in the amount of $.05 per week per $1,000 in principal amount of old notes if we fail to meet the filing and completion deadlines set forth in the registration rights agreement. The amount of liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of old notes following each 90 day period in which we fail to meet the filing and completion deadlines, up to a maximum amount of liquidated damages of $.50 per week per $1,000 principal amount of old notes.
      This prospectus is part of the exchange registration statement that we have filed with the SEC. The exchange offer is being made pursuant to the registration rights agreement to satisfy our obligations thereunder. You are a “holder” with respect to the exchange offer if your old notes are registered in your name on our books or if you have obtained a properly completed bond power from the registered holder or any person whose old notes are held of record by DTC. Upon completion of the exchange offer, we will be required to file a registration statement to register any outstanding old notes only if a holder of old notes so requests and such holder is a broker-dealer or an affiliate of our company, or is not permitted pursuant to applicable law or applicable interpretations of the staff of the SEC to participate in the exchange offer (the “shelf registration statement”). If you do not tender your old notes, or if your old notes are tendered but not accepted, you generally will have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if you wish to sell your old notes.
      Based on interpretations of the SEC staff set forth in no-action letters issued to third parties, we believe that exchange notes issued under the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, if:

•	you are acquiring exchange notes in the ordinary course of your business;

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in the distribution of exchange notes; and

•	you are not an affiliate of Haights Cross within the meaning of Rule 405 of the Securities Act.
      If you participate in the exchange offer for the purpose of distributing securities in a manner not permitted by the SEC’s interpretation, the position of the staff of the SEC enunciated in the interpretive letters is inapplicable to you and you are required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives exchange notes for its own account as a result of market-making activities or other trading activities must acknowledge (by delivering a completed letter of transmittal or agent’s message if its tender is made through DTC) that it will deliver a prospectus in connection with any resale of the exchange notes. Each broker-dealer that purchased old notes directly from Haights Cross may not participate in the exchange offer.
      The exchange offer is not being made to you, and you may not participate in the exchange offer, in any jurisdiction in which the exchange offer or its acceptance would not be in compliance with the securities laws of that jurisdiction.

Exchange Terms
      An aggregate of $30 million principal amount of outstanding old notes are currently issued and outstanding. The maximum principal amount of exchange notes that will be issued in exchange for outstanding old notes is $30 million.
      The form and terms of the exchange notes will be the same in all material respects as the form and terms of the old notes tendered in exchange for such exchange notes, except that the exchange notes will be registered under the Securities Act and will not bear legends restricting their transfer. The exchange notes will not represent additional indebtedness of our company and will be entitled to the benefits of the indenture, which is the same indenture under which the old notes were issued. Old notes that are accepted for exchange will be canceled and retired.
      Interest on the exchange notes will accrue from the most recent date to which interest has been paid on the old notes or, if no interest has been paid, from August 15, 2004. Accordingly, registered holders of exchange notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from August 15, 2004. Old notes accepted for exchange will cease to accrue interest from and after the date the exchange offer closes. If your old notes are accepted for exchange, you will not receive any payment in respect of interest on the old notes for which the record date occurs on or after completion of the exchange offer.
      You do not have any appraisal rights or dissenters’ rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement. If you do not tender for exchange or if your tender is not accepted, the old notes will remain outstanding and you will be entitled to the benefits of the indenture, but generally will not be entitled to any registration rights under the registration rights agreement. We are not asking you for a proxy and you are requested not to send us a proxy.
      Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any old notes properly tendered in the exchange offer, and the exchange agent will deliver the exchange notes promptly after the expiration date (as defined below) of the exchange offer. You should read “— Expiration Date; Extension; Termination; Amendments” below for an explanation of how the expiration date may be extended.
      You may tender some or all of your old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000. The exchange offer is not conditioned upon any number or aggregate principal amount of old notes being tendered.
Expiration Date; Extensions; Termination; Amendments
      The exchange offer will expire at 12:00 a.m., New York City time, on                     , 2005, the “expiration date,” unless extended by us. We expressly reserve the right to extend the exchange offer on a daily basis or for such period or periods as we may determine in our sole discretion from time to time by giving oral or written notice to the exchange agent and by making a public announcement to that effect, prior to 9:00 a.m., New York City time, on the first business day following the previously scheduled expiration date. During any extension of the exchange offer, all old notes previously tendered, not validly withdrawn and not accepted for exchange will remain subject to the exchange offer and may be accepted for exchange by us.
      To the extent we are legally permitted to do so, we expressly reserve the right, in our reasonable discretion, to amend any of the terms of the exchange offer. Any amendment to the exchange offer will apply to all old notes tendered, regardless of when or in what order the old notes were tendered. If we make a material change in the terms of the exchange offer, we will disseminate additional exchange offer materials, and we will extend the exchange offer for at least five business days following the change.
      We expressly reserve the right, in our reasonable discretion, to terminate the exchange offer if the conditions set forth under “— Conditions to the Exchange Offer” exist. Any such termination will be followed promptly by a public announcement. In the event we terminate the exchange offer, we will give immediate notice to the exchange agent, and all old notes previously tendered and not accepted for payment will be returned promptly to the tendering holders.
      In the event that the exchange offer is withdrawn or otherwise not completed, exchange notes will not be given to holders of old notes who have tendered their old notes.
Acceptance of Old Notes for Exchange
      We will accept for exchange old notes validly tendered pursuant to the exchange offer, or defectively tendered, if such defect has been waived by us, and not withdrawn prior to the expiration date of the exchange offer. We will not accept old notes for exchange subsequent to the expiration date of the exchange offer. Tenders of old notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof.
      If for any reason, we delay acceptance for exchange of validly tendered old notes or we are unable to accept for exchange validly tendered old notes, then the exchange agent may, nevertheless, on our behalf, retain tendered old notes, without prejudice to our rights described under “— Expiration Date; Extensions; Termination; Amendments” and “— Withdrawal of Tenders” subject to Rule 14e-1 under the Exchange Act, which requires that we offer to pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer.
      If any tendered old notes are not accepted for exchange for any reason, including if certificates are submitted evidencing more old notes than those that are tendered, certificates evidencing old notes that are not exchanged will be returned, without expense, to the tendering holder, or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at a book-entry transfer facility under the procedure set forth under “— Procedures for Tendering Old Notes — Book-Entry Transfer,” such old notes will be credited to the account maintained at such book-entry transfer facility from which such old notes were delivered, unless otherwise required by such holder under “Special Delivery Instructions” in the letter of transmittal, promptly following the exchange date or the termination of the exchange offer.
      Tendering holders of old notes exchanged in the exchange offer will not be obligated to pay brokerage commissions or transfer taxes with respect to the exchange of their old notes other than as described in “— Transfer Taxes” or in Instruction 9 to the letter of transmittal. We will pay all other charges and expenses in connection with the exchange offer. Each holder of old notes shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such holder’s old notes pursuant to the shelf registration statement.
Procedures for Tendering Old Notes
      Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or held through a book-entry transfer facility and who wishes to tender old notes should contact such registered holder promptly and instruct such registered holder to tender old notes on such beneficial owner’s behalf.
      Tender of Old Notes Held Through DTC. The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC automated tender offer program. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer old notes to the exchange agent in accordance with DTC’s automated tender offer program procedures for transfer. DTC will then send an agent’s message to the exchange agent.
      The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgement from the participant in DTC tendering old notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. In the case of an agent’s message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the exchange agent, which states that DTC has received an express acknowledgement from the participant in DTC tendering old notes that they have received and agree to be bound by the notice of guaranteed delivery.
      Tender of Old Notes Held in Physical Form. For a holder to validly tender old notes held in physical form:

•	the exchange agent must receive at its address set forth in this prospectus a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal; and

•	the exchange agent must receive certificates for tendered old notes at such address, or such old notes must be transferred pursuant to the procedures for book-entry transfer described above. A confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date of the exchange offer. A holder who desires to tender old notes and who cannot comply with the procedures set forth in this prospectus for tender on a timely basis or whose old notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.
      Letters of transmittal and old notes should be sent only to the exchange agent and not to us or to any book-entry transfer facility.
      The method of delivery of old notes, letters of transmittal and all other required documents to the exchange agent is at the election and risk of the holder tendering old notes. Delivery of such documents will be deemed made only when actually received by the exchange agent. If such delivery is by mail, we suggest that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date of the exchange offer to permit delivery to the exchange agent prior to such date. No alternative, conditional or contingent tenders of old notes will be accepted.
      Signature Guarantees. Signatures on the letter of transmittal must be guaranteed by an eligible institution unless:

•	the letter of transmittal is signed by the registered holder of the old notes tendered therewith, or by a participant in one of the book-entry transfer facilities whose name appears on a security position listing it as the owner of those old notes, or if any old notes for principal amounts not tendered are to be issued directly to the holder, or, if tendered by a participant in one of the book-entry transfer facilities, any old notes for principal amounts not tendered or not accepted for exchange are to be credited to the participant’s account at the book-entry transfer facility, and neither the “Special Issuance Instructions” nor the “Special Delivery Instructions” box on the letter of transmittal has been completed, or

•	the old notes are tendered for the account of an eligible institution.
      An eligible institution is a firm that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchanges Medallion Program, which is generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States.
      Book-Entry Transfer. The exchange agent will seek to establish a new account or utilize an outstanding account with respect to the old notes at DTC promptly after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility system and whose name appears on a security position listing it as the owner of the old notes may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer such old notes into the exchange agent’s account. However, although delivery of old notes may be effected through book-entry transfer into the exchange agent’s account at a book-entry transfer facility, a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, must be received by the exchange agent at its address set forth in this prospectus on or prior to the expiration date of the exchange offer, or else the guaranteed delivery procedures described below must be complied with. The confirmation of a book-entry transfer of old notes into the exchange agent’s account at a book-entry transfer facility is referred to in this prospectus as a “book-entry confirmation.”

Delivery of documents to the book-entry transfer facility in accordance with that book-entry transfer facility’s procedures does not constitute delivery to the exchange agent.
      Guaranteed Delivery. If you wish to tender your old notes and:

•	certificates representing your old notes are not lost but are not immediately available;

•	time will not permit your letter of transmittal, certificates representing your old notes and all other required documents to reach the exchange agent on or prior to the expiration date of the exchange offer; or

•	the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the exchange offer, then, you may tender if both of the following are complied with:

•	your tender is made by or through an eligible institution; and

•	on or prior to the expiration date of the exchange offer, the exchange agent has received from the eligible institution a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this prospectus.
      The notice of guaranteed delivery must:

•	set forth your name and address, the registered number(s) of your old notes and the principal amount of old notes tendered;

•	state that the tender is being made thereby;

•	guarantee that, within three trading days after the expiration date of the exchange offer, the letter of transmittal or facsimile thereof properly completed and validly executed, together with certificates representing the old notes, or a book-entry confirmation, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by the eligible institution with the exchange agent; and

•	guarantee that the exchange agent receives the properly completed and validly executed letter of transmittal or facsimile thereof with any required signature guarantees, together with certificates for all old notes in proper form for transfer, or a book-entry confirmation, and any other required documents, within three trading days after the date of the notice of guaranteed delivery.
      Other Matters. Exchange notes will be issued in exchange for old notes accepted for exchange only after timely receipt by the exchange agent of:

•	certificates for (or a timely book-entry confirmation with respect to) your old notes, a properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message; and

•	any other documents required by the letter of transmittal.
      All questions as to the form of all documents and the validity, including time of receipt, and acceptance of all tenders of old notes will be determined by us, in our sole discretion, the determination of which shall be final and binding. Alternative, conditional or contingent tenders of old notes will not be considered valid. We reserve the absolute right to reject any or all tenders of old notes that are not in proper form or the acceptance of which, in our opinion, would be unlawful. We also reserve the right to waive any defects or irregularities as to particular old notes.
      Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding.
      Any defect or irregularity in connection with tenders of old notes must be cured within the time we determine, unless waived by us. Tenders of old notes will not be deemed to have been made until all defects and irregularities have been waived by us or cured. Neither we, the exchange agent nor any other person will be under any duty to give notice of any defects or irregularities in tenders of old notes, or will incur any liability to holders for failure to give any such notice.
Withdrawal of Tenders
      Except as otherwise provided in this prospectus, you may withdraw your tender of old notes at any time prior to 12:00 a.m., New York City time, on the expiration date.
      For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at its address set forth below under “— Exchange Agent,” or

•	you must comply with the appropriate procedures of DTC’s automated tender offer program system.
      Any notice of withdrawal must:

•	specify the name of the person who tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the principal amount of the old notes; and

•	include a statement that such person is withdrawing its election to have its old notes exchanged.
      If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.
      We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.
      Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such old notes will be credited to an account maintained with DTC for the old notes. This return or crediting will take place promptly after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described under “— Procedures for Tendering Old Notes” at any time on or prior to the expiration date.
Conditions to the Exchange Offer
      We will not be required to accept for exchange, or exchange any exchange notes for, any old notes tendered, and we may terminate, extend or amend the exchange offer and may, subject to Rule 14e-1 under the Exchange Act, which requires that we offer to pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer, postpone the acceptance for exchange of old notes so tendered if, on or prior to the expiration date of the exchange offer, we have reasonably determined that the exchange offer would violate any applicable law or interpretation of the staff of the SEC.
      This condition to the exchange offer is for our sole benefit and may be asserted by us in our reasonable discretion or may be waived by us, in whole or in part, in our reasonable discretion. We have not made a decision as to what circumstances would lead us to waive the condition, and any waiver would depend on circumstances prevailing at the time of that waiver. Any determination by us concerning the events described in this section shall be final and binding upon all persons.
      Although we have no present plans or arrangements to do so, we reserve the right to amend, at any time, the terms of the exchange offer. We will give holders notice of any amendments if required by applicable law.

Consequences of Failure to Exchange
      If you do not exchange your old notes for exchange notes in the exchange offer, your old notes will remain outstanding and will continue to be subject to their existing terms. The old notes will continue to be unsecured obligations of Haights Cross. In addition, interest on the old notes will continue to accrue at the annual rate of 11 3/4%. Moreover, the old notes will continue to be subject to restrictions on transfer:

•	as set forth in the legend printed on the old notes as a consequence of the issuance of the old notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	otherwise set forth in the offering memorandum distributed in connection with the private offering of the old notes.
      In general, you may not offer or sell the old notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws.
      The trading market for old notes not exchanged in the exchange offer may be significantly more limited than it is at present. Therefore, if your old notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged old notes. See “Risk Factors — Risks Related to the Notes.”
Termination of Certain Rights
      You will not be entitled to certain rights under the registration rights agreement following the completion of the exchange offer. The rights that generally will terminate are:

•	to have us file with the SEC and use all commercially reasonable efforts to have declared effective a shelf registration statement to cover resales of the old notes by the holders thereof; and

•	to receive liquidated damages if the registration statement of which this prospectus is a part is not declared effective by the SEC, or the exchange offer is not consummated, within a specified time period.
Exchange Agent
      Wells Fargo Bank, N.A. has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or any other documents to the exchange agent. You should send certificates for old notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:

By Registered and Certified Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	By Overnight Courier or Regular Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479	By Hand Delivery: Wells Fargo Bank, N.A. Corporate Trust Services 608 2nd Avenue South Northstar East Building - 12th Floor Minneapolis, MN 55402
Or By Facsimile Transmission: (612)667-6282
Telephone: (800) 344-5128
Fees and Expenses
      Except for customary fees we have agreed to pay the exchange agent, we will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of old notes pursuant to the exchange offer.

Accounting Treatment
      The exchange notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer.
Transfer Taxes
      We will pay all transfer taxes applicable to the transfer and exchange of old notes pursuant to the exchange offer. If, however:

•	delivery of the exchange notes and/or certificates for old notes for principal amounts not exchanged, are to be made to any person other than the record holder of the old notes tendered;

•	tendered certificates for old notes are recorded in the name of any person other than the person signing any letter of transmittal; or

•	a transfer tax is imposed for any reason other than the transfer and exchange of old notes to us or our order, then the amount of any such transfer taxes, whether imposed on the record holder or any other person, will be payable by the tendering holder prior to the issuance of the exchange notes.

HAIGHTS CROSS COMMUNICATIONS, INC.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
      The pro forma consolidated statements of operations for the year ended December 31, 2004 is presented as if our acquisitions of Buckle Down Publishing Company and Options Publishing, Inc. had occurred on January 1, 2004.
      On April 15, 2004, we acquired substantially all of the assets of Buckle Down, a publisher of test preparation materials for high-stakes state tests.
      On December 3, 2004, we acquired (i) from Options, substantially all of the assets, and assumed certain liabilities, of Options for aggregate consideration of $50.0 million in cash and (ii) from Merrimack M&R Realty, LLC, an affiliate of Options, the building, land, equipment and fixtures leased and used by Options in the operation of its publishing business for aggregate consideration of $1.8 million in cash. Options is a publisher of K-8 reading, math and literature supplemental education.
      The pro forma consolidated statements of operations do not represent what our results of operations would have been assuming the acquisitions had been completed on January 1, 2004, nor do they project our results of operations for any future period. These pro forma consolidated statements of operations should be read in conjunction with our audited consolidated financial statements, the notes to these audited consolidated financial statements and “Management’s Discussion of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

HAIGHTS CROSS COMMUNICATIONS, INC.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2004

								Consolidated
	Consolidated							Pro-forma
	Haights Cross	Buckle Down			Options			Haights Cross
	Communications,	Publishing	Pro Forma		Publishing,	Pro Forma		Communications,
	Inc.(a)	Company(b)	Adjustments		Inc.(c)	Adjustments		Inc.

Revenue	$182,238,000	$2,721,000	$—		$18,259,000	$—		$203,218,000
Costs and expenses:
Cost of goods sold	58,020,000	940,000	(306,000	)(d)	5,653,000	(1,887,000	)(h)	61,841,000
						(400,000	)(i)
						(179,000	)(j)
Marketing and sales	41,035,000	634,000	—		7,169,000	(1,010,000	)(j)	47,828,000
Fulfillment and distribution	14,270,000	295,000	—		—	936,000	(j)	15,501,000
General and administrative	23,760,000	381,000	—		2,932,000	(1,281,000	)(j)	25,392,000
						(346,000	)(k)
						(54,000	)(l)
Restructuring charges	808,000	—	—		—	—		808,000
Amortization of pre-publication costs	11,804,000	—	540,000	(e)	—	1,332,000	(m)	13,676,000
Depreciation and amortization of property and equipment	2,485,000	38,000	(9,000	)(f)	38,000	63,000	(f)	2,615,000
Amortization of intangibles	598,000	—	491,000	(e)	4,000	1,336,000	(m)	2,429,000

Total costs and expenses	152,780,000	2,288,000	716,000		15,796,000	(1,490,000)		170,090,000

Income from operations	29,458,000	433,000	(716,000)		2,463,000	1,490,000		33,128,000
Other (income) expenses:
Interest expense	48,194,000	—	—		13,000	5,967,000	(n)	54,174,000
Interest income	(777,000)	(2,000)	105,000	(h)	(6,000)	680,000	(i)	—
Amortization and write-off of deferred financing costs	2,937,000	—	—		—	—		2,937,000
Redemption premiums	—	—	—		—	—		—
Other income	(74,000)	—	—		(21,000)	—		(95,000)

Total other (income) expenses	50,280,000	(2,000)	105,000		(14,000)	6,647,000		57,016,000
Income (loss) before provision for income taxes and discontinued operations	(20,822,000)	435,000	(821,000)		2,477,000	(5,157,000)		(23,888,000)
Provision for income taxes	47,000	—	—		200,000	(200,000	)(o)	47,000

Income (loss) from continuing operations	(20,869,000)	435,000	(821,000)		2,277,000	(4,957,000)		(23,935,000)
Discontinued operations:
Income (loss) from operations of discontinued operations	—	—	—		—	—		—
Loss on disposal of discontinued operations	(1,712,000)	—	—		—	—		(1,712,000)

Net Income (loss)	$(22,581,000)	$435,000	$(821,000)		$2,277,000	$(4,957,000)		$(25,647,000)

NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

a.	Reflects our consolidated statement of operations.

b.	Reflects the statement of operations of Buckle Down prior to its acquisition in April 2004. Certain balances have been reclassified to conform to our presentation.

c.	Reflects the statement of operations of Options prior to its acquisition in December 2004. Certain balances have been reclassified to conform to our presentation.

d.	Reflects the adjustment for pre-publication costs originally expensed by Buckle Down to conform Buckle Down with our accounting policies.

e.	Reflects the amortization of the independently appraised value for the intangible assets consisting of customer relationships with a 10 year estimated life, amortized on the straight line method, backlist with a 5 year estimated life, amortized on an accelerated method and a non-compete agreement with a two year life, amortized on the straight line method in order to present Buckle Down’s results for the acquisition as if it occurred on January 1, 2004.

f.	Reflects the adjustment of depreciation on fixed assets to conform to our depreciation methods and lives, and assets purchased from Merrimack M&R Realty, LLC.

g.	Reflects the removal of interest income related to the assumed use of excess cash.

h.	Reflects the adjustment for pre-publication costs originally expensed by Options to conform Options with our accounting policies.

i.	Reflects the removal of related party royalty payments associated with agreements cancelled in the acquisition which will not be replaced.

j.	Reflects reclasses to conform with our presentation.

k.	Reflects the removal of related party leases between Merrimack M&R Realty, LLC and Options for the building, property and certain equipment used in the operations of Options. In the acquisition, these assets became our property, therefore no further lease payments will be incurred.

l.	Reflects the removal of a related party management agreement with Merrimack M&R Realty, LLC and Options that was cancelled in the acquisition.

m.	Reflects management’s preliminary estimate of amortization for the intangible assets consisting of customer relationships with a 10 year estimated life, backlist with a 5 year estimated life and a non-compete agreement with a 2 year life, all of which are amortized on the straight line method in order to present Options’ results for the acquisition as if it occurred on January 1, 2004.

n.	Reflects the interest charge related to borrowing the purchase price.

o.	Reflects the elimination of income tax expense that would not have been incurred as a result of the offset of Options’ taxable income against our taxable losses.

CAPITALIZATION
      The following table sets forth our cash, cash equivalents and capitalization as of December 31, 2004.
      You should read the information contained in the following table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and the notes thereto included elsewhere in this document.

As of December 31, 2004

(Dollars in thousands)
Cash and cash equivalents	$78,581

Debt:
Senior secured revolving credit facility(1)	—
Senior secured term loans	128,750
11 3/4% senior notes due 2011	173,122
12 1/2% senior discount notes due 2011	82,270
Series B senior preferred stock, net	108,706

Total debt	492,848

Series A Preferred Stock	35,627
Series C Preferred Stock	1,255
Total stockholders’ deficit	(181,443)

Total capitalization	$348,287

(1)	As of December 31, 2004, no amounts had been drawn under the senior secured revolving credit facility and we had up to $30.0 million., subject to certain limitations, available for borrowings thereunder.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
      The following table sets forth our selected historical consolidated financial data for each of the five years ended December 31, 2004, which has been derived from our consolidated financial statements audited by Ernst & Young LLP, our independent registered public accounting firm. When you read our selected historical consolidated financial information, it is important for you to read it along with our audited and unaudited consolidated financial statements, the notes to those audited and unaudited consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

	Year Ended December 31,

	2000	2001	2002	2003	2004

	(In thousands, except per share data)
Consolidated Statements of Operations Data(1):
Revenue	$130,700	$148,545	$163,142	$162,043	$182,238
Cost of goods sold(2)	41,102	43,541	50,326	49,200	58,020
Selling, general and administrative expense(3)	55,339	67,074	65,405	68,390	79,873
Amortization of pre-publication costs(4)	4,879	6,671	7,006	9,137	11,804
Depreciation expense and amortization of intangibles	13,596	14,593	2,017	2,224	3,083

Income from operations	15,784	16,666	38,388	33,092	29,458
Interest expense and other(5)(6)	24,014	21,984	19,296	34,242	50,327

Income (loss) from continuing operations	(8,230)	(5,318)	19,092	(1,150)	(20,869)
Income (loss) from discontinued operations	(1,022)	(31,774)	1,766	(716)	(1,712)
Cumulative effect of accounting change(7)	—	—	(48,610)	—	—

Net loss	$(9,252)	$(37,092)	$(27,752)	$(1,866)	$(22,581)

	As of December 31,

	2000	2001	2002	2003	2004

	(In thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$—	$7,484	$2,701	$32,389	$78,581
Working capital	31,017	22,372	9,957	42,216	87,627
Total assets	283,531	280,947	231,236	265,522	399,703
Total debt(6)	189,031	214,951	200,596	239,750	492,848
Redeemable preferred stock(6)	95,021	109,410	126,191	143,663	36,882
Total stockholders’ deficit	(39,473)	(90,954)	(135,435)	(156,354)	(181,443)

	Year Ended December 31,

	2000	2001	2002	2003	2004

	(In thousands)
Other Financial Data:
EBITDA(8)	$34,259	$37,930	$47,411	$44,453	$44,345
Additions to pre-publication costs(4)	11,858	13,599	12,418	14,051	14,489
Additions to property and equipment	4,195	3,632	2,044	2,977	3,398
Interest expense(6)	22,273	20,024	17,993	19,928	48,194
Net cash provided by (used in):
Operating activities	14,983	20,438	32,893	32,146	25,174
Investing activities	(21,002)	(31,473)	(14,462)	(9,457)	(95,778)
Financing activities	(256)	18,519	(23,214)	6,798	116,569
Ratio of earnings to fixed charges(9)			1.5

(1)	Our consolidated statements of operations data includes the results of operations of our acquired businesses beginning on the date of acquisition.

(2)	For the year ended December 31, 2004, our cost of goods sold includes a $2.1 million non-cash inventory obsolescence charge at our Chelsea House business.

(3)	Selling, general and administrative expense is a summary of the following captions from our consolidated statements of operations: marketing and sales, fulfillment and distribution, general and administrative, and restructuring. For the years ended December 31, 2001 and December 31, 2002, our selling, general and administrative expense includes restructuring and related charges of $3.1 million and $(0.1) million, respectively, related to severance accruals and warehouse and information technology expenses. For the year ended December 31, 2003, our selling, general and administrative expense includes restructuring and related charges of $3.1 million, relating to the consolidation of the warehousing, customer service and order fulfillment functions of our Sundance/ Newbridge, Triumph Learning and Chelsea House businesses. For the year ended December 31, 2004, our selling, general and administrative expense includes restructuring and related charges of $1.3 million relating to the consolidation of Chelsea House management and finance and accounting into Sundance/ Newbridge, and our systems implementation at our Recorded Books business.

(4)	We capitalize and amortize the costs associated with the development of our new products. These costs primarily include author fees under work-for-hire agreements (excluding royalties), the costs associated with artwork, photography and master tapes, other external creative costs, internal editorial staff costs and pre-press costs that are directly attributable to the product. Also included is the intangible value assigned to the backlist of acquired companies consisting of Buckle Down Publishing and Options Publishing. These capitalized pre-publication and intangible costs are amortized over the anticipated life of the product, for a period not exceeding five years.

(5)	For the year ended December 31, 2003, our interest expense and other expense includes a redemption premium of approximately $9.2 million incurred in connection with our redemption of existing subordinated debt with proceeds from our August 20, 2003 refinancing.

(6)	On May 15, 2003, the FASB issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS No. 150”). SFAS No. 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. We adopted SFAS No. 150 as of January 1, 2004. The adoption of SFAS No. 150 requires that our Series B senior preferred stock be classified as debt on our consolidated balance sheet because it is mandatorily redeemable at a fixed and determinable date. Dividends and accretion related to the Series B senior preferred stock of $16.1 million, which previously had been recorded below net income (loss) as a charge in determining net income (loss) available to common stockholders, has been charged to interest expense since the January 1, 2004 adoption of this standard. Our Series A preferred stock and Series C preferred stock, which are redeemable beginning in the year 2019 and 2012, respectively, are redeemable at the option of the holders and are not mandatorily redeemable. Accordingly, SFAS No. 150 is not applicable to our Series A preferred stock or Series C preferred stock.

(7)	On January 1, 2002 we adopted SFAS No. 142, “Goodwill and Other Intangible Assets.” Under SFAS No. 142, amortization of intangible assets considered to have indefinite lives, such as goodwill, is no longer required. Accordingly, we ceased amortization of goodwill on that date. Under SFAS No. 142, goodwill is subject to impairment tests, both at the date of initial adoption of SFAS No. 142 and annually thereafter. In addition, goodwill is required to be tested at interim times if there is indication of impairment. We performed the initial impairment test as of January 1, 2002 and recorded a goodwill writedown of $48.6 million, which is presented in our consolidated statements of operations as a cumulative effect of accounting change. We performed the annual impairment test on September 30, 2004, and determined that the carrying value of our goodwill at that date was not impaired.

(8)	“EBITDA” is defined as income before interest, taxes, depreciation, amortization, discontinued operations and cumulative effect of a change in accounting for goodwill. EBITDA is not a measurement of operating performance calculated in accordance with generally accepted accounting principles and should not be considered a substitute for operating income, net income (loss), cash flows, consolidated statements of operations or consolidated balance sheets prepared in accordance with GAAP. In addition, because EBITDA is not defined consistently by all companies, this presentation of EBITDA may not be comparable to similarly titled measures of other companies. However, we believe EBITDA is relevant and useful to investors because (a) it provides an alternative measurement to operating income that takes into account certain relevant adjustments that are specific to publishing companies and (b) it is used by our management to evaluate our ability to service our debt and, along with other data, as an internal measure for setting budgets and awarding incentive compensation. The following table reconciles net loss to EBITDA.

	Year Ended December 31,

	2000	2001	2002	2003	2004

	(In thousands)
Net loss	$(9,252)	$(37,092)	$(27,752)	$(1,866)	$(22,581)
Cumulative effect of accounting change	—	—	48,610	—	—
Net loss (income) from discontinued operations	1,022	31,774	(1,766)	716	1,712
Interest expense and other	24,014	21,984	19,296	34,242	50,327

Income from operations	$15,784	$16,666	$38,388	$33,092	$29,458
Amortization of pre-publication costs	4,879	6,671	7,006	9,137	11,804
Depreciation expense and amortization of intangibles	13,596	14,593	2,017	2,224	3,083

EBITDA	$34,259	$37,930	$47,411	$44,453	$44,345

(9)	The “ratio of earnings to fixed charges” is an analytical tool used to assist investors in evaluating a company’s ability to meet the interest requirements of debt securities or the dividend requirements of preferred stock. Earnings for the purpose of this calculation are defined as pretax income before the effects of discontinued operations, extraordinary items and the cumulative effect of accounting change. Fixed charges are defined as the sum of interest expense, amortization of deferred financing costs, and the interest portion of rental expense. For the years ended December 31, 2000, 2001, 2003, and 2004 earnings were inadequate to cover fixed charges by $8.2 million, $5.3 million, $1.2 million and $20.8 million, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
      The following discussion should be read in conjunction with “Selected Historical Consolidated Financial Information” and our audited consolidated financial statements and the notes thereto appearing elsewhere herein. In addition to historical information, the following discussion and other parts of this prospectus contain forward-looking statements that reflect our plans, estimates, intentions, expectations and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those set forth in “Risk Factors” and contained elsewhere in this prospectus.
General
      We are a leading developer and publisher of products for the education and library publishing markets. Within these broad markets, our businesses have established leading positions in several high growth segments, including supplemental education and state-specific test preparation for K-12, unabridged audiobooks, library books for young adults and continuing medical education products. Our products include books for children and young adults, teachers’ materials, study guides and audio recordings. We sell our products through multiple channels to educators and school systems, public and school libraries and medical professionals.
      All of our businesses have long operating histories and have established recognized brands and long-standing customer relationships in the markets they serve. We continually invest in the development of new titles, which provides us with new releases each year and contributes to the growth of our profitable backlist. Our backlist consists of all proprietary titles that generate revenue in any year following the year of their initial release. We believe that the strength of our backlist reflects our limited reliance on new titles for current year revenue, the longevity of our titles and the success of our product development efforts. Our strong backlist sales, together with our subscription-based businesses, provide us with significant recurring revenue streams that lessen the variability of the performance of our businesses.
      Our business was formed in connection with our first acquisition in 1997. Our acquisitions of Recorded Books, Triumph Learning and Chelsea House in December 1999 signaled our strong commitment to the education and library publishing markets. To focus on developing our businesses in these markets, we began a process of assessing our mix of businesses to make selective acquisitions that complemented businesses within these segments and to dispose of or discontinue previously acquired businesses or divisions that no longer fit this focus. In accordance with this long-term strategy, since 1999, we have continued to make complementary acquisitions while also disposing of or discontinuing several non-core businesses.
Recent Developments
      On December 3, 2004, through a newly formed subsidiary, Options Publishing, LLC, we acquired the business of Options Publishing, Inc., a leading publisher of kindergarten through 8th grade reading, math and literature supplemental education materials and intervention programs. The net cost of $52.7 million consisted of $51.8 million in cash consideration paid to the seller, of which $2.0 million was deposited in an escrow account to secure the seller’s indemnification obligations for breaches of representations, warranties and covenants, and transaction costs of $1.3 million, and was reduced by $0.4 million of cash acquired in the acquisition. We operate the Options Publishing business within our Sundance/ Newbridge segment. Concurrently with our acquisition of Options Publishing, we acquired the building, land, equipment and fixtures used in the operation of the Options Publishing business from Merrimack M&R Realty LLC, a limited liability company controlled by the sellers of Options Publishing. The consideration for this acquisition consisted of $1.8 million in cash, which is included in the net cost of $52.7 million.
      On December 10, 2004, in connection with the offering of the old notes, we entered into a new $30.0 million senior secured term loan. Amounts borrowed under the new senior secured term loan rank equally with the amounts borrowed under the existing senior secured term loan. As of December 31, 2004, we had $128.8 million of indebtedness outstanding under the senior secured term loans.

Operating Groups
      We have organized our businesses into two operating groups: the Education Publishing Group and the Library Publishing Group.
      Education Publishing Group. Our Education Publishing Group publishes supplemental reading materials for the kindergarten through 9th grade market, state-specific test preparation materials for K-12 high stakes competency tests and continuing medical education products for doctors. Our Education Publishing Group also markets non-proprietary, supplemental reading products and literature for the K-12 market. This group is comprised of the Sundance/ Newbridge, Triumph Learning and Oakstone segments.
      Library Publishing Group. Our Library Publishing Group publishes audiobooks for adults and children as well as literary, biographical and topical books published in series for public and school libraries. Our Library Publishing Group also markets non-proprietary audiobooks to public and school libraries. This group is comprised of the Recorded Books and Chelsea House segments.
      The following chart sets forth our revenue by segment for the periods presented, excluding revenue from discontinued operations.

	Year Ended December 31,

	2002	2003	2004

	(Dollars in thousands)
Sundance/ Newbridge(1)	$42,656	$44,763	$49,170
Triumph Learning(1)	21,682	25,171	33,701
Oakstone	18,297	18,188	19,144

Total Education Publishing Group	82,635	88,122	102,015
Recorded Books	65,451	61,137	68,878
Chelsea House	15,056	12,784	11,345

Total Library Publishing Group	80,507	73,921	80,223

Total	$163,142	$162,043	$182,238

(1)	The revenue of Triumph Learning includes the revenue of Buckle Down Publishing from its acquisition date of April 15, 2004, and the revenue of Sundance/ Newbridge includes the revenue of Options Publishing from its acquisition date of December 3, 2004.
Critical Accounting Policies
      References in this Prospectus to the “senior notes” refer to Haights Cross’ 11 3/4% senior notes due 2011, references to the “senior secured revolving credit facility” refer to Haights Cross’ $30.0 million senior secured revolving credit facility, references to the “senior secured term loans” refer to Haights Cross’ $100.0 million and $30.0 million senior secured term loans, references to the “old senior subordinated notes due 2009” refer to Haights Cross’ senior subordinated notes due 2009, which were redeemed in full in August 2003, and references to the “old senior secured credit facility” refer to Haights Cross’ old senior secured credit facility, which was paid off in full in August 2003. References to the “senior discount notes” refer to Haights Cross Communications’ 12 1/2% senior discount notes due 2011.
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates. Changes in facts, circumstances and market conditions may result in revised estimates.
      The critical accounting policies described herein are those that are, in management’s opinion, most important to the presentation of our consolidated financial condition and results of operations.

Revenue and Expense Recognition
      In accordance with industry practice, we recognize revenue from books and other non-subscription sales when the product is shipped to the customer. Product shipment terms are FOB shipping point and collectability is reasonably assured at the time of shipment. Subscription revenue is deferred and recognized as the subscription is fulfilled. Short term rental revenue for audio books is recognized at the time of the rental and audio book lease revenue is deferred and recognized ratably over the term of the lease. Revenue is recognized net of provisions for estimated returns. These estimated return provisions are based upon historical experience and other industry factors including management’s expectations. Actual return experience is monitored and any significant change from management’s expectations results in an adjustment in the reserve rates utilized to estimate returns.
      Cost of goods sold is recognized when the related revenue is recognized and primarily consists of paper, audio tape, compact disc, printing, binding and duplication and author royalty expenses.

Pre-Publication Costs
      We capitalize the costs associated with the development of our new products. These costs primarily include author fees under work-for-hire agreements (excluding royalties), the costs associated with artwork, photography and master tapes, other external creative costs, internal editorial staff costs and pre-press costs that are directly attributable to the products. These costs are tracked at the product title or product series level and are amortized beginning in the month the product is introduced to market. These costs are amortized over the estimated life cycle of the book or product, based upon the sales performance of similarly existing products that are sold in the same business segment, for periods ranging from two to five years. The amortization rate is determined by the expected annual performance during the life cycle and, accordingly, in many cases an accelerated amortization method is utilized. Costs determined to be unrecoverable are written off. A write-off occurs most often when sales of a product are lower than anticipated or when a later version of the product is released. In addition, life cycles are constantly monitored for changes in length or rate of sales during the life cycle. When changes are significant the amortization rate and period are adjusted.

Goodwill and Other Intangible Assets
      Goodwill represents the excess of net acquisition cost over the estimated fair value of net assets acquired of purchased companies. On January 1, 2002, we adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.” Under SFAS No. 142, intangible assets considered to have indefinite lives, such as goodwill, are no longer amortized to expense but are periodically evaluated for impairment at the reporting unit level. Intangible assets with finite lives continue to be amortized to expense over their useful lives.
      Under SFAS No. 142, goodwill is subject to an annual impairment test as well as an interim test if an event occurs or circumstances change between annual tests indicating that the asset might be impaired. The impairment test is a two-step process. First, the fair value of the reporting unit is compared to its carrying value. If the fair value is less than the carrying value, a second step is performed. In the second step, an implied goodwill value is determined by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit. If the implied fair value of the goodwill, as calculated, is less than the carrying amount of the goodwill, an impairment charge is taken for the difference. For purposes of estimating the fair value of the reporting unit, we use a discounted cash flow approach, since our common stock is not publicly traded and a quoted market price is unavailable.

Direct Response Advertising Costs
      Direct response advertising costs are incurred to solicit sales from potential new customers who can be shown to have responded specifically to an advertising campaign that results in probable future economic benefits. We have two types of direct response advertising costs: direct mail and catalogs. We are able to track the revenue, costs and profitability from these advertising efforts at the campaign level. Both the direct mail and catalog campaign costs are capitalized and the net recoverability is evaluated on a product-by-product basis at the campaign level. The life and amortization rate are determined by historical experience from similar products at the same business. Generally, greater than 80% of direct mail costs are amortized in the first year, with all costs being amortized over lives ranging from 12-18 months. The sole exception to this policy is the direct mail costs relating to the Oakstone subscription business which are amortized on an accelerated basis over the estimated life of the subscriber for up to five years. For these subscription products, the life is based on the original subscription period plus subsequent renewal periods. The rate of amortization is based on the expiration and cancellation rate of subscribers for similar subscription products.
      Catalog costs are amortized over the estimated life of the catalog, generally between one and eighteen months with greater than 80% of catalog costs being amortized in the first year. The estimated life and amortization rate are based on the sales experience of similar catalogs at the same business segment. Amortization of direct response advertising costs is included in marketing and sales expense in the accompanying consolidated statements of operations. If a direct mail solicitation or catalog is determined to be unprofitable, all remaining capitalized costs are written-off at that time.

Inventory and Related Obsolescence
      Inventory consists primarily of books, which are valued at the lower of cost or market, as determined by the first-in, first-out method. Obsolescence reserves on slow-moving or excess merchandise are recorded, where applicable, based upon regular reviews of inventories on-hand and estimated future demand. If a book is taken out of print, superseded by a later version or ceases to sell, it is considered obsolete and all related inventory amounts are written-off. If quantities of a book exceed expected future demand based on historical sales of that title, the excess inventory is also written off.

Stock-Based Compensation
      Haights Cross Communications has a stock option plan, pursuant to which stock options for a fixed number of shares of common stock are granted to employees with an exercise price equal to or greater than the fair value of the shares at the date of grant. The exercise prices of options issued under the plan are determined by Haights Cross Communications’ board of directors using commonly employed valuation methods. Awards under the plan generally are issued with vesting terms pursuant to which a portion of the award vests over time (typically three years) and the remainder vests (typically in three tranches) based on the achievement of annual performance goals.
      We account for stock options by following the fair value method under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.” Under the fair value method, compensation expense for options is measured at the grant date based on the value of the award as determined using the minimum value option valuation model and is recognized over the vesting period of the grant.

Income Taxes
      We account for income taxes pursuant to the provisions of Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, deferred tax assets and liabilities are recorded to reflect the future tax consequences attributable to the effects of differences between carrying amounts of existing assets and liabilities for financial reporting and for income tax purposes. A history of generating taxable income is required in order to substantiate the recording of a net tax asset. Because we have not yet generated taxable income, we have placed a 100% valuation allowance on our net tax benefits. We will re-evaluate the deferred tax valuation allowance based on future earnings.

Redeemable Capital Stock
      We account for Haights Cross Communications’ Series B senior preferred stock, which is mandatorily redeemable, in accordance with Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” The Series B senior preferred stock is mandatorily redeemable on December 10, 2011, at its original face value, plus any accrued but unpaid dividends. Haights Cross Communications’ Series A preferred stock and Series C preferred stock are redeemable at the option of the holders thereof beginning on December 31, 2019 and April 15, 2012, respectively, and are not mandatorily redeemable. Accordingly, SFAS No. 150 is not applicable to the Series A preferred stock or Series C preferred stock.
Results of Operations
      The following table summarizes our historical results of operations and the percentage of total revenue represented by each category for the years presented(1):

	2002

			2003

	Year Ended December 31,

					2004

	)
	(In thousands
Revenue
Education Publishing Group(2)	$82,635	50.7%	$88,122	54.4%	$102,015	56.0%
Library Publishing Group(2)	80,507	49.3	73,921	45.6	80,223	44.0

Total revenue	163,142	100.0	162,043	100.0	182,238	100.0
Cost of goods sold	50,326	30.8	49,200	30.4	58,020	31.8
Selling, general and administrative expense	65,405	40.1	68,390	42.2	79,873	43.8
Amortization of pre-publication costs	7,006	4.3	9,137	5.6	11,804	6.5
Depreciation/ amortization of intangibles	2,017	1.2	2,224	1.4	3,083	1.7

Income from operations	$38,388	23.6%	$33,092	20.4%	$29,458	16.2%

(1)	Excludes revenue and expenses from discontinued operations.

(2)	The results of operations of Triumph Learning include the results of operations of Buckle Down Publishing from its acquisition date of April 15, 2004 and the results of operations of Sundance/ Newbridge include the results of operations of Options Publishing from its acquisition date of December 3, 2004.

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

Revenue
      Revenue increased $20.2 million, or 12.5%, to $182.2 million for the year ended December 31, 2004, from $162.0 million for the year ended December 31, 2003.
      Education Publishing Group. Revenue from the Education Publishing Group increased $13.9 million, or 15.8%, to $102.0 million for the year ended December 31, 2004, from $88.1 million for the year ended December 31, 2003. Sundance/ Newbridge’s revenue increased $4.4 million, or 9.8%, to $49.2 million for the year ended December 31, 2004, from $44.8 million for the year ended December 31, 2003. The key drivers of the growth were the new Reading Powerworks and Wonder Books series both introduced in the fourth quarter of 2003, the continued success of the Newbridge Early Science series and district-level sales as a result of spending related to “Reading First” federal funding. Options Publishing, which was acquired on December 3, 2004 and is reported in our Sundance/ Newbridge segment, accounted for $0.7 million of the Sundance/ Newbridge revenue growth. Revenue at Triumph Learning increased $8.5 million, or 33.9%, to $33.7 million for the year ended December 31, 2004, from $25.2 million for the year ended December 31, 2003. This increase was due to the additional $6.8 million of revenue from the newly acquired Buckle Down Publishing and strong first half 2004 sales of skills-based and practice products, the newly introduced CD ROM assessment product, and state specific test-preparation products, offset by slowing demand in the second half of 2004 in anticipation of new tests and new test-preparation products in the second half of 2005 related to No Child Left Behind Act requirements. Oakstone’s revenue increased by $1.0 million, or 5.3%, to $19.1 million for the year ended December 31, 2004, from $18.2 million for the year ended December 31, 2003. The increase at Oakstone was due to timing in serving special issues, sales of MKSAP 13, a high volume product which was not introduced until the fourth quarter of 2003, and the introduction of the Osler Institute Audio Companion, as well as growth in subscription products and in the Wellness product lines.
      Library Publishing Group. Revenue from the Library Publishing Group increased $6.3 million, or 8.5%, to $80.2 million for the year ended December 31, 2004, from $73.9 million for the year ended December 31, 2003. Revenue at Recorded Books increased $7.7 million, or 12.7%, to $68.9 million for the year ended December 31, 2004, from $61.1 million for the year ended December 31, 2003. The increase over the prior year is attributable to all product channels, most notably retail, schools and library. The library channel is experiencing a decrease in cassette sales as libraries switch from buying both media to compact discs only. Revenue at Chelsea House decreased $1.4 million, or 11.3%, to $11.3 million for the year ended December 31, 2004, from $12.8 million for the year ended December 31, 2003, due to continued softness in library spending on traditional materials.

Cost of Goods Sold
      Cost of goods sold increased $8.8 million, or 17.9%, to $58.0 million for the year ended December 31, 2004 from $49.2 million for the year ended December 31, 2003, primarily due to the 12.5% increase in revenues and the inventory obsolescence charge at Chelsea House described below.
      Education Publishing Group. Cost of goods sold for the Education Publishing Group increased $3.4 million, or 15.2%, to $25.5 million for the year ended December 31, 2004, from $22.2 million for the year ended December 31, 2003. The 15.2% increase in costs of goods sold closely matched the 15.8% increase in revenues. At Sundance/ Newbridge cost of goods sold increased $1.1 million, or 9.9%, to $12.7 million, from $11.6 million, primarily due to the 9.8% revenue increase. Cost of goods sold for Triumph Learning increased $1.9 million, or 33.1%, to $7.6 million, from $5.7 million due to the increased revenue. Cost of goods sold at Oakstone increased $0.3 million, or 6.5%, to $5.1 million from $4.8 million due to the 5.3% revenue increase and higher product costs.
      Library Publishing Group. Cost of goods sold for the Library Publishing Group increased $5.5 million, or 20.2%, to $32.5 million, from $27.0 million, primarily as a result of the 8.5% revenue increase and the inventory obsolescence charge at Chelsea House. Cost of goods sold for Recorded Books increased $3.7 million, or 15.6%, to $27.5 million, from $23.8 million due to the 12.7% increase in revenue and a greater composition of lower margin retail channel revenue. Cost of goods sold for Chelsea House increased $1.7 million, to $5.0 million, from $3.3 million despite an 11.3% decline in revenue due to the non-cash $2.1 million inventory obsolescence charge related to a change in estimate concerning remaining unit sales from existing product lines, recorded in June 2004.

Selling, General & Administrative Expense
      Selling, general and administrative expense is comprised of marketing and sales, fulfillment and distribution, general and administrative and restructuring charges on the accompanying audited consolidated statements of operations. Selling, general and administrative expense increased $11.5 million, or 16.8%, to $79.9 million for the year ended December 31, 2004, from $68.4 million for the year ended December 31, 2003. Selling, general and administrative expense as a percentage of revenue increased to 43.8% for the year ended December 31, 2004, from 42.2% for the year ended December 31, 2003. The increase in expense is attributable to additional sales commission and fulfillment costs resulting from the revenue growth, the addition of new in-house sales representatives in several businesses and increased marketing efforts, offset partially by lower restructuring expenses in 2004.
      Education Publishing Group. Selling, general and administrative expense for the Education Publishing Group increased $7.1 million, or 18.4%, to $46.0 million for the year ended December 31, 2004, from $38.9 million for the year ended December 31, 2003. Selling, general and administrative expense for Sundance/ Newbridge increased $3.2 million due to revenue driven increases in selling related expenses, including commissions and investments in in-house sales representatives, along with a corresponding increase in fulfillment and distribution costs. The period over period increase in expense was partially offset by a decline in restructuring and restructuring related expenses in 2004. Selling, general and administrative expenses at Triumph Learning increased $3.0 million due to revenue driven increases in commissions and additional administrative expenses from the acquisition of Buckle Down Publishing partially offset by lower restructuring and restructuring related expenses in 2004. Selling, general and administrative expense at Oakstone increased $0.9 million due to increased marketing in 2004 and increased fulfillment costs on increased ancillary and newsletter sales.
      Library Publishing Group. Selling, general and administrative expense for the Library Publishing Group increased $2.3 million, or 9.2%, to $27.6 million for the year ended December 31, 2004, from $25.2 million for the year ended December 31, 2003. Selling, general and administrative expense for Recorded Books increased $3.4 million, due to the addition of in-house sales representatives and revenue driven increases in commissions and fulfillment costs. Selling, general and administrative expense at Chelsea House decreased $1.1 million. The improvement over 2003 is due to volume driven reductions in commissions and fulfillment costs and lower restructuring and restructuring related expenses in 2004.
      Corporate. Corporate level general and administrative expense increased $2.0 million, or 47.1%, to $6.3 million for the year ended December 31, 2004, from $4.3 million for the year ended December 31, 2003. The increase was due to $0.7 million of costs incurred during the proposed sale of Oakstone, which was abandoned in August 2004, increased legal and accounting fees related to public company financial statement filings and Sarbanes Oxley compliance efforts and increased compensation and benefits.

Amortization of Pre-Publication Costs
      Amortization of pre-publication costs increased $2.7 million to $11.8 million for the year ended December 31, 2004, from $9.1 million for the year ended December 31, 2003. The increase was due to investments in pre-publication costs in recent years and amortization from backlist values assigned in our acquisitions.
      Education Publishing Group. Amortization of pre-publication costs for the Education Publishing Group increased $1.5 million, or 36.6%, to $5.5 million for the year ended December 31, 2004, from $4.1 million for the year ended December 31, 2003. Amortization of pre-publication costs for Sundance/ Newbridge increased $1.0 million due to investments in pre-publication costs and the recent acquisition of backlist in the Options Publishing acquisition. Amortization of pre-publication cost at Triumph Learning increased $0.5 million due to increased investment in pre-publication costs and the recent acquisition of backlist in the Buckle Down acquisition.
      Library Publishing Group. Amortization of pre-publication costs for the Library Publishing Group increased $1.2 million, or 23.3%, to $6.3 million for the year ended December 31, 2004, from $5.1 million for the year ended December 31, 2003. Amortization of pre-publication costs for Recorded Books increased $0.8 million due to investments in pre-publication costs. Amortization of pre-publication cost at Chelsea House increased $0.4 million due to increased investment in pre-publication costs.

Depreciation Expense and Amortization of Intangibles
      Depreciation expense and amortization of intangibles increased $0.9 million to $3.1 million for the year ended December 31, 2004, from $2.1 million for the year ended December 31, 2003. The increase was due to investments in our shared service facility and from the impact of intangible assets acquired with Buckle Down and Options Publishing.
      Education Publishing Group. Depreciation expense and amortization of intangibles for the Education Publishing Group increased $0.8 million, to $2.0 million for the year ended December 31, 2004, from $1.2 million for the year ended December 31, 2003. Depreciation expense and amortization of intangibles for Sundance/ Newbridge increased $0.2 million due to investments in shared services facilities and the recent acquisition of intangibles in the Options Publishing acquisition. Depreciation expense and amortization of intangibles at Triumph Learning increased $0.6 million due primarily to the recent acquisition of intangibles in the Buckle Down acquisition.
      Library Publishing Group. Depreciation and amortization of intangibles for the Library Publishing Group increased $0.1 million or 7.9%, to $0.8 million for the year ended December 31, 2004. Depreciation expense and amortization of intangibles for Recorded Books increased $0.1 million due to investments in equipment.

Interest Expense
      Interest expense increased $28.2 million, to $48.2 million, for the year ended December 31, 2004 from $19.9 million for the year ended December 31, 2003. This increase was primarily related to the adoption of SFAS No. 150 as of January 1, 2004 which required our Series B senior preferred stock dividends and accretion to be included in interest expense, the issuance of our 12 1/2% senior discount notes on February 2, 2004 and to a lesser extent, the additional borrowings incurred in December 2004 in connection with the issuance of additional 11 3/4% senior notes and the new senior secured term loan. Our total outstanding debt increased from $239.8 million as of December 31, 2003, to $492.8 million as of December 31, 2004. This is due to the adoption of SFAS No. 150 which required our Series B senior preferred stock to be included in total debt as of January 1, 2004, the issuance of our 12 1/2% senior discount notes and the additional borrowings incurred in December 2004 in connection with the issuance of additional 11 3/4% senior notes and the new senior secured term loan.
      Cash interest expense increased $9.2 million, to $23.5 million, for the year ended December 31, 2004, from $14.3 million for the year ended December 31, 2003. The increase in cash interest was the result of the August 20, 2003 refinancing transaction where our old paid-in-kind interest bearing senior subordinated notes were retired, and were replaced with a floating rate senior secured term loan and 11 3/4% senior notes bearing cash interest. Our cash interest bearing outstanding debt was $301.9 million as of December 31, 2004, compared to $239.8 million as of December 31, 2003.
      Interest expense consists of the following:

	Year Ended
	December 31,

	2004	2003

	(In thousands)
Interest expense:
Senior secured term loans	$6,596	$2,362
11 3/4% senior notes	16,600	5,986
12 1/2% senior discount notes — non-cash	8,617	—
Series B senior preferred stock — non-cash	16,115	—
Old senior secured revolving credit facility	—	5,799
Old senior subordinated notes — non-cash	—	5,670
Other	305	111

Total interest expense	48,233	19,928
Less: capitalized interest	39	—

Net Interest expense	$48,194	$19,928

Redemption Premium
      For the year ended December 31, 2003, $9.2 million of redemption premiums were paid and expensed as the old senior subordinated notes due 2009 were redeemed in connection with the August 20, 2003 refinancing transaction.

Discontinued Operations
      The loss on disposal of discontinued operations for the year ended December 31, 2004, of $1.7 million was the result of a write down of the $3.0 million note received in the July 2002 sale of Triumph Learning College. The $0.9 million loss on disposal of discontinued operations for 2003 included a loss of $0.2 million from our Andrews Communications business. In November 2002, we initiated a plan to sell our Andrews Communications, LLC subsidiary, which included our Andrews Publishing and Oakstone Legal & Business Publishing divisions. The results of operations of Andrews Communications have been classified as a discontinued operation in our consolidated statements of operations. For the year ended December 31, 2002, Andrews Communications had revenue of $2.0 million. On March 31, 2003 and May 30, 2003, in two separate transactions, we sold the assets of Andrews Communications for gross proceeds of $8.0 million and net proceeds of $7.6 million. On May 30, 2003, in conjunction with the second transaction, we recorded a loss on sale of $0.9 million. The net proceeds of the sales were used to pay down debt under our old senior secured credit facility.

Net Loss
      Net loss for the year ended December 31, 2004, was $22.6 million compared to a net loss of $1.9 million for the year ended December 31, 2003. A large portion of the increased loss was due to the adoption of SFAS No. 150 pursuant to which our Series B Senior preferred stock dividends and accretion of $16.1 million for the year ended December 31, 2004 are now charged to interest expense. In addition, cash interest expense and amortization of deferred financing costs increased $9.2 million and $0.9 million, respectively, primarily due to the August 2003 refinancing transaction and to a lesser degree the December 2004 financing. Amortization of pre-publication costs increased $2.7 million primarily due to the increased investment in pre-publication costs in the preceding years and amortization of back list values acquired in the April 2004 acquisition of Buckle Down Publishing and the December 2004 acquisition of Options Publishing. Net loss for the year ended December 2003 included the $9.2 million redemption premium, the $3.2 million write off of unamortized deferred financing costs and the $0.9 million loss from disposal of discontinued operations. The net loss from the year ended December 31, 2004 also includes the $1.8 million write down of the note received in the sale of Triumph Learning College in 2002.
Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

Revenue
      Revenue decreased $1.1 million, or 0.7%, to $162.0 million for the year ended December 31, 2003, from $163.1 million for the year ended December 31, 2002.
      Education Publishing Group. Revenue from the Education Publishing Group increased $5.5 million, or 6.7%, to $88.1 million for the year ended December 31, 2003, from $82.6 million for the year ended December 31, 2002. Triumph Learning’s revenue increased $3.5 million, or 16.1%, to $25.2 million for the year ended December 31, 2003, from $21.7 million for the year ended December 31, 2002 due to strong sales in North Carolina, Pennsylvania and Mississippi. Revenue for Sundance/ Newbridge increased $2.1 million, or 4.9%, to $44.8 million for the year ended December 31, 2003, from $42.7 million for the year ended December 31, 2002. This revenue increase was the result of large adoption-type sales of both Sundance and Newbridge titles. Revenue for Oakstone declined $0.1 million, or 0.5%, to $18.2 million for the year ended December 31, 2003, from $18.3 million for the year ended December 31, 2002. The revenue decline at Oakstone was primarily due to a shift in the fulfillment schedule of our subscription products, lower revenue from the MKSAP product due to its tri-annual release and certain non-recurring product shipments in the beginning of 2002.
      Library Publishing Group. Revenue from the Library Publishing Group decreased $6.6 million, or 8.2%, to $73.9 million for the year ended December 31, 2003, from $80.5 million for the year ended December 31, 2002. Revenue for Recorded Books declined $4.3 million, or 6.6%, to $61.1 million from $65.4 million, year over year. This decline reflects the impact of a strong 2002 performance in the retail channel of our Lord of the Rings audiobook trilogy, and a decline in the Audio Adventures channel resulting from the loss of a significant distributor early in 2003. Revenue from Recorded Books’ library channel, its primary and majority business, increased 7.9% for the year ended December 31, 2003 over the prior year. Revenue for Chelsea House decreased $2.3 million, or 15.2%, to $12.8 million for the year ended December 31, 2003, from $15.1 million for the year ended December 31, 2002, due to reduced spending by libraries on traditional materials.

Cost of Goods Sold
      Cost of goods sold declined $1.1 million, or 2.2%, to $49.2 million for the year ended December 31, 2003, from $50.3 million for the year ended December 31, 2002, due primarily to the revenue decline. Gross margin as a percentage of revenue increased to 69.6% from 69.2%, year over year.
      Education Publishing Group. Cost of goods sold for the Education Publishing Group increased $1.8 million, or 8.8% to $22.2 million for the year ended December 31, 2003 from $20.4 million for the year ended December 31, 2002, while gross margin declined to 74.9% from 75.4% year over year. The increased cost of goods sold was primarily due to the revenue increase while the gross margin decline was primarily due to the favorable inventory obsolescence reserve adjustment recorded at Sundance/ Newbridge in 2002. Sundance/ Newbridge gross margin declined to 74.1% from 76.1%, year over year. Triumph Learning reported a year over year increase in gross margin from 75.9% to 77.2% due to lower royalty and per-unit product costs. Oakstone reported a year over year increase in gross margin from 73.1% to 73.5%.
      Library Publishing Group. Cost of goods sold for the Library Publishing Group decreased $2.9 million, or 9.7%, to $27.0 million for the year ended December 31, 2003, from $29.9 million for the year ended December 31, 2002, while gross margin increased slightly to 63.4% from 62.8%, year over year. The decline in cost of goods sold for the Library Publishing Group is due to the revenue declines at both the Recorded Books and Chelsea House business segments.

Selling, General & Administrative Expense
      Selling, general and administrative expense increased $3.0 million, or 4.6%, to $68.4 million for the year ended December 31, 2003, from $65.4 million for the year ended December 31, 2002. Selling, general and administrative expense as a percentage of revenue increased to 42.2% for the year ended December 31, 2003, from 40.1% for the year ended December 31, 2002. The increase in selling, general and administrative expense year over year was primarily due to a $2.1 million restructuring charge in 2003 related to the consolidation of the warehousing, customer service and order fulfillment functions of Sundance/ Newbridge, Triumph Learning and Chelsea House. The additional $0.7 million year over year increase is due to $1.0 million in other restructuring related expenses in 2003 plus increases in 2003 overhead expenses including payroll, offset by the $2.8 million expense charge of related to our 2002 equity plan that we did not incur in 2003.
      Education Publishing Group. Selling, general and administrative expense for the Education Publishing Group increased $5.4 million, or 16.1%, to $38.9 million for the year ended December 31, 2003, from $33.5 million for the year ended December 31, 2002. Selling, general and administrative expense for Sundance/ Newbridge increased $2.4 million, or 14.6%, due to restructuring costs and increased rent and payroll expense. Selling, general and administrative expense for Triumph Learning increased $2.3 million, or 23.9%, due to restructuring costs, increased commissions on higher revenue and higher payroll costs. Selling, general and administrative expenses for Oakstone increased $0.7 million, or 9.2%, due to payroll increases.
      Library Publishing Group. Selling, general and administrative expense for the Library Publishing Group increased $1.8 million, or 7.7%, to $25.2 million for the year ended December 31, 2003, from $23.4 million for the year ended December 31, 2002. Selling, general and administrative expense for Recorded Books increased $0.8 million, or 4.6%, due to increased payroll and benefits costs, bad debt accrual and implementation costs of a new software system. Selling, general and administrative expense for Chelsea House increased $1.0 million, or 19.0%, due to restructuring costs related to the consolidation of the warehousing, customer service and order fulfillment functions of Sundance/ Newbridge, Triumph Learning and Chelsea House.

      Corporate. Our corporate level general and administrative expense decreased $4.2 million, or 49.4%, to $4.3 million for the year ended December 31, 2003, from $8.5 million for the year ended December 31, 2002. The decrease was due to the charge of $2.8 million in 2002 related to our 2002 equity plan that we did not incur in 2003, a reduction in staffing during the second half of 2002 and the allocation to our segments for 2003 of certain employee medical plan expenses reported at the corporate level in the comparable 2002 year.

Interest Expense and Deferred Financing Charge
      Interest expense increased $1.9 million, or 10.6%, to $19.9 million for the year ended December 31, 2003 from $18.0 million for the year ended December 31, 2002. This increase was primarily due to an increase in our total outstanding debt from $200.6 million as of December 31, 2002, to $239.8 million as of December 31, 2003.
      Cash interest expense increased $4.4 million to $14.3 million for the year ended December 31, 2003, from $9.9 million for the year ended December 31, 2002. The increase in cash interest was the result of the August 20, 2003 refinancing where our old non-cash interest bearing senior subordinated notes were retired, and were replaced with a term loan and senior notes bearing cash interest. Our cash interest bearing outstanding debt was $239.8 million as of December 31, 2003 compared to $142.4 million as of December 31, 2002.
      Interest expense on our old senior subordinated notes due 2009, which was not paid in cash but was added to the aggregate principal amount of the notes, decreased $2.2 million to $5.7 million for the year ended December 31, 2003, from $7.9 million for the year ended December 31, 2002. Our old senior subordinated notes, both the original value of the notes and the accumulated paid in kind interest, were redeemed in the August 20, 2003 refinancing transaction.

Redemption Premiums
      For the year ended December 31, 2003, $9.2 million of redemption premiums were paid and expensed as the old senior subordinated notes due 2009, were redeemed in connection with the August 20, 2003 refinancing transaction.

Goodwill Impairment
      In connection with the adoption of SFAS No. 142 as of January 1, 2002, we recorded a total charge of $48.6 million for goodwill impairment for the year ended December 31, 2002, which was reflected as a cumulative effect of accounting change.

Discontinued Operations
      In November 2002, we initiated a plan to sell our Andrews Communications, LLC subsidiary, which included our Andrews Publishing and Oakstone Legal & Business publishing divisions. The results of operations of Andrews Communications have been classified as a discontinued operation in our consolidated statements of operations. For the year ended December 31, 2003, Andrews Communications had revenue of $2.0 million and a net loss of $0.2 million. For the year ended December 31, 2002, Andrews Communications had revenue of $7.7 million and a net loss of $5.4 million, which included a goodwill impairment charge of $6.7 million. On March 31, 2003 and May 30, 2003, in two separate transactions, we sold the assets of Andrews Communications for a gross aggregate purchase price of $8.0 million and net proceeds of $7.6 million. On May 30, 2003, in conjunction with the second transaction, we recorded a loss on sale of $0.9 million. The net proceeds of the sales were used to pay down debt in accordance with the old senior secured credit facility.
      On July 31, 2002, we sold our subsidiary, Triumph Learning College, for a $3.0 million promissory note, with an effective sales price of $2.6 million after a discount for interest. Triumph Learning College is a publisher of SAT, ACT and PSAT test preparation materials for high school students. The results of operations of Triumph Learning College have been classified as a discontinued operation in our consolidated statements of operations. For the year ended December 31, 2002, Triumph Learning College had revenue of $0.8 million and a net loss of $2.0 million.
      In March 2002, we adopted a formal plan to discontinue the operations of our Triumph Learning Software business, which was completed on July 31, 2002. Triumph Learning Software was in the business of developing state-specific test preparation software for 3rd through 8th grade students. The results of operations of Triumph Learning Software have been classified as a discontinued operation in our consolidated statements of operations. For the year ended December 31, 2002, Triumph Learning Software had a net loss of $2.1 million.
      In December 2001, we adopted a formal plan to discontinue the operations of our subsidiary, The Coriolis Group, LLC, which was completed in 2002. Coriolis published and distributed software certification study guides and technical reference materials for web developers, programmers and professionals. The results of operations of Coriolis have been classified as a discontinued operation in our consolidated statements of operations. For the year ended December 31, 2003, Coriolis had no revenue and net income of $0.2 million. For the year ended December 31, 2002, Coriolis had revenue of $2.1 million and net income of $4.6 million. The majority of the net income reflects the reversal in 2002 of an accrual related to the business exit, as certain contractual obligations and other liabilities of Coriolis were settled for less than anticipated.

Net Income (Loss)
      Net loss decreased $25.9 million to $1.9 million for the year ended December 31, 2003, from a net loss of $27.8 million for the year ended December 31, 2002. The decrease in the loss was primarily due to the $48.6 million goodwill impairment charge recorded during 2002 offset by $2.1 million of restructuring charges in 2003, $9.2 million of redemption premiums paid in connection with our August 20, 2003 refinancing and an additional $3.2 million charge to interest expense for unamortized deferred financing costs related to the August 20, 2003 refinancing, and a decrease in income from operations of discontinued operations.
Liquidity and Capital Resources
      On August 20, 2003, Haights Cross entered into a $30.0 million four-year and nine-month senior secured revolving credit facility and a $100.0 million five-year senior secured term loan, and issued $140.0 million in aggregate principal amount of its 11 3/4% senior notes. The proceeds from the 2003 refinancing transaction were used to repay the old senior secured credit facility and old senior subordinated notes due 2009 and to pay fees associated with the transaction. On February 2, 2004, we completed an offering of 12 1/2% senior discount notes and received net proceeds of $73.7 million. A portion of the proceeds from the issuance were used to repurchase 295,000 outstanding shares of Series B senior preferred stock. In 2004, we used $25.2 million in cash, and issued 3,500 shares of our $1,000 face amount newly authorized Series C preferred stock at a discounted value of $1.1 million in order to purchase Buckle Down Publishing and pay related transaction costs. In December 2004, Haights Cross entered into a new $30.0 million senior secured term loan and received $33.2 million from the issuance of additional 11 3/4% senior notes. Also in December 2004, we used $52.7 million in cash to acquire Options Publishing and pay related transaction costs. As of December 31, 2004, the available borrowing capacity under the senior secured revolving credit facility, limited by certain restrictive covenants and financial ratio requirements, was approximately $5.8 million. We may incur additional debt to finance future acquisitions.
      Our cash and cash equivalents increased by $46.2 million for the twelve months ended December 31, 2004, to $78.6 million, from $32.4 million as of December 31, 2003 due primarily to the receipt of the net proceeds from our issuance of 12 1/2% senior discount notes in February 2004 and the net proceeds from the issuance of additional 11 3/4% senior notes and the new senior secured term loan in December 2004. Cash and cash equivalents increased by $29.7 million for the year ended December 31, 2003 to $32.4 million from $2.7 million on December 31, 2002.

Cash Flows
      Net cash provided by operating activities was $25.2 million for the twelve months ended December 31, 2004 in comparison to net cash provided of $32.1 million for the twelve months ended December 31, 2003. The decrease was primarily due to a decrease in income from operations, and an increase in cash interest paid in 2004.
      Net cash used in investing activities was $95.8 million for the twelve months ended December 31, 2004 in comparison to net cash used of $9.5 million for the twelve months ended December 31, 2003. The increase in cash used was primarily due to $25.2 million of cash used towards the purchase of Buckle Down Publishing in April 2004 and the $52.7 million of cash used towards the purchase of Options Publishing in December 2004. Net cash used in investing activities for the year ended December 31, 2003 includes $7.6 million in aggregate proceeds received from the sale of Andrews Communications.
      Net cash provided by financing activities was $116.6 million for the twelve months ended December 31, 2004 in comparison to net cash provided of $6.8 million for the twelve months ended December 31, 2003. The increase was due to $73.7 million of cash provided from the completion of the 12 1/2% senior discount notes offering on February 2, 2004 and the $63.2 provided by the issuance of additional 11 3/4% senior notes and the new senior secured term loan in December 2004. We used $14.0 million of the proceeds from the 12 1/2% senior discount note offering to repurchase 295,000 outstanding shares of Series B senior preferred stock, at a price equal to 99% of its liquidation value of $14.1 million.
Capital Expenditures
      Capital expenditures — pre-publication costs relate to the costs incurred in the development of new products. For the year ended December 31, 2004, we had $14.5 million of pre-publication expenditures compared to $14.1 million during the year ended December 31, 2003. We plan expenditures of approximately $23.0 million for pre-publication costs in 2005, which reflects a full year of pre-publication expenditures in 2004 related to Buckle Down Publishing and Options Publishing, and a significant increase at Triumph Learning as this business must revise a substantial portion of its product offering as a result of No Child Left Behind new test requirements. This level of spending is intended to support our core successful products and allow for the development of new products.
      Capital expenditures — property and equipment relate to the purchase of tangible fixed assets such as computers, software and leasehold improvements. For the year ended December 31, 2004 we had $3.4 million of property, building and equipment expenditures. This level of spending allowed for our planned implementation of an ERP system at our Recorded Books business, a software conversion at out shared services facility in Northborough, Massachusetts, a full office move for our Triumph Learning business and general additions to furniture, fixtures and equipment for both our newly acquired Buckle Down Publishing and our existing businesses. We plan expenditures of approximately $3.0 million for property and equipment in 2005. For the year ended December 31, 2003 we had $3.0 of property, building and equipment expenditures. This level of spending is based on the consolidation of the warehousing, customer service and order fulfillment functions of our Sundance/ Newbridge, Triumph Learning and Chelsea House businesses into a single facility and the implementation of a new Recorded Books fulfillment and financial software system as well as general additions to furniture, fixtures and equipment.
Liquidity
      In connection with the offering of the old notes, Haights Cross entered into a new $30.0 million senior secured term loan which increased its borrowings under senior secured term loans to $128.8 million. The senior secured term loans incur interest at variable rates. On December 31, 2004, borrowings under the senior secured term loans incurred interest at rates of 5.5% on the $30 million senior secured term loan entered into in December 2004 and 6.5% on the $98.8 million outstanding on the senior secured term loan entered into in August 2003.

      We are highly leveraged and have significant debt service obligations. Our primary sources of liquidity are cash flow from operations and available borrowings under the senior secured revolving credit facility. We expect that ongoing requirements for debt service, working capital, capital expenditures and permitted business acquisitions will be funded from these sources.
      Our ability to make scheduled payments of principal of, or to pay interest on, or to refinance, our indebtedness, or to fund planned capital expenditures will depend on our ability to generate cash in the future, which is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.
      While we cannot assure that our business will generate sufficient cash flow from operations, that any revenue growth or operating improvements will be realized or that future borrowings will be available under the senior secured revolving credit facility in an amount sufficient to enable us to service our indebtedness or to fund our other liquidity needs, based on our current level of operations, we believe that cash flow from operations and available cash, together with available borrowings under the senior secured revolving credit facility, will be adequate to meet our future liquidity needs for the next three years. In addition, from time to time as needs arise, with respect to future acquisitions or other general corporate purposes, which may include the repayment of the senior secured term loans, we may seek to raise additional capital through the issuance, in registered offerings or in private placements, of debt or equity securities on terms to be determined at the time of such issuances.
Contractual Obligations and Commitments
      The following table summarizes our contractual cash obligations (including interest) as of December 31, 2004:

	Payments Due by Period

	Less Than			After
Contractual Obligations	1 Year	1-2 Years	3-5 Years	5 Years	Total

	(In thousands)
Operating leases	$2,788	$2,246	$4,076	$—	$9,110
Senior secured term loans(1)	9,338	9,256	139,879	—	158,473
Senior notes	19,975	19,975	59,925	209,950	309,825
Senior discount notes	—	—	8,438	169,406	177,844
Series B senior preferred stock(2)	—	—	—	192,858	192,858

Total	$32,101	$31,477	$212,318	$572,214	$848,110

(1)	The senior secured term loans are floating rate instruments. The interest for this schedule was calculated using year end rates. A one percent increase in interest rates would result in payments of $10,621, $10,526, $142,069 in less than 1 year, 1-2 year, and 3-5 year respectively, for the senior secured term loans.

(2)	The Series B senior preferred is presented at its December 31, 2004 liquidation value.

Seasonality and Quarterly Results of Operations
      Our business is subject to seasonal fluctuations. Our revenue and income from operations have historically been higher during the second and third calendar quarters. In addition, our quarterly results of operations have fluctuated in the past and can be expected to continue to fluctuate in the future, as a result of many factors, including general economic trends; the traditional cyclical nature of educational material sales; school, library and consumer purchasing decisions; the unpredictable funding of schools and libraries by federal, state and local governments; consumer preferences and spending trends; the need to increase inventories in advance of our primary selling season; and the timing of introductions of new products.
      The following table sets forth selected unaudited quarterly statements of operations information for the periods presented. The unaudited quarterly information includes all normal recurring adjustments that management considers necessary for a fair presentation of the information shown. Because of the seasonality of our business and other factors, results for any interim period are not necessarily indicative of the results that may be achieved for the full fiscal year.

	Year Ended December 31, 2003

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

	(In thousands)
Revenue	$38,127	$44,109	$42,082	$37,725
Income from operations	7,244	9,598	9,322	6,928
Net (loss) income	2,275	3,560	(8,643)	942

	Year Ended December 31, 2004

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter(1)

	(In thousands)
Revenue	$39,563	$50,892	$48,713	$43,070
Income from operations	6,764	9,080	10,766	2,848
Net (loss)	(5,314)	(3,210)	(1,954)	(12,103)

(1)	The fourth quarter of 2004 income from operations was impacted by seasonally lower revenues, investments in marketing and sales initiatives, an increase in our inventory obsolescence reserves, additional costs of public company filings and our Sarbanes-Oxley implementation. The fourth quarter net loss was impacted by the lower income from operations and higher amortization of pre-publication costs due to increased investment and increased amortization of intangibles impacted by our Buckle Down Publishing and Options Publishing acquisitions.
Inflation
      Inflation has not had a significant impact on our operations in the past two years. We do not expect inflation to have a significant impact on our consolidated results of operations or financial condition in the foreseeable future.
Quantitative and Qualitative Disclosures About Market Risk
      In the normal course of business, our financial position and results of operations are routinely subject to a variety of risks, including market risk associated with interest rate movements on borrowings and investments and currency rate movements on non-U.S. dollar denominated assets, liabilities and income. We regularly assess these risks and have established policies and business practices to protect against the adverse effect of these and other potential exposures.
      We utilize cash from operations and short-term borrowings to fund our working capital and investment needs. Cash balances are normally invested in high-grade securities with terms shorter than three months. Because of the short-term nature of these investments, changes in interest rates would not materially affect the fair value of these financial instruments.
      Market risks relating to our operations result primarily from changes in interest rates. To reduce the impact of increases in interest rates, we may, in the normal course of business, enter into certain derivative instruments to hedge such changes. However, we do not consider the impact of interest rate fluctuations to represent a significant risk.
      We have minimal exposure to foreign currency rate fluctuations on our foreign sales, as currently we have minimal transactions denominated in foreign currency. As a result, we do not hedge the exposure to these changes, and the impact on our results of operations from foreign currency fluctuations has been de minimus.
      We have available a $30.0 million senior secured revolving credit facility as a source of financing for our working capital requirements subject to certain restrictive covenants that can reduce the available aggregate borrowings under the facility. As of December 31, 2004, the available borrowing capacity under the senior secured revolving credit facility, limited by such restrictive covenants, was approximately $5.8 million. Borrowings under this revolving credit agreement bear interest at variable rates based on LIBOR plus an applicable spread. As of December 31, 2004, there were no borrowings outstanding under this credit facility.
Recent Accounting Pronouncements
      In December 2004, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, which is a revision of FASB Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. Statement 123(R) supersedes Accounting Principal Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, and amends FASB No. 95, Statement of Cash Flows. Generally, the approach to accounting in SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. In April 2005, the SEC delayed the effective adoption to January 1, 2006 for calendar year companies. We adopted SFAS No. 123 effective January 1, 2002, and will continue to apply the minimum-value method in future periods to awards outstanding prior to January 1, 2006 which will be the date upon which we will adopt SFAS No. 123(R). All awards granted, modified or settled after the date of adoption shall be accounted for using the measurement, recognition and attribution provisions of SFAS No. 123(R). As such, while the adoption as of January 1, 2006 is not expected to have a material effect on our financial results or condition, we cannot predict the future impact of such adoption.
      On May 15, 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS No. 150”). SFAS No. 150 established standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. Instruments that are indexed to and potentially settled in an issuer’s own shares that are not within the scope of SFAS No. 150 remain subject to existing guidance (e.g., EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to or Potentially Settled in, a Company’s Own Stock, and Accounting Series Release 268, Redeemable Preferred Stocks) SFAS No. 150 generally requires liability classification for two broad classes of financial instruments, including mandatorily redeemable equity instruments.
      The adoption of SFAS No. 150 requires that the our Series B senior preferred stock be classified as debt on our consolidated balance sheet because it is mandatorily redeemable at a fixed and determinable date. Dividends and accretion related to the Series B senior preferred stock, which previously had been recorded below net income (loss) as a charge in determining net income (loss) available to common stockholders, has been charged to interest expense in the accompanying audited consolidated statement of operations since the January 1, 2004 adoption of this standard. Our Series A preferred stock and Series C preferred stock, which are redeemable beginning in the year 2019 and 2012, respectively, are redeemable at the option of the holders and are not mandatorily redeemable. Accordingly, SFAS No. 150 is not applicable to our Series A preferred stock or Series C preferred stock.
      In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51, (“FIN No. 46”). FIN No. 46 significantly changes whether entities included in its scope are consolidated by their sponsors, transferors, or investors. FIN No. 46 introduces a new consolidated model — the variable interest model — which determines control (and consolidation) based on potential variability in gains and losses of the entity being evaluated for consolidation.
      FIN No. 46’s consolidation provisions apply immediately to variable interests in variable interest entities (“VIEs”) created after January 31, 2003. It applies in the first fiscal year or interim period beginning after June 15, 2003 (July 1, 2003 for calendar year-end companies) to VIEs in which a public company holds a variable interest that it acquired before February 1, 2003. FIN No. 46’s consolidation requirements also apply to nonpublic enterprises, but the consolidation provisions relating to pre-January 31, 2003 VIEs do not apply until the end of the first fiscal year that begins after June 15, 2003. FIN No. 46 has no grandfathering provisions. The adoption of FIN No. 46 did not have any effect on our consolidated financial statements.

BUSINESS
The Company
      We are a leading developer and publisher of products for the education and library publishing markets. Within these broad markets, our businesses have established leading positions in several high growth segments, including supplemental education and state-specific test preparation for grades kindergarten through 12, or K-12, unabridged audiobooks, library books for young adults and continuing medical education products. We offer approximately 16,600 proprietary titles, which contributed 85.3% of our 2004 revenue. In addition, we market over 14,600 non-proprietary titles. Our products include books for children and young adults, teachers’ materials, study guides and audio recordings. In 2004, we sold our products through multiple channels to more than 150,000 customers, including educators and school systems, public and school libraries and medical professionals.
      Our business was formed in connection with our first acquisition in 1997. Our acquisitions of Recorded Books, Triumph Learning and Chelsea House in December 1999 signaled our strong commitment to the education and library publishing markets. To focus on developing our businesses in these markets, we began a process of assessing our mix of businesses to make selective acquisitions that complemented businesses within those segments and to dispose of or discontinue previously acquired businesses or divisions that no longer fit this focus. In accordance with this long-term strategy, we have continued to make complementary acquisitions while also disposing of or discontinuing several non-core businesses. More detailed information concerning these acquisitions and the disposed of or discontinued businesses is set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
      All of our businesses have long operating histories and have established recognized brands and long-standing customer relationships in the markets they serve. We continually invest in the development of new titles, which provides us with new releases each year and contributes to the growth of our profitable backlist. Our backlist consists of all proprietary titles that generate revenue in any year following the year of their initial release. During 2004, 89.1% of our non-subscription proprietary revenue was generated by our backlist. We believe that the strength of our backlist reflects our limited reliance on new titles for current period revenue, the longevity of our titles and the success of our product development efforts. Our strong backlist sales, together with our subscription-based businesses, provide us with significant recurring revenue streams that lessen the variability of the performance of our businesses.
      We seek to grow sales and improve cash flows at each of our businesses by developing and marketing new products, implementing professional sales and marketing programs, and improving operating efficiencies. For the year ended December 31, 2004, we generated revenue of $182.2 million and EBITDA of $44.3 million. For the year ended December 31, 2004, we experienced a net loss of $22.6 million.
Operating Groups
      We have organized our businesses into two operating groups: the Education Publishing Group and the Library Publishing Group.
      Education Publishing Group. Our Education Publishing Group publishes supplemental reading materials for the kindergarten through 9th grade market, state-specific test preparation materials for K-12 high stakes competency tests and continuing medical education products for doctors. This group also markets non-proprietary, supplemental reading products and literature for the K-12 market. Our Education Publishing Group is comprised of the following segments:

•	Sundance/ Newbridge Educational Publishing. Sundance, established in 1970 and acquired by us in 1998, publishes educational materials for shared reading, guided reading, independent reading, phonics and comprehension skills for students in kindergarten through 9th grade, and markets non-proprietary, supplemental literature products for students in grades K-12. Newbridge, established in 1981 and acquired by us in 1997, publishes nonfiction, guided reading materials and teachers’ guides in the content areas of standards-based science, social studies and math for students in pre-kindergarten through 5th grade. While acquired as separate businesses, we have combined all functions of Sundance and Newbridge, with the exception of the editorial departments responsible for creating the unique products under each brand. The Sundance/ Newbridge segment includes the business of Options Publishing, which was established in 1992 and acquired by us in December 2004 and which publishes K-8 reading, math and literature supplemental education materials and intervention programs. This business is operated separately from Sundance/ Newbridge.

•	Triumph Learning. Triumph Learning, established in 1963 and acquired by us in 1999, publishes state-specific and nationally normed test preparation books and software for students in grades K-12. Under its Coach brand, Triumph Learning publishes over 650 state-specific and nationally normed test preparation titles and over 40 software titles focused on building reading, math, social studies, science and other basic skills. Overall, Triumph Learning publishes over 775 test preparation and 75 skills development titles, which it sells directly to educators, schools and school systems in 24 states. The Triumph Learning segment includes the business of Buckle Down Publishing, which we acquired in April 2004 and which publishes over 550 test preparation titles for high stakes state tests.

•	Oakstone Publishing. Oakstone Publishing, established in 1975 and acquired by us in 1997, publishes continuing medical education materials for doctors. Oakstone offers monthly, subscription-based programs comprised of summaries and critical reviews of medical journal articles, covering 34 medical, dental and allied health specialties. Oakstone produces over 350 titles in audio, print, electronic and Web formats that enable its customers, which consist predominantly of doctors, to maintain current knowledge and/or obtain continuing medical education credits for licensing and hospital affiliation purposes.

      Our Education Publishing Group provided 50.7%, 54.4% and 56.0% of our consolidated revenue for the years ended December 31, 2002, 2003 and 2004, respectively.
      Library Publishing Group. Our Library Publishing Group publishes audiobooks for adults and children as well as literary, biographical and topical books published in series for public and school libraries. This group also markets non-proprietary audiobooks to public and school libraries. Our Library Publishing Group is comprised of the following segments:

•	Recorded Books. Recorded Books, established in 1979 and acquired by us in 1999, publishes and markets unabridged, spoken word audiobooks across multiple genres, including mysteries, histories, classics, inspirational, westerns, romance, sports and other topics, in the United States and the United Kingdom. Recorded Books supplements its proprietary title list by distributing non-proprietary titles, including certain titles in abridged form. Recorded Books sells its products to school and public libraries and retail book stores and directly to consumers.

•	Chelsea House. Chelsea House Publishers, established in 1966 and acquired by us in 1999, creates and publishes hardcover, non-fiction books for the children and young adult library market. Chelsea House’s titles are typically published in series of eight to 100 titles, providing a mechanism for recurring sales as new editions are released.

      Our Library Publishing Group provided 49.3%, 45.6% and 44.0% of our consolidated revenue for the years ended December 31, 2002, 2003 and 2004, respectively.

Education Products

Education Publishing Group
      Sundance/ Newbridge Educational Publishing. Sundance/ Newbridge creates and publishes products under the Sundance, Newbridge and Options Publishing brands. The principal Sundance product lines include:

Product Line	Grades	Description

Little Readers	Pre-K-3rd	Collections of eight to 16 page books, each targeting pre-kindergarten to third grade students as they take their first steps in learning how to read. Little Red Readers cover fiction and non-fiction, Little Blue Readers cover topics in technology and Little Green Readers cover life and environmental science topics.

Alpha Kids Alpha Kids Plus	K-2nd	A collection of books that introduces a letter of the alphabet and then proceeds through leveled guided readers in graduated sequence of difficulty to support small group instruction. These books feature gradually increasing challenges in length, language, text format and story structure, and provide support for young readers through print placement, repetition of sentence patterns, picture-text correlation and oral language structures.

Popcorns & Just Kids	1st-3rd	Collections consisting of books of graduated difficulty that are designed to help students advance from simple picture books to books that demand a longer attention span and that are organized into chapters.

Second Chance Readers	2nd-9th	A collection of high-interest literature titles designed to give elementary, middle school and high school reluctant readers the support and enjoyment they need to build basic reading, writing and speaking skills. The collection includes CD-ROM based tests organized in four highly structured levels for titles in the program.

Sundance Phonics	K-2nd	Books that provide phonics instruction through a clear phonics progression. Letters and Sounds focuses on the alphabet, vowels, and digraphs and blends basic building blocks for successful reading. PhonicsReaders focus on phonics in a story context. Benchmark Phonics Workbooks focus on assessment, practice and mastery of key phonics skills.

Reading PowerWorks	1st-2nd	A series of balanced literacy-theme units that offer teachers in grades 1 and 2 opportunities to teach shared, guided and independent reading with fiction and nonfiction. The themes are built around standards-based, content area reading in science, social studies, and mathematics. Each theme is developed on three different reading levels, so that students of differing abilities in the same classroom can access the materials and share meaningfully in the reading experience.

      In addition to these proprietary reading products, Sundance/ Newbridge markets more than 5,000 of the most widely taught literature titles for students in grades K-12. Sundance/ Newbridge offers these titles primarily in paperback editions, which are generally inexpensive enough to encourage multiple copy purchases. Titles in this literature line range from classic children’s stories to works of great American and English authors of the last two centuries. In addition to offering individual titles, Sundance/ Newbridge groups literature titles, including by grade level, author, character and study topic, in collections designed to meet classroom teachers’ need for highly accessible resources for independent reading. Sundance/ Newbridge supports its best selling distributed literature titles with Sundance-branded teacher resource guides that it publishes under the established brand names of LEAP (Literature Enrichment Activities Program), Chapter-by-Chapter, LIFT (Literature is For Thinking) and Novel Ideas. These teacher resource guides provide teachers with comprehensive, timesaving lesson plans and literature activities for students.
      We believe Sundance/ Newbridge’s non-proprietary products add to its business by allowing it to offer one-stop shopping to its customers and providing it with a platform through which it can sell its proprietary products. Sundance/ Newbridge’s strategy of distributing only the “best-of-the-best” literature also benefits its proprietary products by enabling its name and brand to become associated with high quality titles.
      Under the Newbridge brand, Sundance/ Newbridge offers an array of instructional programs that provides comprehensive lesson plans and assessment resources needed for success in the classroom. Newbridge’s Early Science series, which we believe is the only one of its type for the pre-kindergarten through 2nd grades, and its popular Ranger Rick science program for the 2nd through 5th grades, help engaging young minds participate in scientific pursuits, while the Early Math program for the pre-kindergarten through 2nd grades helps students build a foundation for math fluency. The complete Newbridge product line also includes teacher resources, audiocassettes, classroom collections, photo card libraries and activity kits for many of its titles.
      Sundance/ Newbridge organizes the Newbridge product lines in distinct units that provide educators with a full complement of teaching aids, student exercises and study materials. We design these products to help teachers present educational topics in a manner that engages children, encourages classroom participation, supports the development of basic skills and prepares students for successful, non-fiction reading and writing. The leading Newbridge product lines include:

Product Line	Grades	Description

Early Science Early Math Early Social Studies	K-2nd	These series focus on shared reading, a collaborative learning process whereby teachers direct group reading activities with big books (16 inches x 20 inches) and students engage in follow-up reading in student book versions of the big books. These series teach reading through the content areas of science, math and social studies and are often used as the core textbooks for these content areas.

GoFacts Guided Reading	1st-5th	A unique guided writing program designed to help students learn to work with informational texts and build effective nonfiction reading and writing skills. The series also prepares students for the writing samples required on standardized tests.

Product Line	Grades	Description

Newbridge Discovery Links Science Newbridge Discovery Links Social Studies Newbridge DiscoveryLinks Intermediate Plus	K-5th	Guided reading programs and teaching resources that contain real-life photographs and non-fiction support text designed to engage children in all aspects of reading and exploring key science and social studies concepts as part of leveled reading instruction.

Ranger Rick Science Spectacular	2nd-5th	A series of photo-illustrated titles that explore key earth, life, physical science and geography concepts. With big books and student books, the series can be taught as a shared reading experience.

Thinking Like a Scientist	1st-3rd	Programs of photo-illustrated titles that teach inquiry-based science and build science process skills such as observing, estimating, measuring, collecting and interpreting data and making graphs.

Read to Learn: Social Studies	3rd-5th	This series of 48 student titles provides core social studies content to meet curriculum standards. The series addresses history, culture, geography, economics, citizenship, and government. Three resource Big Books are designed to teach, reinforce, and extend critical skills for building social studies literacy. Teacher’s guides provide reading, writing and social studies lesson plans.
      Options Publishing develops and creates proprietary supplemental, instructional materials with the focus on students in kindergarten through grade eight, who need more help after using textbooks. This product line covers in depth the curriculum areas of reading, writing, math, science and parent involvement. The materials require minimal teacher training and are easy to implement in any classroom. Options Publishing’s product lines include:

K-8th
Summer Counts	1st -8	Provides a summer refresher of skills presented at each grade level with high-interest, thematic content. Students practice critical reading skills, comprehension, language arts, and math skills while preparing for advancement to the next grade in the fall. Each book contains a letter to the parent and perforated answer key to assist parents in helping their children retain critical skills over the summer.
Best Practices in Reading	th	Pairs fiction with nonfiction to teach comprehension with high-interest topics and scientifically research-based strategies. Each book uses exciting selections, research-based strategies, modeling in early lessons, and skills development as students learn to become independent readers and thinkers.

1st
Best Practices in Reading Classroom Libraries	-5 th 2nd	Extends comprehension practice into guided reading on the same themes found in Best Practices in Reading. Embedded Think-Along questions guide students to apply strategies. End-of-book questions focus on genres, inferencing, and making connections and home activity in each book supports parent involvement. Oak bookcases are included with classroom libraries.
Comprehensive Reading Assessment	-8 th 2nd	Each book includes two complete full-length assessments with a minimum of two pages of instruction for every question to help identify where students need help and how to improve their performance. Diagnoses students performance, provides a visual matrix for each student that summarizes results, and includes instructional lessons to improve performance in one book.
Comprehensive Math Assessment	-8 th K-8th	This book includes three sets of warm-ups (pretests) with instruction for each question, three half-length tests, and additional instruction-based on assessment results. Each assessment identifies which math concepts students have difficulty with and which question types they need to practice. Additional instruction and practice organized by math concept and question type. Follows research-based NCTM Standards. Available in either math or reading packages for after school, summer school and special programs. Well structured, easy to implement curriculum with the ability to diagnose students’ current functioning levels, instruction for critical skills and strategies, offers additional practice and assesses student’s performance. Portable, durable wheeled cart included.
Intervention Packages
      Options’ research-based materials are all proprietary. They are developed using proven educational principles and the most current research. Members of Options’ product development team have years of experience as educators and teachers. Options’ materials are correlated to state standards to ease their sale into various states. Options’ materials provide effective learning strategies for students struggling at their current grade level by focusing on the core content they need to master to reach Annual Yearly Progress (AYP — as defined by No Child Left Behind legislation).
      Triumph Learning. Triumph Learning is a publisher of test preparation books and software for the state specific and nationally normed tests given to K-12 students annually. Triumph Learning also publishes other supplemental print materials as well as a line of test preparation CD-ROMs. Under its flagship Coach brand, Triumph Learning publishes over 650 state-specific test preparation books and over 40 software titles that focus on diagnosing and remediating student strengths and weaknesses as students progress toward mastering the standards assessed on tests. Other Triumph test preparation brands include Focus on State Standards, as well as Jumpstart, Quick Review, and Test Practice, which are collections of both guided and unguided state practice tests. Triumph Learning also sells complementary skills books focused on building reading, math, social studies, writing and other basic skills which can be used either alone or in conjunction with Coach books. Triumph Learning publishes over 800 titles for state and national tests, and more than 900 print and software titles overall.

      Triumph Learning’s competitive advantages include the customer relationships it has built over almost twenty years of providing state specific test preparation materials, the breadth and depth of its product line, and its customization of each product to each state test. Unlike other test-preparation publishers, who may offer one series of products for all states or who partially customize books using a one-size-fits-all database of test questions and instructional content, Triumph Learning creates highly customized test preparation books, software and diagnostic tests precisely focused on the standards assessed on each state’s specific test. These books provide high quality instruction on each of the subjects assessed on the state test. In addition, under its Jumpstart, Quick Review and Test Practice brands, as well as on CD-ROM, Triumph Learning publishes tests that can be used by teachers to diagnose students’ mastery of their states standards and help them practice their test taking skills. As with the test practice included in Coach books, these tests have the added benefit of helping students become more familiar with the actual test they will be taking because they match features, including format, typeface, lettering or numbering system, style of answer foils and question type, of each state’s particular exam.
      Triumph Learning’s test preparation materials cover four subject areas: math, language arts, science and social studies. The number of customized products that Triumph Learning publishes for each state varies from state to state, from as few as three in a small or newly launched state to over 40 in some of the larger states. Triumph Learning’s complementary products, which it publishes under the Skills Coach brand, are designed to support students in learning the skills assessed on state tests, such as strategies for solving math problems and writing answers to open-ended questions. Triumph Learning has products for both on-grade as well as below-grade level students; its materials incorporate metacognitive and strategies-based instruction and scaffolding as well as standards review and test practice; and its products range from primarily instructional to primarily practice diagnostic. Triumph Learning seeks to ensure that it provides its customers with a single source for their test preparation product needs. By focusing on both quality instruction and content that tightly matches the format of each state’s tests, Triumph Learning has become a leader in selling test preparation materials in the 24 states in which it currently markets its books and software. Triumph also sells a material amount of books in the other 26 states.
      Buckle Down Publishing, a division of Triumph Learning that we acquired in April 2004, publishes state specific test preparation products for 13 states. Its primary product line is Buckle Down, a series of books written to and reviewing the state educational standards assessed on high-stakes state tests. Buckle Down books are available for grades three through 12, in mathematics, reading, writing, and science. In addition, Buckle Down has a national or “all states” line of Buckle Down books. These products, written to common or national standards, provide high quality review of the reading, writing, math, or science content that forms the core of state educational standards. This series gives Buckle Down products to sell in all states for which it has not yet developed custom product. Once Buckle Down enters a state with custom books, the state specific products replace the all-states books. Buckle Down books are supplemented by consumable student practice tests. The tests, sold both separately and as a package with the Buckle Down student texts, provide students with additional practice on answering test items. These tests are available in either one or two forms for each state or national product. In addition, Buckle Down also offers two other product lines. The first are hi-lo — high interest, low reading level — reading workbooks for underachieving or at-risk high school students. These books, called Ketchup on Reading, provide reading practice that is age-appropriate in terms of content and interest level, but that is accessible to students reading at 4th or 6th grade levels. The second additional product line includes reading, writing, math, or social studies skills practice books. These books, consisting of 10 two-to four-book series, cover skills central to success in school generally or on high-stakes assessments specifically. They both supplement and complement the flagship Buckle Down books by providing additional, focused practice on key language arts or mathematics skills.
      Buckle Down’s competitive advantages include quality writing; its proximity to the University of Iowa and its nationally recognized writing program, which ensures steady access to skilled content developers and editorial staff; its competitive pricing, which makes it a value leader; and its strong grounding in assessment.
      Oakstone Publishing. Oakstone offers subscription-based programs comprised of summaries and critical reviews of medical journal articles, covering 34 medical, dental and allied health specialties. Oakstone currently produces over 350 titles in audio, print, electronic and Web formats that enable users to earn continuing medical education credits on their own time. Oakstone develops its industry leading products through affiliations with 25 of the nation’s most prestigious medical organizations, including the Johns Hopkins University School of Medicine and the American College of Physicians.
      Oakstone’s products, most of which enable users to earn continuing education credit hours from various accrediting institutions, include:

Product Line	Description

Practical Reviews	Audio summaries of important medical journal articles, sold on a subscription basis. Each one-hour issue typically contains 15 to 20, three-to-five minute reviews of important journal articles, along with authoritative commentary.

QuickScan Reviews	Monthly electronic summaries of important medical journal articles that are delivered via CD-ROM. The QuickScan Reviews include our KeyINFO Manager software for instant retrieval of current and past information by simple keyword searching. Each issue typically contains 20 to 30 reviews, take-anywhere QuickFlash Review cards and a continuing education quiz.

MKSAP Audio Companion	Programs based on content taken from the Medical Knowledge Self-Assessment Program syllabus, a program created and sponsored by the American College of Physicians. Each two-hour issue, which is available on cassette or compact disc, features dialogues between a general internist and a subspecialty expert, and includes visual learning aids and a continuing medical education quiz.

Journalbytes.com	Online summaries that provide doctors with valuable information and practical commentary closer to the point of care. Each issue includes up to 30 journal article reviews, critical discussion and commentary regarding key developments, in-depth coverage of a vital topic, online audio that can be downloaded to MP3 players, access to full-text articles and an online quiz.

Osler on Audio	Specialty board certification courses on audio, created by partnering with the Osler Institute. Each course includes more than 40 hours of audio lectures delivered on compact disc.

Library Publishing Group
      Recorded Books. We believe that Recorded Books is the largest publisher and marketer of unabridged, spoken word audiobooks in the United States and the United Kingdom public library market. Recorded Books’ unabridged recordings, which generally run from 10 to 20 hours, meet its customers’ tastes across multiple genres, including mysteries, histories, classics, inspirational, westerns, romance, sports and other topics. In 2004, Recorded Books recorded and produced on audiotape and compact disc more than 1,100 new titles and generated sales from more than 6,600 proprietary unabridged audiobook titles through its sales force, catalogs and website. Over 85% of the titles Recorded Books has published since inception continue to generate revenue. Recorded Books supplements its proprietary title list by distributing non-proprietary titles, including certain titles in abridged form.

      Recorded Books is dedicated to creating and publishing audiobooks that exhibit high quality production and packaging and to providing superior customer service. Recorded Books’ audiobooks are narrated by professional voiceover artists, including numerous Broadway actors, and are produced and edited in our state-of-the-art studio located in New York City. Recorded Books’ dedication to quality production has won it multiple industry awards. In 2005, twelve of its audiobooks were named as finalists for the Audie Awards, which are sponsored by the Audio Publishers Association and are generally considered to be the highest honor in the audiobook industry. In addition, Recorded Books’ products are highly recommended in industry magazines that review audiobooks, such as Library Journal, School Library Journal, Audio File and Kliatt.
      Recorded Books’ Audio Adventures channel operates the nation’s largest audiobook rental program. Under its Landmark Audiobooks imprint, Audio Adventures leases audiobooks on cassette and compact disc to public libraries, offering thousands of audiobooks from all major publishers. Once these leases end, Audio Adventures takes the returned titles, along with titles specifically purchased for the travel center market and, through arrangements it has in place with more than 600 travel centers nationwide, places selections of up to 150 of these titles on Audio Adventures-branded racks for rental. Travelers who pay a fee to join are able to select and rent audiobooks at any one of the participating travel centers and return them within one week to a different location within the network.
      Chelsea House Publishers. Chelsea House creates and publishes hard-cover, non-fiction books for the children and young adult library markets. In 2004, Chelsea House released 230 new titles and generated sales from approximately 3,000 backlist titles. Chelsea House’s titles are typically published in series of six to twelve titles with some series containing over 100 titles. This provides a mechanism for recurring sales as new editions are released. Chelsea House’s series are typically written or edited by recognized authors, such as Harold Bloom, the Sterling Professor of the Humanities at Yale University, who edits our Literary Criticism series. Another such series is our new Great American Presidents series, which contains forwards written by Walter Cronkite. Chelsea House’s series cover 19 thematic categories, including biography, literary criticism, history, art, music, science and sports.
      Once a library has purchased selected volumes from a Chelsea House series, it typically will continue to purchase new titles until the series is complete. As a result, Chelsea House’s products enjoy long lives, with most publications experiencing a minimum five-year sales life. Some titles from the literary criticism field have had sales since the mid-1980’s, and many of the major products Chelsea House first published in the 1980’s are still in print today. In addition, because Chelsea House’s series usually cover subjects that evolve and change over time, many series can be revised and reissued with new covers, updated content, new photographs and updated copyrights. For example, Chelsea House’s 18 recently released Black Americans of Achievement, Legacy Editions are revised editions of the successful Black Americans of Achievement series, which was originally launched in 1987.
Product and Content Development
      We make significant investments in product development, which is a critical focus at each of our businesses and a key factor in the continued success of our backlist. Though the product development process varies across our businesses, all of our product development efforts feature a disciplined approach designed to reduce the risk of introducing products that will not receive market acceptance or achieve profitable sales levels. Our editors, managers and sales force generate new product ideas which are outsourced to freelance authors for writing and development, providing us with significant operating leverage. We limit expenditures during the product development process until we have assurance of feasibility and likely success in the market.

Education Publishing Group
      Sundance/ Newbridge reviews international publishing markets for ideas and products it deems suitable for adaptation to the North American market. Sundance/ Newbridge has developed a reputation with international publishers for successfully transferring product from international markets to the North American market and, as a result, smaller international publishers consistently present us with new product ideas. Many of Sundance’s titles have been developed through licensing agreements and co-partnering arrangements and, although we have recently focused greater resources on doing more internal development, we also continue to co-partner and co-develop new products. Once we identify a product line for our Sundance brand, Sundance/ Newbridge seeks to acquire exclusive rights in perpetuity to the product and then to tailor the product to meet the specific needs of the domestic market. Sundance/ Newbridge gauges these needs by maintaining close ties with its customer base through focus groups and management’s in-depth knowledge of the market. For both our Newbridge brand and Options Publishing business, Sundance/ Newbridge focuses on aggressive internal development of high quality products, including extensions of current brands. The development of Newbridge’s and Options Publishing’s product lines is driven by three primary sources, including teacher focus groups, customer surveys and feedback from the sales force.
      Sundance/ Newbridge utilizes a staged-release process for new product introductions. Initially, a limited amount of products are released to the market to measure customer reaction, then the full product roll-out is managed based on the response. We believe this staged-release approach, supplemented by measured feedback, significantly lowers the risk and cost of new product development and has proven highly successful.
      Triumph Learning’s product development efforts involve a three-pronged approach that focuses on updating existing state-specific materials in reaction to changes in state tests, developing non-state-specific skills materials and entering new state markets with customized titles. State tests typically change every three to five years and test-preparation publishers must anticipate these changes and deliver product as soon as the new tests are issued. Triumph Learning’s authors, editors and sales representatives have long-term relationships with personnel in state education departments that allow it to receive immediate notice of any changes in state tests as well as to receive copies of new tests for analysis as soon as they are available. Triumph Learning carefully screens new editorial hires for high levels of intelligence, an understanding of the curriculum, a commitment to quality and a sensitivity to the needs of students and educators. These editors then cultivate a broad pool of authors that excel at producing high quality test preparation material. The combination of these factors, together with its 40 years of experience developing content, usually enables Triumph Learning to be first to market with high quality test-preparation products that are developed for and targeted toward a specific state.
      When evaluating whether to develop product for a new state, Triumph Learning analyzes the size of the state, the consequences of performance on the state’s test, the state’s average expenditures on instructional materials and the competitive landscape. Once Triumph Learning decides to enter a state, it works closely with the educators in that state and spends significant resources analyzing the state’s tests in order to develop products that address specific testing needs or satisfy deficiencies in the state curriculum. In order to maintain the state-specific focus and credibility of its product line, Triumph Learning strives to match and customize the type, difficulty, structure and presentation of questions to each actual state test in the markets in which it publishes. Triumph Learning’s writing, editorial and graphic design teams create and adapt content for each test to achieve a truly custom product that matches the state test as closely as possible.
      Also operating in the test preparation market, Buckle Down follows a similar product development model. Starting from a base of experience in assessment and test preparation, and utilizing the talents of a strong editorial and content development team, some of whom are graduates of award-winning writing programs, Buckle Down analyzes the standards, assessments, competition, and funding landscape in each state. This analysis first informs the decision of whether and what to publish for that territory, then is used to guide product development, ensuring its fit to purpose and the market.
      Oakstone conducts its product development efforts in partnership with its affiliated medical institutions. Oakstone typically launches its new products in affiliation with one of these institutions, which in turn accredits the product and determines the number of continuing medical education credits available through use of the product. These relationships provide not only significant operating leverage, but also access to more than 300 private and academic physicians with whom we develop content. Oakstone supplements these product development efforts with well-organized and executed focus groups, surveys and customer support programs.

Library Publishing Group
      The product development efforts of our Recorded Books business begins with rights acquisitions of books, stories, information and entertainment for use in the recorded audio format. Recorded Books utilizes its deep, long-standing relationships with publishers, agents and authors to review or preview product for rights acquisitions. These relationships improve its ability to identify high quality product early and attain the rights at reasonable costs. In some instances, Recorded Books’ ongoing relationships allow it to purchase the exclusive unabridged audio rights to a title directly from the author prior to completion or publication, thereby reducing its acquisition cost.
      Recorded Books has also successfully purchased rights in competitive auctions. Through its Continuous Order Plans, Recorded Books has the ability to place between 2,500 and 3,000 copies of a title in libraries across the country on the first day of a new title release, providing it with a significant advantage over its competitors in the library market when purchasing rights from authors who are paid royalties on a per unit sold basis. Recorded Books’ direct, daily interaction with librarians generally enables it to be first to market with new products that satisfy specific market demands. For example, in response to direct requests and feedback from its library customers, during 2002 and 2003, Recorded Books introduced an audio lecture series, The Modern Scholar; A Large Print hardcover line; The Bible on audiocassette and compact disc; and two new imprints, Southern Voices and Lonestar Audio.
      Chelsea House seeks to identify under-published niches and generally be the first to market with top quality titles, typically in series format. To execute this strategy, Chelsea House employs an internal creative staff that is well-attuned to the market with extensive product knowledge and the ability to identify potential growth areas. The writing phase of the development process is performed by independent series consultants and by professional contract writers on a work-for-hire basis. Chelsea House believes that its long-standing relationships with top-name authors and editors gives it the opportunity to be first to market with timely, high-quality and authoritative materials that serve to reinforce the reputation of the Chelsea House brand. In addition, its staged introduction of new products has helped it achieve success with the majority of its new titles.
Sales and Marketing
      We successfully market our products through a broad range of distribution channels, including internal and external sales representatives, telesales, catalogs and other direct marketing methods.

Education Publishing Group
      Sundance/ Newbridge produces multiple types of catalogs for its Sundance and Newbridge products, targeted to specific customer groups and buying patterns, and it mailed over 6.6 million pieces in 2004 during specific strategic buying windows. The success of this direct mail effort is driven in large part by the extensive reach and high quality of our proprietary mailing lists, as well as the reputation of the Sundance, Newbridge and Options Publishing product lines.
      Sundance/ Newbridge also generates sales for its Sundance, Newbridge and Options Publishing product lines through employee sales representatives, a highly experienced independent sales force and telesales representatives. Sundance/ Newbridge supports its national sales force with an experienced sales management team. With the integration of Sundance and Newbridge, we are utilizing Sundance’s direct mail expertise for the Newbridge product lines with a high degree of success. This direct marketing method complements a changing dynamic in the educational publishing markets that is providing teachers with greater power to make purchasing decisions without approval of their central school or school system. These sales efforts are supported through attendance at national, regional, key state and local conferences every year.
      Triumph Learning is shifting its sales and marketing focus from primarily an independent sales force that sells Triumph Learning products alongside those of other publishers, to a multi-channel approach, in which almost all members of its sales force, including both employees and independent sales representatives, now sell Triumph Learning products exclusively. Triumph Learning has implemented various strategies to improve sales penetration and reduce cost of sales, including the introduction of an intensive telesales program. Sales representatives, both inside and field, are supported by targeted direct mail campaigns, especially during critical buying periods. Finally, Triumph Learning regularly mails catalogs to its customers and is seeking to increase the focus of its direct marketing efforts to include electronic direct response and fax campaigns, as well as targeted print, in order to reach specific customers and maximize contact with customers during optimal purchase cycles.
      Buckle Down has historically been a direct mail company, marketing its products through an array of catalogs, brochures, and other mail pieces, supported by attendance at state and national trade shows. Since its acquisition, Buckle Down has been exploring moving towards a multi-channel distribution method mirroring the efforts at Triumph Learning.
      Oakstone sells its products primarily through direct marketing campaigns. Oakstone identifies target customers by medical specialty area and reaches them efficiently through direct mail. Recently, Oakstone began using telemarketing campaigns to contact medical professionals using targeted calling lists to capture potential customers that typically do not respond to direct mail campaigns.

Library Publishing Group
      Recorded Books has internal sales representatives and sales managers that sell exclusively to public libraries throughout the United States, as well as sales representatives and sales managers targeting public libraries in the United Kingdom. In addition, Recorded Books has both internal and independent sales representatives targeting the United States school market. In support of this sales force, in 2004, Recorded Books mailed ten separate catalogs to over 15,000 public libraries in the United States and an additional four catalogs, on a quarterly basis, to approximately 2,600 public libraries in the United Kingdom. Recorded Books also conducts three annual mailings in the fall, winter and spring distributing approximately 300,000 pieces each season to the United States school market.
      Recorded Books has established Continuous Order Plans with more than 3,000 of its library accounts. Customers that enroll in these plans agree to automatically purchase between two and 350 titles per quarter that Recorded Books chooses, enabling Recorded Books to place thousands of copies of a new title in libraries across the country immediately upon release. In 2004, Recorded Books generated 30.7% of its revenue through these plans.
      In the consumer market, Recorded Books markets product rentals and audiobooks for sale, directly to adults through the use of catalog mailings and its website. On average, Recorded Books mails over 38,000 catalogs per month directly to consumers. Recorded Books also distributes titles through booksellers, such as Barnes & Noble, Borders and Waldenbooks.
      Chelsea House sells to libraries through major library distributors such as Baker & Taylor, Follett Library Resources, Brodart Company, Ingram Book Company and World Almanac Education, which accounted for 63.0% of its revenue in 2004. Chelsea House also engages independent commission sales representative groups that sell directly to libraries and generated 28% of its 2004 revenue. These representative groups consist of sales people who market Chelsea House’s products and third party products and are paid solely on a commission basis. Chelsea House also utilizes a direct mail program, and in 2004 it sent out over 500,000 catalog and direct mail pieces, focused during the two key buying seasons of fall and spring, to the over 100,000 library institutions that are potential buyers of its products. The remainder of Chelsea House’s sales are generated from its internal telesales representatives and the Chelsea House website. In support of these sales efforts, Chelsea House created Presidential Accounts, a group of approximately 60 customers consisting primarily of larger libraries and school systems that have formal approval processes for buying new titles. This group receives advance copies of Chelsea House’s newest titles to preview. If a title gets approved by the library system, these customers will then typically place a bulk order for their entire system. In addition, these larger library systems will often write product reviews for the titles that they approve. These reviews are valuable to Chelsea House because smaller libraries often rely on these reviews when placing their new orders. Furthermore, the reviews generate valuable feedback for the new product development process.

Customers
      Our customer base is highly diversified across a broad range of end users within the education and library publishing markets, mitigating our exposure to a downturn in any particular market or industry. In 2004, no one customer accounted for more than 3% of revenue, and our ten largest customers accounted for less than 8% of revenue.

Education Publishing Group
      Sundance/ Newbridge sold its products to approximately 30,000 individual schools, school districts and teachers in 2004, while Triumph Learning sold its products to more than 23,000 customers during the same year. With an increased emphasis on education and related testing throughout the country in recent years, these customers are well versed in the benefits that our education and testing products can provide to students in grades K-12. Oakstone had approximately 36,000 customers in 2004, consisting predominately of doctors seeking to maintain current knowledge and/or obtain continuing medical education credits for licensing and hospital affiliation purposes. We believe these customers regard Oakstone’s products as “must have” and value the quality and the relevance of the products to their practices.

Library Publishing Group
      In 2004, Recorded Books sold its products to approximately 45,000 teachers, public and school libraries and consumers across the country. In addition, Recorded Books sells its products to consumers at retail locations and through direct sales and other channels. Chelsea House sold its publications to nearly 5,000 public and school libraries across the United States in 2004, both through its network of distributors as well as through its independent sales force.
Seasonality
      Our business is subject to seasonal fluctuations. Our revenue and income from operations have historically been higher during the second and third calendar quarters. In addition, our quarterly results of operations have fluctuated in the past and can be expected to continue to fluctuate in the future, as a result of many factors, including general economic trends; the traditional cyclical nature of educational material sales; school, library and consumer purchasing decisions; the unpredictable funding of schools and libraries by federal, state and local governments; consumer preferences and spending trends; the need to increase inventories in advance of our primary selling season; and the timing of introductions of new products.
Competition
      Our businesses face competition from numerous publishers offering products to the same market niches we serve. We believe we compete successfully in these markets based on our well-established product lines and brand names, our reputation for quality products and new product development, our broad range of product offerings, our competitive pricing, the strength of our sales and marketing efforts and our commitment to continued product innovation. Many of the companies with which we compete, however, have greater resources than we do.

Education Publishing Group
      Sundance/ Newbridge faces competition from supplemental education companies like The Wright Group, a McGraw-Hill company; Harcourt Achieve, which is a Reed Elsevier company; Celebration Press and Modern Curriculum Press, each of which is a Pearson company; Scholastic; Great Source, a division of Houghton Mifflin and Mondo. Sundance/ Newbridge competes with these companies at all levels, including product content and format, sales and marketing approaches, customer service and distribution capabilities, and pricing. Triumph Learning’s competitors are generally small, private companies that publish products that are state or subject area focused, such as math or reading, or large public companies that publish products focused on national standards, and it generally does not face direct competition in the publication of test preparation instructional materials that are designed for specific state and subject matter tests. Triumph

Learning’s primary competitors include Steck-Vaughn, People’s Publishing, and Curriculum Associates. Oakstone faces limited direct competition in its primary product format, compact disc, and its flagship product, Practical Reviews, enjoys a unique position with few direct competitors. However, the larger market for print and other formats of continuing medical education products is fragmented and highly competitive.

Library Publishing Group
      Recorded Books primarily seeks the rights to publish and sell unabridged recordings to the public and school market. Some of its other product offerings, including those made to the retail channel, face competition from, among others, Books on Tape, a division of Random House, BBC Audio (Chivers), Blackstone, Brilliance Audio and Audio Editions. The basis of this competition is focused on product content, quality and pricing. Chelsea House faces competition from library publishing divisions of major publishers such as Thomson’s Greenhaven/ Lucent and Blackbirch divisions and Scholastic’s Grolier division, as well as independent publishers specializing in the library market, such as Rosen, Capstone, Millbrook Press and Gareth Stevens. This competition is largely focused on product content and pricing.
Production and Fulfillment
      The principal raw materials that we use in our products are paper, ink, cassette tapes and audio compact discs. We purchase paper and audio media from suppliers directly based on pricing, quality and, to a lesser extent, availability. Ink utilized by our publications is provided by the respective printers of our publications and included in the cost of print production. Both paper and ink are commodity products which are affected by demand, capacity and economic conditions. We believe that adequate sources of supply are, and will continue to be, available to fulfill our requirements.
      The majority of our print products are printed and bound by third parties with whom we have contracts. We believe that outside printing and binding services at competitive prices are readily available. Much of our pre-press production, typesetting, layout and design functions are conducted internally, which we believe provides us with greater control and flexibility over the creative process. Our non-print products, including our audio compact discs and CD-ROMs, are generally produced internally and replicated both in-house and by third party vendors as volume, scheduling and packaging demands dictate.
      The customer fulfillment functions include customer service, order processing, cash application, collections and product distribution. While historically each of our businesses has independently performed these functions, we have consolidated these functions for our Sundance/ Newbridge, Triumph Learning and Chelsea House businesses.
Intellectual Property
      We regard our trademarks, copyrights, trade secrets and similar intellectual property as valuable assets and rely upon trademark and copyright laws, as well as confidentiality agreements with our employees and others, to protect our rights. For some of our products that involve the use of content created by third parties, we enter into license agreements that generally give us the exclusive right to use this content for specified purposes in specified geographic areas and mediums. In addition, in some cases we buy products created by third parties from distributors and re-package and redistribute such products without a license or other permission from the third party creators. While we believe that the manner in which we license third party content to create our products, as well as the manner in which we purchase third party products and re-package and redistribute them, complies with applicable trademark and copyright laws, any infringement claims could result in the expenditure of significant financial and managerial resources on our part and, if such claims are finally determined to be meritorious, could materially adversely affect our business, results of operations and financial condition.
      Our efforts to protect our intellectual property rights could be inadequate to deter misappropriation of proprietary information. For example, we may not detect unauthorized use of our intellectual property. In addition, the legal status of intellectual property on the Internet is currently subject to various uncertainties. To our knowledge, there are no threatened or pending legal proceedings or claims related to our intellectual property that are likely to have, individually or in the aggregate, a material adverse effect on our business, financial condition or results of operations.
Environmental Regulation
      We are subject to environmental laws and regulations relating to the protection of the environment, including those that regulate the generation and disposal of hazardous materials and worker health and safety. We believe that we currently conduct our operations in substantial compliance with applicable environmental laws and regulations. Based on our experience to date and the nature of our operations, we believe that the future cost of compliance with existing environmental laws and regulations and liability for known environmental claims will not have a material adverse effect on our financial condition, results of operations or liquidity.
Employees
      As of December 31, 2004, we had 755 full-time equivalent employees. None of our employees are represented by any union or other labor organization, we have had no strikes or work stoppages, and we believe our relations with our employees are good.
Properties
      The principal executive offices of our senior executive management are located in approximately 5,450 square feet of leased space at 10 New King Street, White Plains, New York under a lease that expires in June 2005. We own a 52,000 square foot office, warehouse and production facility in Prince Frederick, Maryland, which is primarily used by our Library Publishing Group, and a 16,000 square foot office and warehouse in Merrimack, New Hampshire, which is used by our Education Publishing Group. We also lease 10 additional office, warehouse, and mixed use facilities for our businesses, as summarized in the table below.

Location	Use	Sq. Ft.	Termination Date

140 Bugeye Square, Prince Frederick, MD(2)	Warehouse	19,400	November 6, 2005
200 Skipjack Road, Prince Frederick, MD(2)	Warehouse	23,000	November 30, 2005
140 W. 22nd Street, New York, NY(2)	Recording Studios	5,894	May 31, 2006
2565 Bluffwood Lane, Iowa City, IA(1)	Warehouse/Office	45,000	September 30, 2006
500 Corporate Parkway, Birmingham, AL(1)	Office	27,052	November 30, 2007
11-13 E. 26th Street, New York, NY(1)	Office	5,500	December 31, 2007
Units 6 and 7 Victoria Mills, UK(2)	Warehouse/Office	5,591	February 25, 2008
2080 Cabot Blvd. West, Langhorne, PA(2)	Office	9,950	March 31, 2009
One Beeman Road, Northborough, MA(1)	Warehouse/Office	150,000	July 31, 2009
136 Madison Avenue, New York, NY(1)	Office	16,500	March 30, 2010

(1)	This property is primarily used by our Education Publishing Group.

(2)	This property is primarily used by our Library Publishing Group.
      We believe that our properties, taken as a whole, are in good operating condition and are suitable and adequate for our current business operations, and that suitable additional or alternative space will be available at commercially reasonable terms for future expansion.
Legal Proceedings
      From time to time, we are involved in legal proceedings that we consider to be in the normal course of business. We are not presently involved in any legal proceedings that we expect individually or in the aggregate to have a material adverse effect on our financial condition, results of operations or liquidity.

MANAGEMENT
Directors, Executive Officers And Business Presidents
      Our executive officers, key employees and directors and their respective ages and positions as of December 31, 2004 are as follows:

Name	Age	Position

Peter J. Quandt	56	Chairman, Chief Executive Officer and President
Paul J. Crecca	47	Director, Executive Vice President and Chief Financial Officer
Linda Koons	50	Executive Vice President and Publisher
Kevin M. McAliley	45	Executive Vice President and President of Triumph Learning
Paul A. Konowitch	50	Senior Vice President, Corporate and New Business Development
Mark Kurtz	40	Vice President, Finance and Accounting, and Chief Accounting Officer
Melissa L. Linsky	45	Vice President, Finance and Planning, and Treasurer
David Berset	50	President, Recorded Books
Robert J. Laronga	62	President, Sundance/ Newbridge and Chelsea House
Nancy McMeekin	50	President, Oakstone Publishing
Christopher S. Gaffney	41	Director
Stephen F. Gormley	54	Director
Executive Officers
      Peter J. Quandt has served as our Chairman, Chief Executive Officer and President since founding Haights Cross Communications in 1997. Prior to forming our company, Mr. Quandt served as President and Chief Executive Officer of the Education Group of Primedia, Inc., a publishing company. Before joining Primedia in 1989, Mr. Quandt had spent his career at Macmillan, Inc., a publishing company, in a series of editorial, marketing and management positions. Mr. Quandt received an A.B. in Government from Georgetown University.
      Paul J. Crecca has served as a member of our board of directors since October 2004 and as our Executive Vice President and Chief Financial Officer since January 1998. Mr. Crecca has also served as our Chief Operating Officer from January 1998 to June 2000 and as Treasurer from 2001 to 2004. From 1995 to 1998, Mr. Crecca served as Executive Vice President Finance of the Marvel Comics Group, an operating division of Marvel Entertainment Group, Inc. From 1985 to 1995, Mr. Crecca served as Chief Financial Officer of Dun & Bradstreet International, a division of the Dun & Bradstreet Corporation. Prior to 1985, Mr. Crecca was employed as an audit manager for Ernst & Young LLP. Mr. Crecca, a C.P.A. since 1981, received a B.A. from the Rutgers College of Arts and Sciences and an M.B.A. from the Rutgers Graduate School of Business Management.
      Linda Koons has served as our Executive Vice President and Publisher since March 2004. From 2002 to 2004, Ms. Koons worked in business development for, and provided educational consulting services to, publishers and national non-profit organizations. From 1990 to 2002, Ms. Koons held positions of increasing responsibility at Scholastic, Inc., serving most recently as Senior Vice President & Publisher with responsibility for publishing, marketing, and sales of core and supplementary products in print and technology, and prior to that, as Vice President of the Supplementary Division; Vice President of Early Childhood; and Editor-in-Chief when Scholastic developed its first core literacy program for schools. Ms. Koons left Scholastic for a two-year period to become Director of School Product Development for the Walt Disney Company, and from

1981 to 1990 served in several editorial management positions at Silver Burdett & Ginn. Ms. Koons has an M.A. in Education from Bowling Green State University and a B.A. from Wittenberg University.
      Kevin M. McAliley has served as our Executive Vice President since October 1999 and also has served as President of Triumph Learning since October 2001. From 1991 to 1999, Mr. McAliley held positions of increasing responsibility at Primedia, Inc., serving most recently as President and Chief Executive Officer of Channel One Communications Group, composed of Channel One, a news service broadcast to millions of high school students daily; Films for the Humanities & Sciences, the largest U.S. distributor of academic videos and software; and other units. Prior to becoming President and Chief Executive Officer of Channel One Communications Group, Mr. McAliley served as President and Chief Executive Officer of Films for the Humanities & Sciences. Immediately prior to that, Mr. McAliley helped lead the team that launched Newbridge. Mr. McAliley has been the principal on approximately $250 million of acquisitions, licensing deals and joint ventures between and among education companies. Mr. McAliley received a B.A. from Harvard University and an M.B.A. from Columbia University.
      Paul A. Konowitch has served as our Senior Vice President, Corporate and New Business Development, since September 2003. Previously, Mr. Konowitch served as Managing Director at Gabelli Group Capital Partners where he led investments in venture, private equity and leveraged buyout opportunities. Prior to that, Mr. Konowitch, over a thirteen year period, served in a variety of President, General Manager and chief financial officer positions within The Thomson Corporation in the healthcare, business information, and financial services groups. Mr. Konowitch, a C.P.A. since 1981, received a B.A. in Business Administration from Rutgers College and an M.B.A. from the Rutgers Graduate School of Business Management.
      Mark Kurtz has served as our Vice President, Finance and Accounting, and Chief Accounting Officer since December 1999. From June 1997 to December 1999, Mr. Kurtz served as Chief Financial Officer of Oakstone Publishing. Prior to joining Oakstone Publishing, Mr. Kurtz served as a senior manager at Hardman Guess Frost and Cummings, a public accounting firm. Mr. Kurtz, a C.P.A. since 1989, received a B.B.A. from the University of Montevallo.
      Melissa L. Linsky has served as our Vice President, Finance and Planning, since June 1999 and as our Treasurer since October 2004. From 1998 to 1999, Ms. Linsky served as Vice President of Finance and Planning at the MacManus Group, an advertising and communications company, and from 1995 to 1997 served as Vice President of Marvel Comics Group, an operating division of Marvel Entertainment Group, Inc. From 1988 to 1995, Ms. Linsky served as Assistant Vice President of Dun & Bradstreet International, a division of the Dun & Bradstreet Corporation, and from 1984 to 1988 as Assistant Treasurer at Chase Manhattan Bank. Ms. Linsky received a B.B.A. magna cum laude from Temple University and an M.B.A. from New York University’s Stern School of Business.
Business Presidents
      David Berset has served as President of Recorded Books since January 2000. Mr. Berset joined Recorded Books in November 1991 as a National Sales Director responsible for building the library sales team and served as Vice President of Recorded Books from November 1997 to June 2000. Prior to that time, Mr. Berset spent 11 years at Triad Systems Corporation, a computer software company, serving most recently as its Northeast Regional Sales Manager. Mr. Berset received a B.S. in Psychology from Worcester State College.
      Robert J. Laronga has served as President of Sundance/ Newbridge since June 2000 and President of Chelsea House since April 2004, having joined us in October 1999 as Executive Vice President of Sundance. Mr. Laronga has over 35 years of experience in school publishing in key management positions with well-known educational firms. From 1993 to 1999, Mr. Laronga served as Senior Vice President, Publisher, of Perfection Learning Corporation. Prior to that time, Mr. Laronga’s positions included Senior Vice President, Sales and Marketing, at McDougal Littell; Executive Vice President of the Laidlaw Educational Division of Doubleday; and Director of Marketing for the School Division of Harper & Row. Mr. Laronga serves on the board of directors of Voices, LLC and the Educational Paperback Association, of which he is a former President. Mr. Laronga received an A.B. in English from Boston College and an M.B.A. in Marketing and Finance from the University of Chicago.

      Nancy McMeekin has served as President of Oakstone Publishing since December 1995. Ms. McMeekin joined Oakstone Publishing in 1993 as General Manager. Prior to that time, she served as the Director of Public Relations and Instructor in Journalism at the University of Montevallo, and was founder of Louisiana Life Magazine, a winner of the National Magazine Award for General Excellence. Ms. McMeekin received a B.A. from the Mississippi University for Women.
      Barbara Russell has served as President of Options Publishing since December 2004. In 1993, Ms. Russell founded Options Publishing, Inc. and served as President of that company until we acquired the business in December 2004. For the nineteen years prior to 1993, Ms. Russell served in a variety of sales positions, including Vice President of Sales and Marketing, for Curriculum Associates, Inc. Ms. Russell received a B.A. from Lesley University, Cambridge MA.
Directors
      Christopher S. Gaffney has served as a member of our board of directors since March 1997. Mr. Gaffney is a co-founder and managing partner of Great Hill Partners, LLC, a Boston-based private equity firm, with responsibility for general management and investment policy. Mr. Gaffney’s investing experience includes education, media, publishing, IT services, telecommunications, business services and broadcasting. Mr. Gaffney presently serves as a director of Incentra Solutions, Inc., a publicly traded company that provides data storage services, and as a director of a number of privately held companies, including High-Tech Institute Holdings, Inc., and Northface Holdings, LLC, which are post-secondary for-profit education companies, CyberTech International, an information technology services provider, Dental Economics, LP, an operator of managed dental benefit services companies, Corliant, Inc., an information technology services provider, and Horizon Telecom International, Inc., a Brazilian broadband video and data provider. Mr. Gaffney has participated in the private equity business since 1986, serving as an Associate, Principal and General Partner of Media/ Communications Partners from 1986 to 1999. Prior to that time, Mr. Gaffney was a commercial lending officer for the First National Bank of Boston in the specialized media-lending unit. Mr. Gaffney received a B.S. summa cum laude from Boston College in Accounting and Economics.
      Stephen F. Gormley has served as a member of our board of directors since March 1997. Mr. Gormley is a co-founder and managing partner of Great Hill Partners, LLC, a Boston-based private equity firm, with responsibility for general management and investment policy. Mr. Gormley’s investing experience spans broadcasting, outdoor advertising, telecommunications, publishing and information technology services. Mr. Gormley serves as a director of triVIN, Inc., an electronic processor of automobile registrations and titles, and of Equity Communications, L.P., Dame Broadcasting, LLC, and Palm Beach Broadcasting, LLC, which are radio broadcasters. Mr. Gormley has served as a director for numerous other companies including Triad Cellular, LLC, OCI Holdings, Inc. and OmniAmerica Group. Mr. Gormley has participated in the private equity business since 1978, serving as an Associate, Vice President and General Partner for TA Associates until 1986 and as a founding General Partner of Media/ Communications Partners until 1999. Mr. Gormley received a B.A. from Bowdoin College and an M.B.A. from Columbia University.

Executive Compensation
      The following table sets forth the total compensation paid or accrued during the years ended December 31, 2004, 2003 and 2002 to Peter J. Quandt, our Chief Executive Officer and President, and to each of our other five most highly paid executive officers whose combined salary and bonus exceeded $100,000 during 2004 for services rendered to us in all capacities. We refer to each of these people as our “named executive officers.”
Summary Compensation Table

	Annual Compensation
					All Other
Name and Principal Position	Year	Salary	Bonus(1)		Compensation(2)

Peter J. Quandt	2004	$447,782	$256,838		$4,330
Chairman, Chief Executive Officer and	2003	445,770	208,950		5,719
President	2002	431,805	287,991		5,500
Paul J. Crecca	2004	319,072	146,410		4,330
Director, Executive Vice President and	2003	318,700	119,500		5,239
Chief Financial Officer	2002	306,398	163,481		5,500
Kevin M. McAliley	2004	309,400	138,920		3,559
Executive Vice President and President of	2003	309,400	164,150		3,211
Triumph Learning	2002	288,919	416,842	(1)	5,500
Linda Koons	2004	206,250	94,640		0
Executive Vice President, Publisher
Paul Konowitch	2004	200,000	57,358		0
Senior Vice President, Corporate and New	2003	66,667	15,623		0
Business Development

(1)	Includes $276,888 paid pursuant to the 2002 Equity Plan, a special management incentive plan adopted for the year ended December 31, 2002 only.

(2)	Represents our contributions to the named executive officer’s 401(k) account.

Option Grants in Last Fiscal Year
      The following table sets forth information concerning options to purchase shares of Haights Cross Communications’ common stock granted to each of the named executive officers during the year ended December 31, 2004.

		Percent of Total
	Number of Shares	Options Granted to	Exercise		Grant Date
	Underlying	Employees in	Price		Present
Name	Options(1)	Fiscal Year	per Share	Expiration Date	Value(2)

Paul J. Crecca	50,000	8.5%	$1.00	October 1, 2014	$0
Kevin M. McAliley	35,000	6.0%	$1.00	October 1, 2014	$0
Linda Koons	100,000	17.0%	$1.00	October 1, 2014	$0
Paul Konowitch	30,000	5.1%	$1.00	October 1, 2014	$0

(1)	All options were granted as incentive stock options. Some options are subject to time-based vesting, pursuant to which they typically vest over a period of three years. Other options are subject to performance-based vesting, pursuant to which they typically vest in three tranches, with the vesting of each tranche subject to the achievement of specified annual financial goals by the unit at which the optionee is employed. Of the grants made in 2004, 54.3% of the options granted are subject to time-based vesting and 45.7% are subject to performance-based vesting.

(2)	We valued the options awarded in 2004 using the minimum value method, which is similar to the Black-Scholes valuation model. This method excludes volatility, which is not available since our common stock is not publicly traded. We valued the options using a risk-free interest rate of 4.25%, an expected dividend yield of zero, and an expected life of six years.
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      None of our named executive officers exercised options during 2004. The following table sets forth information concerning the number and value of unexercised options to purchase shares of Haights Cross Communications’ common stock held by each of the named executive officers as of December 31, 2004. Mr. Quandt does not hold any options.
      There was no public market for our common stock as of December 31, 2004. Accordingly, amounts described in the following table under the heading “Value of Unexercised In-the-Money Options as of December 31, 2004” are determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and $1.00, which was the fair market value of our common stock at such date as determined by our board of directors.

	Number of Common Shares		Value of Unexercised
	Underlying Options		In-the-Money Options
	as of December 31, 2004		as of December 31, 2004

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Paul J. Crecca	18,819	95,000	$0	$0
Kevin M. McAliley	110,000	65,000	$13,600	$0
Linda Koons	0	100,000	$0	$0
Paul Konowitch	0	30,000	$0	$0
Employee Benefit Plans and Arrangements
      2000 Stock Option and Grant Plan. Haights Cross Communications’ board of directors and stockholders have adopted the 2000 stock option and grant plan, which allows for the issuance of up to 2,400,000 shares of common stock. The plan permits the grant or issue to our or our affiliates’ officers, employees, directors, consultants, advisors and other key persons of:

•	incentive and non-qualified stock options;

•	stock appreciation rights;

•	common stock with vesting or other restrictions, or without restrictions;

•	rights to receive common stock in the future with or without vesting;

•	common stock upon the attainment of specified performance goals; and

•	dividend rights in respect of common stock.
      The plan is administered by Haights Cross Communications’ board of directors which has the right, in its discretion, to select the individuals eligible to receive awards, determine the terms and conditions of the awards granted, accelerate the vesting schedule of any award and generally administer and interpret the plan.
      The exercise price of options granted under the plan is determined by Haights Cross Communications’ board of directors. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 may not be granted at an exercise price less than the fair market value of the common stock on the date of grant, or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the company’s voting power. Non-qualified stock options may be granted at prices which are less than the fair market value of the underlying shares on the date granted.
      Options granted under the plan that are subject to time-based vesting typically vest over three years. Options granted under the plan that are subject to performance-based vesting typically vest in three tranches, with the vesting of each tranche subject to the achievement of specified annual financial goals by the unit at which the optionee is employed. Options expire ten years from the date of grant and may be exercised for specified periods after the termination of the optionee’s employment or other service relationship with us. Upon the exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other acceptable instrument or, if permitted, by delivery of shares of common stock that have been owned by the optionee free of restrictions for at least six months.
      The plan and all awards issued under the plan will terminate upon certain sale events, unless we and the other parties to such transactions have agreed otherwise. All participants under the plan will be permitted to exercise for a period of time before any such termination all awards held by them which are then exercisable or will become exercisable upon the closing of the transaction.
      Pursuant to the terms of the plan, Haights Cross Communications’ board of directors has granted the chief executive officer limited authority, acting alone, to grant awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934 or “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The chief executive officer may act alone to grant awards as long as (i) the number of shares of common stock underlying any such awards granted do not exceed 20,000 to any one individual, or 150,000 during any one year period, (ii) the sale price or exercise price of shares of common stock issued pursuant to any such awards is not less than the fair market value of Haights Cross Communications’ common stock on the date of grant, and (iii) any such awards are subject to vesting terms consistent with the Haights Cross Communications’ standard vesting terms described above.
      2002 Equity Plan. For the year ended December 31, 2002, there was in effect a special management incentive plan, which we refer to as the 2002 Equity Plan. Under this plan, selected participants had the opportunity to earn a cash bonus, in addition to any bonus earned under our annual bonus plan, based upon our achievement, or the achievement by the business for which a given participant worked, of specified financial targets for the 2002 fiscal year. Based upon our results and the results of our businesses for 2002, participants earned aggregate bonuses under the plan of $2.8 million, of which $0.1 million of charges related to employees who resigned prior to payment was later reversed. Amounts earned under the plan were paid in three installments of $0.9 million each on March 31, 2003, September 30, 2003 and March 31, 2004. Beginning on January 1, 2003, we returned to our historical management incentive program consisting of options and merit bonuses.
      Employment and Severance Agreements. We are party to an employment agreement with Peter J. Quandt, our Chairman, Chief Executive Officer and President. The agreement remains in effect until terminated in accordance with the terms thereof. Mr. Quandt’s base salary under the agreement is established annually by our board of directors. Mr. Quandt is entitled to continue to receive his base salary for a period of 12 months following termination of his employment if his employment is terminated by death, by us without cause, as a result of Mr. Quandt’s disability or by Mr. Quandt for good reason. Mr. Quandt’s agreement is also subject to non-competition, non-solicitation and confidentiality provisions and customary provisions with respect to benefits.
      We are also a party to severance agreements with Messrs. Crecca and McAliley, which provide for them to continue to receive their then current base salaries for a period of 12 months following termination of their employment without cause.
      401(k) Savings Plan. We offer a 401(k) savings plan for the benefit of substantially all of our employees, which was qualified for tax exempt status by the Internal Revenue Service. Employees can make contributions to the plan up to the maximum amount allowed by federal tax code regulations. We may match the employee contributions, up to 50% of the first 6% of annual earnings per participant. Our contribution to the 401(k) savings plan for the year ended December 31, 2004 was approximately $0.5 million.

Compensation of Directors
      Our directors who are not employees do not receive any compensation for their service as members of our board of directors, but are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the board of directors.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information known to us regarding the beneficial ownership of Haights Cross Communications’ common stock and Series A preferred stock as of February 28, 2005, by:

•	each person known by us to be the beneficial owner of more than 5.0% of such stock;

•	each of our directors;

•	each named executive officer; and

•	all of our directors and named executive officers as a group.
      Unless otherwise noted, to our knowledge, each person has sole voting and investment power over the shares of stock shown as beneficially owned, except to the extent authority is shared by spouses under applicable law and except as set forth in the footnotes to the table. The address of Media/ Communications Partners III Limited Partnership and its affiliates is 75 State Street, Boston, Massachusetts 02109. The address of each of Messrs. Gaffney and Gormley is c/o Great Hill Partners, LLC, One Liberty Square, Boston, Massachusetts 02109. The address of the other listed directors and executive officers is c/o Haights Cross Communications, Inc., 10 New King Street, Suite 102, White Plains, New York 10604.
      The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of February 28, 2005 through the exercise of any warrant, stock option or other right.
      As of February 28, 2005, we had a total of 22,476 shares of Series A preferred stock outstanding and 2,213 shares of Series A preferred stock were subject to warrants that were exercisable within 60 days thereafter. In addition, as of February 28, 2005, a total of 20,006,300 shares of common stock were outstanding and an additional 646,545 shares of common stock were subject to options and 2,139,048 shares of common stock were subject to warrants, in each case that were exercisable within 60 days thereafter. The number of shares of voting capital stock outstanding used in calculating the voting percentage for each listed person includes the shares of common stock and Series A preferred stock underlying the options and/or warrants held by such person that are exercisable within 60 days of February 28, 2005, but excludes shares of common stock and Series A preferred stock underlying the options and/or warrants held by any other person.

	Shares Beneficially Owned

			Series A		Total Voting
Name of Beneficial Owner	Common Stock		Preferred Stock		Percent

Media/ Communications Partners III Limited Partnership and affiliates	14,342,193	(1)	20,397	(2)	71.7%
Peter J. Quandt	4,784,406		1,362		23.9
Paul J. Crecca	388,819	(3)	0		1.9
Kevin M. McAliley	110,000	(4)	0		*
Mark Kurtz	24,764	(4)	0		*
Melissa L. Linsky	24,764	(4)	0		*
Christopher S. Gaffney	14,342,192	(1)	20,397	(2)	71.7
Stephen F. Gormley	14,342,192	(1)	20,397	(2)	71.7
All directors and named executive officers as a group (seven persons)	19,674,945		21,759		97.5

*	Less than 1%

(1)	This total includes 13,625,218 shares of common stock owned by Media/ Communications Partners III Limited Partnership and 716,975 shares of common stock owned by M/ C Investors L.L.C. Each of Messrs. Gaffney and Gormley is a limited partner and a member of the general partner of Media/ Communications Partners III Limited Partnership and an investor in, and managing member of, M/C Investors L.L.C. Each of Messrs. Gaffney and Gormley disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(2)	This total includes 19,377 shares of Series A preferred stock owned by Media/ Communications Partners III Limited Partnership and 1,020 shares of Series A preferred stock owned by M/ C Investors, L.L.C. Each of Messrs. Gaffney and Gormley is a limited partner and a member of the general partner of Media/ Communications Partners III Limited Partnership and an investor in, and managing member of, M/ C Investors L.L.C. Each of Messrs. Gaffney and Gormley disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(3)	This total includes 18,819 shares of common stock issuable upon exercise of options which were exercisable as of February 28, 2005 or within 60 days thereafter.

(4)	Consists of shares of common stock issuable upon exercise of options which were exercisable as of February 28, 2005 or within 60 days thereafter.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Indemnification Matters
      Haights Cross Communications has entered into indemnification agreements with its directors. The form of indemnification agreement provides that the directors will be indemnified for expenses incurred because of their status as a director to the fullest extent permitted by Delaware law and Haights Cross Communications’ certificate of incorporation and bylaws.
      Haights Cross Communications’ certificate of incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase or redemption in violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision does not alter a director’s liability under the federal securities laws and does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. Haights Cross Communications’ bylaws provide that its directors and officers shall be, and in the discretion of the board of directors, our non-officer employees and agents may be, indemnified to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the company. Haights Cross Communications’ bylaws also provide that the right of its directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, bylaw, agreement, vote of stockholders, directors or otherwise.
      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Haights Cross Communications’ directors, officers and controlling persons as described above, Haights Cross Communications has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. At present, there is no pending material litigation or proceeding involving any of Haights Cross Communications’ directors, officers, employees or agents in which indemnification will be required or permitted.

Registration Rights
      Haights Cross Communications is a party to a registration rights agreement with certain of holders of its common stock, pursuant to which it has granted these persons or entities the right to demand that we register their shares of common stock under the Securities Act. These holders are also entitled to “piggyback” registration rights in which they may require Haights Cross Communications to include their shares of common stock in future registration statements that it may file, either for its own account or for the account of other security holders exercising registration rights. In addition, after Haights Cross Communications’ initial public offering, certain of these holders have the right to request that their shares of common stock be registered on a Form S-3 registration statement so long as the anticipated aggregate sales price of such registered securities as of the date of filing of the Form S-3 registration statement is at least $0.5 million. The registration rights granted under this agreement are subject to various conditions and limitations, including the right of the underwriters of an offering to limit the number of registrable securities that may be included in the offering. The registration rights terminate as to any particular stockholder on the date on which the holder may sell all of his or its shares pursuant to Rule 144(k) under the Securities Act. Haights Cross Communications’ is generally required to bear all of the expenses of these registrations, except underwriting discounts and selling commissions and transfer taxes, if any. Registration of any securities pursuant to these registration rights will result in shares becoming freely tradable without restriction under the Securities Act immediately upon effectiveness of such registration.
DESCRIPTION OF CAPITAL STOCK
      All of the outstanding shares of capital stock of Haights Cross are owned by Haights Cross Communications. The outstanding capital stock of Haights Cross Communications consists of Series A preferred stock, Series B senior preferred stock, Series C preferred stock and common stock, the terms of which are described below.
Series A Preferred Stock
      As of February 28, 2005, there were outstanding 22,476 shares of Series A preferred stock and warrants to purchase 2,213 shares of Series A preferred stock. The Series A preferred stock ranks prior to the common stock, pari passu with the Series C preferred stock and junior to the Series B senior preferred stock with respect to dividend rights, and rights on liquidation, dissolution and winding up.
      Voting Rights. The holders of the Series A preferred stock have one vote per share and are entitled to vote with the common stock, voting together as a single class, and all other classes entitled to vote thereon in the election of directors and all other matters submitted to a vote of stockholders.
      Dividends. The holders of the Series A preferred stock are entitled to receive, out of funds legally available therefor, cumulative dividends on the Series A preferred stock at the rate of 8.0% per annum, compounded quarterly. Such dividends accumulate quarterly in arrears from the date of issuance and are cumulative to the extent unpaid, whether or not declared and whether or not there are funds legally available therefor.
      Liquidation Preference. Upon a liquidation, dissolution or winding up, whether voluntary or involuntary, each holder of outstanding shares of Series A preferred stock is entitled to be paid out of the assets available for distribution to holders of shares of Series A preferred stock and before any amounts are paid or distributed to the holders of common stock an amount in cash equal to $1,000 per share of Series A preferred stock, plus any accumulated and unpaid dividends.
      Redemption. On any one occasion on or after December 31, 2019, or earlier upon agreement between us and the holders of a majority of the outstanding shares of Series A preferred stock, we must redeem, out of funds legally available therefor, the outstanding shares of Series A Preferred Stock for an amount equal to $1,000 per share plus any accumulated and unpaid dividends.

      Covenants. Without the consent of the holders of at least two-thirds of the outstanding shares of Series A preferred stock, we may not:

•	amend, alter, waive or repeal any provision of the amended and restated certificate of incorporation (by merger or otherwise) of Haights Cross Communications, other then with respect to the Series B senior preferred stock, so as to adversely affect the preferences, rights or powers of the Series A preferred stock;

•	create, authorize or issue any class of stock ranking prior to, or on a parity with, the Series A preferred stock (other than the Series B senior preferred stock); or

•	subject to certain exceptions, merge or consolidate with other entities, or sell all or substantially all assets.
Series B Senior Preferred Stock
      As of February 28, 2005, there were outstanding 2,000,230 shares of Series B senior preferred stock. The Series B senior preferred stock ranks prior to the common stock, Series A preferred stock and Series C preferred stock with respect to dividend rights, and rights on liquidation, dissolution and winding up.
      Voting Rights. Except as expressly provided in the amended and restated certificate of incorporation of Haights Cross Communications, the holders of the Series B senior preferred stock are not entitled to vote on the election of directors or on any other matter submitted to a vote of stockholders.
      Dividends. The holders of the Series B senior preferred stock are entitled to receive, out of funds legally available therefor, dividends on the Series B senior preferred stock at the rate of 16% per annum, payable quarterly. Such dividends were payable through accretion to the liquidation preference per share until December 31, 2004 and are now payable quarterly in cash.
      Liquidation Preference. Upon a liquidation, dissolution or winding up, whether voluntary or involuntary, each holder of outstanding shares of Series B senior preferred stock is entitled to be paid out of the assets available for distribution to holders of shares of Series B senior preferred stock and before any amounts are paid or distributed to the holders of common stock or Series A preferred stock an amount in cash equal to $25.00 per share of Series B senior preferred stock, plus any accrued and unpaid dividends.
      Redemption. The Series B senior preferred stock is subject to redemption on the following occasions:

•	upon the initial public offering of Haights Cross Communications, Haights Cross Communications must redeem a minimum of 30% of the outstanding shares of Series B senior preferred stock, and may redeem 100% of such shares, at a redemption price per share equal to 116% of the then current liquidation preference;

•	Haights Cross Communications may redeem the outstanding shares of Series B senior preferred stock at its option at a redemption price per share equal to 110% of the then current liquidation preference, which redemption price declines ratably to 100% of the then current liquidation preference by December 10, 2008;

•	if Haights Cross Communications undergoes a change in control, it must offer to redeem the outstanding shares of Series B senior preferred stock for a redemption price per share equal to 108% of the then current liquidation preference, which redemption price declines ratably to 100% of the then current liquidation preference by December 10, 2008; and

•	Haights Cross Communications must redeem all outstanding shares of the Series B senior preferred stock on December 10, 2011.
      In the event Haights Cross Communications is unable to or fails to discharge its redemption obligations upon an initial public offering, the dividend rate described above shall increase by 1% for so long as such obligation has not been discharged. In the event Haights Cross Communications is unable to or fails to discharge its redemption obligations upon a change of control or at December 10, 2011, the dividend rate described above shall increase by .50% per quarter (not to exceed 2% in the aggregate) for each quarter or portion thereof following the date upon which such redemption was required to be made until cured.
      Covenants. If Haights Cross Communications fails to pay four consecutive or six total cash dividend payments on the Series B senior preferred stock, fails to discharge any mandatory redemption obligations with respect to the Series B senior preferred stock, pays dividends or makes distributions to parity or junior securities in violation of the rights of the Series B senior preferred stock, or otherwise takes actions in violation of the covenants in favor of the Series B senior preferred stock, then, until such default is cured, the holders of a majority of the outstanding shares of Series B senior preferred stock shall have the right to elect one director to serve on the board of directors of Haights Cross Communications. In addition, without the consent of the holders of at least two-thirds of the outstanding shares of Series B senior preferred stock, Haights Cross Communications may not:

•	amend, alter, waive or repeal any provision of the amended and restated certificate of incorporation (by merger or otherwise) of Haights Cross Communications so as to adversely affect the preferences, rights or powers of the Series B senior preferred stock;

•	create, authorize or issue any class of stock ranking prior to, or on a parity with, the Series B senior preferred stock; or

•	subject to certain exceptions, merge or consolidate with other entities or sell all or substantially all assets.
Series C Preferred Stock
      As of February 28, 2005, there were outstanding 3,500 shares of Series C preferred stock. The Series C preferred stock ranks prior to the common stock, pari passu with the Series A preferred stock and junior to the Series B senior preferred stock with respect to dividend rights, and rights on liquidation, dissolution and winding up.
      Voting Rights. Except as provided by law, the holders of the Series C preferred stock are not entitled to vote on the election of directors or on any other matter submitted to a vote of stockholders.
      Dividends. The holders of the Series C preferred stock are entitled to receive, out of funds legally available therefor, cumulative dividends on the Series C preferred stock at the rate of 5% per annum, compounded quarterly. Such dividends are payable upon a liquidation event or in connection with the redemption of the Series C preferred stock.
      Liquidation Preference. Upon a liquidation, dissolution or winding up, whether voluntary or involuntary, each holder of outstanding shares of Series C preferred stock is entitled to be paid out of the assets available for distribution to holders of shares of Series C preferred stock and before any amounts are paid or distributed to the holders of common stock an amount in cash equal to $1,000.00 per share of Series C preferred stock, plus any accumulated and unpaid dividends.
      Redemption. The Series C preferred stock is subject to redemption on the following occasions:

•	On any one occasion on or after April 15, 2012, the holders of outstanding shares of Series C preferred stock may require us to redeem, out of funds legally available therefor, the outstanding shares of Series C preferred stock for a redemption price per share equal to the liquidation preference per share;

•	if we undergo a change in control, we may redeem the outstanding shares of Series C preferred stock for a redemption price per share equal to the liquidation preference per share;

•	if we redeem or purchase for cash all or any portion of the outstanding shares of Series A preferred stock, we must redeem all or a similar portion of the outstanding shares of Series C preferred stock for a redemption price equal to the liquidation preference per share; and

•	at any time, we may redeem the outstanding shares of Series C preferred stock for a redemption price per share equal to 101% of the liquidation preference per share.

      Conversion. The Series C preferred stock shall automatically convert into common stock upon the consummation of the initial public offering of Haights Cross Communications, with the number of shares of common stock issued on such conversion to be determined as follows: (a) if such initial public offering occurs on or prior to April 15, 2008, the number of shares of common stock to be issued shall be equal to the original face value of the Series C preferred stock of $3,500,000 divided by the price per share at which the common stock is offered to the public in such offering, or (b) if such initial public offering occurs after April 15, 2008, the number of shares of common stock to be issued shall be equal to the original face value of the Series C preferred stock of $3,500,000 plus all accrued and unpaid dividends thereon, divided by the price per share at which the common stock is offered to the public in such offering.

Common Stock
      As of February 28, 2005, a total of 20,006,300 shares of common stock were outstanding and an additional 2,139,048 shares of common stock were subject to warrants. In addition, an aggregate of 2,400,000 shares of common stock are reserved for issuance under the Haights Cross Communications, Inc. 2000 Stock Option and Grant Plan.
      Voting Rights. The holders of the common stock have one vote per share. Holders of the common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority, or, in the case of election of directors, by a plurality, of the votes entitled to be cast at a meeting at which a quorum is present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any then outstanding preferred stock.
      Dividends. Holders of common stock will share ratably in any dividends declared by the board of directors, subject to the preferential rights of any preferred stock then outstanding. Dividends consisting of shares of common stock may be paid to holders of shares of common stock.
      Other Rights. Upon a liquidation, dissolution or winding up, whether voluntary or involuntary, each holder of common stock is entitled to share ratably in any assets available for distribution to holders of shares of common stock.
DESCRIPTION OF OTHER INDEBTEDNESS
Senior Secured Revolving Credit Facility
      On August 20, 2003, Haights Cross entered into a senior secured revolving credit facility and retired its old senior secured credit facility. We have summarized below the principal terms of the agreements that govern the senior secured revolving credit facility. This summary is not a complete description of all of the terms of the agreements.

General
      The senior secured revolving credit facility is provided by a syndicate of banks and other financial institutions led by Bear Stearns Corporate Lending Inc., as syndication agent, The Bank of New York, as administrative agent, and Bear, Stearns & Co. Inc., as lead arranger. The senior secured revolving credit facility matures in May 2008 and is available for general corporate purposes, including permitted acquisitions, working capital and the issuance of letters of credit. All borrowings are subject to the satisfaction of customary conditions, including the absence of a default and compliance with representations and warranties.

Interest and Fees
      The interest rates per annum applicable to loans under the senior secured revolving credit facility are, at Haights Cross’ option, the base rate or Eurodollar rate plus, in each case, an applicable margin. The applicable margin is subject to adjustment based on our consolidated leverage ratio. The base rate is a fluctuating interest rate equal to the higher of (a) the prime lending rate announced by The Bank of New York and (b) the federal funds effective rate plus 0.5%. In addition, we are required to pay to the lenders under the senior secured revolving credit facility a commitment fee in respect of the unused commitments thereunder at a per annum rate of 1.0% subject to adjustment based on Haights Cross’ consolidated leverage ratio.

Prepayments
      Voluntary prepayments of loans and voluntary reductions in the unused commitments are permitted in whole or in part, in minimum amounts as set forth in the credit agreement governing the senior secured revolving credit facility.

Collateral and Guarantees
      The senior secured revolving credit facility is secured by a perfected first priority security interest in substantially all of Haights Cross’ tangible and intangible assets, including intellectual property, owned real property and the capital stock of Haights Cross’ direct and indirect subsidiaries (except that in the case of certain foreign subsidiaries that we may form in the future, only 66.5% of the voting capital stock and 100% of the non-voting capital stock will be pledged). The senior secured revolving credit facility is also secured by a pledge of Haights Cross’ capital stock. The senior secured revolving credit facility is unconditionally guaranteed by Haights Cross Communications, by each of our direct and indirect domestic subsidiaries and by W F Howes Limited, an indirect foreign subsidiary.

Covenants and Other Matters
      The credit agreement governing the senior secured revolving credit facility contains covenants that limit Haights Cross’ and its subsidiaries’ ability to, among other things:

•	incur debt;

•	repurchase their capital stock generally;

•	pay dividends or make other distributions;

•	incur liens or other encumbrances;

•	merge, consolidate or sell substantially all of their property or business;

•	sell assets;

•	make investments or acquisitions unless they meet financial tests and other requirements;

•	make capital expenditures; and

•	enter into a new line of business.
      The credit agreement governing the senior secured revolving credit facility also requires Haights Cross, together with its subsidiaries, to comply with several financial covenants, including a maximum leverage ratio, a maximum senior secured leverage ratio, a minimum interest coverage ratio and a minimum fixed charge coverage ratio.
      Events of default under the credit agreement governing the senior secured revolving credit facility include customary events such as a cross-default provision with respect to other material debt (which includes the senior notes). In addition, an event of default would occur if we undergo a change of control. This is defined to include the case where certain permitted investors cease to own and control at least 51% of the economic and voting interests in Haights Cross Communications’ voting stock (except that no change of control will be deemed to occur in connection with an initial public offering of Haights Cross Communications’ stock so long as such permitted investors continue to own and control at least 30% of the economic and voting interests in Haights Cross Communications’ voting stock following such offering) or if any person or group acquires a percentage of Haights Cross Communications’ voting stock greater than 30%, or certain permitted investors cease to have the power to elect a majority of the members of Haights Cross Communications’ board of directors or a change of control under the indenture relating to the senior notes (including the notes offered hereby) or the credit agreements governing the senior secured term loans occurs. Finally, an event of default would occur if Haights Cross Communications incurs debt (subject to certain exceptions). We have obtained appropriate consents under the credit agreement governing the senior secured revolving credit facility to effect this offering and the new senior secured term loan.
Senior Secured Term Loans
      On August 20, 2003, Haights Cross entered into a $100.0 million senior secured term loan. On December 10, 2004 in connection with the offering of the old notes, Haights Cross entered into a new senior secured term loan to borrow an additional $30.0 million. We have summarized below the principal terms of the agreements that govern the senior secured term loans. This summary is not a complete description of all of the terms of the agreements.

General
      The senior secured term loans were provided by a syndicate of banks and other financial institutions. The senior secured term loans mature in August 2008. The credit agreements governing the senior secured term loans provide for borrowings of up to $130.0 million. Principal on the senior secured term loans is payable in quarterly installments through May 15, 2008, with each installment being equal to 0.25% of the original principal amount of the senior secured term loans and the balance payable when the senior secured term loans mature on August 15, 2008.

Interest
      The interest rate per annum applicable to loans under the senior secured term loans are at the LIBOR rate plus an applicable margin. With respect to the 2003 term loan, the applicable margin is subject to adjustment based on Haights Cross’ secured debt to cash flow ratio. The LIBOR rate for the 2003 term loan is reset at the beginning of each interest period based on the three-month LIBOR rate in effect; provided that if the LIBOR rate in effect is below 2.0% the interest rate for such quarter will be equal to 2.0% plus the applicable margin. As long as Haights Cross’ secured debt to cash flow ratio is less than 3.0 to 1.0, the applicable margin for the 2003 term loan shall be 450 basis points. If Haights Cross’ secured debt to cash flow ratio is greater than or equal to 3.0 to 1.0, but less than 3.5 to 1.0, the applicable margin for the 2003 term loan shall be 550 basis points. If Haights Cross secured debt to cash flow ratio is greater than or equal to 3.5 to 1.0, the applicable margin for the 2003 term loan shall be 600 basis points. The 2004 term loan bears interest at the LIBOR rate plus an applicable margin equal to 350 basis points. Unlike the 2003 term loan, the interest rate for the 2004 term loan is not subject to a floor nor is it subject to adjustment based on Haights Cross’ secured debt to cash flow ratio.

Prepayments
      Voluntary prepayments of loans are permitted in whole or in part, at the premiums set forth in the credit agreements governing the senior secured term loans. On or after December 31, 2006, the loans may be prepaid without premium.

Collateral and Guarantees
      The senior secured term loans are secured by a perfected second priority security interest in substantially all of our tangible and intangible assets, including intellectual property, owned real property and the capital stock of our direct and indirect subsidiaries (except that in the case of certain foreign subsidiaries that we may form in the future, only 66.5% of the voting capital stock and 100% of the non-voting capital stock will be pledged). The senior secured term loans are also secured by a pledge of our capital stock. The senior secured term loans are unconditionally guaranteed by Haights Cross Communications, by each of our direct and indirect domestic subsidiaries and by W F Howes Limited, an indirect foreign subsidiary.

Covenants and Other Matters
      The credit agreements governing the senior secured term loans contain covenants that limit our ability to, among other things:

•	incur additional debt;

•	pay dividends;

•	make investments;

•	create liens;

•	enter into transactions with affiliates;

•	merge or consolidate; and

•	transfer or sell assets.
      Events of default under the credit agreements governing the senior secured term loans are substantially similar to the events of default under the indentures governing the senior notes (including the exchange notes) and the senior discount notes.
12 1/2% Senior Discount Notes due 2011
      On February 2, 2004, Haights Cross Communications issued 12 1/2% senior discount notes due 2011 and received net proceeds of $73.7 million. The senior discount notes will mature on August 15, 2011. Each senior discount note will have an accreted value of $1,000 at maturity. The senior discount notes will not begin to accrue cash interest until February 1, 2009, with payments to be made every six months in arrears on February 1 and August 1, commencing on August 1, 2009. The senior discount notes are general unsecured obligations, which rank equally with all of Haights Cross Communications’ existing and future unsecured senior indebtedness and senior to all of its future subordinated indebtedness. The senior discount notes are effectively subordinated to all of Haights Cross Communications’ existing and future secured indebtedness, to the extent of the collateral securing such indebtedness. The senior discount notes are redeemable on or after February 15, 2008 and Haights Cross Communications may redeem up to 35% of the aggregate principal amount at maturity of the senior discount notes with net cash proceeds from certain equity offerings.
      The senior discount notes contain covenants that restrict our ability to incur additional debt, pay dividends, make investments, create liens, enter into transaction with affiliates, merge or consolidate and transfer or sell assets.
DESCRIPTION OF NOTES
      You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the words “Haights Cross” refer only to Haights Cross Operating Company and not to any of its subsidiaries.
      Haights Cross issued the old notes and will issue the exchange notes under the indenture, dated August 20, 2003, among itself, the Guarantors and Wells Fargo Bank, N.A., as trustee. Haights Cross issued the old notes in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The old notes are additional notes issued under the indenture described above. On August 20, 2003, Haights Cross issued and sold $140.0 million of 11 3/4% Senior Notes due 2011 (the “Existing Notes”). The old notes are pari passu with, of the same series as, and vote on any matter submitted to bondholders with, the Existing Notes. After the exchange of the old notes for the exchange notes, the old notes will be identical to, and will trade as a single class of notes with, the Existing Notes.

      The following description is a summary of the material provisions of the indenture governing the senior notes, the senior notes and the registration rights agreement. It does not restate the indenture, the provisions of the notes or the registration rights agreement in their entirety. We urge you to read the indenture, the notes and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture, the notes and the registration rights agreement are available as set forth below under “— Additional Information.” Unless the context otherwise requires, references in this description to the “notes” include the old notes being exchanged hereby, the exchange notes and the notes previously issued under the indenture.
      The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.
Brief Description of the Notes and the Note Guarantees

The Notes
      The notes:

•	are general unsecured obligations of Haights Cross;

•	are pari passu in right of payment with all existing and future unsecured senior Indebtedness of Haights Cross;

•	are senior in right of payment to any future subordinated Indebtedness of Haights Cross; and

•	are fully and unconditionally guaranteed on a joint and several basis by the Guarantors.
      However, the notes are effectively subordinated to all borrowings under the senior revolving credit facility and the senior secured term loans, which are secured by substantially all of the assets of Haights Cross and the Guarantors. See “Risk Factors — Your right to receive payments on the notes is effectively subordinated to the rights of our existing and future secured creditors and to any future non-guarantor subsidiaries’ indebtedness. Further, the guarantees of the notes are effectively subordinated to all of our guarantors’ existing and future secured indebtedness and to all of the indebtedness of any future non-guarantor subsidiaries.”

The Note Guarantees
      The notes are guaranteed by Haights Cross’ parent company, Haights Cross Communications, Inc., all of Haights Cross’ Domestic Subsidiaries and W F Howes Limited.
      Each guarantee of the notes:

•	is a general unsecured obligation of the Guarantor;

•	is pari passu in right of payment with all existing and future unsecured senior Indebtedness of that Guarantor; and

•	is senior in right of payment to all future subordinated Indebtedness of that Guarantor.
      All of Haights Cross’ subsidiaries guaranteed the notes. In the event of a bankruptcy, liquidation or reorganization of any of Haights Cross’ subsidiaries that in the future may not guarantee the notes, those non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to Haights Cross.
      As of the date of hereof, all of Haights Cross’ subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” Haights Cross will be permitted to designate certain of its subsidiaries as “Unrestricted Subsidiaries.” Haights Cross’ Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Haights Cross’ Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest
      Haights Cross issued $30.0 million in aggregate principal amount of old notes. Haights Cross may issue additional notes from time to time. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Haights Cross issued old notes and will issue exchange notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on August 15, 2011.
      Interest on the notes will accrue at the rate of 11 3/4% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 2004. Interest on overdue principal and interest and Liquidated Damages will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. Haights Cross will make each interest payment to the holders of record on the immediately preceding February 1 and August 1.
Methods of Receiving Payments on the Notes
      If a holder of notes has given wire transfer instructions to Haights Cross, Haights Cross will pay all principal, interest and premium and Liquidated Damages, if any, on that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Haights Cross elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.
Paying Agent and Registrar for the Notes
      The trustee acts as paying agent and registrar. Haights Cross may change the paying agent or registrar without prior notice to the holders of the notes, and Haights Cross or any of its Subsidiaries may act as paying agent or registrar.
Transfer and Exchange
      A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Haights Cross is not required to transfer or exchange any note selected for redemption. Also, Haights Cross is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.
Note Guarantees
      The notes are guaranteed by Haights Cross’ direct parent company, Haights Cross Communications, Inc., by each of Haights Cross’ current and future Domestic Subsidiaries and by W F Howes Limited. These Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee is limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — The notes and the guarantees could be voided or subordinated to our other debt if the issuance of the notes is considered to be a fraudulent conveyance.”

      A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Haights Cross or another Guarantor that is a Restricted Subsidiary of Haights Cross, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Note Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.
      The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Haights Cross or a Restricted Subsidiary of Haights Cross, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(2) in connection with any sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) Haights Cross or a Restricted Subsidiary of Haights Cross, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(3) if Haights Cross designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4) upon legal defeasance of the notes or satisfaction and discharge of the indenture as provided below under the captions “— Defeasance” and “— Satisfaction and Discharge;” or

(5) if any Foreign Subsidiary that is a Guarantor no longer guarantees or otherwise directly or indirectly provides credit support for any Indebtedness of Haights Cross or any of its Domestic Subsidiaries.
      See “— Repurchase at the Option of Holders — Asset Sales.”
Optional Redemption
      At any time prior to August 15, 2006, Haights Cross may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 111.7500% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings (provided that, if the Equity Offering is an offering by Parent, a portion of the net cash proceeds thereof equal to the amount required to redeem any such notes is contributed to the equity capital of Haights Cross or used to acquire Capital Stock (other than Disqualified Stock) of Haights Cross); provided that:

(1) at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by Haights Cross and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.
      Except pursuant to the preceding paragraph, the notes will not be redeemable at Haights Cross’ option prior to August 15, 2008.
      On or after August 15, 2008, Haights Cross may redeem all or a part of the notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

Year	Percentage

2008	105.8750%
2009	102.9375%
2010 and thereafter	100.0000%
      Unless Haights Cross defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.
Mandatory Redemption
      Haights Cross is not required to make mandatory redemption or sinking fund payments with respect to the notes.
Repurchase at the Option of Holders

Change of Control
      If a Change of Control occurs, each holder of notes will have the right to require Haights Cross to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Haights Cross will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase. Within 30 days following any Change of Control, Haights Cross will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Haights Cross will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Haights Cross will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.
      On the Change of Control Payment Date, Haights Cross will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by Haights Cross.
      The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.
      Haights Cross will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      The provisions described above that require Haights Cross to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Haights Cross repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
      Haights Cross will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Haights Cross and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.
      The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Haights Cross and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Haights Cross to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Haights Cross and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales
      Haights Cross will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Haights Cross (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by Haights Cross or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on Haights Cross’ most recent consolidated balance sheet, of Haights Cross or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets and for which Haights Cross and all Restricted Subsidiaries of Haights Cross have been released by all creditors in writing;

(b) any securities, notes or other obligations received by Haights Cross or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by Haights Cross or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(c) any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.
      The 75% limitation referred to in clause (2) above will not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the preceding provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

      Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Haights Cross (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds at its option:

(1) to repay Indebtedness and other Obligations under any Credit Facilities and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Haights Cross;

(3) to make a capital expenditure; or

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.
      Pending the final application of any Net Proceeds, Haights Cross may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.
      Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, Haights Cross will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase on a pro rata basis the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Haights Cross may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
      Haights Cross will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Haights Cross will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.
      The agreements governing Haights Cross’ other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require Haights Cross to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Haights Cross. In the event a Change of Control or Asset Sale occurs at a time when Haights Cross is prohibited from purchasing notes, Haights Cross could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Haights Cross does not obtain a consent or repay those borrowings, Haights Cross will remain prohibited from purchasing notes. In that case, Haights Cross’ failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under the other indebtedness. Finally, Haights Cross’ ability to pay cash to the holders of notes upon a repurchase may be limited by Haights Cross’ then existing financial resources. See “Risk Factors — Our ability to purchase your notes upon a change of control may be limited.”

Selection and Notice
      If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.
      No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.
      If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.
Certain Covenants

Restricted Payments
      Haights Cross will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Haights Cross’ or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Haights Cross or any of its Restricted Subsidiaries) or to the direct or indirect holders of Haights Cross’ or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Haights Cross and other than dividends or distributions payable to Haights Cross or a Restricted Subsidiary of Haights Cross);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Haights Cross) any Equity Interests of Haights Cross or any direct or indirect parent of Haights Cross;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Haights Cross or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Haights Cross and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment
(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(2) the Debt to Cash Flow Ratio for Haights Cross’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Restricted Payment is made would have been no greater than 5.0 to 1, determined on a pro forma basis

(including a pro forma application of the net proceeds therefrom), as if such Restricted Payment had been made at the beginning of such four-quarter period; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Haights Cross and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8) and (9) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of Haights Cross for the period (taken as one accounting period) from the beginning of the first calendar month commencing after the date of the indenture to the end of Haights Cross’ most recently ended calendar month for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net proceeds (including the Fair Market Value of property other than cash or Cash Equivalents) received by Haights Cross since the date of the indenture as a contribution to its equity capital or from the issue or sale of Equity Interests of Haights Cross (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Haights Cross that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Haights Cross); plus

(c) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(d) to the extent that any Unrestricted Subsidiary of Haights Cross designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the Fair Market Value of Haights Cross’ Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the indenture; plus

(e) 50% of any dividends received by Haights Cross or a Restricted Subsidiary of Haights Cross after the date of the indenture from an Unrestricted Subsidiary of Haights Cross, to the extent that such dividends were not otherwise included in Consolidated Net Income of Haights Cross for such period.
      The preceding provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Haights Cross) of, Equity Interests of Haights Cross (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Haights Cross; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3) the defeasance, redemption, repurchase or other acquisition of Indebtedness of Haights Cross or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Haights Cross to the holders of its Equity Interests on a pro rata basis;

(5) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent,

Haights Cross or any Restricted Subsidiary of Haights Cross held by any current or former officer, director or employee of Parent, Haights Cross or any Restricted Subsidiary of Haights Cross pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed the sum of (A) $1.0 million in any calendar year (with unused amounts in any calendar year being available to be so utilized in the immediately succeeding calendar year) and (B) the net cash proceeds to Haights Cross from any issuance or reissuance of Equity Interests of Haights Cross or any Restricted Subsidiary (other than Disqualified Stock) to members of management (which are excluded from the calculation set forth in clause (3)(b) of the preceding paragraph) and (C) the net cash proceeds to Haights Cross of any “key man” life insurance proceeds;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options;

(7) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Haights Cross or any Restricted Subsidiary of Haights Cross issued on or after the date of the indenture in accordance with the Debt to Cash Flow Ratio test described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;”

(8) the payment of dividends to Parent to be used by Parent to pay (A) franchise taxes and other fees, taxes and expenses required to maintain its corporate existence and (B) for general corporate and overhead expenses (including salaries and other compensation of employees and professional expenses) incurred by Parent in the ordinary course of its business; provided, however, that such dividends shall not exceed $500,000 in any calendar year;

(9) for so long as Haights Cross is a member of a group filing a consolidated or combined tax return with the Parent, payments to Parent in respect of an allocable portion of the tax liabilities of such group that is attributable to Haights Cross and its Subsidiaries (“Tax Payments”); provided, however, that (A) the Tax Payments shall not exceed the lesser of (1) the amount of the relevant tax (including any penalties and interest) that Haights Cross would owe if Haights Cross were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of Haights Cross and such Subsidiaries from other taxable years and (2) the net amount of the relevant tax that Parent actually owes to the appropriate taxing authority, and (B) any Tax Payments received from Haights Cross shall be paid over to the appropriate taxing authority within 30 days of Parent’s receipt of such Tax Payments or refunded to Haights Cross; and

(10) other Restricted Payments in an aggregate amount not to exceed $10.0 million since the date of the indenture.

      The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Haights Cross or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $10.0 million.
Incurrence of Indebtedness and Issuance of Preferred Stock
      Haights Cross will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Haights Cross will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Haights Cross and the Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or preferred stock if the Debt to Cash Flow Ratio for Haights Cross’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock, as the case may be, is issued would have been no greater than 5.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.
      The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by Haights Cross and any Guarantor of Indebtedness on the date of the indenture under the Term Loan Agreement less the aggregate amount of all repayments, optional or mandatory, of the principal of the Term Loan Agreement (other than repayments that are concurrently refunded or refinanced);

(2) the incurrence by Haights Cross and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by Haights Cross and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the indenture and the exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

(4) the incurrence by Haights Cross or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3) or (4) of this paragraph;

(5) the incurrence by Haights Cross or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Haights Cross and any of its Restricted Subsidiaries; provided, however, that:

(a) if Haights Cross or any Guarantor is the obligor on such Indebtedness and the payee is not Haights Cross or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of Haights Cross, or the Note Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Haights Cross or a Restricted Subsidiary of Haights Cross and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Haights Cross or a Restricted Subsidiary of Haights Cross,
will be deemed, in each case, to constitute an incurrence of such Indebtedness by Haights Cross or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

(6) the issuance by any of Haights Cross’ Restricted Subsidiaries to Haights Cross or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Haights Cross or a Restricted Subsidiary of Haights Cross; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either Haights Cross or a Restricted Subsidiary of Haights Cross,
will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (6);

(7) the incurrence by Haights Cross or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(8) the guarantee by Haights Cross or any of the Guarantors of Indebtedness of Haights Cross or a Restricted Subsidiary of Haights Cross that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to the notes, then the guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

(9) the incurrence by Haights Cross or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, health, disability or other employee benefits, property, casualty or liability insurance, or self-insurance or other reimbursement-type obligations, bankers’ acceptances, performance and surety bonds and the like in the ordinary course of business;

(10) the incurrence by Haights Cross or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within two business days;

(11) Indebtedness consisting of customary indemnification, adjustments of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition of any business or assets or otherwise in the ordinary course of business; and

(12) the incurrence by Haights Cross or any Guarantor of additional Indebtedness hereunder in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (12), does not at any one time outstanding exceed $30.0 million.

      Haights Cross will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Haights Cross or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Haights Cross solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.
      The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of Haights Cross as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Haights Cross or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
      The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such asset at the date of determination; and

(b) the amount of the Indebtedness of the other Person.
Liens
      Haights Cross will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Sale and Leaseback Transactions
      Haights Cross will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Haights Cross or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1) Haights Cross or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “— Liens;”

(2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors and set forth in an officers’ certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

(3) the transfer of assets in that sale and leaseback transaction is permitted by, and Haights Cross applies the proceeds of such transaction in compliance with, the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales.”
Dividend and Other Payment Restrictions Affecting Subsidiaries
      Haights Cross will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to Haights Cross or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Haights Cross or any of its Restricted Subsidiaries;

(2) make loans or advances to Haights Cross or any of its Restricted Subsidiaries; or
      (3) sell, lease or transfer any of its properties or assets to Haights Cross or any of its Restricted Subsidiaries.
      However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2) the indenture, the notes and the Note Guarantees;

(3) applicable law, rule, regulation or order;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by Haights Cross or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5) customary non-assignment provisions in contracts, licenses and other agreements entered into in the ordinary course of business;

(6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(7) contracts for the sale of assets, including, without limitation, any agreement for the sale or other disposition of the assets or Capital Stock of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness, at the time they are incurred, are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “— Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.
Merger, Consolidation or Sale of Assets
      Haights Cross may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Haights Cross is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Haights Cross and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1) either: (a) Haights Cross is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Haights Cross) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than Haights Cross) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Haights Cross under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) Haights Cross or the Person formed by or surviving any such consolidation or merger (if other than Haights Cross), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock.”
      In addition, Haights Cross may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.
      This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1) a merger of Haights Cross with an Affiliate solely for the purpose of reincorporating Haights Cross in another jurisdiction; or

(2) any merger or consolidation, or any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among Haights Cross and its Restricted Subsidiaries that are Guarantors.
Transactions with Affiliates
      Haights Cross will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Haights Cross (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to Haights Cross or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Haights Cross or such Restricted Subsidiary with an unrelated Person; and

(2) Haights Cross delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to Haights Cross or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
      The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by Haights Cross or any of its Restricted Subsidiaries in the ordinary course of business;

(2) transactions between or among Haights Cross and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of Haights Cross) that is an Affiliate of Haights Cross solely because Haights Cross owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) loans, advances, payment of reasonable fees, indemnification of directors, or similar arrangements to or with officers, directors, employees and consultants who are not otherwise Affiliates of Haights Cross;

(5) any issuance of Equity Interests (other than Disqualified Stock) of Haights Cross to Affiliates of Haights Cross; and

(6) Restricted Payments and Permitted Investments that are permitted by the provisions of the indenture described above under the caption “— Restricted Payments.”
Business Activities
      Haights Cross will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Haights Cross and its Restricted Subsidiaries taken as a whole.
Additional Note Guarantees
      If Haights Cross or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture, then that newly acquired or created Domestic Subsidiary will become a

Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 10 business days of the date on which it was acquired or created; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.
Designation of Restricted and Unrestricted Subsidiaries
      The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Haights Cross and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “— Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by Haights Cross. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.
Payments for Consent
      Haights Cross will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Reports
      Whether or not required by the Commission’s rules and regulations, so long as any notes are outstanding, Haights Cross will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Haights Cross were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Haights Cross’ certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if Haights Cross were required to file such reports.
      In addition, whether or not required by the Commission, Haights Cross will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, Haights Cross and the Guarantors agree that they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
      If, at any time, Haights Cross is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Haights Cross will nevertheless continue filing the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. Haights Cross agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept Haights Cross’ filings for any reason, Haights Cross will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if Haights Cross were required to file those reports with the Commission.
      If Haights Cross has designated any of its Subsidiaries as Unrestricted Subsidiaries and the aggregate total assets of such Unrestricted Subsidiaries exceeds $1.0 million, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Haights Cross and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Haights Cross.
      Notwithstanding the foregoing, if Parent is a Guarantor, holds no material assets other than cash, Cash Equivalents and the Capital Stock of Haights Cross (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be filed with the Commission and/or furnished to holders of the notes pursuant to this covenant may, at the option of Haights Cross, be filed by and be those of Parent rather than Haights Cross.
Events of Default and Remedies
      Each of the following is an Event of Default:

(1) default in the payment when due of interest on, or Liquidated Damages with respect to, the notes, and such default continues for a period of 30 days;

(2) default in payment when due of the principal of, or premium, if any, on the notes;

(3) failure by Haights Cross or any of its Restricted Subsidiaries to comply with the provisions described under the captions “— Repurchase at the Option of Holders — Change of Control,” “— Repurchase at the Option of Holders — Asset Sales,” “— Certain Covenants — Restricted Payments,” “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” or “— Certain Covenants — Merger, Consolidation or Sale of Assets,” and such failure continues for a period of 30 days after the notice specified below;

(4) failure by Parent, Haights Cross or any of its Restricted Subsidiaries to comply with any of the other agreements in the indenture, and such failure continues for a period of 60 days after the notice specified below;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Parent, Haights Cross or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Parent, Haights Cross or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(6) failure by Parent, Haights Cross or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (other than any such judgments that are fully covered by insurance, subject to ordinary deductibles), which judgments are not paid, discharged or stayed for a period of 60 days after such judgment becomes final;

(7) except as permitted by the indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and

(8) certain events of bankruptcy or insolvency described in the indenture with respect to Parent, Haights Cross or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.
      In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Parent, Haights Cross, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.
      Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.
      Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.
      The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages on, or the principal of, the notes.
      In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Haights Cross with the intention of avoiding payment of the premium that Haights Cross would have had to pay if Haights Cross then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to August 15, 2008, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Haights Cross with the intention of avoiding the prohibition on redemption of the notes prior to August 15, 2008, then the premium specified in the indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

      Haights Cross is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Haights Cross is required to deliver to the trustee a statement specifying such Default or Event of Default.
No Personal Liability of Directors, Officers, Employees and Stockholders
      No director, officer, employee, incorporator or stockholder of Haights Cross or any Guarantor, as such, will have any liability for any obligations of Haights Cross or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Legal Defeasance and Covenant Defeasance
      Haights Cross may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

(2) Haights Cross’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and Haights Cross’ and the Guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the indenture.
      In addition, Haights Cross may, at its option and at any time, elect to have the obligations of Haights Cross and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.
      In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) Haights Cross must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Haights Cross must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, Haights Cross has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Haights Cross has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Haights Cross has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Haights Cross or any Guarantor is a party or by which Haights Cross or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Haights Cross or any of its Subsidiaries is a party or by which Haights Cross or any of its Subsidiaries is bound;

(6) Haights Cross must deliver to the trustee an officers’ certificate stating that the deposit was not made by Haights Cross with the intent of preferring the holders of notes over the other creditors of Haights Cross with the intent of defeating, hindering, delaying or defrauding creditors of Haights Cross or others; and

(7) Haights Cross must deliver to the trustee an officers’ certificate and an opinion of counsel, which opinion may be subject to customary exclusions, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver
      Except as provided in the next three succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).
      Without the consent of each noteholder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “— Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9) make any change in the preceding amendment and waiver provisions.
      Notwithstanding the preceding, without the consent of any holder of notes, Haights Cross, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of Haights Cross’ or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Haights Cross’ or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

(6) to conform the text of the indenture or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees or the notes.
Satisfaction and Discharge
      The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Haights Cross, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Haights Cross or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non- callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Haights Cross or any Guarantor is a party or by which Haights Cross or any Guarantor is bound;

(3) Haights Cross or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4) Haights Cross has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.
      In addition, Haights Cross must deliver an officers’ certificate and an opinion of counsel, which opinion may be subject to customary assumptions and exclusions, to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Concerning the Trustee
      If the trustee becomes a creditor of Haights Cross or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue (if the indenture has been qualified under the Trust Indenture Act) or resign.
      The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.
Additional Information
      Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to Haights Cross Communications, Inc., 10 New King Street, Suite 102, White Plains, New York 10604, Attention: Chief Financial Officer.
Book-Entry, Delivery and Form
      Except as described in the next paragraph, the exchange notes will initially be issued in registered, global form without interest coupons (the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, for credit to an account of a direct or indirect participant in DTC as described below.
      Notes that are issued as described below under “— Certificated Notes” will be issued in the form of registered definitive certificates (the “Certificated Notes”). Upon the transfer of Certificated Notes, Certificated Notes may, unless all Global Notes have previously been exchanged for Certificated Notes, be exchanged for an interest in the Global Note representing the principal amount of notes being transferred, subject to the transfer restrictions set forth in the indenture.
      DTC has advised Haights Cross that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
      DTC has also advised Haights Cross that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchaser with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).
      Prospective purchasers are advised that the laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to such extent.
      So long as the Global Note Holder is the registered owner of any notes, the Global Note Holder will be considered the sole holder under the indenture of any notes evidenced by the Global Notes. Beneficial owners of notes evidenced by the Global Notes will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither Haights Cross nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes.
      Payments in respect of the principal of, and interest and premium, if any, and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Haights Cross and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Haights Cross, the trustee nor any agent of Haights Cross or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
      DTC has advised Haights Cross that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Haights Cross. Neither Haights Cross nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and Haights Cross and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Certificated Notes
      Subject to certain conditions, any Person having a beneficial interest in a Global Note may, upon prior written request to the trustee, exchange such beneficial interest for notes in the form of Certificated Notes.

Upon any such issuance, the trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such Person or Persons (or their nominee). In addition, if:

(1) DTC (a) notifies Haights Cross that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Haights Cross fails to appoint a successor depositary;

(2) Haights Cross, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the notes;
then, upon surrender by the Global Note Holder of its Global Note, notes in such form will be issued to each Person that the Global Note Holder and DTC identify as being the beneficial owner of the related notes.
      Neither Haights Cross nor the trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of notes and Haights Cross and the trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.
Same Day Settlement and Payment
      Haights Cross will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Haights Cross will make all payments of principal, interest and premium, if any, and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are eligible to trade in The PORTALsm Market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Haights Cross expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Registration Rights; Liquidated Damages
      As part of the sale of the old notes, Haights Cross, the Guarantors and the Initial Purchaser entered into a registration rights agreement on December 10, 2004. Pursuant to the registration rights agreement, Haights Cross and the Guarantors agreed to file with the Commission the Exchange Offer Registration Statement (as defined in the registration rights agreement) on the appropriate form under the Securities Act with respect to the exchange notes. Upon the effectiveness of the Exchange Offer Registration Statement, Haights Cross and the Guarantors will offer to the holders of Transfer Restricted Securities pursuant to the Exchange Offer (as defined in the registration rights agreement) who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for exchange notes.
      If:

(1) Haights Cross and the Guarantors are not

(a) required to file the Exchange Offer Registration Statement; or

(b) permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or

(2) any holder of Transfer Restricted Securities notifies Haights Cross prior to the 20th day following consummation of the Exchange Offer that:

(a) it is prohibited by law or Commission policy from participating in the Exchange Offer;

(b) it may not resell the exchange notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

(c) it is a broker-dealer and owns notes acquired directly from Haights Cross or an affiliate of Haights Cross,
      Haights Cross and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the notes by the holders of the notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.
      For purposes of the preceding, “Transfer Restricted Securities” means each note until the earliest to occur of:

(1) the date on which such note has been exchanged by a Person other than a broker-dealer for an exchange note in the Exchange Offer;

(2) following the exchange by a broker-dealer in the Exchange Offer of a note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

(3) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

(4) the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act.
      The registration rights agreement provides that:

(1) Haights Cross and the Guarantors will file an Exchange Offer Registration Statement with the Commission on or prior to 90 days after December 10, 2004;

(2) Haights Cross and the Guarantors will use all commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 180 days after December 10, 2004;

(3) unless the Exchange Offer would not be permitted by applicable law or Commission policy, Haights Cross and the Guarantors will

(a) commence the Exchange Offer; and

(b) use all commercially reasonable efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, exchange notes in exchange for all notes tendered prior thereto in the Exchange Offer; and

(4) if obligated to file the Shelf Registration Statement, Haights Cross and the Guarantors will use all commercially reasonable efforts to file the Shelf Registration Statement with the Commission on or prior to the later of (a) the date on which Haights Cross would have been required to file the Exchange Offer Registration Statement and (b) 30 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises.
      If:

(1) Haights Cross and the Guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;

(2) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”);

(3) Haights Cross and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

(4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted

Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a “Registration Default”),

then Haights Cross and the Guarantors will pay Liquidated Damages to each holder of notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of notes held by such holder.
      The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of notes.
      All accrued Liquidated Damages will be paid by Haights Cross and the Guarantors on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.
      Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.
      Holders of old notes will be required to make certain representations to Haights Cross (as described in the registration rights agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their old notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. By acquiring Transfer Restricted Securities, a holder will be deemed to have agreed to indemnify Haights Cross and the Guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of old notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from Haights Cross.
Certain Definitions
      Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
      “Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
      “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
      “Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Haights Cross and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests in any of Haights Cross’ Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

      Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $1.0 million;

(2) a transfer of assets between or among Haights Cross and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of Haights Cross to Haights Cross or to a Restricted Subsidiary of Haights Cross;

(4) the sale or lease of products, services, accounts receivable or other assets in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) the licensing of intellectual property for Fair Market Value in the ordinary course of business; and

(7) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments.”
      “Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.
      “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”
      “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
      “Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.
      “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
      “Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
      “Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within one year after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.
      “Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Haights Cross and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than a Principal or a Related Party of a Principal;

(2) the adoption of a plan relating to the liquidation or dissolution of Haights Cross;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) other than a Principal or a Related Party of a Principal becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Haights Cross, measured by voting power rather than number of shares;

(4) Haights Cross consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Haights Cross, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Haights Cross or such other Person is converted into or exchanged for cash or Cash Equivalents, securities or other property, other than any such transaction where the Voting

Stock of Haights Cross outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

(5) after an initial public offering of Haights Cross or any direct or indirect parent of Haights Cross, the first day on which a majority of the members of the Board of Directors of Haights Cross are not Continuing Directors; or

(6) the first day on which Parent ceases to own a majority of the outstanding Equity Interests of Haights Cross.

      “Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.
      “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with (a) an Asset Sale or (b) the extinguishment of any Indebtedness of such Person or any of the Restricted Subsidiaries, in each case, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of goodwill and other intangibles and amortization of product development expenditures, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5) the non-recurring charge of $2.8 million for the year ended December 31, 2002 associated with Haights Cross’ management incentive plan and the non-recurring restructuring charge in an amount not to exceed $2.0 million for the year ended December 31, 2003 associated with Haights Cross’ warehousing, customer service and order fulfillment functions; plus

(6) any expenses incurred or charges taken in connection with (a) the issuance of notes on the date of the indenture and the use of proceeds therefrom, (b) borrowings under the Term Loan Agreement on the date of the indenture and (c) the execution and delivery of the Revolving Credit Agreement on the date of the indenture; plus

(7) an amount equal to any gains or losses realized in connection with foreign currency exchange transactions; minus

(8) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business and other than the reversal of any non-cash expense to the extent that it represented an accrual of or reserve for cash expenses in any future period;
in each case, on a consolidated basis and determined in accordance with GAAP.
      Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Haights Cross will be added to Consolidated Net Income to compute Consolidated Cash Flow of Haights Cross only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Haights Cross by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.
      “Consolidated Indebtedness” means, with respect to any specified Person as of any date of determination, the sum, without duplication, of:

(1) the total amount of Indebtedness of such Person and its Restricted Subsidiaries; plus

(2) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries; plus

(3) the aggregate liquidation value of all Disqualified Stock of such Person and any of its Restricted Subsidiaries that have Guaranteed the Indebtedness of such Person and all preferred stock of the Restricted Subsidiaries of such Person, in each case, on a consolidated basis and determined in accordance with GAAP.
      “Consolidated Interest Expense” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Haights Cross (other than Disqualified Stock) or to Haights Cross or a Restricted Subsidiary of Haights Cross, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.
      “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and

(5) any non-cash restructuring or non-cash extraordinary charges taken by the specified Person or its Restricted Subsidiaries will be added to Net Income in calculating Consolidated Net Income.

      “Consolidated Secured Indebtedness” means, with respect to any specified Person as of any date of determination, the sum, without duplication, of:

(1) the total amount of Secured Indebtedness of such Person and its Restricted Subsidiaries; plus

(2) the total amount of Secured Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries, in each case, on a consolidated basis and determined in accordance with GAAP.
      “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Haights Cross who:

(1) was a member of such Board of Directors on the date of the indenture;

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

(3) was nominated by any Principal or Related Party.
      “Credit Facilities” means, one or more debt facilities (including, without limitation, the Term Loan Agreement and the Revolving Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, whether with the original agents and lenders or other agents and lenders or otherwise and whether provided under the original debt or commercial paper facility or otherwise.
      “Debt to Cash Flow Ratio” means, with respect to any specified Person as of any date of determination, the ratio of (a) the Consolidated Indebtedness of such Person as of such date to (b) the Consolidated Cash Flow of such Person for the four most recently ended full fiscal quarters for which internal financial statements are available immediately prior to such date of determination, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by such Person and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions (and related financing transactions) had occurred at the beginning of such four-quarter period.
      In addition, for purposes of calculating the Debt to Cash Flow Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Debt to Cash Flow Ratio is made (the “Calculation Date”) will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income (it being understood that the accounting principles of the specified Person shall be applied to any such acquired Person as if those accounting principles had been applied since the first day of the four-quarter reference period);

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

      “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
      “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Haights Cross to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Haights Cross may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Haights Cross and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
      “Domestic Subsidiary” means any Restricted Subsidiary of Haights Cross that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Haights Cross.
      “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
      “Equity Offering” means any issuance or sale of Equity Interests (other than Disqualified Stock) of Haights Cross or Parent.
      “Existing Indebtedness” means Indebtedness of Haights Cross and its Subsidiaries (other than Indebtedness under the Term Loan Agreement or under the Revolving Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

      “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Haights Cross (unless otherwise provided in the indenture).
      “Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.
      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.
      “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
      “Guarantors” means each of:

(1) Parent;

(2) Haights Cross’ direct and indirect Domestic Subsidiaries existing on the date of the indenture; and

(3) any other Subsidiary of Haights Cross that executes a Note Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns.
      “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
      “Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $100,000 and whose total revenues for the most recent 12-month period do not exceed $100,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of Haights Cross.
      “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
      “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Haights Cross or any Subsidiary of Haights Cross sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Haights Cross such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Haights Cross, Haights Cross will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Haights Cross’ Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The acquisition by Haights Cross or any Subsidiary of Haights Cross of a Person that holds an Investment in a third Person will be deemed to be an Investment by Haights Cross or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
      “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
      “Liquidated Damages” means all Liquidated Damages then owing pursuant to the registration rights agreement.
      “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).
      “Net Proceeds” means the aggregate cash proceeds received by Haights Cross or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.
      “Non-Recourse Debt” means Indebtedness:

(1) as to which neither Haights Cross nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Haights Cross or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Haights Cross or any of its Restricted Subsidiaries.
      “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
      “Parent” means Haights Cross Communications, Inc., a Delaware corporation.
      “Permitted Business” means the lines of business conducted by Haights Cross and its Subsidiaries on the date of the indenture and any businesses similar, related, incidental or ancillary thereto or that constitutes a reasonable extension or expansion thereof.
      “Permitted Investments” means:

(1) any Investment in Haights Cross or in a Restricted Subsidiary of Haights Cross;

(2) any Investment in Cash Equivalents;

(3) any Investment by Haights Cross or any Restricted Subsidiary of Haights Cross in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of Haights Cross; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Haights Cross or a Restricted Subsidiary of Haights Cross;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Haights Cross;

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Haights Cross or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by Hedging Obligations;

(8) repurchases of the notes; and

(9) other Investments in any Person engaged primarily in a Permitted Business having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding not to exceed $10.0 million.
      “Permitted Liens” means:

(1) Liens securing Indebtedness and other Obligations that was incurred pursuant to clauses (1) or (12) of the definition of Permitted Debt;

(2) Liens in favor of Haights Cross or the Guarantors;

(3) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(4) Liens existing on the date of the indenture;

(5) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(6) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(7) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(8) Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(9) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Permitted Referencing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement;

(10) Liens securing reimbursement obligations with respect to commercial letters of credit that encumber documents and other property relating to letters of credit and products and proceeds thereof;

(11) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty, including rights of offset and set-off;

(12) Liens securing Hedging Obligations, which Hedging Obligations relate to Indebtedness that is otherwise permitted under the indenture;

(13) leases or subleases granted to others;

(14) Liens under licensing agreements;

(15) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(16) judgment Liens not giving rise to an Event of Default;

(17) Liens encumbering property of Haights Cross or any of its Restricted Subsidiaries incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of bids, tenders, statutory obligations, leases and contracts (other than for Indebtedness) entered into in the ordinary course of business of Haights Cross or any of its Restricted Subsidiaries; and

(18) Liens securing other Indebtedness; provided that the Secured Debt to Cash Flow Ratio for Haights Cross’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Lien is created, incurred or assumed or has been first suffered to exist would have been no greater than 2.25 to 1, determined on a pro forma basis, as if the Obligations secured by such Lien had been incurred at the beginning of such four-quarter period.
      “Permitted Refinancing Indebtedness” means any Indebtedness of Haights Cross or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge other Indebtedness of Haights Cross or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by Haights Cross or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
      “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
      “Principals” means Media/ Communications Partners III Limited Partnership and M/ C Investors L.L.C. and Great Hill Partners, LLC and its related investment funds.
      “Related Party” means:

(1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal;

(2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1); or

(3) any trust, corporation, partnership or other entity, the general partner of which is controlled, directly or indirectly, by Persons who, directly or indirectly, are general partners of a Principal.
      “Restricted Investment” means an Investment other than a Permitted Investment.
      “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
      “Revolving Credit Agreement” means that certain Revolving Credit Agreement, date as of the date of the indenture, by and among Haights Cross and the financial institutions party thereto, providing for revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, whether with the original agents and lenders or other agents and lenders or otherwise, whether provided under the original Revolving Credit Agreement or otherwise the whether Haights Cross or an Affiliate thereof is the borrower.
      “Secured Debt to Cash Flow Ratio” means, with respect to any specified Person as of any date of determination, the ratio of (a) the Consolidated Secured Indebtedness of such Person as of such date to (b) the Consolidated Cash Flow of such Person for the four most recently ended full fiscal quarters for which internal financial statements are available immediately prior to such date of determination, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by such Person and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions (and related financing transactions) had occurred at the beginning of such four-quarter period.
      In addition, for purposes of calculating the Secured Debt to Cash Flow Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Secured Debt to Cash Flow Ratio is made (the “Secured Debt Calculation Date”) will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income (it being understood that the accounting principles of the specified Person shall be applied to any such acquired Person as if those accounting principles had been applied since the first day of the four-quarter reference period);

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Secured Debt Calculation Date, will be excluded;

(3) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Secured Debt Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Secured Debt Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Secured Debt Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Secured Debt Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Secured Debt Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Secured Debt Calculation Date in excess of 12 months).
      “Secured Indebtedness” means, with respect to any specified Person, any Indebtedness of such Person that is secured by a Lien on the assets of such Person, plus any Indebtedness of any other Person to the extent that such Indebtedness is secured by a Lien on the assets of the specified Person.

      “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.
      “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
      “Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
      “Term Loan Agreement” means that certain Term Loan Agreement, dated as of the date of the indenture, by and among Haights Cross and the financial institutions party thereto, providing for term loan borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, whether with the original agents and lenders or other agents and lenders or otherwise, whether provided under the original Term Loan Agreement or otherwise and whether Haights Cross or an Affiliate thereof is the borrower.
      “Unrestricted Subsidiary” means any Subsidiary of Haights Cross that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by the covenant described above under the caption “— Certain Covenants — Affiliate Transactions,” is not party to any agreement, contract, arrangement or understanding with Haights Cross or any Restricted Subsidiary of Haights Cross unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Haights Cross or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Haights Cross;

(3) is a Person with respect to which neither Haights Cross nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Haights Cross or any of its Restricted Subsidiaries.
      Any designation of a Subsidiary of Haights Cross as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an

Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Haights Cross as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” Haights Cross will be in default of such covenant. The Board of Directors of Haights Cross may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Haights Cross of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.
      “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
      “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
      The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice as of the date hereof. The Internal Revenue Service may take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the following statements and conditions. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders, whose tax consequences could be different from the following statements and conditions. Some holders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States, may be subject to special rules not discussed below. We recommend that each holder consult his own tax advisor as to the particular tax consequences of exchanging such holder’s old notes for exchange notes, including the applicability and effect of any state, local or non-U.S. tax law.
      Your exchange of old notes for exchange notes in the exchange offer will not constitute a taxable event. The exchange notes will be treated as a continuation of the old notes. Consequently, you will not recognize gain upon receipt of an exchange note in exchange for an old note in the exchange offer, your basis in the exchange note received in the exchange offer will be the same as your basis in the corresponding old note immediately before the exchange, and your holding period in the exchange note will include your holding period in the corresponding old note. The United States federal income tax consequences of holding and disposing of an exchange note received in the exchange offer will be the same as the United States federal income tax consequences of holding and disposing of an old note.
PLAN OF DISTRIBUTION
      Based on interpretations by the SEC staff set forth in no-action letters issued to third parties, including the Exxon Capital and Morgan Stanley letters and similar letters, we believe that the exchange notes to be issued pursuant to the exchange offer in exchange for old notes may be offered for resale, resold, and otherwise transferred by any holder thereof (other than any holder which is an “affiliate” of Haights Cross within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of the holder’s business and the holder has no arrangement with any person to participate in the distribution of the exchange notes. Accordingly, any holder using the exchange offer to participate in a distribution of the exchange notes will not be able to rely on these no-action letters. Notwithstanding the foregoing, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where those old notes were acquired as a result of market-making activities or other trading activities. Following the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. Any broker-dealer who acquired old notes from the issuer may not rely on interpretations of the staff of the SEC to the foregoing effect and is not eligible to participate in the exchange offer and must instead comply with the registration requirements and prospectus delivery requirements of the Securities Act (including being named a selling securityholder) in order to resell the old notes.
      We will not receive any proceeds from any sales of the exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any exchange notes. Any broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of the exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
LEGAL MATTERS
      The validity of the exchange notes and certain other legal matters have been passed upon on our behalf by Goodwin Procter LLP, Boston, Massachusetts.
EXPERTS
      The consolidated financial statements and schedules of Haights Cross Communications, Inc. as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
      The consolidated financial statements of Options Publishing, Inc. as of December 31, 2003, 2002 and 2001 and for each of the years then ended, appearing in this Prospectus and Registration Statement have been audited by Robert J. Consaga Jr., P.C., independent auditor, as set forth in his report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such auditor as an expert in accounting and auditing.
      The consolidated financial statements of Buckle Down Publishing Company as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, appearing in this Prospectus and

Registration Statement have been audited by McGladrey & Pullen, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
AVAILABLE INFORMATION
      We are subject to the periodic reporting requirements of Section 15(d) of the Securities Exchange Act of 1934 and, in accordance therewith, we file annual, quarterly and current reports pursuant to the requirements thereof. In addition, we have agreed that, whether or not we are required to do so by the rules and regulations of the Securities and Exchange Commission, for so long as any of the notes remain outstanding, we will furnish to the holders of the notes and file with the Securities and Exchange Commission (unless the Securities and Exchange Commission will not accept such a filing) (1) all quarterly and annual financial information that would be required to be contained in such a filing with the Securities and Exchange Commission on Forms  10-Q and 10-K if we were required to file such forms, including a “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and, with respect to the annual information only, a report thereon by our certified independent public accountants and (2) all reports that would be required to be filed with the Securities and Exchange Commission on Form 8-K if we were required to file such reports. In addition, for so long as any of the notes remain outstanding, we have agreed to make available to any prospective purchaser of the notes or beneficial owner of the notes in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act of 1933. You may read and copy any documents filed by us at the SEC’s public reference room at 450 Fifth Street, N.W, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our filings with the SEC are also available to the public through the SEC’s internet site at http://www.sec.gov.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
Years Ended December 31, 2002, 2003 and 2004
      All other schedules have been omitted as the schedules are either not applicable, or the information has been otherwise provided in the Consolidated Financial Statements.
OPTIONS PUBLISHING, INC.
Years Ended December 31, 2001, 2002 and 2003
OPTIONS PUBLISHING, INC.
Nine Months Ended September 30, 2004 and 2003
BUCKLE DOWN PUBLISHING COMPANY
Years Ended December 31, 2001, 2002 and 2003

BUCKLE DOWN PUBLISHING COMPANY
Three Months Ended March 31, 2004 and 2003
      [Insert HCC Financials from 10-K and Options and Buckle Down Financials from previously filed S-4]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders of
Haights Cross Communications, Inc.
      We have audited the accompanying consolidated balance sheets of Haights Cross Communications, Inc. and subsidiaries (the “Company”) as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for each of the three years in the period ended December 31, 2004. Our audits also included the financial statement schedules listed in the Index at page F-1. These financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Haights Cross Communications, Inc. and subsidiaries as of December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.
      As discussed in Note 2 to the financial statements, in 2002 the Company changed its method of accounting for goodwill, and effective January 1, 2004, the Company adopted Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”.

Ernst & Young, LLP
New York, New York
March 14, 2005

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,

	2004	2003

	(In thousands, except
	per share data)
ASSETS
Current assets:
Cash and cash equivalents	$78,581	$32,389
Accounts receivable, net	21,299	16,459
Inventory, net	24,227	22,150
Direct response advertising costs — current portion, net	2,797	2,431
Prepaid royalties	5,302	5,342
Prepaid expenses and other current assets	3,500	2,908

Total current assets	135,706	81,679
Pre-publication costs, net	41,746	28,197
Direct response advertising costs, net	6,620	6,504
Property and equipment, net	10,138	7,098
Goodwill	166,179	125,005
Intangible assets, net	20,988	—
Deferred financing costs, net	16,589	13,944
Other assets	1,737	3,095

Total assets	$399,703	$265,522

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$26,051	$18,449
Accrued interest	8,387	6,742
Deferred subscription revenue	12,341	13,272
Current portion of long term debt	1,300	1,000

Total current liabilities	48,079	39,463
Long term liabilities:
Senior secured term loan	127,450	98,750
11 3/4% senior notes	173,122	140,000
12 1/2% senior discount notes	82,270	—
Series B senior preferred stock, redeemable, $.001 par value, 6,000,000 shares authorized, 2,000,230 shares issued and outstanding (approximate aggregate liquidation value as of December 31, 2004 of $110,670)	108,706	—
Deferred gain on Series B cancellation and other long term liabilities	4,637	—

Total long term liabilities	496,185	238,750
Commitments(Note 14)
Redeemable preferred stock:
Series A preferred stock, redeemable, $.001 par value, 30,000 shares authorized, 22,476 shares issued and outstanding (approximate aggregate liquidation value as of December 31, 2004 of $33,566)	35,627	34,299
Series B senior preferred stock, redeemable, $.001 par value, 6,000,000 shares authorized, 2,400,000 shares issued and outstanding (approximate aggregate liquidation value as of December 31, 2003 of $113,428)	—	109,364
Series C preferred stock, redeemable, $.001 par value, 3,500 shares authorized, issued and outstanding (approximate aggregate liquidation value as of December 31, 2004 of $3,625)	1,255	—

Total redeemable preferred stock	36,882	143,663
Stockholders’ deficit:
Common stock, $.001 par value, 30,000,000 shares authorized, 20,000,000 shares issued and outstanding	20	20
Accumulated other comprehensive income	526	299
Accumulated deficit	(181,989)	(156,673)

Total stockholders’ deficit	(181,443)	(156,354)

Total liabilities and stockholders’ deficit	$399,703	$265,522

See accompanying notes.

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,

	2004	2003	2002

	(In thousands)
Revenue	$182,238	$162,043	$163,142
Costs and expenses:
Cost of goods sold	58,020	49,200	50,326
Marketing and sales	41,035	35,463	33,016
Fulfillment and distribution	14,270	11,695	10,408
General and administrative	23,760	19,092	22,106
Restructuring charges	808	2,140	(125)
Amortization of pre-publication costs	11,804	9,137	7,006
Depreciation expense and amortization of intangibles	3,083	2,224	2,017

Total costs and expenses	152,780	128,951	124,754

Income from operations	29,458	33,092	38,388
Other (income) expense:
Interest expense	48,194	19,928	17,993
Interest income	(777)	(250)	(79)
Amortization and writeoff of deferred financing costs	2,937	5,215	1,560
Redemption premiums	—	9,236	—
Other (income) expense	(74)	113	(178)

Total other expenses	50,280	34,242	19,296

Income (loss) before provision for income taxes, discontinued operations and cumulative effect of accounting change	(20,822)	(1,150)	19,092
Provision for income taxes	47	—	—

Income (loss) before discontinued operations and cumulative effect of accounting change	(20,869)	(1,150)	19,092
Discontinued operations:
Income from operations of discontinued operations	—	195	3,444
Loss on disposal of discontinued operations	(1,712)	(911)	(1,678)

Income (loss) before cumulative effect of accounting change	(22,581)	(1,866)	20,858
Cumulative effect of accounting change	—	—	(48,610)

Net loss	$(22,581)	$(1,866)	$(27,752)
Preferred stock dividends and accretion	(2,735)	(17,472)	(16,781)

Net loss available to common stockholders	$(25,316)	$(19,338)	$(44,533)

See accompanying notes.

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

			Accumulated
	Common Stock		Other		Total
			Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Income	Deficit	Deficit

	(In thousands)
Balance as of January 1, 2002	20,000	$20	$—	$(90,974)	$(90,954)
Net loss	—	—	—	(27,752)	(27,752)
Preferred stock dividends and accretion	—	—	—	(16,781)	(16,781)
Stock option compensation	—	—	—	52	52

Balance as of December 31, 2002	20,000	20	—	(135,455)	(135,435)
Comprehensive loss: Net loss	—	—	—	(1,866)	(1,866)
Foreign currency translation adjustment	—	—	299	—	299

Total comprehensive loss					(1,567)
Cancellation of Series A preferred stock warrants	—	—	—	(1,880)	(1,880)
Preferred stock dividends and accretion	—	—	—	(17,472)	(17,472)

Balance as of December 31, 2003	20,000	20	299	(156,673)	(156,354)
Comprehensive loss: Net loss	—	—	—	(22,581)	(22,581)
Foreign currency translation adjustment	—	—	227	—	227

Total comprehensive loss					(22,354)
Preferred stock dividends and accretion	—	—	—	(2,735)	(2,735)

Balance as of December 31, 2004	20,000	$20	$526	$(181,989)	$(181,443)

See accompanying notes.

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2004	2003	2002

	(In thousands)
Operating activities
Net loss	$(22,581)	$(1,866)	$(27,752)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Goodwill impairment charges	—	—	48,610
Loss on sale of business	—	911	1,678
Redemption premiums	—	9,236	—
(Income) loss from discontinued operations — non-cash	1,712	—	(4,600)
Non-cash interest expense	24,704	5,670	7,945
Allowance for doubtful accounts and obsolescence	7,065	4,536	2,592
Depreciation and amortization of property and equipment, pre-publication costs and intangibles	14,888	11,361	9,023
Amortization of deferred financing costs	2,937	2,027	1,560
Write-off of deferred financing costs	—	3,188	—
Other non-operating income — non-cash	(136)	113	(126)
Changes in operating assets and liabilities:
Accounts receivable	(6,184)	110	(3,165)
Inventory	(2,296)	(1,318)	(2,405)
Prepaid expenses, royalty advances and other current assets	(418)	(2,013)	(3)
Direct response advertising costs	(482)	(549)	259
Other assets	(478)	(469)	(29)
Accounts payable, accrued and other liabilities	5,729	(4,672)	(1,013)
Accrued interest	1,646	6,509	—
Deferred subscription revenue	(932)	(390)	132
Assets and liabilities held for sale, net	—	(238)	187

Net cash provided by operating activities	25,174	32,146	32,893

Investing activities
Additions to pre-publication costs	(14,489)	(14,051)	(12,418)
Additions to property and equipment	(3,398)	(2,977)	(2,044)
Additions to intangible assets	(29)	—	—
Acquisitions, net of cash acquired	(77,896)	—	—
Proceeds from sale of businesses	—	7,550	—
Proceeds from sale of assets	34	21	—

Net cash used in investing activities	(95,778)	(9,457)	(14,462)

Financing activities
Proceeds from 12 1/2% senior discount notes	73,653	—	—
Proceeds from 11 3/4% senior notes	33,150	140,000	—
Proceeds from floating rate term loan	30,000	100,000	—
Repayment of floating rate term loan	(1,000)	(250)	—
Proceeds from senior credit facility	—	12,000	4,425
Repayment of senior credit facility	—	(154,350)	(26,725)
Repayment of subordinated notes	—	(75,211)	—
Repurchase of Series B Senior preferred stock	(13,999)	—	—
Additions to deferred financing costs	(5,235)	(15,391)	(914)

Net cash (used in) provided by financing activities	116,569	6,798	(23,214)

Effect of exchange rates on cash	227	201	—
Net increase(decrease) in cash and cash equivalents	46,192	29,688	(4,783)
Cash and cash equivalents at beginning of year	32,389	2,701	7,484

Cash and cash equivalents at end of year	$78,581	$32,389	$2,701

Supplemental disclosure
Cash paid during the year for:
Interest	$21,855	$7,517	$9,968
Non-cash investing activity:
Sale of business in exchange for note	$—	$—	$2,624
See accompanying notes.

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004
(In thousands)

1.	Nature of Business and Organization
      Haights Cross Communications, Inc. (the “Company”), a Delaware corporation, was formed in January 1997 to create and build an education and library publishing business. On January 21, 2004, the Company became subject to Section 15(d) of the Securities Exchange Act of 1934, as amended.
      The Company is a creator and publisher of high quality education and library materials. Products include K-12 curriculum-based student books, workbooks and study guides, test preparation publications, teacher materials, audiobooks, library books for children and young adults, and continuing professional education materials. The Company markets its products primarily to school administrators, educators, librarians and other professionals. Products are distributed via market-specific field and telesales representatives, direct mail and web/e-commerce to the North American market, and to the rest of the world via licensing and distribution arrangements.
      Our business is subject to seasonal fluctuations. Our revenue and income from operations have historically been higher during the second and third calendar quarters. In addition, our quarterly results of operations have fluctuated in the past, and can be expected to continue to fluctuate in the future, as a result of many factors, including general economic trends; the traditional cyclical nature of educational material sales; school, library, and consumer purchasing decisions, unpredictable funding of schools and libraries by Federal, state, and local governments, consumer preferences and spending trends; the need to increase inventories in advance of our primary selling season; and timing of introductions of new products.
      The following table summarizes the Company’s segments as of December 31, 2004:

Segments	Products and Markets

Sundance/ Newbridge Educational Publishing	Under the Sundance brand, Sundance/Newbridge publishes. educational materials for shared reading, guided reading, independent reading, phonics and comprehension skills for students in kindergarten through 9th grade, and markets non-proprietary, supplemental literature products for students in grades K-12. Under the Newbridge brand, Sundance/Newbridge publishes non-fiction, guided reading materials and teachers’ guides in the content areas of standards-based science, social studies and math for students in pre-kindergarten through 5th grade. Options Publishing is also reported under the Sundance/Newbridge segment since acquisition and this business publishes educational materials for K-8 students who need additional help in the areas of reading, writing, math, science and parental involvement.
Triumph Learning	Triumph Learning is a publisher of state-specific test preparation materials in print form for the K-12 market which it sells directly to educators, schools and school systems under both the Triumph and Buckle Down brands. Buckle Down has been reported within the Triumph segment since acquisition.
Oakstone Publishing	Oakstone offers monthly, subscription-based programs comprised of summaries and critical reviews of medical journal articles. Oakstone produces titles in audio, print, electronic and Web formats that enable its customers, which consist predominately of doctors, to maintain current knowledge and/or obtain continuing medical education credits for licensing and hospital affiliation purposes.

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Segments	Products and Markets

Recorded Books	Recorded Books, which we believe is the largest publisher and marketer of unabridged, spoken word audiobooks in the United States and the United Kingdom public library market, records and publishes unabridged audiobooks, across multiple genres, including mysteries, histories, classics, inspirational, westerns, romance, sports and other topics. Recorded Books supplements its proprietary title list by distributing non-proprietary titles, including certain titles in abridged form. Recorded Books sells its products to public and school libraries, retail bookstores and direct to consumers.
Chelsea House Publishers	Chelsea House creates and publishes hard-cover, non-fiction books for children and young adults, which are sold to public and school libraries located throughout the United States. Chelsea House’s titles are typically published in a series, providing a mechanism for recurring sales as new editions are released.

2.	Summary of Significant Accounting Policies

Principles of Consolidation
      The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany accounts and transactions have been eliminated upon consolidation.

Use of Estimates
      The preparation of financial statements in conformity with U.S. generally accepted accounting principles in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates and assumptions include management’s judgment related to the collectability of accounts receivable, sales returns reserves, inventory obsolescence reserves, the lives and recoverability of deferred marketing costs, the lives and recoverability of pre-publication costs, deferred tax valuation allowances, useful lives of fixed assets and long-lived assets and impairments of goodwill and long lived assets. Actual results may differ from those estimates.

Concentrations of Credit Risk
      Concentrations of credit risk with respect to trade accounts receivable are diversified due to the number of entities comprising the Company’s customer base. The Company performs ongoing credit evaluations of its customers’ financial condition and does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management’s expectations. Customers are concentrated in the educational and professional markets. No single customer accounted for more than 3% of revenue.

Fair Value and Credit Risk of Financial Instruments
      All current assets and liabilities are carried at cost, which approximates fair value due to the short-term maturities of those instruments. The fair value of the company’s 11 3/4% senior notes and 12 1/2% senior discount notes are estimated based on market quotes. The Company’s senior secured term loan is a floating rate instrument and fair value is equal to carrying value. Management believes it is impractical to estimate the fair value of the Company’s Series B senior preferred stock.

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Estimated fair values of the Company’s long term debt instruments are as follows:

	December 31, 2004

	Carrying	Fair
	Value	Value

Senior secured term loan	$127,450	$127,450
11 3/4% senior notes	173,122	192,950
12 1/2% senior discount notes	82,270	89,100

Cash Equivalents
      The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Revenue Recognition
      Revenue from books and other non-subscription products and the related cost of sales are recognized upon the shipment of the product to the customer, net of allowances for estimated returns, which are estimated based on historical experience by product type. Products are shipped FOB shipping point and collectability is reasonably assured at the time of shipment. Subscription revenue is deferred and is recognized as the subscription is fulfilled, which is generally over a one year period. Short term rental revenue for audio books is recognized at the time of the rental and audio book lease revenue is deferred and recognized ratably over the term of the lease.

Shipping and Handling
      Shipping and handling costs charged to customers are included in fulfillment and distribution expenses, while fees charged to customers for shipping and handling are included in revenue in the accompanying consolidated statements of operations. The Company incurred approximately $5.1 million, $4.3 million and $4.1 million in shipping and handling costs for the years ended December 31, 2004, 2003 and 2002, respectively.

Inventory
      Inventory consists primarily of books, audiotapes and compact disks, which are valued at the lower of cost or market as determined by the first-in, first-out method. Provisions for losses on slow moving merchandise have been recorded, where applicable.

Prepaid Royalties
      Royalty advances are recorded as cash is advanced to authors and are expensed as related revenues are earned by authors or when future recovery appears doubtful.

Advertising
      Advertising expenses relating to book and non-subscription publishing operations are expensed as incurred. The Company incurred approximately $0.9 million, $0.6 million and $0.6 million in advertising expenses for the years ended December 31, 2004, 2003 and 2002, respectively, which is included in marketing and sales expenses in the accompanying consolidated statements of operations.
      Direct response advertising costs are incurred to elicit sales from customers who can be shown to have responded specifically to the advertising, which results in probable future economic benefits. Direct response advertising costs consist primarily of promotional mailings. These costs are capitalized and the net recover-

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
ability is evaluated on a product-by-product basis. Direct response advertising costs are amortized on an accelerated basis over the estimated life of the subscriber, up to 5 years. Generally, 80% of these costs are amortized in the first two years. Amortization of direct response advertising is included in marketing and sales expense in the accompanying consolidated statements of operations.
      Catalog costs, which primarily consist of the cost to produce and distribute catalogs, are initially capitalized and expensed over their useful lives, not to exceed 18 months, and are included in prepaid expenses and other current assets in the accompanying consolidated balance sheets.
      Prepaid marketing materials include printed promotional marketing pieces which are initially capitalized and expensed upon mailing and are included in prepaid expenses and other current assets in the accompanying consolidated balance sheets.

Pre-publication Costs
      The Company capitalizes pre-publication costs incurred in the creation of a publication. Such costs primarily include editorial, pre-press, artwork, photography, master tapes, external pre-publication and certain internal costs. These costs are amortized over the estimated life cycle of the book or product, based upon similarly existing products, for periods ranging from two to five years. Costs determined to be unrecoverable are written off.

Property and Equipment
      Furniture, equipment and leasehold improvements are stated at cost and are depreciated using the straight-line method over their estimated useful lives, generally ranging from three to seven years. Maintenance and repairs are charged to operations as incurred. Buildings are depreciated over 30 years, and leasehold improvements are amortized over the shorter of their estimated useful life or the remaining term of the lease. The Company capitalizes internal use software in accordance with the American Institute of Certified Public Accountants Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Such costs are amortized over an estimated useful life ranging from two to five years.

Goodwill
      Goodwill represents the excess of net acquisition cost over the estimated fair value of net assets acquired of purchased companies. On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”). Under SFAS No. 142, goodwill is subject to an annual impairment test which the company performs as of October 1, and an interim test, if an event occurs or circumstances change between annual tests indicating that the asset might be impaired. The impairment test is a two-step process. First, the fair value of the reporting unit is compared to its carrying value. If the fair value is less than the carrying value, a second step is performed. In the second step, an implied goodwill value is determined by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit. If the implied fair value of the goodwill, as calculated, is less than the carrying amount of the goodwill, an impairment charge is recorded for the difference. For purposes of estimating the fair value of the reporting unit, the Company uses a discounted cash flow approach. Any goodwill impairment charges are reported as a reduction of income from operations.
      In 2002, the Company recorded impairment charges for goodwill (see Notes 8 and 16). The Company performed the annual impairment test on October 1, 2004, and determined that the carrying value of our goodwill at that date was not impaired.

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Long-Lived Assets
      Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”). Under SFAS No. 144, impairment is recognized for long-lived assets when the carrying value exceeds the long-lived asset’s estimated future undiscounted cash flows. The company performs an annual evaluation of the recoverability of its pre-publication and direct response advertising costs.

Stock-Based Compensation
      The Company has a stock option plan pursuant to which stock options are granted for a fixed number of shares to employees of the Company with an exercise price equal to or greater than the fair value of the shares at the date of grant. The exercise price of options issued under the plan are determined by the Company’s Board of Directors using commonly employed valuation methods for the market in which the Company operates. Awards under the Company’s plan generally vest over three years.
      On January 1, 2002, the Company prospectively adopted the fair value method of accounting for stock options under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), to all new awards granted to employees beginning January 1, 2002. Under the fair value method, compensation expense for options is measured at the grant date based on the value of the award as determined using the minimum value method, and is recognized over the vesting period of the grant.
      For the years ended December 31, 2004 and 2003, the Company did not recognize compensation expense related to the grant of stock options. For the year ended December 31, 2002, the Company recognized $0.1 million in compensation expense relating to the grant of stock options, which is recorded in general and administrative expense in the accompanying consolidated statements of operations.
      Since the Company’s common stock is not publicly traded, the value of the options granted was measured using the minimum value method with the following weighted average assumptions for the years ended December, 31.

	2004	2003	2002

Risk free interest rate	4.25%	3.79%	3.79%
Expected dividend yield	0%	0%	0%
Expected lives	6 years	6 years	6 years
      The weighted average fair value per share of options granted was $0, $0 and $0.18 for the years ended December 31, 2004, 2003 and 2002, respectively.

Income Taxes
      The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are recorded based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when differences are expected to reverse. A valuation allowance is recorded when it is more likely than not that some or all of the deferred tax assets will not be realized.

Foreign Currency Translation
      The Company has determined that the functional currency of its foreign subsidiary is the subsidiary’s local currency. The assets and liabilities of this subsidiary are translated at the applicable exchange rate as of the balance sheet date and revenue and expenses are translated at an average rate over the period. Currency

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
translation adjustments are recorded as a component of accumulated other comprehensive income (loss). Gains and losses on inter-company transactions are recorded in operating expenses and have not been material for the periods presented. The assets and liabilities of the Company’s foreign subsidiary were immaterial as of December 31, 2004 and 2003.

Reclassification
      Certain prior year amounts have been reclassified to conform to the current year presentation, principally related to the consolidated statements of cash flows.

Recent Accounting Pronouncements
      In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment,” which is a revision of FASB Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.” Statement 123(R) supersedes Accounting Principal Board Opinion (APB) No. 25, “Accounting for Stock Issued to Employees,” and amends FASB No. 95, “Statement of Cash Flows.” Generally, the approach to accounting in SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements as based on their fair values. Subsequent to issuance by the FASB, the SEC delayed the effective date of SFAS No. 123(R) to January 1, 2006, for calendar year companies. The Company adopted SFAS No. 123 effective January 1, 2002, and will continue to apply the minimum-value method in future periods to awards outstanding prior to January 1, 2006 which will be the date which the Company will adopt SFAS No. 123(R). All awards granted, modified or settled after the date of adoption shall be accounted for using the measurement, recognition and attribution provisions of SFAS No. 123(R). As such, while the adoption as of January 1, 2006 is not expected to have a material effect on the financial results or condition of the Company we cannot predict the future impact of such adoption.
      On May 15, 2003, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS No. 150”). SFAS No. 150 established standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. Instruments that are indexed to and potentially settled in an issuer’s own shares that are not within the scope of SFAS No. 150 remain subject to existing guidance (e.g., EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to or Potentially Settled in, a Company’s Own Stock, Accounting Series Release 268, Redeemable Preferred Stocks).
      SFAS No. 150 is only the first phase of the FASB’s Liabilities and Equity Project. It represents a significant change in practice in the accounting for a number of financial instruments, including mandatorily redeemable equity instruments and certain equity derivatives that frequently are used in connection with share repurchase programs. SFAS No. 150 generally requires liability classification for two broad classes of financial instruments, including mandatorily redeemable equity instruments.
      SFAS No. 150 must be applied immediately to instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. Application to pre-existing instruments should be recognized as the cumulative effect of a change in accounting principle (application by retroactive restatement is precluded). The exception to the above transition requirements is for mandatorily redeemable instruments of certain nonpublic companies, to which the provisions of SFAS No. 150 have been deferred indefinitely. The indefinite deferral does not apply to SEC registrants, including a registrant, like the Company, that does not have public equity but has public debt registered with the SEC. For these companies, SFAS No. 150 must be applied in fiscal periods beginning after December 15, 2003. Early adoption of SFAS No. 150 is not permitted.

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The adoption of SFAS No. 150 requires that the Company’s Series B Senior preferred stock be classified as debt on the Company’s consolidated balance sheet because it is mandatorily redeemable at a fixed and determinable date. Dividends and accretion related to the Series B Senior preferred stock, which previously had been recorded below net income (loss) as a charge in determining net income (loss) available to common stockholders, has been charged to interest expense in the accompanying audited consolidated statement of operations since the January 1, 2004 adoption of this standard. The Company’s Series A preferred stock and Series C preferred stock, which are redeemable beginning in the year 2019 and 2012, respectively, are redeemable at the option of the holders and are not mandatorily redeemable. Accordingly, SFAS No. 150 is not applicable to the Company’s Series A preferred stock or Series C preferred stock.
      In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51, (“FIN No. 46”). FIN No. 46 significantly changes whether entities included in its scope are consolidated by their sponsors, transferors, or investors. FIN No. 46 introduces a new consolidated model — the variable interest model — which determines control (and consolidation) based on potential variability in gains and losses of the entity being evaluated for consolidation.
      FIN No. 46’s consolidation provisions apply immediately to variable interests in variable interest entities (VIEs) created after January 31, 2003. It applies in the first fiscal year or interim period beginning after June 15, 2003 (July 1, 2003 for calendar year-end companies) to VIEs in which a public company holds a variable interest that it acquired before February 1, 2003. FIN No. 46’s consolidation requirements also apply to nonpublic enterprises, but the consolidation provisions relating to pre-January 31, 2003 VIEs do not apply until the end of the first fiscal year that begins after June 15, 2003. FIN No. 46 has no grandfathering provisions. The adoption of FIN No. 46 did not have any effect on our consolidated financial statements.

3.	Acquisitions
      In April 2004, the Company acquired certain assets and assumed certain liabilities of Buckle Down Publishing which has been reported using the purchase method of accounting in the Triumph segment since acquisition. Buckle Down is a state test preparation publisher with products for 13 states. It’s primary product line is Buckle Down, a series of books written to and reviewing the state educational standards assessed on high-stakes state tests. Buckle Down products are developed to specific state standards. The Company acquired Buckle Down to compliment and expand its growing Triumph Learning Segment which provides test-preparation materials to the supplemental education market. The net cost of approximately $26.3 million, consisting of consideration paid to the seller in the form of $24.1 million cash and 3,500 shares of newly authorized Series C preferred stock with a face amount of $1,000 per share and a cumulative 5% per year dividend compounded quarterly with a discounted value of $1.1 million, and transaction costs of $1.1 million. This consideration exceeded the fair value of net assets acquired, resulted in goodwill of approximately $11.7 million. The acquisition price was subject to a working capital adjustment which was settled for $0.1 million during the year and is included in the net cost of $26.3 million.
      In December 2004, the Company acquired certain assets and assumed certain liabilities of Options Publishing which has been reported using the purchase method of accounting in the Sundance/ Newbridge segment since acquisition. Options Publishing develops and creates proprietary supplemental, instructional materials with the focus on students in Kindergarten through grade eight, who need more help after using textbooks. The curriculum areas of reading, writing, math, science, parent involvement intervention and assessment are covered in depth. Options Publishing products complement the Company’s growing educational product lines. The net cost of approximately $52.7 million, consisting of consideration paid to the seller and transaction costs of $1.3 million which exceeded the fair value of net assets acquired, resulted in goodwill of $29.4 million.

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at the respective effective dates of the acquisition:

		Options
	Buckle Down	Publishing

Working capital (excluding cash acquired)	$1,769	$1,665
Pre-publication costs	3,600	7,200
Property and equipment	193	1,929
Intangibles	9,000	12,500

Net assets acquired	14,562	23,294
Goodwill recorded	11,717	29,416

Total cost	$26,279	$52,710

      Certain balances recorded in connection with the Options Publishing acquisition are preliminary and when finalized within one year of the respective date of acquisition may result in changes to the assets and liabilities and intangible balances shown above. During the year, the acquisition accounting for Buckle Down Publishing was finalized.

Pro Forma Financial Information
      The following unaudited pro forma financial information includes the actual reported results of the Company, as well as giving effect to the acquisitions , which are presented as if the acquisition had been consummated as of the beginning of the earliest period presented:

			Proforma
	HCC as	Proforma	Options	HCC
	Reported	Buckle Down	Publishing	Proforma

For the Year Ended December 31, 2004
Revenue	$182,238	$2,721	$18,259	$203,218
Cost of goods sold	58,020	634	3,187	61,841
Marketing and sales	41,035	634	6,159	47,828
Fulfillment and distribution	14,270	295	936	15,501
General and administrative	23,760	381	1,251	25,392
Restructuring charges	808	—	—	808
Amortization of pre-publication costs	11,804	540	1,332	13,676
Depreciation expense and amortization of intangibles	3,083	520	1,441	5,044

Income (loss) from operations	29,458	(283)	3,953	33,128
Other income and (expense)	(52,039)	(103)	(6,633)	(58,775)

Net income/(loss)	$(22,581)	$(386)	$(2,680)	$(25,647)

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	HCC as	Proforma	Proforma	HCC
	Reported	Buckle Down	Options	Proforma

For the Year Ended December 31, 2003
Revenue	$162,043	$10,712	$16,278	$189,033
Cost of goods sold	49,200	2,116	3,734	55,050
Marketing and sales	35,463	—	6,178	41,641
Fulfillment and distribution	11,695	—	322	12,017
General and administrative	19,092	4,849	1,060	25,001
Restructuring charges	2,140	—	—	2,140
Amortization of pre-publication costs	9,137	900	1,440	11,477
Depreciation expense and amortization of intangibles	2,224	694	1,561	4,479

Income from operations	33,092	2,153	1,983	37,228
Other income and (expense)	(34,958)	(1,089)	(6,475)	(42,522)

Net income (loss)	$(1,866)	$1,064	$(4,492)	$(5,294)

4.	Accounts Receivable
      Accounts receivable consists of the following:

	December 31,

	2004	2003

Accounts receivable	$25,091	$20,310
Less allowance for doubtful accounts	3,792	3,851

	$21,299	$16,459

5.	Inventory
      Inventory consists of the following:

	December 31,

	2004	2003

Supplies	$799	$1,015
Work-in-process	783	642
Finished goods	27,133	22,137

	28,715	23,794
Less allowance for obsolescence	4,488	1,644

	$24,227	$22,150

      The company recorded an additional $2.1 million in inventory obsolescence during 2004 due to a change in estimate at the Chelsea House segment. This change was necessitated due to the declining sales performance at that segment.

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Pre-publication Costs
      Pre-publication costs consists of the following:

	December 31,

	2004	2003

Pre-publication costs	$90,964	$65,470
Less accumulated amortization	49,218	37,273

	$41,746	$28,197

      Amortization of pre-publication costs for the years ended December 31, 2004, 2003 and 2002 was $11.8 million, $9.1 million and $7.0 million, respectively.

7.	Property and Equipment
      Property and equipment consists of the following:

	December 31,

	2004	2003

Furniture and fixtures	$3,241	$2,178
Office equipment and software	10,684	9,717
Land and building	4,753	2,763
Leasehold improvements	1,916	1,213

	20,594	15,871
Less accumulated depreciation	10,456	8,773

	$10,138	$7,098

      Depreciation expense for the years ended December 31, 2004, 2003 and 2002 was $2.5 million, $2.2 million and $2.0 million, respectively.

8.	Goodwill and Intangibles
      In accordance with the transition requirements of SFAS No. 142, the Company performed a goodwill impairment test on its reporting units as of January 1, 2002. Pursuant to that test, the Company determined that the carrying value of goodwill in its Chelsea House, Triumph Learning and Andrews Communications units was impaired. Accordingly, in January 2002 the Company recorded impairment charges on goodwill of approximately $29.8 million in Chelsea House, $12.2 million in Triumph Learning, and a loss of $6.7 million for Andrews Communications. In accordance with the transition rules for recognizing goodwill impairment in SFAS No. 142, the combined approximately $48.6 million goodwill impairment loss is presented in the accompanying consolidated statements of operations as a cumulative effect of a change in accounting principle (see Note 16 regarding held for sale accounting for Andrews Communications).

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      A summary of the change in the Company’s goodwill, excluding the approximately $6.7 million charge for Andrews Communications which was reported as a held for sale business, for the year ended December 31, 2002 is as follows:

Goodwill, January 1, 2002	$167,133
Less:
Goodwill impairment writedown — Chelsea House	(29,753)
Goodwill impairment writedown — Triumph Learning	(12,190)
Finalize Audio Adventures acquisition accounting	(185)

Goodwill, December 31, 2002	$125,005

      A summary of the change in the Company’s goodwill for the year ended December 31, 2004 is as follows:

Goodwill, January 1, 2004	$125,005
Add:
Buckle Down Acquisition	11,717
Options Publishing acquisition	29,416
Other	41

Goodwill, December 31, 2004	$166,179

      The full value assigned to goodwill for the Buckle Down Publishing and Options Publishing acquisitions will be deductible for income tax purposes.
      In 2004, the Company recorded intangible asset additions with the acquisitions of Buckle Down and Options Publishing of $9.0 million and $12.5 million, respectively. A summary of consolidated intangible asset values as of December 31, 2004 is as follows:

		HCC
		Exclusive of		Options
	Lives	Acquisitions	Buckle Down	Publishing	Consolidated

Definite Life Assets
Customer list	10 years	$—	$6,050	$12,000	$18,050
Noncompete agreements	3-5 years	—	250	500	750
Other	5 years	158	—	—	158

		158	6,300	12,500	18,958
Less: accumulated amortization		(97)	(464)	(109)	(670)

		61	5,836	12,391	18,288
Trademarks	Indefinite	—	2,700	—	2,700

Net intangible assets		$61	$8,536	$12,391	$20,988

      Amortization expense for the years ended December 31, 2004, 2003 and 2002 was $0.7 million, $0 and $0, respectively.

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Based on the current amount of intangibles subject to amortization, the estimated amortization expense for each of succeeding five years is as follows:

Total

Amortization of intangibles:
2005	$2,105
2006	2,086
2007	1,855
2008	1,855
2009	1,855

$9,756

      When we finalize the accounting for the Options Publishing acquisition within one year of acquisition the estimated values assigned to the above classes and the associated amortization of intangibles may change.

9.	Accounts Payable and Accrued Liabilities
      Accounts payable and accrued liabilities consists of the following:

	December 31,

	2004	2003

Trade accounts payable	$9,520	$5,084
Accrued liabilities	8,977	7,561
Accrued management incentive	4,742	3,946
Accrued compensation and related taxes and benefits	2,666	1,858
Accrued restructuring costs	146	—

	$26,051	$18,449

10.	Income Taxes
      The provision for income taxes consists of the following:

	December 31,

	2004	2003	2002

Current:
Federal	$—	$—	$—
State and local	—	—	—
Foreign	47	—	—

	$47	$—	$—

      Foreign income tax expense is based on taxable UK earnings, of $0.1 million.

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Deferred tax assets (liabilities) consist of the following:

	December 31,

	2004	2003

Net operating loss carryforwards	$29,183	$28,691
Goodwill amortization and impairment	474	6,571
Restructuring charges	58	160
Direct response advertising	(3,767)	(2,695)
Inventory reserves	816	(279)
Interest on 12 1/2% Senior Discount Note	2,603	—
Allowance for doubtful accounts	328	435
Accrued incentive compensation	634	297
Other	(952)	171

Net deferred tax assets	29,377	33,351
Less valuation allowance	(29,377)	(33,351)

Net deferred tax assets	$—	$—

      As of December 31, 2004, the Company had net federal and state operating loss carryforwards of approximately $73.0 million expiring through 2024.
      The Company has provided a full valuation allowance for the net deferred tax assets as a result of management’s uncertainty as to the realization of such assets.
      A reconciliation of the statutory Federal income tax rate to the effective rate is as follows:

	Year Ended
	December 31,

	2004	2003	2002

Statutory rate	34%	34%	34%
State and local income taxes (net of federal benefit)	6	6	6
Change in valuation allowance	(18)	(39)	(39)
Nondeductible interest expense	(27)	—	—
Other	(5)	(1)	(1)

Effective tax rate	—%	—%	—%

11.	Financing Arrangements

Senior Secured Credit Facility — Retired August 20, 2003
      As amended on March 31, 2003, Haights Cross had a $175.0 million Senior Secured Credit Facility (the “Loan Facility”) through July 31, 2003 from a syndicate led by Credit Suisse First Boston and the Canadian Imperial Bank of Commerce. On July 31, 2003 the facility was reduced to $172.0 million. The Loan Facility was comprised of (a) a $35.0 million Term Loan, maturing December 10, 2005 (“Term Loan A”), (b) a $105.0 million Term Loan, maturing December 10, 2006 (“Term Loan B”) and (c) a $35.0 million Revolving Credit Facility which was reduced to $32.0 million on July 31, 2003 maturing December 10, 2005 (“Revolving Credit Facility”). The Loan Facility was secured by a lien on all property and assets (tangible and intangible), all capital stock of existing and future subsidiaries (except for 35% of any foreign subsidiaries) and intercompany indebtedness. The Loan Facility contained certain restrictive covenants and financial ratio requirements, as defined in the Loan Facility’s terms and conditions. Origination and other costs related to the

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Loan Facility incurred through December 31, 2002 of $7.3 million were capitalized as deferred financing costs and were being amortized over six years, the term of the Loan Facility. This facility was retired with proceeds from the August 20, 2003 refinancing.
      The Company paid a weighted-average interest rate under the Loan Facility of 6.06% and 6.53% for the years ended December 31, 2003 and 2002, respectively. The Loan Facility mandated quarterly principal prepayments for Term Loan A and Term Loan B totaling $3.8 million and $6.3 million during 2003 and 2002, respectively.
      As required under the Loan Facility, the Company prepared an annual calculation to determine if an excess cash payment was required. These payments were applied on a pro rata basis to the Term Loan A and Term Loan B. For the years ended December 31, 2003 and 2002 the required payment was approximately $6.2 million in both years.

Subordinated Notes — Retired August 20, 2003
      On December 10, 1999, the Haights Cross issued $40.0 million of Subordinated Notes (the “Notes”), maturing December 15, 2009. The Notes were purchased by a group of investment companies led by Credit Suisse First Boston. In connection with the Notes offering, the Haights Cross Communications granted to the holders of the Notes warrants to acquire 1,692,169 shares, as adjusted, of its common stock at $0.01 and warrants to acquire 1,880 shares of its Series A preferred stock at $0.01. The fair value of the common stock and Series A preferred stock warrants at the issue date was estimated to be approximately $1.0 million and $1.9 million respectively, and was treated as a discount and was being amortized over the life of the Notes to interest expense. The fair value of the common stock warrants was measured at the grant date using the Black-Scholes option pricing model. The fair value of the Series A preferred stock warrants was estimated based upon the redemption value discounted to present value of the Series A preferred stock. As part of the August 20, 2003 refinancing transaction, the Haights Cross Communications canceled 1,880 warrants to purchase shares of the Series A preferred stock with an assigned value of approximately $1.9 million and 1,692,169 warrants to purchase shares of common stock held by the senior subordinated noteholders in connection with the retirement of the Notes.
      The Haights Cross was required to issue Paid In Kind (“PIK”) notes for interest payments made prior to December 10, 2004. Interest was due semi-annually on June 15 and December 15. The PIK notes accrued interest at a 14% rate and were added to the aggregate principal of the Notes, which was to mature on December 15, 2009. These notes were retired with proceeds from the August 20, 2003 refinancing.

Senior Secured Revolving Credit Facility, Senior Secured Term Loan, 11 3/4% Senior Notes
      On August 20, 2003, the Haights Cross entered into a $30.0 million four-year and nine-month Senior Secured Revolving Credit Facility (the “Facility”), and a $100.0 million five-year Senior Secured Term Loan (the “Term Loan”) and issued $140.0 million of 11 3/4% Senior Notes due 2011 (the “Senior Notes”). The Company used the net proceeds of these transactions to repay indebtedness under its Loan Facility and to redeem its then outstanding Notes. In connection with this refinancing, the Company incurred an early redemption premium of $9.2 million which was paid to the holders of the Notes and is included in other (income) expense in the accompanying consolidated statements of operations. As part of the redemption transaction, the Company cancelled 1,880 warrants for Series A preferred stock with an assigned value of $1.9 million and 1,692,169 warrants for common stock held by the holders of the Notes.
      The Haights Cross wrote-off $3.2 million of deferred financing costs associated with the repayment of the previous indebtedness which includes $0.6 million of costs incurred in the current year. The Company incurred an additional $14.8 million in fees associated with the August 20, 2003 refinancing transaction which is included in deferred financing costs in the accompanying consolidated balance sheets.

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      On August 20, 2003, the Haights Cross entered into the Facility, consisting of a syndicate of lenders led by The Bank of New York and Bear Stearns & Co, Inc. The Facility matures on May 20, 2008 and is secured by a first lien on all property and assets (tangible and intangible), all capital stock of existing and future subsidiaries (except future excluded subsidiaries) and intercompany indebtedness. The Facility contains certain restricted covenants and financial ratio requirements. As of December 31, 2004, our available borrowing capacity under the Facility, limited by such restrictive covenants, was $5.8 million; no amounts had been drawn on the Facility.
      On August 20, 2003, the Haights Cross entered into the Term Loan, with a syndicate of lenders led by Bear Stearns & Co. Inc. The Term Loan matures on August 20, 2008, is subordinate to the Revolving Credit Facility, and is secured by a second lien on all property and assets (tangible and intangible), all capital stock of existing and future subsidiaries (except future excluded subsidiaries) and intercompany indebtedness. The Term Loan contains certain restrictive covenants and debt incurrence tests. Interest is charged in accordance with a floating interest rate calculation based on the Eurodollar plus an applicable margin based on a graduated rate schedule. The Eurodollar rate calculation has a 2% floor. As of December 31, 2004, the interest rate in effect was 6.5%. The Term Loan mandates principal payments of $0.25 million per quarter, which began on November 15, 2003, and will continue through maturity.
      On August 20, 2003, the Haights Cross issued Senior Notes, in a transaction led by Bear Stearns & Co. Inc. The Senior Notes mature on August 15, 2011, and are subordinate to the Term Loan. The Senior Notes contain certain restrictive covenants and debt incurrence tests. Interest is incurred at a rate of 11 3/4% with payments due semi-annually on February 15, and on August 15. The initial interest payment commenced on February 15, 2004.
      On December 10, 2004, Haights Cross issued $30.0 million aggregate principal amount of its 11 3/4% senior notes due 2011 in a private transaction that was not subject to the registration requirements of the Securities Act of 1933, as amended. These notes, which were issued under Haights Cross’ existing senior indenture, are pari passu with, of the same series as, and vote on any matter submitted to bondholders with, Haights Cross’ existing senior notes. In connection with the offering of the senior notes, Haights Cross entered into a new $30.0 million senior secured term loan. Amounts borrowed under the new senior secured term loan rank equally with the amounts borrowed under the existing senior secured term loan. As of December 31, 2004, we had $170.0 million aggregate principal amount of outstanding senior notes and $128.8 million aggregate principal amount of indebtedness outstanding under the senior secured term loans.
     12 1/2% Senior Discount Notes
      On February 2, 2004 Haights Cross Communications issued 12 1/2% senior discount notes due 2011 and received net proceeds of $73.7 million. The senior discount notes will mature on August 15, 2011. Each senior discount note will have an accreted value of $1,000 at maturity. The senior discount notes will not begin to accrue cash interest until February 1, 2009, with payments to be made every six months in arrears on February 1 and August 1, commencing August 1, 2009. The senior discount notes are general unsecured obligations, which rank equally with all of Haights Cross existing and future unsecured senior indebtedness and senior to all of its future subordinated indebtedness. The senior discount notes are effectively subordinated to all of Haights Cross Communications’ existing and future secured indebtedness, to the extent of the collateral securing such indebtedness. The senior discount notes rank pari passu in right of payment to Haights Cross Communications’ guarantee of the senior secured revolving credit facility, the senior secured term loans and the senior notes. The senior discount notes are redeemable on or after February 15, 2008 and Haights Cross Communications may redeem up to 35% of the aggregate principal amount at maturity of the senior discount notes with net cash proceeds from certain equity offerings.

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The senior discount notes contain covenants that restrict our ability to incur additional debt, pay dividends, make investments, create liens, enter into transaction with affiliates, merge or consolidate and transfer or sell assets.
      The following table is a summary of the Company’s current outstanding long term debt as of December 31, 2004:

				Premium		Book Value
	Issuance		Face	(Discount)	Interest	as of
Instrument:	Date	Due Date	Amount	at Issuance	Rate	12/31/04

Haights Cross:
Senior secured term loan	08/20/03	08/15/08	$100,000	—	6.5%	$98,750
Senior secured term loan	12/10/04	08/15/08	$30,000	—	5.5%	30,000

						$128,750
11 3/4% Senior notes	08/20/03	08/15/11	$140,000	—	11.75%	$140,000
11 3/4% Senior notes	12/10/04	08/15/11	$30,000	$3,150	11.75%	33,122

						$173,122
Haights Cross Communications:
12 1/2 Senior discount notes	02/02/04	08/15/11	$135,000	$(61,347)	12.5%	$82,270
Series B preferred	12/10/99	08/10/11	$50,006	$(2,478)	16.0%	$108,706

Total long term debt						$492,848

      The following table shows the required future repayments under the Company’s current financing arrangements as of December 31, 2004:

Year ending December 31:
2005	$1,300
2006	1,300
2007	1,300
2008	124,850
Thereafter	415,670

Total	$544,420

12.	Equity and Redeemable Preferred Stock
      On December 10, 1999, the Company issued 22,476 shares of voting Series A preferred stock (the “Preferred A”). The Preferred A has a liquidation value of $1,000 per share plus any accrued but unpaid dividends. The Preferred A accrues quarterly cumulative dividends at an annual rate of 8%. Beginning on December 31, 2019, any Preferred A holder may require the Company to redeem the outstanding Preferred A shares held by that holder, at a redemption price equal to $1,000 per share plus any accrued but unpaid dividends. Each holder of a share of Preferred A is entitled to one vote per share. The initial carrying value of the Preferred A was approximately $22.3 million and the Company will accrete to the aggregate liquidation value of $110.2 million through December 19, 2019, the date shareholders can require redemption.
      On December 10, 1999, the Company issued 2,400,000 shares of nonvoting Series B senior preferred stock (the “Preferred B”), warrants to acquire 3,333,861 shares, as adjusted, of common stock at $.01 per share, and warrants to acquire 3,458 shares of Preferred A at $.01 per share, for aggregate proceeds of

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
$60.0 million. In 2004, the company canceled 1,194,814 warrants to acquire common stock and 1,245 warrants to acquire Preferred A in connection with two separate Series B senior preferred stock retirement transactions.
      The Preferred B has a liquidation value of $25 per share plus any accrued but unpaid dividends. The Preferred B accrues quarterly cumulative cash dividends at an annual rate of 16% beginning December 10, 2004. Prior to that date, dividends at the same rate are to be added to the carrying value of the Preferred B shares. If after December 10, 2004, the Company fails to pay four consecutive or six quarterly dividends for any reason, the holders of the Preferred B shall be entitled to elect one director to serve on the Company’s Board of Directors.
      The Preferred B requires a mandatory redemption on December 10, 2011 at its liquidation value, plus any accrued but unpaid dividends. Beginning on December 10, 2004, the Company may redeem the Preferred B at 110% of its liquidation value, plus any accrued but unpaid dividends. The redemption price periodically declines, each year until 2008, to 100% of its liquidation value plus any accrued but unpaid dividends. The initial carrying value of the Preferred B was approximately $53.9 million which was net of approximately $0.8 million of issuance costs, which were incurred in connection with the issuance of the Preferred B shares. The issuance costs will be amortized through December 10, 2011 and the Company will accrete to the mandatory redemption price of $25 per share plus accrued dividends (the liquidation value) on the Preferred B through December 10, 2011.
      Upon a change of control of the Company, as defined, after December 10, 2002, to the extent the Company shall have funds legally available, the Company is required to offer to redeem the Preferred B shares at 108% of the liquidation value plus any accrued but unpaid dividends. The redemption price periodically declines, each year until 2008, to 100% of its liquidation value plus any accrued but unpaid dividends.
      As noted above, the Preferred B was issued along with 3,333,861 warrants to acquire the Company’s common stock and 3,458 warrants to acquire Preferred A which were valued on December 10, 1999 at $1.9 million and $3.5 million respectively, all of which were exercisable upon issuance at $0.01 and have an expiration date of December 10, 2011. The fair value of the common stock warrants was estimated at the grant date using the Black-Scholes option-pricing model. The fair value of the Preferred A warrants was estimated based upon the redemption value discounted to present value of the Preferred A.
      On April 15, 2004, in connection with the acquisition of Buckle Down Publishing, the Company issued 3,500 shares of Series C preferred stock. The Series C preferred stock has a liquidation value of $1,000 per share plus any accrued but unpaid dividends. The Series C preferred stock accrues quarterly cumulative dividends at an annual rate of 5%. The Series C preferred stock shall automatically convert into common stock upon the consummation of the Company’s initial public offering, with the number of shares of common stock issued on such conversion to be determined as follows: (a) if such initial public offering occurs on or prior to April 15, 2008, the number of shares of common stock to be issued shall be equal to the original face value of the Series C preferred stock of $3.5 million divided by the price per share at which the common stock is offered to the public in such offering, or (b) if such initial public offering occurs after April 15, 2008, the number of shares of common stock to be issued shall be equal to the original face value of the Series C preferred stock of $3.5 million plus all accrued and unpaid dividends thereon, divided by the price per share at which the common stock is offered to the public in such offering. Beginning on April 15, 2012, any Series C preferred stock holder may require the Company to redeem the outstanding shares of Series C preferred stock held by that holder, at a redemption price equal to $1,000 per share plus any accrued but unpaid dividends. The holder of shares of Series C preferred stock is not entitled to any voting rights. The initial carrying value of the Series C preferred stock was $1.1 million and the Company will accrete to the aggregate liquidation value of $5.2 million through April 15, 2012, the date the shareholder can require redemption. The Company may, at its option, at any time, redeem shares of Series C preferred stock, in whole or in part, at a price equal to 101% of the per share liquidation value plus any accrued but unpaid dividends.

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following table summarizes the Preferred A, Preferred B and Preferred C:

	As of December 31, 2004

	Preferred A	Preferred B	Preferred C

	(In thousands)
Issuance	$22,476	$50,005	$3,500
Accrued dividends	11,090	60,664	125

Liquidation value	33,566	110,669	3,625
Discount recorded on issuance	(203)	—	(2,407)
2,213 warrants for Series A Preferred	2,213	(2,213)	—
2,139,047 warrants for common stock	—	(1,252)	—
Stock issuance costs	—	(523)	—
Accumulated accretion of discount	51	2,025	37

	$35,627	$108,706	$1,255

      The Company has 30,000,000 shares of common stock authorized for issuance. As of December 31, 2004 the Company has 20,000,000 shares issued and outstanding, 2,400,000 shares reserved for the exercise and issuance of stock options and 2,139,047 shares reserved for the conversion of warrants.

13.	Stock Option Plan
      The Company’s 2000 Stock Option and Incentive Plan (the “Plan”) was approved by the Company’s Board of Directors and stockholders in December 1999, and provided for the issuance of up to 1,200,000 options to purchase shares of common stock. In December 2001, the Company’s Board of Directors and stockholders approved an increase in the number of shares of common stock reserved under the Plan from 1,200,000 to 2,400,000 shares. The Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code to employees of the Company (including officers and employee directors), as well as non-qualified stock options to employees and consultants to the Company. The Plan also allows for restricted and unrestricted stock awards.
      The Plan is administered by the Company’s Board of Directors (the “Board”). The Board has the right, in its discretion, to select the individuals eligible to receive awards, determine the terms and conditions of the awards granted, accelerate the vesting schedule of any award and generally administer and interpret the Plan. They also have the right to adjust the exercise price after a reorganization, recapitalization, stock split or similar change in the Company’s common stock.
      The Company issues time-based stock options which are generally subject to a three-year vesting schedule. Time-based options vest in annual installments of 20%, 30% and 50% on the first, second and third anniversary of the grant date, respectively, while other options are subject to performance-based vesting. All options expire ten years from the date of grant and may be exercised for specific periods after the termination of the optionee’s employment or other service relationship with the Company.

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Transaction activity with respect to the Plan is as follows:

		Weighted
		Average
	Number of	Exercise
	Shares	Price

Balance as of January 1, 2002	835,700	$4.16
Granted in 2002	855,250	1.59
Forfeited in 2002	(11,000)	2.48
Cancelled in 2002	(835,700)	4.16

Balance as of December 31, 2002	844,250	1.58
Granted in 2003	738,500	2.79
Forfeited in 2003	(159,750)	1.54
Cancelled in 2003	(88,800)	2.84

Balance as of December 31, 2003	1,334,200	1.61
Granted in 2004	587,500	1.00
Forfeited in 2004	(366,555)	2.27
Cancelled in 2004	(0)	0.00

Balance as of December 31, 2004	1,555,145	$1.71

      The following table summarizes the Company’s outstanding and exercisable stock options as of December 31, 2004:

	Options Outstanding			Options Exercisable

		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
	Options	Contractual	Exercise	Options	Exercise
Exercise Price	Outstanding	Life	Price	Exercisable	Price

$0.83	204,000	7.0 years	$0.83	204,000	$0.83
$1.00	587,500	9.8 years	$1.00	—	$1.00
$1.19	124,500	7.0 years	$1.19	124,500	$1.19
$2.48	187,000	7.0 years	$2.48	172,000	$2.48
$2.84	452,145	8.8 years	$2.84	146,045	$2.84

	1,555,145		$1.71	646,545	$1.79

      Options exercisable as of December 31, 2003 and 2002 were 678,751 and 373,151, respectively.

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	Commitments
      The Company has leased facilities in the states of New York, Alabama, Maryland, Massachusetts, Pennsylvania and the United Kingdom. The aggregate future minimum lease payments under non-cancelable operating leases that have initial or remaining lease terms in excess of one year as of December 31, 2004 are as follows:

	Occupancy
	Space	Equipment

Year ending December 31:
2005	$2,541	$247
2006	2,031	215
2007	1,661	64
2008	1,390	12
Thereafter	947	1

Total minimum payments	$8,570	$539

      Rent expense on the occupied space for the years ended December 31, 2004, 2003 and 2002 was $2.4 million, $2.5 million and $2.3 million respectively. Expenses relating to equipment leases for the years ended December 31, 2004, 2003 and 2002 was $0.3 million, $0.2 million and $0.1 million, respectively.
      From time to time, the Company may be involved in various litigation relating to claims which have arisen in the ordinary course of its business. In the opinion of management, the outcome of any such litigation will not have a material adverse impact on the Company’s financial position or results of operations.

15.	Savings Plan
      The Company has a defined contribution plan for eligible employees under Section 401(k) of the internal revenue code. The Haights Cross Communications, Inc. 401(k) Savings Plan (“Savings Plan”) provides for eligible employees to contribute up to 15% of eligible compensation with a Company match of 50% of the first 6% of employee contributions. All employees are eligible to participate in the Savings Plan after reaching age 21 and completing 1,000 hours of service within a calendar year. The Company may, at its discretion, make additional contributions to the Savings Plan, on a pro rata basis. Participants vest under five-year graded vesting in the Company match and 100% in their own contributions to the Savings Plan. Distributions can be paid either in a lump sum or monthly installments.
      The Company’s contributions and administrative fees were approximately $0.5 million for each of the past three years.

16.	Discontinued Operations

Triumph Learning Software
      In March 2002, the Company adopted a formal plan to discontinue the operations of its subsidiary, Triumph Learning Software (“Triumph Software”) by April 30, 2002, or as soon as practicable thereafter. Triumph Software was in the business of developing and selling state-specific test preparation software materials for 4th to 8th grade students. The results of operations of Triumph Software have been classified as discontinued operations in the accompanying consolidated statements of operations in accordance with FASB No. 144. In July 2002, the operations of Triumph Software were completely shutdown.
      For the year ended December 31, 2002, Triumph Software had no revenue and a loss of $2.1 million. The 2002 loss included losses related to the shutdown.

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Coriolis
      In December 2001, the Company adopted a formal plan to discontinue the operations of its subsidiary, The Coriolis Group (“Coriolis”), by March 31, 2002, or as soon as practicable thereafter. Coriolis published and distributed software certification training and technical references for web developers, programmers, and professionals. In April 2002, the operations of Coriolis were completely shutdown. The results of operations of Coriolis have been classified as discontinued operations in the accompanying consolidated statements of operations.
      For the years ended December 31, 2003 and 2002, Coriolis had revenue of approximately $0 and $2.2 million, respectively. For the year ended December 31, 2003, Coriolis had income of approximately $0.2 million for the receipt of royalty payments. For the year ended December 31, 2002, Coriolis had income of approximately $4.6 million, which included the reversal of approximately $5.6 million of accrued liabilities, as certain contractual obligations and other liabilities were settled for less than was estimated during 2001.

Andrews Communications
      In November 2002, the Company adopted a formal plan to sell its subsidiary, Andrews Communications, LLC, including its Oakstone Legal and Business and Andrews Publishing divisions (collectively referred to herein as “Andrews Communications”), which publish legal newsletters, books, reports, and related publications to attorneys, law firms, employment professionals, and others. The carrying amounts of the assets and liabilities of Andrews Communications did not require adjustment to fair value. The results of operations of Andrews Communications have been classified as discontinued operations in the accompanying consolidated statements of operations.
      In 2002, prior to the formal plan to sell Andrews Communications, the Company recorded an impairment loss on goodwill in Andrews Communications of approximately $6.7 million (see Note 8), which is presented as a cumulative effect of accounting change in the accompanying consolidated statements of operations. For the year ended December 31, 2003, Andrews Communications had revenues of approximately $2.0 million and a loss from operations of discontinued operations of approximately $0.2 million. For the year ended December 31, 2002, Andrews Communications had revenue of approximately $7.7 million and income from operations of discontinued operations of approximately $1.2 million.
      On March 31, 2003 and May 30, 2003, in two separate transactions, the Company sold the assets of its subsidiary Andrews Communications for gross proceeds of $8.0 million and net proceeds of $7.6 million. Then on May 30, 2003, in conjunction with the second transaction, we recorded a loss on sale of approximately $0.9 million. There were no remaining assets or liabilities in Andrews Communications as of December 31, 2003.

Triumph Learning College
      On March 29, 2002, the Company adopted a formal plan to sell its subsidiary Triumph Learning College (“Triumph College”). Triumph College is a publisher of SAT, ACT, and PSAT test preparation materials for high school students. The results of operations of Triumph College have been classified as discontinued operations in the accompanying consolidated statements of operations in accordance with FASB No. 144.
      The sale of Triumph College was completed on July 31, 2002, in the form of an asset purchase agreement. In consideration of the sale the Company received a $3.0 million Senior Secured Promissory Note (the “Note”), which is payable on July 31, 2012, together with any accrued interest. The Note bears interest at the prime rate, as defined in the agreement, plus 2%, beginning on July 31, 2004, on both the unpaid principal amount and any accrued and unpaid interest thereon. The Note does not pay interest until 2004 therefore, the Company recorded a discount of approximately $0.4 million on the Note, which was amortized to interest income quarterly over the period from July 31, 2002 through July 31, 2004. The interest rate on the

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Note is subject to an annual increase or decrease of no more than 1%, up to a maximum of 9%. The Note is secured by a first priority lien on the assets of the purchaser and requires mandatory repayment of all principal and accrued interest upon certain events, including the sale of the business to any third party. None of the required interest was paid in 2004. As of December 31, 2004, based on the results of operations, management has concluded a reserve is required against the note. A reserve of $1.8 million was calculated based on the fair value of the underlying assets determined utilizing comparable market values for the business. Interest revenues from this note will not be recognized until paid.
      For the year ended December 31, 2002, Triumph College had revenue of approximately $0.8 million and a loss $0.3 million. In 2002, the Company incurred a loss on sale of approximately $1.7 million. Triumph College had no remaining assets or liabilities as of December 31, 2002.

17.	Restructuring Charges
      During the fourth quarter of 2002, the Company initiated an operations consolidation project under which it consolidated the warehousing and order fulfillment functions of its Triumph Learning, Chelsea House, Sundance, and Newbridge subsidiaries at a new warehouse facility. The customer service functions of Triumph Learning, Sundance, and Newbridge were also be combined. The objective of the warehouse consolidation is to reduce payroll costs and avoid expected increases in lease costs, while providing faster and more accurate order and delivery services. In January 2003, the Company signed a lease for the new warehouse facility and substantially completed the project in 2003. In connection with this effort, the Company expects to record a total restructuring charge of approximately $2.4 million. In accordance with SFAS No. 146, these costs were not accrued as of December 31, 2002.
      During the first quarter of 2004, the Company initiated an operations consolidation project under which it consolidated the executive management, and finance and accounting functions of its Chelsea House subsidiary into Sundance/ Newbridge. The objective of this consolidation is to reduce payroll costs and provide new management for the Chelsea House business. The project was substantially completed during 2004. In connection with this effort, the Company recorded a total restructuring charge of approximately $0.5 million.
      Operations consolidation project restructuring activity by type for the years ended December 31, 2004 and 2003 is as follows:

		Accrued				Accrued
		Restructuring				Restructuring
	Amount	Liability as of	Restructuring			Liability as of
	Expected to	December 31,	Expense in	Cash Paid		December 31,
	be Incurred	2003	2004	in 2004	Reversals	2004

Warehouse and Order Fulfillment Consolidation
Severance and related	$600	$103	$244	$310	$20	$17
Lease terminations costs	730	155	—	155	—	—
Relocation and other	1,100	33	110	130	—	13

	$2,430	$291	$354	$595	$20	$30

Chelsea House Executive Management, Finance and Accounting Consolidation
Severance and related	$445	$—	$445	$329	$—	$116
Relocation and other	83	—	83	29	54	—

	$528	$—	$528	$358	$54	$116

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

		Accrued				Accrued
		Restructuring				Restructuring
	Amount	Liability as of	Restructuring			Liability as of
	Expected to	December 31,	Expense in	Cash Paid		December 31,
	be Incurred	2002	2003	in 2003	Reversals	2003

Warehouse and Order Fulfillment Consolidation
Severance and related	$600	$—	$584	$480	$1	$103
Lease terminations costs	730	—	607	368	84	155
Relocation and other	1,100	—	1,066	1,001	32	33

	$2,430	$—	$2,257	$1,849	$117	$291

      Operations consolidation project restructuring activity by segment for the years ended December 31, 2004 and 2003 is as follows:

		Accrued				Accrued
		Restructuring				Restructuring
	Amount	Liability as of	Restructuring			Liability as of
	Expected to	December 31,	Expense in	Cash Paid		December 31,	Headcount
	be Incurred	2003	2004	in 2004	Reversals	2004	Reduction

Sundance/ Newbridge	$750	$93	$—	$93	$0	$0	—
Chelsea House	1,528	198	882	860	74	146	10
Triumph Learning	560	—	—	—	—	—	—
Corporate	120	—	—	—	—	—	—

	$2,958	$291	$882	$953	$74	$146	10

		Accrued				Accrued
		Restructuring				Restructuring
	Amount	Liability as of	Restructuring			Liability as of
	Expected to	December 31,	Expense in	Cash Paid		December 31,	Headcount
	be Incurred	2002	2003	in 2003	Reversals	2003	Reduction

Sundance/ Newbridge	$750	$—	$652	$546	$13	$93	3
Chelsea House	1,000	—	903	705	—	198	17
Triumph Learning	560	—	582	479	103	—	13
Corporate	120	—	120	119	1	—	1

	$2,430	$—	$2,257	$1,849	$117	$291	34

18.	Segment Reporting
      The Company is a creator, publisher and marketer of products for the education and library publishing markets. The Company has five operating business segments which are regularly reviewed by the chief operating decision-maker concerning the allocation of resources and assessing performance. These segments are organized around the various product groups as described in Note 1.
      The information presented below includes certain expense allocations between the corporate office and the operating business segments and is presented after all Intercompany eliminations and is therefore not necessarily indicative of the results that would be achieved had these been stand-alone businesses. Corporate general and administrative expenses consist of general corporate administration expenses not allocated to the operating business segments. Capital expenditures include expenditures for property and equipment and pre-publication costs. Corporate capital expenditures include capital expenditures of discontinued and held for sale

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
operations. The accounting policies of the business segments are the same as those described in the summary of significant accounting policies (see Note 1).
      The results of operations and other data for the five operating segments and corporate for the years ending December 31, 2004, 2003 and 2002 are as follows:

				Total				Total
				Educational				Library
	Sundance/	Triumph		Publishing	Recorded		Chelsea	Publishing
	Newbridge	Learning	Oakstone	Group	Books		House	Group	Corporate	Consolidated

2004
Revenue	$49,170	$33,701	$19,144	$102,015	$68,878		$11,345	$80,223	$—	$182,238
Cost of good sold	12,734	7,642	5,142	25,518	27,480		5,022	32,502	—	58,020
Marketing and sales	13,717	7,083	5,523	26,323	12,497		2,215	14,712	—	41,035
Fulfillment and distribution	4,609	2,390	1,837	8,836	4,459		975	5,434	—	14,270
General and administrative	3,450	5,227	2,201	10,878	5,036		2,382	7,418	6,272	24,568
Amortization of pre-publication costs	3,184	2,110	248	5,542	3,564	(a)	2,698	6,262	—	11,804
Depreciation expense and amortization of intangibles	807	700	504	2,011	733		130	863	209	3,083

Income (loss) from operations	$10,669	$8,549	$3,689	$22,907	$15,109		$(2,077)	$13,032	$(6,481)	$29,458

Interest expense	$3,267	$6,375	$2,716	$12,358	$6,744		$5,094	$11,838	$23,998	$48,194
Capital expenditures — property and equipment	856	891	188	1,935	1,255		152	1,407	56	3,398
Capital expenditures — pre- publication costs	4,198	3,420	107	7,725	4,438		2,326	6,764	—	14,489
Goodwill	53,809	32,370	15,487	101,666	64,513		—	64,513	—	166,179
Total assets	104,814	62,127	25,203	192,144	99,045		12,627	111,672	95,887	399,703
2003
Revenue	$44,763	$25,171	$18,188	$88,122	$61,137		$12,784	$73,921	$—	$162,043
Cost of good sold	11,585	5,740	4,826	22,151	23,774		3,275	27,049	—	49,200
Marketing and sales	11,427	5,883	4,999	22,309	10,594		2,560	13,154	—	35,463
Fulfillment and distribution	3,494	1,981	1,601	7,076	3,435		1,184	4,619	—	11,695
General and administrative	3,621	3,845	2,038	9,504	4,570		2,895	7,465	4,263	21,232
Amortization of pre-publication costs	2,228	1,565	264	4,057	2,778	(a)	2,302	5,080	—	9,137
Depreciation expense and amortization of intangibles	562	101	557	1,220	659		125	784	220	2,224

Income (loss) from operations	$11,846	$6,056	$3,903	$21,805	$15,327		$443	$15,770	$(4,483)	$33,092

Interest expense	$2,567	$3,755	$2,272	$8,594	$6,076		$3,576	$9,652	$1,682	$19,928
Capital expenditures — property and equipment	1,418	69	310	1,797	935		162	1,097	83	2,977
Capital expenditures — pre- publication costs	4,780	1,743	195	6,718	4,115		3,218	7,333	—	14,051
Goodwill	24,393	20,612	15,487	60,492	64,513		—	64,513	—	125,005
Total assets	48,408	30,688	26,099	105,195	93,701		16,136	109,837	50,490	265,522
2002
Revenue	$42,656	$21,682	$18,297	$82,635	$65,451		$15,056	$80,507	$—	$163,142
Cost of good sold	10,203	5,223	4,922	20,348	26,076		3,902	29,978	—	50,326
Marketing and sales	10,282	5,467	4,607	20,356	10,227		2,433	12,660	—	33,016
Fulfillment and distribution	2,618	1,770	1,600	5,988	3,369		1,051	4,420	—	10,408
General and administrative	3,280	2,211	1,705	7,196	4,181		2,095	6,276	8,509	21,981
Amortization of pre-publication costs	1,830	1,105	243	3,178	2,133		1,695	3,828	—	7,006
Depreciation expense and amortization of intangibles	449	97	489	1,035	554		72	626	356	2,017

Income (loss) from operations	$13,994	$5,809	$4,731	$24,534	$18,911		$3,808	$22,719	$(8,865)	$38,388

Interest expense	$4,611	$4,370	$2,657	$11,638	$7,949		$4,285	$12,234	$(5,879)	$17,993
Capital expenditures — property and equipment	310	54	436	800	977		89	1,066	178	2,044
Capital expenditures — pre-publication costs	3,467	1,868	110	5,445	2,785		3,485	6,270	703 (b)	12,418
Goodwill	24,393	20,612	15,487	60,492	64,513		—	64,513	—	125,005
Total assets	44,630	30,562	26,158	101,350	95,244		14,875	110,119	19,767	231,236

(a)	Includes an impairment charge on pre-publication costs of approximately $369,000.

(b)	Represents capital expenditures for operations of discontinued operations.

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19.	Condensed Consolidated Financial Statements
      On August 20, 2003, Haights Cross Operating Company (“HCOC”), a subsidiary of the Company, issued $140.0 million of 11 3/4% senior notes due 2011. HCOC and the guarantor subsidiaries are 100% owned, directly or indirectly, by the Company. These notes have been fully and unconditionally, jointly and severally guaranteed by Haights Cross Communications, Inc. (“Parent Guarantor”) and each of the existing and future restricted subsidiaries of HCOC. Subject to certain exception, HCOC is restricted in its ability to make funds available to the Parent Guarantor. The following unaudited interim condensed consolidating financial information of the Company is being provided pursuant to Article 3-10(d) of Regulation S-X.
      Condensed Consolidating Statements of Operations:

	Year Ended December 31, 2004

	Parent		Guarantor
	Guarantor	HCOC	Subsidiaries	Eliminations	Consolidated

Revenue	$—	$—	$182,238	$—	$182,238
Costs and expenses	—	6,481	146,299	—	152,780

Income (loss) from operations	—	(6,481)	35,939	—	29,458
Equity in the income (loss) of subsidiaries	2,167	6,832	—	(8,999)	—
Other (income)/expenses	24,748	(1,816)	29,107	—	52,039

Net income (loss)	$(22,581)	$2,167	$6,832	$(8,999)	$(22,581)

	Year Ended December 31, 2003

	Parent		Guarantor
	Guarantor	HCOC	Subsidiaries	Eliminations	Consolidated

Revenue	$—	$—	$162,043	$—	$162,043
Costs and expenses	—	4,483	124,468	—	128,951

Income (loss) from operations	—	(4,483)	37,575	—	33,092
Equity in the income (loss) of subsidiaries	(1,866)	13,318	—	(11,452)	—
Other (income)/expenses	—	10,701	24,257	—	34,958

Net income (loss)	$(1,866)	$(1,866)	$13,318	$(11,452)	$(1,866)

	Year Ended December 31, 2002

	Parent		Guarantor
	Guarantor	HCOC	Subsidiaries	Eliminations	Consolidated

Revenue	$—	$—	$163,142	$—	$163,142
Costs and expenses	—	8,865	115,889	—	124,754

Income (loss) from operations	—	(8,865)	47,253	—	38,388
Equity in the income (loss) of subsidiaries	(27,752)	(30,302)	—	58,054	—
Other (income)/expenses	—	(11,415)	77,555	—	66,140

Net income (loss)	$(27,752)	$(27,752)	$(30,302)	$58,054	$(27,752)

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Condensed Consolidating Balance Sheets:

	As of December 31, 2004

	Parent		Guarantor
	Guarantor	HCOC	Subsidiaries	Eliminations	Consolidated

Assets
Current assets	$3,460	$74,375	$57,871	$—	$135,706
Investment in subsidiaries	44,314	267,783	—	(312,097)	—
Long term assets	2,947	15,106	245,944	—	263,997

Total assets	$50,721	$357,264	$303,815	$(312,097)	$399,703

Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit
Current liabilities	$—	$12,378	$35,701	$—	$48,079
Long term liabilities	195,282	300,572	331	—	496,185
Redeemable preferred stock	36,882	—	—	—	36,882
Stockholders’ deficit:
Common stock	20	—	—	—	20
Accumulated deficit	(181,463)	44,314	267,783	(312,097)	(181,463)

Total stockholders’ deficit	(181,443)	44,314	267,783	(312,097)	(181,443)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$50,721	$357,264	$303,815	$(312,097)	$399,703

	As of December 31, 2003

	Parent		Guarantor
	Guarantor	HCOC	Subsidiaries	Eliminations	Consolidated

Assets
Current assets	$—	$33,345	$48,334	$—	$81,679
Investment in subsidiaries	(12,691)	185,812	—	(173,121)	—
Long term assets	—	17,146	166,697	—	183,843

Total assets	$(12,691)	$236,303	$215,031	$(173,121)	$265,522

Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit
Current liabilities	$—	$10,244	$29,219	$—	$39,463
Long term liabilities	—	238,750	—	—	238,750
Redeemable preferred stock	143,663	—	—	—	143,663
Stockholders’ deficit:
Common stock	20	—	—	—	20
Accumulated deficit	(156,374)	(12,691)	185,812	(173,121)	(156,374)

Total stockholders’ deficit	(156,354)	(12,691)	185,812	(173,121)	(156,354)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$(12,691)	$236,303	$215,031	$(173,121)	$265,522

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Condensed Consolidating Statements of Cash Flows:

	Year Ended December 31, 2004

	Parent		Guarantor
	Guarantor	HCOC	Subsidiaries	Eliminations	Consolidated

Cash provided by (used in):
Operating activities	$330	$1,088	$23,756	$—	$25,174
Investing activities:
Additions to pre-publication costs	—	—	(14,489)	—	(14,489)
Additions to property and equipment	—	(56)	(3,342)	—	(3,398)
Additions to intangibles	—	—	(29)	—	(29)
Intercompany activity	(53,515)	57,596	(4,081)	—	—
Acquisitions, net of cash acquired	—	(77,896)	(0)	—	(77,896)
Proceeds from sale of businesses and assets	—	—	34	—	34

Net cash (used in) investing activities	(53,515)	(20,356)	(21,907)	—	(95,778)
Financing activities:
Proceeds from 12 1/2% senior discount notes	73,653	—	—	—	73,653
Proceeds from 11 3/4% senior notes	—	33,150	—	—	33,150
Proceeds from floating rate term loan	—	30,000	—	—	30,000
Purchase of Series B Senior preferred stock	(13,999)	—	—	—	(13,999)
Repayment of floating rate term loan	—	(1,000)	—	—	(1,000)
Additions to deferred financing costs	(3,009)	(2,226)	—	—	(5,235)

Net cash provided by financing activities	56,645	59,924	—	—	116,569
Effect of exchange rates on cash	—	—	227	—	227
Net increase (decrease) in cash and cash equivalents	3,460	40,656	2,076	—	46,192
Cash and cash equivalents at beginning of year	—	33,284	(895)	—	32,389

Cash and cash equivalents at end of year	$3,460	$73,940	$1,181	$—	$78,581

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Year Ended December 31, 2003

	Parent		Guarantor
	Guarantor	HCOC	Subsidiaries	Eliminations	Consolidated

Cash provided by (used in):
Operating activities	$—	$16,949	$15,197	$—	$32,146
Investing activities:
Additions to pre-publication costs	—	—	(14,051)	—	(14,051)
Additions to property and equipment	—	(83)	(2,894)	—	(2,977)
Proceeds from sale of businesses and assets	—	7,568	3	—	7,571

Net cash (used in) provided by investing activities	—	7,485	(16,942)	—	(9,457)
Financing activities:
Proceeds from senior credit facility	—	12,000	—	—	12,000
Repayment of senior credit facility	—	(154,350)	—	—	(154,350)
Repayment of subordinated notes	—	(75,211)	—	—	(75,211)
Proceeds from 11 3/4% senior notes	—	140,000	—	—	140,000
Proceeds from floating rate term loan	—	100,000	—	—	100,000
Repayment of floating rate term loan	—	(250)	—	—	(250)
Additions to deferred financing costs	—	(15,391)	—	—	(15,391)

Net cash provided by financing activities	—	6,798	—	—	6,798
Effect of exchange rates on cash	—	—	201	—	201
Net increase (decrease) in cash and cash equivalents	—	31,232	(1,544)	—	29,688
Cash and cash equivalents at beginning of year	—	2,052	649	—	2,701

Cash and cash equivalents at end of year	$—	$33,284	$(895)	$—	$32,389

	Year Ended December 31, 2002

	Parent		Guarantor
	Guarantor	HCOC	Subsidiaries	Eliminations	Consolidated

Cash provided by (used in):
Operating activities	$—	$18,445	$14,448	$—	$32,893
Investing activities:
Additions to pre-publication costs	—	—	(12,418)	—	(12,418)
Additions to property and equipment	—	(105)	(1,939)	—	(2,044)

Net cash (used in) investing activities	—	(105)	(14,357)	—	(14,462)
Financing activities:
Proceeds from senior credit facility	—	4,425	—	—	4,425
Repayment of senior credit facility	—	(26,725)	—	—	(26,725)
Additions to deferred financing costs	—	(914)	—	—	(914)

Net cash (used in) financing activities	—	(23,214)	—	—	(23,214)
Net increase (decrease) in cash and cash equivalents	—	(4,874)	91	—	(4,783)
Cash and cash equivalents at beginning of year	—	6,926	558	—	7,484

Cash and cash equivalents at end of year	$—	$2,052	$649	$—	$2,701

HAIGHTS CROSS COMMUNICATIONS, INC. — PARENT COMPANY
Schedule I — Condensed Financial Information
Condensed Balance Sheets

	As of December 31,

	2004	2003

ASSETS
Current assets	$3,460	$—
Investment in subsidiary	44,314	—
Long term assets	2,947	—

Total assets	$50,721	$—

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities	$—	$—
Deficit of investment in consolidated subsidiary	—	12,691
Long term debt	190,976	—
Other long term liabilities	4,306	—
Redeemable preferred stock	36,882	143,663
Stockholders’ deficit:
Common stock	20	20
Accumulated deficit	(181,463)	(156,374)

Total stockholders’ deficit	(181,443)	(156,354)

Total liabilities and stockholders’ deficit	$50,721	$—

Condensed Statements of Operations

	Year Ended December 31,

	2004	2003	2002

Revenues	$—	$—	$—
General and administrative expenses	—	—	—

Operating income	—	—	—
Equity in net loss of subsidiary and other (income)/expenses	(22,581)	(1,866)	(27,752)

Net loss	$(22,581)	$(1,866)	$(27,752)

Condensed Statements of Cash Flows

	Year Ended December 31,

	2004	2003	2002

Cash provided by (used in):
Operating activities	$330	$—	$—
Investing activities	(53,515)	—	—
Financing activities	56,645	—	—

Cash at the end of the year	$3,460	$—	$—

1.	Basis of Presentation
      Haights Cross Communications, Inc. is a holding company, the principal asset of which consists of 100% of the outstanding capital stock of Haights Cross Operating Company (“HCOC”), our wholly-owned subsidiary. In the accompanying parent-company-only financial statements, our investment in HCOC is stated at cost plus equity in undistributed earnings (losses) of HCOC. Our share of net loss of HCOC is included in the condensed statements of operations using the equity method. These parent-company-only financial statements should be read in conjunction with our Consolidated Financial Statements.

HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES
Schedule II — Valuation and Qualifying Account Summary
For the Years ended December 31, 2004, 2003 and 2002:

		Additions

	Balance at	Charged to			Charged to
	Beginning of	Costs and			Other			Balance at
	Year	Expenses			Accounts			End of Year
						Deductions
Description	(Credit)	(Credit)	Acquisitions		Debit/(Credit)	Debit		(Credit)

Year ended December 31, 2004:
Allowance for doubtful accounts and returns	$(3,851)	(3,870)	(209	)(4)	—	4,138		$(3,792)
Allowance for valuation of deferred tax asset	$(33,351)	—	—		—	3,974		$(29,377)
Allowance for inventory obsolescence	$(1,644)	(3,195)	(437	)(4)	—	788		$(4,488)
Year ended December 31, 2003:
Allowance for doubtful accounts and returns	$(4,275)	(3,501)	—		—	3,925	(2)	$(3,851)
Allowance for valuation of deferred tax asset	$(33,736)	—	—		—	385	(6)	$(33,351)
Allowance for inventory obsolescence	$(2,210)	(1,035)	—		—	1,601	(3)	$(1,644)
Year ended December 31, 2002:
Allowance for doubtful accounts and returns	$(4,935)	(2,189)	—		—	2,849	(5)	$(4,275)
Allowance for valuation of deferred tax asset	$(21,066)	(12,670)	—		—	—		$(33,736)
Allowance for inventory obsolescence	$(5,835)	(403)	188	(1)	—	3,840	(3)	$(2,210)

(1)	Related to Recorded Books and Audio Adventures.

(2)	Relates to account write-offs under continuing operations.

(3)	Relates to the destruction of obsolete inventory.

(4)	Relates to the acquisitions of Buckle Down and Options Publishing.

(5)	$0.4 million relates to discontinued operations, $1.1 million relates to reversal of reserve upon the signing of a contract to enact a non-returnable clause on sales of certain titles and $1.3 million relates to account write-offs under continuing operations.

(6)	Relates to the reduction of net deferred tax assets.

ROBERT J. CONSAGA JR., P.C.
CERTIFIED PUBLIC ACCOUNTANT
One Stiles Road, Suite 105
Salem, New Hampshire 03079
INDEPENDENT AUDITOR’S REPORT
The Shareholders of Options Publishing, Inc.
      I have audited the accompanying balance sheets of Options Publishing, Inc. (An S Corporation) as of December 31, 2003, December 31, 2002, and December 31, 2001, and the related statements of operations, stockholders equity and cash flows for each of the years in the three-year period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audits.
      I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.
      In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Options Publishing, Inc. as of December 31, 2003, December 31, 2002, and December 31, 2001, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

Robert J. Consaga, Jr., P.C.
Salem, New Hampshire
November 15, 2004

OPTIONS PUBLISHING, INC.
BALANCE SHEETS
For the Years Ended December 31, 2003, 2002 and 2001

	2003	2002	2001

ASSETS
Cash (Note A)	$43,222	$120,114	$745,430
Accounts receivable (Note A)	940,396	889,643	808,323
Inventory (Note A)	1,579,000	937,963	853,368
Prepaid (Note A)	275,001	506,918	415,900
State tax receivable (Note J)	26,626	0	0

Total current assets	2,864,245	2,454,638	2,823,021

Office equipment (Note A)	120,629	95,556	84,556
Computer equipment	84,479	68,987	60,360
Leasehold improvements	32,695	32,695	0

	237,803	197,238	144,916
Less: accumulated depreciation	142,544	107,161	73,190

Net property, plant and equipment	95,259	90,077	71,726

Inter-company with Merrimack M&R Realty (Note C)	255,917	280,065	241,298
Other assets (Note I)	4,471	11,055	17,085

Total assets	$3,219,892	$2,835,835	$3,153,130

LIABILITIES
Accounts payable and accrued expenses (Note A)	$2,175,897	$2,027,327	$1,981,233
Line of credit (Note C)	400,000	100,000	0
Current income tax payable — state (Note A)	23,452	21,934	19,814
Current portion of subordinated debt (Note B)	0	0	300,000

Total current liabilities	2,599,349	2,149,261	2,301,047

Deferred tax payable (Note J)	8,577	5,403	4,700

Total liabilities	$2,607,926	$2,154,664	$2,305,747

STOCKHOLDERS EQUITY
Common stock, no par value, 900,000 Class A (Voting) shares and 100,000 Class B (Nonvoting) shares authorized and 90,000 Class A shares and 10,000 Class B shares issued and outstanding (Note E)	$0	$0	$0
Paid in capital	(2,578,408)	(1,900,307)	(500,731)
Retained earnings	3,190,374	2,581,478	1,348,114

Total retained earnings	611,966	681,171	847,383

Total liabilities and stockholders equity	$3,219,892	$2,835,835	$3,153,130

The accompanying notes are an integral part of the financial statements

OPTIONS PUBLISHING, INC.
STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2003, 2002 and 2001

	2003	2002	2001

Revenue	$16,278,457	$14,167,571	$10,072,645
less: Cost of sales (Note F)	6,560,263	5,040,889	3,549,198

Gross profit	9,718,194	9,126,682	6,523,447
Operating expenses: (Note G)
Catalog expense	510,520	470,924	415,637
Selling/marketing expense	5,606,870	4,267,272	3,089,403
Occupancy expense	321,453	320,878	181,994
General and administrative expense	2,082,778	2,732,102	1,866,953

Total operating expenses	8,521,621	7,791,176	5,553,987

Income after operating expenses	1,196,573	1,335,506	969,460

Other Income:
Other income	14,921	7,592	7,991
Interest income	1,739	8,231	19,185
Interest expense	(15,603)	(17,864)	(24,795)

Net income before income taxes	1,197,630	1,333,465	971,841
State income tax expense/(benefit)(Note J)	92,316	100,101	84,821

Net income	$1,105,314	$1,233,364	$887,020

The accompanying notes are an integral part of the financial statements

OPTIONS PUBLISHING, INC.
STATEMENTS OF STOCKHOLDERS EQUITY
For the Years Ended December 31, 2003, 2002 and 2001

	Common	Paid in	Retained
	Stock	Capital	Earnings	Total

Balance, December 31, 2000	$0	$53,714	$461,094	$514,808
Net Income			887,020	887,020
Shareholder distributions		(554,445)		(554,445)

Balance, December 31, 2001	$0	$(500,731)	$1,348,114	$847,383
Net Income			1,233,364	1,233,364
Shareholder distributions		(1,399,576)		(1,399,576)

Balance, December 31, 2002	$0	$(1,900,307)	$2,581,478	$681,171
Net Income			1,105,314	1,105,314
Shareholder distributions		(678,101)	(496,418)	(1,174,519)

Balance, December 31, 2003	$0	$(2,578,408)	$3,190,374	$611,966

The accompanying notes are an integral part of the financial statements

OPTIONS PUBLISHING, INC.
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2003, 2002 and 2001

	2003	2002	2001

Cash flows from operating activities:
Net income	$1,105,314	$1,233,364	$887,020
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	35,383	33,971	24,775
Amortization	6,584	6,030	6,030
(Increase) decrease in:
Accounts receivable	(50,753)	(81,320)	(66,758)
Inventory	(641,038)	(84,595)	(40,950)
Prepaid expenses	231,917	(91,018)	(186,150)
State tax receivable	(26,626)	0	0
Increase (decrease) in:
Accounts payable and accrued expenses	150,089	48,214	607,676
Deferred tax payable	3,174	703	2,823

Total adjustments	(291,270)	(168,015)	347,446

Net cash provided (used) by operating activities	814,044	1,065,349	1,234,466

Cash flows from investing activities:
Purchase of property and equipment	(40,565)	(52,322)	(70,536)

Net cash provided (used) by investing activities	(40,565)	(52,322)	(70,536)

Cash flows from financing activities:
New borrowing:
Long-term	0	0	0
Short-term	1,000,000	465,000	450,000
Debt reductions:
Long-term	0	0	(300,000)
Short-term	(700,000)	(665,000)	(150,142)
Inter-company with Merrimack M&R Realty LLC	24,148	(38,767)	(241,298)
Shareholder distributions	(1,174,519)	(1,399,576)	(554,445)

Net cash provided (used) by financing activities	(850,371)	(1,638,343)	(795,885)

Net increase (decrease) in cash	(76,892)	(625,316)	368,045
Cash, beginning of period	120,114	745,430	377,385

Cash, end of period	$43,222	$120,114	$745,430

Supplemental Disclosures
Interest paid	$13,902	$23,864	24,537
State income taxes paid	119,318	97,278	103,797
The accompanying notes are an integral part of the financial statements

OPTIONS PUBLISHING, INC.
NOTES TO FINANCIAL STATEMENTS

A.	Significant Accounting Policies

Nature of Business
      OPTIONS Publishing, Inc. is a publisher of developmental educational titles that are marketed primarily to inner city school systems throughout the United States and Canada.

Basis of Accounting
      The accompanying financial statements have been prepared on the accrual basis of accounting.

Revenue and Expense Recognition
      In accordance with industry practice, the Company recognizes revenue from its book titles when the product is shipped to the customer. Product and shipment terms are FOB shipping point and collectability is reasonably assured at the time of shipment. Customer returns are processed when products are returned. Customers are issued credits and the products are returned to inventory.
      Cost of goods sold is recognized when the related revenue is recognized and consists primarily of book titles, product development, author royalties, and freight costs.

Product Development Costs
      The Company capitalizes the costs associated with the development of new products. These costs include author fees, costs associated with artwork, photography and other external creative costs, internal staff costs and pre-press costs that are directly attributable to the products. The company fully amortizes these costs to cost of goods sold when the product is available for sale in the company’s product catalog.

Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Concentration of Credit Risk
      Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash, cash equivalents and accounts receivable. The Company places its cash and cash equivalents with high quality financial institutions and limits the amount of credit exposure with any one institution. Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company’s customer base, thus spreading the trade credit risk. The Company sells its products only to school systems, primarily in the United States, which place orders only after funds have been appropriated. Once funds have been appropriated for Options products, a school district is required by law to spend the funds. Accordingly, bad debt allowances are not provided.

Cash Equivalents
      Cash and cash equivalents include highly liquid investments with original maturities of three months or less and consist primarily of money market funds at December 31, 2003, 2002, and 2001. These investments are not subject to significant market risk.

OPTIONS PUBLISHING, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Fair Value of Financial Instruments
      The carrying amounts reflected in the balance sheets for cash, receivables and loans payable approximate their respective fair values.

Property and Equipment
      The Company records property and equipment at cost and provides for depreciation over the estimated useful lives of the assets using accelerated methods. Estimated useful lives are as follows:

Computer software	3 years
Computer equipment	5 years
Office equipment	5-7 years
Leasehold improvements	15 years
      The cost of maintenance and repairs is charged to expense as incurred, while renewals and betterments are capitalized. Upon sale or other disposition of assets, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income.

Inventory
      Inventory consists primarily of book titles that the Company has proprietary rights to market. Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method, and market represents the lower of replacement cost or estimated net realizable value. If a book is taken out of print, superseded by a later version, or ceases to sell, it is considered obsolete and all related inventory amounts are written-off.

Accrued Vacation
      Company employees accrue vacation monthly based upon the number of hours worked. The maximum amount of vacation that can be carried forward to the next calendar year is three weeks (120 hours). The accrued vacation balance at year-end is included in the accounts payable and accrued expenses balance.

Income Taxes
      The Company has elected to be taxed as an S-Corporation for federal tax purposes. Accordingly, federal taxable income is passed through to each stockholder on a pro-rata basis and federal taxes are paid at the stockholder level. Therefore, the financial statements do not reflect a provision for federal income taxes.
      The Company incurs state income taxes and the financial statements include a provision for the state tax effect of transactions reported in the financial statements. The provision consists of taxes currently due, and deferred taxes related primarily to differences between the basis of property and equipment for financial and income tax reporting.

OPTIONS PUBLISHING, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Advertising Costs
      The Company expenses advertising costs as they are incurred.

B.	Subordinated Debt
      Subordinated debt consisted of the following at December 31:

	2003	2002	2001

Subordinated note payable to Roy E. Mayers, requiring quarterly interest payments beginning January 27, 1998, principal due October 27, 2002
Interest is fixed at 8%	$0	$0	$250,000
Subordinated note payable to Gordon Russell, requiring quarterly interest payments beginning January 27, 1998, principal due October 27, 2002
Interest is fixed at 8%	0	0	50,000

Total subordinated debt	$0	$0	$300,000
Less: current portion	0	0	300,000

Long term subordinated debt	$0	$0	$0

      Interest expense related to these notes was approximately $0, $13,000 and $24,000 for the periods ended December 31, 2003, 2002 and 2001, respectively.

C.	Line of Credit
      The Company has a line of credit with a bank in the amount of $1,000,000. Funds in the amount of $400,000 have been drawn against the line as of December 31, 2003. The line is renewable annually and is payable upon demand if certain loan conditions are not met. Interest at the prime rate (4.00% at December 31) is added to the amount owed on the line on a monthly basis. The note is collateralized by a first position security interest in all assets of the company and is personally guaranteed by Barbara Russell and Roy E. Mayers.

D.	Description of Leasing Arrangements and Related Party Transactions
      The Company leases its building from Merrimack M&R Realty LLC (a related party). The Company leases this facility under a five-year non-cancelable operating lease expiring in October 2006. The lease contains an option to renew for one five year period for a negotiated rental amount and is subject to the same terms as the original lease period. The Company is required to pay, as a management fee, any common area maintenance fees pursuant to the lease agreement.
      The following is a schedule of future minimum lease payments required under the above lease as of December 31, 2003:

Period Ending December 31,	Amount

2004	$312,000
2005	312,000
2006	260,000

$884,000

OPTIONS PUBLISHING, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
      Rental expense amounted to $312,000, $312,000 and $170,564 for the periods ended December 31, 2003, 2002 and 2001, respectively.
      The Company also has a five year operating lease agreement with Merrimack M&R Realty LLC (a related party) for furniture and equipment which is owned by Merrimack M&R Realty LLC. Options advanced funds to Merrimack M&R Realty LLC to purchase the furniture and equipment. The inter-company balance with Merrimack M&R Realty LLC represents the funds advanced by Options to purchase the furniture and equipment.
      The following is a schedule of future minimum lease payments required under the above lease as of December 31, 2003:

Period Ending December 31,	Amount

2004	$84,148
2005	84,148
2006	70,123

$238,419

      The reduction in the inter-company balance with Merrimack M&R Realty LLC for payments made for the periods ended December 31, 2003, 2002 and 2001 were $84,148, $84,148, and $14,025 respectively.

E.	Common and Preferred Stock, Stock Options and Phantom Stock Plan
      The authorized capital stock of the Company is 900,000 shares and 100,000 shares of Class A (Voting) and Class B (Nonvoting) no par Common Stock respectively. There are currently issued and outstanding, 90,000 shares Class A Common Stock and 10,000 shares Class B Common Stock. The issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. One of the shareholders, after he has been a shareholder for a minimum of six years, has the option of requiring the corporation and or the Non-Affected Shareholders to purchase all, but not less than all, of his Class A shares at any time. The purchase price will be determined by a valuation of the shares to be performed if the shareholder exercises his option. The option is exercisable by the shareholder tendering written notice of such exercise to the Corporation and to the Non-Affected Shareholders.
      The Company created a Phantom Stock Plan in March of 2002 to benefit a limited number of key employees in the event of normal retirement or in the event that the company is sold to a third party. A Phantom Stock Plan is commonly established for key employees of a Subchapter S Corporation who do not or cannot have an ownership interest in an “S” Corporation. This type of plan allows key employees to share in the long-term growth of a closely held company without actually having an ownership interest in the company, due to Internal Revenue Code restrictions regarding ownership and classes of stock that may be outstanding. These “Key employees” are people who are employed by the company that are in a position to contribute materially to its continued growth and development and to its future financial success.
      Awards under this plan shall be granted to Participants in the form of Performance Shares, which shall be credited to a Performance Account to be maintained for each Participant. Each Participant shall become vested in this plan upon the earlier to occur of (1) the completion of three (3) years of service for vesting following the close of the calendar year with respect to which the Performance Share in question pertains; or (2) a sale of the Company. The maximum amount of benefit that a Participant may receive is equal to approximately one percent of the company’s value at the measurement date. As of December 2003 and 2002, there were no awards granted, so no accruals have been included in these financial statements.

OPTIONS PUBLISHING, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

F.	Cost of Sales

	2003	2002	2001

Inventory, beginning of year	$937,963	$853,368	$812,418
Purchases	2,955,104	1,948,859	1,375,266
Freight	470,151	409,715	294,233
Author royalties	898,712	778,376	539,109

Cost of goods available for sale	5,261,930	3,990,318	3,021,026
Inventory, end of year	1,579,000	937,963	853,368

Cost of sales, not including product development	3,682,930	3,052,355	2,167,658
Product development (Note H)	2,877,333	1,988,534	1,381,540

Cost of sales	$6,560,263	$5,040,889	$3,549,198

G.	Operating Expenses

	2003	2002	2001

Catalog Expenses:
Prepaid catalog expense	$510,520	$470,924	$415,637

Total	$510,520	$470,924	$415,637

Selling/ Marketing Expenses:
Wages	$1,113,461	$0	$0
Payroll taxes	103,603	0	0
Advertising (Note A)	51,697	57,535	25,757
Brochures/promotional materials	791,832	862,589	587,582
Commissions	1,950,578	1,871,329	1,445,076
Copyrights/state listings	4,123	3,129	8,471
Correlation	11,080	12,740	11,789
Direct mailing-fax	0	1,287	2,616
Direct mailing-insertion/mailing	68,255	81,401	62,262
Direct mailing-names bought	29,304	26,951	19,940
Direct mailing-postage	332,282	369,780	288,626
Direct mailing-printing	88,098	77,820	48,255
Exhibit expense	425,134	379,198	323,468
Marketing-general	107,570	109,024	31,850
Marketing-printing	48,519	44,729	3,123
Office supplies	30,307	19,748	10,835
Postage	9,051	5,373	3,693
Telephone	40,397	27,043	15,503
Sales consulting	26,075	30,200	35,532
Sales meeting	168,166	134,746	72,750
Sales travel and entertainment	207,338	152,650	92,275

Total	$5,606,870	$4,267,272	$3,089,403

OPTIONS PUBLISHING, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

G.	Operating Expenses (continued)

	2003	2002	2001

Occupancy Expenses:
Rent (Note E)	$312,000	$312,000	$170,564
Electricity	0	0	5,274
Insurance-building	9,453	8,878	6,156

Total	$321,453	$320,878	$181,994

General and administrative expenses:
Wages	$1,129,025	$1,842,897	$1,288,756
Payroll taxes	85,279	148,398	95,704
Advertising — employment	4,430	6,631	4,978
Bad debt (Note A)	(213)	1,318	520
Bank charges	10,369	9,039	5,551
Car lease	3,228	2,517	2,517
Donations	1,475	1,650	3,790
Dues and subscriptions	16,731	2,130	6,386
Equipment lease (Note D)	87,171	87,183	17,092
Insurance	233,914	170,237	121,920
401K match — company portion (Note K)	59,175	31,625	30,463
Maintenance expense	8,049	7,085	19,051
Management fee (Note D)	68,400	70,000	8,333
Moving expenses	0	2,292	12,283
Office supplies	70,814	70,603	48,729
Online expense	3,198	3,660	2,998
Postage	84,636	57,702	57,112
Professional fees	36,165	47,748	25,919
Real estate taxes	0	0	1,822
Telephone/fax	33,668	30,381	25,907
Training	4,814	4,359	5,269
Travel	29,462	21,528	15,871
Warehouse expense	71,021	73,118	35,177
Depreciation	35,383	33,971	24,775
Amortization	6,584	6,030	6,030

Total	$2,082,778	$2,732,102	$1,866,953

Total operating expenses	$8,521,621	$7,791,176	$5,553,987

OPTIONS PUBLISHING, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

H.	Product Development Expenses:

	2003	2002	2001

Product Development Expenses:
Product development expense	$1,972,986	$1,423,451	$1,249,592
Office supplies	2,855	3,660	2,847
Postage	29,637	18,598	28,678
Telephone	1,939	1,639	2,941
Office rent	1,611	0	0
Outside design	38,543	75,152	32,258
Outside art	167	19,689	1,242
Outside proofreading	0	1,950	198
Production	26,531	20,163	1,542
Product revisions	735,793	132,396	27,163
Print plates	0	963	3,721
Travel	33,618	37,002	31,358
Website	33,653	253,871	0

Total	$2,877,333	$1,988,534	$1,381,540

I.	Other Assets
      The other assets balance consists of the unamortized portion of financing costs at December 31, 2003. Financing costs are being amortized over a seven year period.

J.	Income Taxes
      The provision for income taxes includes the following at December 31:

	2003	2002	2001

Deferred state tax payable	$8,577	$5,403	$4,700

K.	Employee Benefit Plans
      The Company sponsors a defined contribution retirement plan covering substantially all full-time employees. The Company matches employees contributions to up to four percent of compensation. Expense related to these plans amounted to $59,175, $31,625, and $30,463 in 2003, 2002, and 2001, respectively.

L.	Related Party Transactions
      The Company made royalty payments to related parties, which amounted to $303,526, $203,934, and $124,884 in 2003, 2002 and 2001 respectively.

ROBERT J. CONSAGA, JR., P.C.
CERTIFIED PUBLIC ACCOUNTANT
One Stiles Road, Suite 105
Salem, New Hampshire 03079
ACCOUNTANT’S REVIEW REPORT
Ms. Barbara Russell
President
Options Publishing, Inc.
Merrimack, N.H.
      I have reviewed the accompanying balance sheets of Options Publishing, Inc. (an S corporation) as of September 30, 2004 and September 30, 2003 and the related statements of operations, stockholders equity, and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Options Publishing, Inc.
      A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.
      Based on my review, I am not aware of any material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles.

Robert J. Consaga, Jr., P.C.
Salem, New Hampshire
November 22, 2004

OPTIONS PUBLISHING, INC.
BALANCE SHEETS
For the Periods Ended September 30, 2004 and 2003
(See Accountant’s Review Report)

	2004	2003

ASSETS
Cash (Note A)	$722,522	$(151,559)
Accounts receivable (Note A)	2,086,063	1,796,843
Inventory (Note A)	1,772,365	1,426,888
Prepaid (Note A)	315,243	592,422

Total current assets	4,896,193	3,664,594

Office equipment (Note A)	133,263	120,629
Computer equipment	110,047	84,479
Leasehold improvements	32,695	32,695

	276,005	237,803
Less: accumulated depreciation	174,699	135,215

Net property, plant and equipment	101,306	102,588

Inter-company with Merrimack M&R Realty (Note C)	199,818	283,966
Other assets (Note H)	0	6,533

Total assets	$5,197,317	$4,057,681

LIABILITIES
Accounts payable and accrued expenses (Note A)	$1,875,587	$2,064,058
Line of credit (Note B)	0	400,000
Current income tax payable — state (Note A)	246,956	80,059

Total current liabilities	2,122,543	2,544,117

Deferred tax payable (Note I)	8,031	6,123

Total liabilities	$2,130,574	$2,550,240

STOCKHOLDERS EQUITY
Common stock, no par value, 900,000 Class A (Voting) shares and 100,000 Class B (Nonvoting) shares authorized and 90,000 Class A shares and 10,000 Class B shares issued and outstanding (Note D)	$0	$0
Paid in capital	(3,850,536)	(2,578,408)
Retained earnings	6,917,279	4,085,849

Total retained earnings	3,066,743	1,507,441

Total liabilities and stockholders equity	$5,197,317	$4,057,681

The accompanying notes are an integral part of the financial statement

OPTIONS PUBLISHING, INC.
STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2004 and 2003
(See Accountant’s Review Report)

	2004	2003

Revenue	$15,640,076	$13,001,405
less: Cost of sales (Note E)	4,916,665	4,824,465

Gross profit	10,723,411	8,176,940
Operating expenses: (Note F)
Catalog expense	317,999	308,910
Selling/marketing expense	4,560,523	4,081,868
Occupancy expense	215,494	214,564
General and administrative expense	1,632,244	1,424,495

Total operating expenses	6,726,260	6,029,837

Income after operating expenses	3,997,151	2,147,103

Other Income:
Other income	20,545	14,746
Interest income	4,402	1,571
Interest expense	(12,711)	(10,314)

Net income before income taxes	4,009,387	2,153,106
State income tax expense/(benefit)(Note I)	282,482	152,317

Net income	$3,726,905	$2,000,789

The accompanying notes are an integral part of the financial statements

OPTIONS PUBLISHING, INC.
STATEMENTS OF STOCKHOLDERS EQUITY
For the Periods Ended September 30, 2004 and 2003
(See Accountant’s Review Report)

	Common	Paid in	Retained
	Stock	Capital	Earnings	Total

Balance, December 31, 2002	$0	$(1,900,307)	$2,581,478	$681,171
Net Income			2,000,789	2,000,789
Shareholder distributions		(678,101)	(496,418)	(1,174,519)

Balance, September 30, 2003	$0	$(2,578,408)	$4,085,849	$1,507,441
Net income			(895,475)	(895,475)
Shareholder distributions			0	0

Balance, December 31, 2003	$0	$(2,578,408)	$3,190,374	$611,966
Net Income			3,726,905	3,726,905
Shareholder distributions		(1,272,128)		(1,272,128)

Balance, September 30, 2004	$0	$(3,850,536)	$6,917,279	$3,066,743

The accompanying notes are an integral part of the financial statements

OPTIONS PUBLISHING, INC.
STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2004 and 2003
(See Accountant’s Review Report)

	2004	2003

Cash flows from operating activities:
Net income	$3,726,905	$2,000,789
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	31,228	28,054
Amortization	4,471	4,523
(Increase) decrease in:
Accounts receivable	(1,145,666)	(907,200)
Inventory	(193,365)	(488,925)
Prepaid expenses	(13,616)	(85,505)
State tax receivable	0	0
Increase (decrease) in:
Accounts payable and accrued expenses	(76,806)	94,857
Deferred tax payable	(546)	720

Total adjustments	(1,394,300)	(1,353,476)

Net cash provided (used) by operating activities	2,332,605	647,313

Cash flows from investing activities:
Purchase of property and equipment	(37,277)	(40,565)

Net cash provided (used) by investing activities	(37,277)	(40,565)

Cash flows from financing activities:
New borrowing:
Long-term	0	0
Short-term	350,000	900,000
Debt reductions:
Long-term	0	0
Short-term	(750,000)	(600,000)
Inter-company with Merrimack M&R Realty LLC	56,099	(3,901)
Shareholder distributions	(1,272,127)	(1,174,520)

Net cash provided (used) by financing activities	(1,616,028)	(878,421)

Net increase (decrease) in cash	679,300	(271,673)
Cash, beginning of period	43,222	120,114

Cash, end of period	$722,522	$(151,559)

Supplemental Disclosures
Interest paid	$14,411	$10,314
State income taxes paid	59,524	98,540
The accompanying notes are an integral part of the financial statements

OPTIONS PUBLISHING, INC.
NOTES TO FINANCIAL STATEMENTS
(See Accountant’s Review Report)

A.	Significant Accounting Policies

Nature of Business
      OPTIONS Publishing, Inc. is a publisher of developmental educational titles that are marketed primarily to inner city school systems throughout the United States and Canada.

Basis of Accounting
      The accompanying financial statements have been prepared on the accrual basis of accounting.

Revenue and Expense Recognition
      In accordance with industry practice, the Company recognizes revenue from its book titles when the product is shipped to the customer. Product and shipment terms are FOB shipping point and collectability is reasonably assured at the time of shipment. Customer returns are processed when products are returned. Customers are issued credits and the products are returned to inventory.
      Cost of goods sold is recognized when the related revenue is recognized and primarily consists of book titles, product development, author royalties, and freight costs.

Product Development Costs
      The Company capitalizes the costs associated with the development of new products. These costs include author fees, costs associated with artwork, photography and other external creative costs, internal staff costs and pre-press costs that are directly attributable to the products. The company fully amortizes these costs to cost of goods sold when the product is available for sale in the company’s product catalog.

Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Concentration of Credit Risk
      Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash, cash equivalents and accounts receivable. The Company places its cash and cash equivalents with high quality financial institutions and limits the amount of credit exposure with any one institution. Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company’s customer base, thus spreading the trade credit risk. The Company sells its products only to school systems, primarily in the United States, which place orders only after funds have been appropriated. Once funds have been appropriated for Options products, a school district is required by law to spend the funds. Accordingly, bad debt allowances are not provided.

Cash Equivalents
      Cash and cash equivalents include highly liquid investments with original maturities of three months or less and consist primarily of money market funds at September 30, 2004 and 2003. These investments are not subject to significant market risk.

OPTIONS PUBLISHING, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Fair Value of Financial Instruments
      The carrying amounts reflected in the balance sheets for cash, receivables and loans payable approximate their respective fair values.

Property and Equipment
      The Company records property and equipment at cost and provides for depreciation over the estimated useful lives of the assets using accelerated methods. Estimated useful lives are as follows:

Computer software	3 years
Computer equipment	5 years
Office equipment	5-7 years
Leasehold improvements	15 years
      The cost of maintenance and repairs is charged to expense as incurred, while renewals and betterments are capitalized. Upon sale or other disposition of assets, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income.

Inventory
      Inventory consists primarily of book titles that the Company has proprietary rights to market. Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method, and market represents the lower of replacement cost or estimated net realizable value. If a book is taken out of print, superseded by a later version, or ceases to sell, it is considered obsolete and all related inventory amounts are written-off.

Accrued Vacation
      Company employees accrue vacation monthly based upon the number of hours worked. The maximum amount of vacation that can be carried forward to the next calendar year is three weeks (120 hours). The accrued vacation balance at year-end is included in the accounts payable and accrued expenses balance.

Income Taxes
      The Company has elected to be taxed as an S-Corporation for federal tax purposes. Accordingly, federal taxable income is passed through to each stockholder on a pro-rata basis and federal taxes are paid at the stockholder level. Therefore, the financial statements do not reflect a provision for federal income taxes.
      The Company incurs state income taxes and the financial statements include a provision for the state tax effect of transactions reported in the financial statements. The provision consists of taxes currently due, and deferred taxes related primarily to differences between the basis of property and equipment for financial and income tax reporting.

Advertising Costs
      The Company expenses advertising costs as they are incurred.

B.	Line of Credit
      The Company has a line of credit with a bank in the amount of $1,000,000. Funds in the amount of $0 have been drawn against the line as of September 30, 2004. The line is renewable annually and is payable upon demand if certain loan conditions are not met. Interest at the prime rate(4.75% at September 30) is added to

OPTIONS PUBLISHING, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
the amount owed on the line on a monthly basis. The note is collateralized by a first position security interest in all assets of the company.

C.	Description of Leasing Arrangements and Related Party Transactions
      The Company moved its operations to a new facility in December 2001, which is owned by Merrimack M&R Realty LLC (a related party). The Company leases this facility under a five-year cancelable operating lease expiring in October 2006. The lease contains an option to renew for one five year period for a negotiated rental amount and is subject to the same terms as the original lease period. The Company is required to pay, as a management fee, any common area maintenance fees pursuant to the lease agreement.
      The following is a schedule of future minimum lease payments required under the above lease as of September 30:

Period Ending September 30,	Amount

2005	$312,000
2006	312,000
2007	26,000

$650,000

      Rental expense amounted to $208,000 and $208,000 for the periods ended September 30, 2004 and 2003, respectively.
      The Company also has a five year operating lease agreement with Merrimack M&R Realty LLC (a related party) for furniture and equipment which is owned by Merrimack M&R Realty LLC. Options advanced funds to Merrimack M&R Realty LLC to purchase the furniture and equipment. The inter-company balance with Merrimack M&R Realty LLC represents the funds advanced by Options to purchase the furniture and equipment.
      The following is a schedule of future minimum lease payments required under the above lease as of September 30:

Period Ending September 30,	Amount

2005	$84,148
2006	84,148
2007	7,012

$175,308

      The reduction in the inter-company balance with Merrimack M&R Realty LLC for payments made for the periods ended September 30, 2004 and 2003 was $56,099 and $56,099, respectively.

D.	Common, Preferred Stock, Options and Phantom Stock Plan
      The authorized capital stock of the Company is 900,000 shares and 100,000 shares of Class A(Voting) and Class B(Nonvoting) no par Common Stock respectively. There are currently issued and outstanding, 90,000 shares Class A Common Stock and 10,000 shares Class B Common Stock. The issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. One of the shareholders, after he has been a shareholder for a minimum of six years, has the option of requiring the corporation and or the Non-Affected Shareholders to purchase all, but not less than all, of his Class A shares at any time. The purchase price will be determined by a valuation of the shares to be performed if the

OPTIONS PUBLISHING, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
shareholder exercises his option. The option is exercisable by the shareholder tendering written notice of such exercise to the Corporation and to the Non-Affected Shareholders.
      The Company has a Phantom Stock Plan to benefit a limited number of key employees in the event of normal retirement or in the event that the company is sold to a third party. A Phantom Stock Plan is commonly established for key employees of a Subchapter S Corporation who do not or cannot have an ownership interest in an “S” Corporation. This type of plan allows key employees to share in the long-term growth of a closely held company without actually having an ownership interest in the company, due to Internal Revenue Code restrictions regarding ownership and classes of stock that may be outstanding. These “Key employees” are people who are employed by the company that are in a position to contribute materially to its continued growth and development and to its future financial success.
      Awards under this plan are granted to Participants in the form of Performance Shares, which are credited to a Performance Account to be maintained for each Participant. Each Participant shall become vested in this plan upon the earlier to occur of (1) the completion of three (3) years of service for vesting following the close of the calendar year with respect to which the Performance Share in question pertains; or (2) a sale of the Company. The maximum amount of benefit that a Participant may receive is equal to approximately one percent of the company’s value at the measurement date. As of September 30, 2004 no accruals have been included in these financial statements.
E. Cost of Sales

	2004	2003

Inventory, beginning of period	$1,579,000	$937,963
Purchases	2,133,039	2,199,780
Freight	614,126	494,661
Author royalties	816,412	717,684

Cost of goods available for sale	5,142,577	4,350,088
Inventory, end of period	1,772,365	1,426,888

Cost of sales, not including product development	$3,370,212	$2,923,200
Product development (Note G)	1,546,453	1,901,265

Cost of sales	$4,916,665	$4,824,465

OPTIONS PUBLISHING, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
F. Operating Expenses

	2004	2003

Catalog expenses:
Prepaid catalog expense	$317,999	$308,910

Total	$317,999	$308,910

Selling/marketing expenses:
Wages	$928,934	$776,918
Payroll taxes	95,930	81,278
Advertising	33,681	42,725
Brochures/promotional materials	593,432	559,657
Commissions	1,640,740	1,372,918
Copyrights/state listings	8,585	3,703
Correlation	21,303	7,300
Direct mailing-insertion/mailing	58,001	55,964
Direct mailing-names bought	17,139	20,264
Direct mailing-postage	238,001	224,836
Direct mailing-printing	27,387	62,415
Exhibit expense	331,597	354,779
Marketing-general	94,449	80,659
Marketing-printing	9,673	46,546
Office supplies	26,984	22,664
Postage	9,675	6,987
Telephone	34,771	29,523
Sales consulting	23,188	19,525
Sales meeting	200,792	175,144
Sales travel and entertainment	166,261	138,063

Total	$4,560,523	$4,081,868

Occupancy expenses:
Rent (Note C)	$208,000	$208,000
Insurance-building	7,494	6,564

Total	$215,494	$214,564

OPTIONS PUBLISHING, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

F.	Operating Expenses (continued)

	2004	2003

General and administrative expenses:
Wages	$957,274	$782,590
Payroll taxes	68,384	63,056
Advertising — employment	4,673	4,430
Bad debt (Note A)	209	(213)
Bank charges	11,150	7,586
Car lease	2,400	2,512
Donations	857	1,275
Dues and subscriptions	13,246	9,425
Equipment lease (Note C)	58,558	58,316
Insurance	168,487	158,471
IRA match — company portion (Note J)	54,000	35,500
Maintenance expense	7,461	6,283
Management fee (Note C)	58,250	52,500
Office supplies	24,999	31,005
Online expense	2,142	2,377
Postage	41,253	68,480
Professional fees	32,804	19,167
Telephone/fax	22,482	25,777
Training	5,493	2,897
Travel	9,586	12,454
Warehouse expense	52,837	48,030
Depreciation	31,228	28,054
Amortization	4,471	4,523

Total	$1,632,244	$1,424,495

Total operating expenses	$6,726,260	$6,029,837

OPTIONS PUBLISHING, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
G.     Product Development Expenses

	2004	2003

Product development expense	$991,418	$1,240,443
Office supplies	10,374	2,461
Postage	10,461	22,049
Telephone	4,575	1,494
Office rent	12,888	0
Outside design	53,966	34,728
Production	203,644	19,406
Product revisions	232,264	527,904
Travel	20,190	20,102
Website	6,673	32,678

Total	$1,546,453	$1,901,265

H.	Other Assets
      The other assets balance consists of the unamortized portion of financing costs at September 30, 2004. Financing costs are being amortized over a seven year period.

I.	Income Taxes
      The provision for income taxes includes the following at September 30:

	2004	2003

Deferred state tax payable	$8,031	$6,123

J.	Employee Benefit Plans
      The Company sponsors a defined contribution retirement plan covering substantially all full-time employees. The Company matches employees contributions to up to four percent of compensation. Expense related to these plans as of September 30, 2004 and 2003 amounted to $54,000 and $35,500, respectively.

K.	Related Party Transactions
      The Company made royalty payments to related parties as of September 30, 2004 and 2003, which amounted to $400,417 and $303,526, respectively.

McGladrey & Pullen
Certified Public Accountants
INDEPENDENT AUDITOR’S REPORT
ON THE FINANCIAL STATEMENTS
To the Board of Directors
Buckle Down Publishing Company
Iowa City, Iowa
We have audited the accompanying balance sheets of Buckle Down Publishing Company, a wholly-owned subsidiary of Profiles Corporation, as of December 31, 2003 and 2002, and the related statements of income, stockholder’s equity and cash flows for the years ended December 31, 2003, 2002 and 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Buckle Down Publishing Company as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years ended December 31, 2003, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP
Iowa City, Iowa
January 30, 2004
McGladrey & Pullen, LLP is a member firm of RSM International–
an affiliation of separate and independent legal entities.

Buckle Down Publishing Company
Balance Sheets (Note 8)
December 31, 2003 And 2002

	2003	2002

Assets (Note 2)
Current Assets
Cash and cash equivalents	$623,449	$1,476,462
Trade receivables, less allowance for doubtful accounts 2003 and 2002 $20,000	412,227	482,005
Receivables from affiliated company (Note 7)	36,410	41,664
Inventories	1,758,706	1,816,531

Total current assets	2,830,792	3,816,662

Leasehold Improvements and Equipment
Leasehold improvements	240,332	234,777
Furniture and fixtures	440,356	413,031
Vehicles	31,969	31,969

	712,657	679,777
Less accumulated depreciation	519,460	477,689

	193,197	202,088

	$3,023,989	$4,018,750

Liabilities And Stockholder’s Equity
Current Liabilities
Accounts payable	$160,057	$175,269
Payable to an affiliated company (Note 7)	36,924	—
Accrued compensation and related withholding taxes	74,645	62,423
Accrued pension plan (Note 5)	64,598	60,459
Other accrued expenses	14,169	13,528

Total current liabilities (Note 4)	350,393	311,679

Commitments (Notes 3, 4 and 8)
Stockholder’s Equity
Common stock, no par or stated value; authorized 1,000,000 shares; issued and outstanding 100,000 shares, at amounts paid in	3,825,252	2,599,377
Retained earnings (deficit) (Note 4)	(1,151,656)	1,107,694

	2,673,596	3,707,071

	$3,023,989	$4,018,750

See Notes to Financial Statements.

Buckle Down Publishing Company
Statements Of Income
Years Ended December 31, 2003, 2002 And 2001

	2003	2002	2001

Net sales	$10,558,635	$9,269,895	$9,941,990
Management fee from affiliate (Note 7)	153,862	135,972	117,033

	10,712,497	9,405,867	10,059,023

Expenses:
Cost of goods sold	3,135,703	2,958,542	3,016,610
General, administrative and marketing (Notes 3, 5 and 9)	4,065,467	3,959,133	3,143,524
Bonuses (Notes 6 and 9)	784,000	—	—
Depreciation	98,042	88,317	89,245

	8,083,212	7,005,992	6,249,379

Operating income	2,629,285	2,399,875	3,809,644
Financial income (expense):
Interest income	11,425	28,620	49,693
Interest expense	(60)	(4,154)	(12,725)

Net income (Note 4)	$2,640,650	$2,424,341	$3,846,612

Earnings per common share, basic and diluted	$26.41	$24.24	$38.47

Buckle Down Publishing Company
Statements Of Stockholder’s Equity
Years Ended December 31, 2003, 2002 And 2001

		Retained
	Common	Earnings
	Stock	(Deficit)	Total

Balance, December 31, 2000	$1,717,406	$1,536,741	$3,254,147
Capital contribution from parent company (Note 9)	440,096	—	440,096
Net income	—	3,846,612	3,846,612
Dividends ($35.50 per share)	—	(3,550,000)	(3,550,000)

Balance, December 31, 2001	2,157,502	1,833,353	3,990,855
Capital contribution from parent company (Note 9)	441,875	—	441,875
Net income	—	2,424,341	2,424,341
Dividends ($31.50 per share)	—	(3,150,000)	(3,150,000)

Balance, December 31, 2002	2,599,377	1,107,694	3,707,071
Capital contribution from parent company (Note 9)	1,225,875	—	1,225,875
Net income	—	2,640,650	2,640,650
Dividends ($49.00 per share)	—	(4,900,000)	(4,900,000)

Balance, December 31, 2003	$3,825,252	$(1,151,656)	$2,673,596

See Notes to Financial Statements.

Buckle Down Publishing Company
Statements Of Cash Flows
Years Ended December 31, 2003, 2002 And 2001

	2003	2002	2001

Cash Flows from Operating Activities
Net income	$2,640,650	$2,424,341	$3,846,612
Adjustments to reconcile to net cash provided by operating activities:
Bonuses to be paid by parent company	784,000	—	—
Depreciation	98,042	88,317	89,245
Loss on disposal of assets	1,586	—	—
Changes in certain working capital items:
Trade and other receivables	75,032	(81,043)	(5,551)
Inventories	57,825	(22,139)	(199,861)
Accounts payable and accrued expenses	38,714	91,713	57,352

Net cash provided by operating activities	3,695,849	2,501,189	3,787,797

Cash Flows from Investing Activities
Proceeds from sale of assets	1,065	—	—
Purchase of leasehold improvements and equipment	(91,802)	(62,052)	(45,608)

Net cash (used in) investing activities	(90,737)	(62,052)	(45,608)

Cash Flows from Financing Activities
Cash dividends paid	(4,900,000)	(3,150,000)	(3,550,000)
Principal payments on long-term borrowings	—	(122,661)	(62,432)
Capital contribution from parent company	441,875	441,875	440,096

Net cash (used in) financing activities	(4,458,125)	(2,830,786)	(3,172,336)

Increase (decrease) in cash and cash equivalents	(853,013)	(391,649)	569,853
Cash and cash equivalents:
Beginning	1,476,462	1,868,111	1,298,258

Ending	$623,449	$1,476,462	$1,868,111

Supplemental Disclosures
Cash paid during the year for interest	$60	$4,154	$12,725
See Notes to Financial Statements.

Buckle Down Publishing Company
Notes To Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies
      Nature of business: Buckle Down Publishing Company (the “Company”), a wholly-owned subsidiary of Profiles Corporation, creates products that analyze typical state educational standards and objectives and provide application problems in the format of standardized tests. The purpose of the Company’s products and services is to help students from K-12 and schools demonstrate their attainment of state standards. The Company’s materials, primarily workbooks and course materials, are sold to school districts throughout the United States.
      Accounting estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
      A summary of the Company’s significant accounting policies follows:
      Revenue recognition: Revenues from product sales are recognized when the materials are shipped. Management fee revenue is recognized as services are performed.
      Cash and cash equivalents: For purposes of reporting the statements of cash flows, the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.
      Trade receivables: Trade receivables are carried at original invoice amount plus finance charges less an estimate made for doubtful receivables based on a review of all outstanding amounts. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Trade receivables and finance charges are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. The provision for doubtful accounts totaled $8,178, $4,391 and $11,699 for the years ended December 31, 2003, 2002 and 2001, respectively.
      Inventories: Inventories of printed materials are stated at the lower of cost (first-in, first-out method) or market. In the determination of market value, an allowance for obsolescence was provided totaling $20,000 and none as of December 31, 2003 and 2002, respectively.
      Leasehold improvements and equipment: Leasehold improvements and equipment are stated at cost. Depreciation is computed primarily by accelerated methods over the estimated useful lives, primarily three to seven years, of the assets or the term of the lease.
      Product development: Product development costs are charged to expense as incurred.
      Direct marketing costs: Direct marketing costs are charged to expense as incurred.
      Earnings per share: Basic earnings per share have been computed by dividing net income by the weighted average outstanding common shares. Diluted earnings per share are the same as basic.

Note 2.	Pledged Assets and Line of Credit
      The Company has a line credit from Hills Bank and Trust Company, Hills, Iowa that expires April 30, 2004 and provides for borrowings of up to $100,000. Interest is accrued at the prime rate (effective rate of 4.25% at December 31, 2003). Borrowings under the line are collateralized by substantially all assets of the Company. At December 31, 2003, there were no balances outstanding on the line of credit.

Buckle Down Publishing Company
Notes To Financial Statements — (Continued)

Note 3.	Lease Commitments
      The Company leases a building and warehouse under a lease that requires monthly payments of $14,438. The lease expires September 30, 2006.
      The Company also leases certain office equipment under leases that require monthly payments of $3,068. These leases expire at various dates from January 2004 to September 2008.
      Future minimum lease commitments are: 2004 $186,531; 2005 $181,363; 2006 $138,049; 2007 $5,679 and 2008 $686.
      Rental expense for the years ended December 31, 2003, 2002 and 2001 totaled $219,524, $251,479 and $257,819, respectively.

Note 4.	Income Tax Matters and Commitments
      The Company, with the consent of its stockholder, has elected to have its income taxed under sections of the federal and state income tax laws, which provide that, in lieu of corporation income taxes, the stockholder separately accounts for the Company’s items of income, deductions, losses and credits. As a result of this election, no income taxes have been recognized in the accompanying financial statements.
      The Company will generally declare dividends based upon excess funds available after considering planned investing transactions. The amount of dividends to be declared in 2004 has not been determined.

Note 5.	Defined Contribution Retirement Plan
      The Company has a 401(k) retirement plan that covers employees who have completed one year of service and who are at least 21 years of age. The Company may elect to make discretionary contributions under the plan. For the years ended December 31, 2003, 2002 and 2001, discretionary contributions totaled $62,387, $61,097 and $52,292, respectively.

Note 6.	Discretionary Bonuses
      For the years ended December 31, 2003, 2002 and 2001, the Company approved discretionary bonuses to key employees totaling $784,000, none and none, respectively.

Note 7.	Related Party Transactions
      The Company has a verbal agreement with an affiliated company whereby the affiliate reimburses the Company for management services provided to the affiliate. Management services revenue totaled $153,862, $135,972 and $117,033 for the years ended December 31, 2003, 2002 and 2001, respectively.
      In the year ended December 31, 2003, the Company purchased $36,924 of materials from another affiliated company. There were no purchases in 2002 or 2001.

Note 8.	Letter of Intent
      In December 2003, the Company signed a letter of intent to sell substantially all assets, net of specific liabilities, of the Company. If a definitive agreement is signed, the transaction is expected to close in March or April 2004.

Note 9.	Capital Contributions From Parent Company
      For the year ended December 31, 2003, Profiles Corporation paid certain expenses on behalf of the Company, including: 1) $784,000 for one-time discretionary bonuses to Company employees, which are

Buckle Down Publishing Company
Notes To Financial Statements — (Continued)
Note 9.     Capital Contributions From Parent Company — (continued)
separately stated on the statements of income, and 2) general, administrative and marketing expenses totaling $441,875, including compensation of $420,000 to the Company’s president and family members. The total of $1,225,875 has been treated as contribution to capital in the year ended December 31, 2003.
      Capital contributions from Profiles Corporation for the years ended December 31, 2002 and 2001 included similar components, except that there were no discretionary bonuses.

BUCKLE DOWN PUBLISHING COMPANY
BALANCE SHEETS
March 31, 2004 and 2003, and December 31, 2003

	March 31,	March 31,	December 31,
	2004	2003	2003*

Assets
Current Assets
Cash and cash equivalents	$1,113,504	$883,375	$623,449
Trade receivables, less allowance for doubtful accounts	657,333	604,439	412,227
Receivables from affiliated company	18,347	100,904	36,410
Inventories	1,772,458	1,706,810	1,758,706
Prepaid rent	—	—	—

Total current assets	3,561,642	3,295,528	2,830,792

Leasehold Improvements and Equipment
Leasehold improvements	250,477	234,777	240,332
Furniture and fixtures	453,651	418,593	440,356
Vehicles	6,775	31,969	31,969

	710,903	685,339	712,657
Less accumulated depreciation	527,472	488,897	519,460

	183,431	196,442	193,197

	$3,745,073	$3,491,970	$3,023,989

Liabilities And Stockholder’s Equity
Current Liabilities
Accounts payable	$332,461	$205,206	$160,057
Payable to an affiliated company	—	162	36,924
Accrued compensation and related withholding taxes	146,712	125,769	74,645
Accrued pension plan	15,826	14,680	64,598
Other accrued expenses	13,759	19,806	14,169

Total current liabilities	508,758	365,623	350,393

Stockholder’s Equity
Common stock, no par or stated value; authorized 1,000,000 shares; issued and outstanding 100,000 shares, at amounts paid in	3,935,721	2,709,846	3,825,252
Retained earnings (deficit)	(699,406)	416,501	(1,151,656)

	3,236,315	3,126,347	2,673,596

	$3,745,073	$3,491,970	$3,023,989

*	Condensed from audited financial statements.
See Notes to Financial Statements.

BUCKLE DOWN PUBLISHING COMPANY
STATEMENTS OF INCOME
Quarters Ended March 31, 2004 And 2003

	Quarter Ended	Quarter Ended
	March 31,	March 31,
	2004	2003

Net sales	$2,409,048	$2,307,610
Management fee from affiliate	8,947	43,500

	2,417,995	2,351,110

Expenses:
Cost of goods sold	682,439	701,888
General, administrative and marketing	1,251,664	1,121,084
Depreciation	27,401	22,421

	1,961,504	1,845,393

Operating income (loss)	456,491	505,717
Financial income:
Interest income	1,565	3,150
Interest expense	—	(60)

Net income (loss)	$458,056	$508,807

Earnings (loss) per common share, basic and diluted	$4.58	$5.09

See Notes to Financial Statements.

BUCKLE DOWN PUBLISHING COMPANY
STATEMENTS OF STOCKHOLDER’S EQUITY
Quarters Ended March, 31, 2004 And 2003

		Retained
	Common	Earnings
	Stock	(Deficit)	Total

Balance, December 31, 2002	$2,599,377	$1,107,694	$3,707,071
Capital contribution from parent company	110,469	—	110,469
Net income	—	508,807	508,807
Dividends ($12.00 per share)	—	(1,200,000)	(1,200,000)

Balance, March 31, 2003	$2,709,846	$416,501	$3,126,347

Balance, December 31, 2003	$3,825,252	$(1,151,656)	$2,673,596
Capital contribution from parent company	110,469	—	110,469
Net income	—	458,056	458,056
Dividends ($.058 per share)	—	(5,806)	(5,806)

Balance, March 31, 2004	$3,935,721	$(699,406)	$3,236,315
Capital contribution from parent company	18,413	—	18,413
Net (loss)	—	(24,132)	(24,132)

Balance, April 15, 2004#	$3,954,134	$(723,538)	$3,230,596

See Notes to Financial Statements.

BUCKLE DOWN PUBLISHING COMPANY
STATEMENTS OF CASH FLOWS
Quarters Ended March 31, 2004 And 2003

	March 31,	March 31,
	2004	2003

Cash Flows from Operating Activities
Net income (loss)	$458,056	$508,807
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation	27,401	22,421
Changes in certain working capital items:
Trade and other receivables	(227,043)	(181,674)
Inventories	(13,752)	109,721
Prepaid rent	—	—
Accounts payable and accrued expenses	158,365	53,944

Net cash provided by (used in) operating activities	$403,027	$513,219

Cash Flows from Investing Activities
Proceeds from sale of assets	—	1,010
Purchase of leasehold improvements and equipment	(23,441)	(17,785)

Net cash (used in) investing activities	(23,441)	(16,775)

Cash Flows from Financing Activities
Cash dividends paid	—	(1,200,000)
Capital contribution from parent company	18,413	110,469

Net cash provided by (used in) financing activities	110,469	(1,089,531)

Increase (decrease) in cash and cash equivalents	490,055	(593,087)
Cash and cash equivalents:
Beginning	623,449	1,476,462

Ending	$1,113,504	$883,375

See Notes to Financial Statements.

BUCKLE DOWN PUBLISHING COMPANY
NOTES TO FINANCIAL STATEMENTS

Note 1.	Basis of Presentation
      The unaudited interim financial statements contained herein consist of the accounts of Buckle Down Publishing Company (the “Company”), a wholly owned subsidiary of Profiles Corporation.
      The Company creates products that analyze typical state educational standards and objectives and provide application problems in the format of standardized tests. The purpose of the Company’s products and services is to help students from K-12 and schools demonstrate their attainment of state standards. The Company’s materials, primarily workbooks and course materials, are sold to school districts throughout the United States.
      The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The unaudited interim financial statements reflect all adjustments (consisting of normal recurring adjustments) that are, in the opinion of management, necessary for a fair statement of the consolidated results for the interim periods presented. The results of operations of interim periods are not necessarily indicative of results for a full year. These financial statements should be read in conjunction with the financial statements and related notes for the fiscal year ended December 31, 2003.
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Note 2.	Income Tax Matters
      The Company, with the consent of its stockholder, has elected to have its income taxed under sections of the federal and state income tax laws, which provide that, in lieu of corporation income taxes, the stockholder separately accounts for the Company’s items of income, deductions, losses and credits. As a result of this election, no income taxes have been recognized in the accompanying financial statements.

Note 3.	Related Party Transactions
      The Company has a verbal agreement with an affiliated company whereby the affiliate reimburses the Company for management services provided to the affiliate.

Note 4.	Sale of Assets
      Effective at the close of business on April 15, 2004, Haights Cross Communications, Inc., through its subsidiary Triumph Learning, LLC, acquired substantially all of the assets of the Company. The acquisition was consummated pursuant to an Asset Purchase Agreement, dated as of March 6, 2004.
      The consideration for the acquisition consisted of $24.0 million in cash, which is subject to a post-closing working capital adjustment, and $3.5 million face amount of Haights Cross Communications, Inc.’s Series C preferred stock, of which shares with a face amount of $2.0 million were deposited in an escrow account to secure the indemnification obligations of the Company.

Note 5.	Capital Contributions From Parent Company
      Profiles Corporation paid certain general, administrative and marketing expenses on behalf of the Company, including compensation to the Company’s president and family members. These amounts are treated as contributions to capital.

PROSPECTUS
HAIGHTS CROSS OPERATING COMPANY
Offer to Exchange up to $30,000,000 Aggregate Principal Amount of
11 3/4% Senior Notes due 2011
for
All of the $30,000,000 Aggregate Principal Amount of our outstanding
11 3/4% Senior Notes due 2011
        Until                     ,                     , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Officers and Directors
      In accordance with Section 145 of the Delaware General Corporation Law, Article VII of our Amended and Restated Certificate of Incorporation provides that no director of Haights Cross Communications shall be personally liable to Haights Cross Communications or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to Haights Cross Communications or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our Amended and Restated Certificate of Incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
      Article V of our By-laws provides for indemnification by Haights Cross Communications of its officers and certain non-officer employees under certain circumstances against expenses, including attorneys fees, judgments, fines and amounts paid in settlement, reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was a director, officer or employee of the corporation.

Item 21.	Exhibits and Financial Statement Schedules
      (a) See Exhibits.

Exhibit
No.		Exhibit Description

2.1		Asset Purchase Agreement, dated as of March 6, 2004, by and among Haights Cross Communications, Inc., Buckle Down Publishing Company and the other parties named therein, incorporated by reference to Exhibit 2.1 of Haights Cross Communications, Inc.’s Current Report on Form 8-K filed April 20, 2004

2.2		Asset Purchase Agreement, dated as of November 11, 2004, by and among Haights Cross Communications, Inc., Haights Cross Operating Company, Options Publishing, LLC, Options Publishing, Inc., and certain stockholders of Options Publishing, Inc. named therein, incorporated by reference to Exhibit 2.1 of Haights Cross Communications, Inc.’s Current Report on Form 8-K filed December 6, 2004

2.3		Purchase and Sale Agreement, dated as of November 11, 2004, by and between Options Publishing, LLC and Merrimack M&R Realty LLC, incorporated by reference to Exhibit 2.2 of Haights Cross Communications, Inc.’s Current Report on Form 8-K filed December 6, 2004

3.1		Second Amended and Restated Certificate of Incorporation of Haights Cross Communications, Inc., incorporated by reference to Exhibit 3.1 of Haights Cross Communications, Inc.’s Special Report on Form 10-K filed April 19, 2004

3	.1(a)**	Certificate of Designations, Preferences and Rights of Series C Preferred Stock of Haights Cross Communications, Inc.

3.2		Bylaws of Haights Cross Communications, Inc., incorporated by reference to Exhibit 3.2 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.3		Certificate of Incorporation of Haights Cross Operating Company, incorporated by reference to Exhibit 3.3 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.4		Bylaws of Haights Cross Operating Company, incorporated by reference to Exhibit 3.4 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

Exhibit
No.		Exhibit Description

3.5		Certificate of Formation of Chelsea House Publishers, LLC, incorporated by reference to Exhibit 3.5 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.6		Amended and Restated Limited Liability Company Agreement of Chelsea House Publishers, LLC, incorporated by reference to Exhibit 3.6 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.7		Certificate of Formation of Triumph Learning, LLC, incorporated by reference to Exhibit 3.7 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.8		Amended and Restated Limited Liability Company Agreement of Triumph Learning, LLC, incorporated by reference to Exhibit 3.8 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.9		Certificate of Formation of Oakstone Publishing, LLC, incorporated by reference to Exhibit 3.9 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.10		Amended and Restated Limited Liability Company Agreement of Oakstone Publishing, LLC, incorporated by reference to Exhibit 3.10 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.11		Certificate of Formation of Recorded Books, LLC, incorporated by reference to Exhibit 3.11 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.12		Amended and Restated Limited Liability Company Agreement of Recorded Books, LLC, incorporated by reference to Exhibit 3.12 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.13		Certificate of Formation of Sundance/ Newbridge Educational Publishing, LLC, incorporated by reference to Exhibit 3.13 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.14		Amended and Restated Limited Liability Company Agreement of Sundance/ Newbridge Educational Publishing, LLC, incorporated by reference to Exhibit 3.14 of Haights Cross Communica- tions, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.15		Certificate of Formation of The Coriolis Group, LLC, incorporated by reference to Exhibit 3.15 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.16		Third Amended and Restated Limited Liability Company Agreement of The Coriolis Group, LLC, incorporated by reference to Exhibit 3.16 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.17		Articles of Association of W F Howes Limited, incorporated by reference to Exhibit 3.17 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.18		Memorandum of Association of W F Howes Limited, incorporated by reference to Exhibit 3.18 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3	.19**	Certificate of Formation of Options Publishing, LLC

3	.20**	Limited Liability Company Agreement of Options Publishing, LLC

4.1		Indenture, dated as of August 20, 2003, by and between Haights Cross Operating Company and Wells Fargo Bank Minnesota, N.A., as Trustee, incorporated by reference to Exhibit 4.1 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

4.2		Form of Haights Cross Operating Company 11 3/4% Senior Note due 2011, incorporated by reference to Exhibit 4.2 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003
4.3		Indenture, dated as of February 2, 2004, by and between Haights Cross Communications, Inc. and Wells Fargo Bank Minnesota, N.A., as Trustee, incorporated by reference to Exhibit 4.4 of Haights Cross Communications, Inc.’s Special Report on Form 10-K filed April 19, 2004

Exhibit
No.		Exhibit Description

4.4		Form of Haights Cross Communications, Inc. 12 1/2% Senior Discount Note due 2011, incorporated by reference to Exhibit 4.5 of Haights Cross Communications, Inc.’s Special Report on Form 10-K filed April 19, 2004

4.5		Registration Rights Agreement, dated as of December 10, 2004, by and among Haights Cross Operating Company, Bear Stearns & Co. Inc. and the Guarantors named therein, incorporated by reference to Exhibit 4.1 of Haights Cross Communications, Inc.’s Current Report on Form 8-K filed December 15, 2004

4.6		Supplemental Indenture, dated as of December 10, 2004, by and among Options Publishing, LLC, Haights Cross Operating Company, the guarantors signatory thereto, and Wells Fargo Bank, N.A., as trustee, supplementing the Indenture, dated as of August 20, 2003, among Haights Cross Operating Company, the guarantors named therein and Wells Fargo Bank, N.A., as trustee, incorporated by reference to Exhibit 4.2 of Haights Cross Communications, Inc.’s Current Report on Form 8-K filed December 15, 2004

5	.1**	Opinion of Goodwin Procter LLP, as to the legality of the securities

10.1		Lease Agreement, dated as of January 15, 2003, by and between Sundance Publishing, LLC and LIT Industrial Limited Partnership, incorporated by reference to Exhibit 10.1 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

10.2		Form of Director Indemnification Agreement, incorporated by reference to Exhibit 10.2 of Haights Cross Communications, Inc.’s Special Report on Form 10-K filed March 30, 2005

10.3		Investors Agreement, dated as of December 10, 1999, by and among Haights Cross Communications, Inc., Haights Cross Operating Company, the Existing Stockholders (as defined therein) and the DLJMB Investors (as defined therein), as amended by Amendment to Investors Agreement, dated as of June 27, 2003, incorporated by reference to Exhibit 10.5 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

10.4		Investors Registration Rights Agreement, dated as of December 10, 1999, by and among Haights Cross Communications, Inc., Haights Cross Operating Company and the Holders (as defined therein), incorporated by reference to Exhibit 10.6 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

10.5		Haights Cross Communications, Inc. Restated 2000 Stock Option and Grant Plan, incorporated by reference to Exhibit 10.1 of Haights Cross Communications, Inc.’s Current Report on Form 8-K filed September 28, 2004

10.6		Haights Cross Communications, Inc. 2002 Equity Plan, incorporated by reference to Exhibit 10.8 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

10.7		Haights Cross Communications, Inc. 401(k) Savings Plan, incorporated by reference to Exhibit 10.9 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

10.8		Term Loan Agreement, dated as of August 20, 2003, by and among Haights Cross Operating Company, the Several Lenders from time to time parties thereto and Bear Stearns Corporate Lending Inc., as Administrative Agent, incorporated by reference to Exhibit 10.10 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

10.9		Revolving Credit Agreement, dated as of August 20, 2003, by and among Haights Cross Operating Company, the Several Lenders from time to time parties thereto, Bear Stearns Corporate Lending Inc., as Syndication Agent and The Bank of New York, as Administrative Agent, incorporated by reference to Exhibit 10.11 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003
10.10		Amendment No. 1 and Consent No. 1 to Revolving Credit Agreement, dated as of January 26, 2003, by and among Haights Cross Operating Company, the Several Lenders from time to time parties thereto, Bear Stearns Corporate Lending Inc., as Syndication Agent and The Bank of New York, as Administrative Agent, incorporated by reference to Exhibit 10.11 of Haights Cross Communications, Inc.’s Special Report on Form 10-K filed April 19, 2004

Exhibit
No.		Exhibit Description

10.11		Amendment No. 2 and Consent No. 2 to Revolving Credit Agreement, dated as of January 26, 2003, by and among Haights Cross Operating Company, the Several Lenders from time to time parties thereto, Bear Stearns Corporate Lending Inc., as Syndication Agent and The Bank of New York, as Administrative Agent, incorporated by reference to Exhibit 10.12 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-115017) filed April 30, 2004

10.12		Employment Agreement, dated as of December 18, 2003, by and between Haights Cross Communications, Inc. and Peter J. Quandt, incorporated by reference to Exhibit 10.12 of Haights Cross Communications, Inc.’s Amendment No. 2 to Registration Statement on Form S-4 (Reg. No. 333-109381) filed January 12, 2004

10.13		Form of incentive stock option agreement for options with time based vesting schedules, incorporated by reference to Exhibit 10.2 of Haights Cross Communications, Inc.’s Current Report on Form 8-K filed September 28, 2004

10.14		Form of incentive stock option agreement for options with performance based vesting schedules, incorporated by reference to Exhibit 10.3 of Haights Cross Communications, Inc.’s Current Report on Form 8-K filed September 28, 2004

10.15		Term Loan Agreement, dated as of December 10, 2004, by and among Haights Cross Operating Company, Bear Stearns & Co. Inc., as lead arranger, Bear Stearns Corporate Lending Inc., as Administrative Agent, and the lenders party thereto, incorporated by reference to Exhibit 1.1 of Haights Cross Communications, Inc’s Current Report on Form 8-K filed December 15, 2004

10.16		Amendment No. 3 and Consent No. 3 to Revolving Credit Agreement, dated as of December 1, 2004, by and among Haights Cross Operating Company, the Several Lenders from time to time parties thereto, Bear Stearns Corporate Lending, Inc., as Syndication Agent and The Bank of New York, as Administrative Agent

10	.17*	Amendment No. 4 and Waiver No. 3 to Revolving Credit Agreement, dated as of March 31, 2005, by and among Haights Cross Operating Company, the Several Lenders from time to time parties thereto, Bear Stearns Corporate Lending Inc., as Syndication Agent and The Bank of New York, as Administrative Agent

12	.1*	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

21	.1**	Subsidiaries of Haights Cross Communications, Inc.

21	.2**	Subsidiaries of Haights Cross Operating Company

21.3		Subsidiaries of Recorded Books, LLC, incorporated by reference to Exhibit 21.3 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

23	.1*	Consent of Ernst & Young LLP

23	.2*	Consent of Robert J. Consaga, Jr., P.C.

23	.3*	Consent of McGladrey & Pullen, LLP

23	.4**	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24	.1**	Power of Attorney (included in signature pages of the Registration Statement)

25	.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A.

99	.1*	Form of Letter of Transmittal (with accompanying Substitute Form W-9 and related Guidelines)

99	.2*	Form of Notice of Guaranteed Delivery

99	.3*	Form of Letter to Registered Holders and DTC participants

99	.4*	Form of Letter from Registered Holders to Clients

*	filed herewith

**	previously filed

Item 22.	Undertakings
      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      (d) The undersigned registrant hereby undertakes to file an applicable Form T-1 for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations proscribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

      (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
      (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this pre-effective amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, the State of New York, on the 9th day of May, 2005.

HAIGHTS CROSS COMMUNICATIONS, INC.

By:	/s/ Peter J. Quandt

Peter J. Quandt
Chairman, Chief Executive Officer and President
      Pursuant to the requirements of the Securities Act of 1933, as amended, this pre-effective amendment No. 1 to the Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature		Title	Date

/s/ Peter J. Quandt Peter J. Quandt		Chairman, Chief Executive Officer and President and Director (Principal Executive Officer)	May 9, 2005

* Paul J. Crecca		Executive Vice President Chief Financial Officer and Director (Principal Financial Officer)	May 9, 2005

* Mark Kurtz		Vice President, Finance and Accounting, and Chief Accounting Officer (Principal Accounting Officer)	May 9, 2005

* Christopher S. Gaffney		Director	May 9, 2005

* Stephen F. Gormley		Director	May 9, 2005

*By:	/s/ Paul J. Crecca Paul J. Crecca Attorney in Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this pre-effective amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, the State of New York, on the 9th day of May, 2005.

HAIGHTS CROSS OPERATING COMPANY

By:	/s/ Peter J. Quandt

Peter J. Quandt
Chairman, Chief Executive Officer and President
      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 1 to the Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature		Title	Date

* Peter J. Quandt		Chairman, Chief Executive Officer, and President and Director (Principal Executive Officer)	May 9, 2005

* Paul J. Crecca		Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	May 9, 2005

* Mark Kurtz		Vice President, Finance and Accounting, and Chief Accounting Officer (Principal Accounting Officer)	May 9, 2005

*By:	/s/ Paul J. Crecca Paul J. Crecca Attorney in Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this pre-effective amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, the State of New York, on the 9th day of May, 2005.

SUNDANCE/ NEWBRIDGE EDUCATIONAL
PUBLISHING, LLC

By:	/s/ Paul J. Crecca

Paul J. Crecca

Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 1 to the Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature		Title	Date

* Robert J. Laronga		President (Principal Executive Officer)	May 9, 2005

* Logan Wai		Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2005

*By:	/s/ Paul J. Crecca Paul J. Crecca Attorney in Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this pre-effective amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, the State of New York, on the 9th day of May, 2005.

TRIUMPH LEARNING, LLC

By:	/s/ Paul J. Crecca

Paul J. Crecca

Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 1 to the Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature		Title	Date

* Kevin M. McAliley		President (Principal Executive Officer)	May 9, 2005

* Brian Gurley		Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2005

*By:	/s/ Paul J. Crecca Paul J. Crecca Attorney in Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this pre-effective amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, the State of New York, on the 9th day of May, 2005.

OAKSTONE PUBLISHING, LLC

By:	/s/ Paul J. Crecca

Paul J. Crecca

Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 1 to the Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature		Title	Date

* Nancy McMeekin		President (Principal Executive Officer)	May 9, 2005

* Brian Barze		Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2005

*By:	/s/ Paul J. Crecca Paul J. Crecca Attorney in Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this pre-effective amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, the State of New York, on the 9th day of May, 2005.

RECORDED BOOKS, LLC

By:	/s/ Paul J. Crecca

Paul J. Crecca

Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 1 to the Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature		Title	Date

* David Berset		President (Principal Executive Officer)	May 9, 2005

* Neil Tress		Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2005

*By:	/s/ Paul J. Crecca Paul J. Crecca Attorney in Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this pre-effective amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, the State of New York, on the 9th day of May, 2005.

CHELSEA HOUSE PUBLISHERS, LLC

By:	/s/ Paul J. Crecca

Paul J. Crecca

Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 1 to the Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature		Title	Date

* Robert J. Laronga		President (Principal Executive Officer)	May 9, 2005

* Logan Wai		Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2005

*By:	/s/ Paul J. Crecca Paul J. Crecca Attorney in Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this pre-effective amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, the State of New York, on the 9th day of May, 2005.

W F HOWES LIMITED

By:	/s/ Peter J. Quandt

Peter J. Quandt

Director
      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 1 to the Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature		Title	Date

* David Berset		President and Director (Principal Executive Officer)	May 9, 2005

* Neil Tress		Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	May 9, 2005

* Peter J. Quandt		Director	May 9, 2005

*By:	/s/ Paul J. Crecca Paul J. Crecca Attorney in Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this pre-effective amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, the State of New York, on the 9th day of May, 2005.

THE CORIOLIS GROUP, LLC

By:	/s/ Paul J. Crecca

Paul J. Crecca

Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 1 to the Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature		Title	Date

* Peter J. Quandt		President (Principal Executive Officer)	May 9, 2005

* Paul J. Crecca		Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2005

*By:	/s/ Paul J. Crecca Paul J. Crecca Attorney in Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this pre-effective amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, the State of New York, on the 9th day of May, 2005.

OPTIONS PUBLISHING, LLC

By:	/s/ Barbara Russell

Barbara Russell

President
      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 1 to the Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ Barbara Russell Barbara Russell	President (Principal Executive Officer)	May 9, 2005

/s/ Eric Conlin Eric Conlin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2005

EXHIBIT INDEX

Exhibit
No.		Exhibit Description

2.1		Asset Purchase Agreement, dated as of March 6, 2004, by and among Haights Cross Communications, Inc., Buckle Down Publishing Company and the other parties named therein, incorporated by reference to Exhibit 2.1 of Haights Cross Communications, Inc.’s Current Report on Form 8-K filed April 20, 2004

2.2		Asset Purchase Agreement, dated as of November 11, 2004, by and among Haights Cross Communications, Inc., Haights Cross Operating Company, Options Publishing, LLC, Options Publishing, Inc., and certain stockholders of Options Publishing, Inc. named therein, incorporated by reference to Exhibit 2.1 of Haights Cross Communications, Inc.’s Current Report on Form 8-K filed December 6, 2004

2.3		Purchase and Sale Agreement, dated as of November 11, 2004, by and between Options Publishing, LLC and Merrimack M&R Realty LLC, incorporated by reference to Exhibit 2.2 of Haights Cross Communications, Inc.’s Current Report on Form 8-K filed December 6, 2004

3.1		Second Amended and Restated Certificate of Incorporation of Haights Cross Communications, Inc., incorporated by reference to Exhibit 3.1 of Haights Cross Communications, Inc.’s Special Report on Form 10-K filed April 19, 2004

3	.1(a)**	Certificate of Designations, Preferences and Rights of Series C Preferred Stock of Haights Cross Communications, Inc.

3.2		Bylaws of Haights Cross Communications, Inc., incorporated by reference to Exhibit 3.2 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.3		Certificate of Incorporation of Haights Cross Operating Company, incorporated by reference to Exhibit 3.3 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.4		Bylaws of Haights Cross Operating Company, incorporated by reference to Exhibit 3.4 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.5		Certificate of Formation of Chelsea House Publishers, LLC, incorporated by reference to Exhibit 3.5 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.6		Amended and Restated Limited Liability Company Agreement of Chelsea House Publishers, LLC, incorporated by reference to Exhibit 3.6 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.7		Certificate of Formation of Triumph Learning, LLC, incorporated by reference to Exhibit 3.7 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.8		Amended and Restated Limited Liability Company Agreement of Triumph Learning, LLC, incorporated by reference to Exhibit 3.8 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.9		Certificate of Formation of Oakstone Publishing, LLC, incorporated by reference to Exhibit 3.9 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.10		Amended and Restated Limited Liability Company Agreement of Oakstone Publishing, LLC, incorporated by reference to Exhibit 3.10 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.11		Certificate of Formation of Recorded Books, LLC, incorporated by reference to Exhibit 3.11 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.12		Amended and Restated Limited Liability Company Agreement of Recorded Books, LLC, incorporated by reference to Exhibit 3.12 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

Exhibit
No.		Exhibit Description

3.13		Certificate of Formation of Sundance/Newbridge Educational Publishing, LLC, incorporated by reference to Exhibit 3.13 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.14		Amended and Restated Limited Liability Company Agreement of Sundance/Newbridge Educational Publishing, LLC, incorporated by reference to Exhibit 3.14 of Haights Cross Communica- tions, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.15		Certificate of Formation of The Coriolis Group, LLC, incorporated by reference to Exhibit 3.15 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.16		Third Amended and Restated Limited Liability Company Agreement of The Coriolis Group, LLC, incorporated by reference to Exhibit 3.16 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.17		Articles of Association of W F Howes Limited, incorporated by reference to Exhibit 3.17 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3.18		Memorandum of Association of W F Howes Limited, incorporated by reference to Exhibit 3.18 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

3	.19**	Certificate of Formation of Options Publishing, LLC

3	.20**	Limited Liability Company Agreement of Options Publishing, LLC

4.1		Indenture, dated as of August 20, 2003, by and between Haights Cross Operating Company and Wells Fargo Bank Minnesota, N.A., as Trustee, incorporated by reference to Exhibit 4.1 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

4.2		Form of Haights Cross Operating Company 11 3/4% Senior Note due 2011, incorporated by reference to Exhibit 4.2 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

4.3		Indenture, dated as of February 2, 2004, by and between Haights Cross Communications, Inc. and Wells Fargo Bank Minnesota, N.A., as Trustee, incorporated by reference to Exhibit 4.4 of Haights Cross Communications, Inc.’s Special Report on Form 10-K filed April 19, 2004

4.4		Form of Haights Cross Communications, Inc. 12 1/2% Senior Discount Note due 2011, incorporated by reference to Exhibit 4.5 of Haights Cross Communications, Inc.’s Special Report on Form 10-K filed April 19, 2004

4.5		Registration Rights Agreement, dated as of December 10, 2004, by and among Haights Cross Operating Company, Bear Stearns & Co. Inc. and the Guarantors named therein, incorporated by reference to Exhibit 4.1 of Haights Cross Communications, Inc.’s Current Report on Form 8-K filed December 15, 2004

4.6		Supplemental Indenture, dated as of December 10, 2004, by and among Options Publishing, LLC, Haights Cross Operating Company, the guarantors signatory thereto, and Wells Fargo Bank, N.A., as trustee, supplementing the Indenture, dated as of August 20, 2003, among Haights Cross Operating Company, the guarantors named therein and Wells Fargo Bank, N.A., as trustee, incorporated by reference to Exhibit 4.2 of Haights Cross Communications, Inc.’s Current Report on Form 8-K filed December 15, 2004

5	.1**	Opinion of Goodwin Procter LLP, as to the legality of the securities

10.1		Lease Agreement, dated as of January 15, 2003, by and between Sundance Publishing, LLC and LIT Industrial Limited Partnership, incorporated by reference to Exhibit 10.1 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

10.2		Form of Director Indemnification Agreement, incorporated by reference to Exhibit 10.2 of Haights Cross Communications, Inc.’s Special Report on Form 10-K filed March 30, 2005

Exhibit
No.	Exhibit Description

10.3	Investors Agreement, dated as of December 10, 1999, by and among Haights Cross Communications, Inc., Haights Cross Operating Company, the Existing Stockholders (as defined therein) and the DLJMB Investors (as defined therein), as amended by Amendment to Investors Agreement, dated as of June 27, 2003, incorporated by reference to Exhibit 10.5 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

10.4	Investors Registration Rights Agreement, dated as of December 10, 1999, by and among Haights Cross Communications, Inc., Haights Cross Operating Company and the Holders (as defined therein), incorporated by reference to Exhibit 10.6 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

10.5	Haights Cross Communications, Inc. Restated 2000 Stock Option and Grant Plan, incorporated by reference to Exhibit 10.1 of Haights Cross Communications, Inc.’s Current Report on Form 8-K filed September 28, 2004

10.6	Haights Cross Communications, Inc. 2002 Equity Plan, incorporated by reference to Exhibit 10.8 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

10.7	Haights Cross Communications, Inc. 401(k) Savings Plan, incorporated by reference to Exhibit 10.9 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

10.8	Term Loan Agreement, dated as of August 20, 2003, by and among Haights Cross Operating Company, the Several Lenders from time to time parties thereto and Bear Stearns Corporate Lending Inc., as Administrative Agent, incorporated by reference to Exhibit 10.10 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

10.9	Revolving Credit Agreement, dated as of August 20, 2003, by and among Haights Cross Operating Company, the Several Lenders from time to time parties thereto, Bear Stearns Corporate Lending Inc., as Syndication Agent and The Bank of New York, as Administrative Agent, incorporated by reference to Exhibit 10.11 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

10.10	Amendment No. 1 and Consent No. 1 to Revolving Credit Agreement, dated as of January 26, 2003, by and among Haights Cross Operating Company, the Several Lenders from time to time parties thereto, Bear Stearns Corporate Lending Inc., as Syndication Agent and The Bank of New York, as Administrative Agent, incorporated by reference to Exhibit 10.11 of Haights Cross Communications, Inc.’s Special Report on Form 10-K filed April 19, 2004

10.11	Amendment No. 2 and Consent No. 2 to Revolving Credit Agreement, dated as of January 26, 2003, by and among Haights Cross Operating Company, the Several Lenders from time to time parties thereto, Bear Stearns Corporate Lending Inc., as Syndication Agent and The Bank of New York, as Administrative Agent, incorporated by reference to Exhibit 10.12 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-115017) filed April 30, 2004

10.12	Employment Agreement, dated as of December 18, 2003, by and between Haights Cross Communications, Inc. and Peter J. Quandt, incorporated by reference to Exhibit 10.12 of Haights Cross Communications, Inc.’s Amendment No. 2 to Registration Statement on Form S-4 (Reg. No. 333-109381) filed January 12, 2004

10.13	Form of incentive stock option agreement for options with time based vesting schedules, incorporated by reference to Exhibit 10.2 of Haights Cross Communications, Inc.’s Current Report on Form 8-K filed September 28, 2004

10.14	Form of incentive stock option agreement for options with performance based vesting schedules, incorporated by reference to Exhibit 10.3 of Haights Cross Communications, Inc.’s Current Report on Form 8-K filed September 28, 2004

10.15	Term Loan Agreement, dated as of December 10, 2004, by and among Haights Cross Operating Company, Bear Stearns & Co. Inc., as lead arranger, Bear Stearns Corporate Lending Inc., as Administrative Agent, and the lenders party thereto, incorporated by reference to Exhibit 1.1 of Haights Cross Communications, Inc’s Current Report on Form 8-K filed December 15, 2004

Exhibit
No.		Exhibit Description

10.16		Amendment No. 3 and Consent No. 3 to Revolving Credit Agreement, dated as of December 1, 2004, by and among Haights Cross Operating Company, the several Lenders from time to time parties thereto, Bear Stearns Corporate Lending, Inc., as Syndication Agent and The Bank of New York, as Administrative Agent

10	.17*	Amendment No. 4 and Waives No. 3 to Revolving Credit Agreement, dated as of March 31, 2005, by and among Haights Cross Operating Company, the Several Lenders from time to time parties thereto, Bear Stearns Corporate Lending Inc., as Syndication Agent and The Bank of New York, as Administrative Agent

12	.1*	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

21	.1**	Subsidiaries of Haights Cross Communications, Inc.

21	.2**	Subsidiaries of Haights Cross Operating Company

21.3		Subsidiaries of Recorded Books, LLC, incorporated by reference to Exhibit 21.3 of Haights Cross Communications, Inc.’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

23	.1*	Consent of Ernst & Young LLP

23	.2*	Consent of Robert J. Consaga, Jr., P.C.

23	.3*	Consent of McGladrey & Pullen, LLP

23	.4**	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24	.1**	Power of Attorney (included in signature pages of the Registration Statement)

25	.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A.

99	.1*	Form of Letter of Transmittal (with accompanying Substitute Form W-9 and related Guidelines)

99	.2*	Form of Notice of Guaranteed Delivery

99	.3*	Form of Letter to Registered Holders and DTC participants

99	.4*	Form of Letter from Registered Holders to Clients

*	filed herewith

**	previously filed